                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-45467


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 9, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 9, 1998)

                           $1,143,850,000(Approximate)
                          Morgan Stanley Capital I Inc.
                                  as Depositor
                   HELLER FINANCIAL CAPITAL FUNDING, INC. and
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            as Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-HF1

         The Series 1998-HF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 16 classes (each, a "Class") of Certificates:
(i) the Class A1 and Class A2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Class X Certificates" or the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Duff & Phelps Credit Rating Co. ("DCR") and/or by Standard & Poor's Ratings Services ("S&P" and, together with DCR, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance") or aggregate notional amount (the aggregate "Notional Amount"), and will accrue interest (initially, in the case of the Interest Only Certificates and the Class D and Class E Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below. The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, AMRESCO Services, L.P., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Sellers (as defined herein), the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined herein) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any of their respective affiliates or any other person.

         SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-41 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                   (cover continued on page S-3)
           INITIAL AGGREGATE CERTIFICATE
                     BALANCE OR                   INITIAL                 FINAL SCHEDULED            RATINGS
                  NOTIONAL AMOUNT(1)         PASS-THROUGH RATE(2)       DISTRIBUTION DATE(3)       (DCR/S&P)(4)
Class A1   $  225,000,000                    6.34%                      01/15/07                   AAA/AAA
Class A2   $  697,149,000                    6.66%                      01/15/08                   AAA/AAA
Class X    $1,285,225,613                    1.10%                      02/15/18                   AAA/AAAr
Class B    $   67,474,000                    6.76%                      01/15/08                   AA/AA
Class C    $   64,261,000                    6.86%                      01/15/08                   A/A
Class D    $   64,261,000                    7.32%                      02/15/08                   BBB/BBB
Class E    $   25,705,000                    7.66%                      02/15/08                   BBB-/BBB-

(Footnotes to table on page S-3)

         The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, together, with Morgan Stanley, the "Underwriters") and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by the Depositor, will be approximately $ plus accrued interest. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and may be made in book-entry form through Cedel Bank, S.A. ("CEDEL") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about March , 1998 (the "Closing Date").

MORGAN STANLEY DEAN WITTER                                   MERRILL LYNCH & CO.

             The date of this Prospectus Supplement is March , 1998

The footnotes to the table on the cover page are as follows:

         (1) The table sets forth: in the case of the Class of Interest Only Certificates, the initial aggregate Notional Amount thereof; and, in the case of each other Class of Offered Certificates, the initial aggregate Certificate Balance thereof. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to distributions of principal. The initial aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%.

         (2) The Pass-Through Rates for the Class A1, Class A2, Class B and Class C Certificates are fixed at the respective per annum rates set forth in the table. The Pass-Through Rates for the Interest Only Certificates and the Class D and Class E Certificates are variable and, subsequent to the initial Distribution Date (as defined herein), will be determined as described under "Description of the Certificates -- Pass-Through Rates" herein. The initial Pass-Through Rates for the Interest Only Certificates and the Class D and Class E Certificates set forth in the table are approximate.

         (3) The Final Scheduled Distribution Date with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class based on the assumption that no Mortgage Loan is prepaid in whole or in part and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings", the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in March 2030.

         (4)      See "Ratings" herein.

(cover continued from second preceding page)

         Initially, the assets of the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of 353 fixed-rate commercial and multifamily mortgage loans (the "Mortgage Loans"). The Cut-off Date is March 1, 1998 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,285,225,613, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Mortgage Loans are further described under "DESCRIPTION OF THE MORTGAGE POOL" herein and in Appendix I and Appendix II hereto.

         The Depositor will acquire the Mortgage Loans from the following sellers (each, a "Seller"): Heller Financial Capital Funding, Inc. (306 Mortgage Loans, representing 84.3% of the Initial Pool Balance); and Morgan Stanley Mortgage Capital Inc. (47 Mortgage Loans, representing 15.7% of the Initial Pool Balance).

         Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in April, 1998 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to receive distributions of principal. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

         As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "DESCRIPTION OF THE CERTIFICATES --Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

         The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance or Notional Amount of such Class. THE YIELD TO MATURITY OF THE INTEREST ONLY CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, LOAN EXTENSIONS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) AND LOSSES ON OR IN RESPECT OF THE MORTGAGE LOANS, WHICH RATE AND TIMING OF PRINCIPAL PAYMENTS AND LOSSES MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Interest Only Certificates. Investors in the Interest Only Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--Certain Yield Considerations" and "MATURITY CONSIDERATIONS" herein and "YIELD CONSIDERATIONS" and "RISK FACTORS--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

         As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

         See "Index of Principal Definitions" in this Prospectus Supplement or in the Prospectus for the location of meanings of capitalized terms used but not defined herein.

         There is currently no secondary market for the Offered Certificates. Each Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD

BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

         THE OFFERED CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984, AS AMENDED.

         EACH UNDERWRITER MAY SELL OFFERED CERTIFICATES TO ITS AFFILIATES OR ENTITIES OVER WHICH ITS AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.

         THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 9, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL JUNE __, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                           FORWARD-LOOKING STATEMENTS

         IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE

WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN, POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER EVENTS, CONDITIONS AND CIRCUMSTANCES, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                          REPORTS TO CERTIFICATEHOLDERS

         The Trustee will mail or otherwise make available monthly reports concerning the Certificates to all Certificateholders of record.

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION........................................................S-5

FORWARD-LOOKING STATEMENTS...................................................S-5

REPORTS TO CERTIFICATEHOLDERS................................................S-6

TRANSACTION OVERVIEW........................................................S-10

SUMMARY.....................................................................S-12

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS...............................S-45
   The Certificates.........................................................S-45
   The Mortgage Loans.......................................................S-47

DESCRIPTION OF THE CERTIFICATES.............................................S-53
   General..................................................................S-53
   Registration; Denominations..............................................S-54
   Book-Entry Registration..................................................S-54
   Certificate Balances and Notional Amounts................................S-55
   Pass-Through Rates.......................................................S-56
   Distributions............................................................S-57
   Appraisal Reductions.....................................................S-61
   Subordination; Allocation of Losses and Certain Expenses.................S-62
   Prepayment Interest Shortfalls...........................................S-63
   Optional Termination.....................................................S-64
   Advances.................................................................S-65
   Reports to Certificateholders; Available Information.....................S-67
   Book-Entry Certificates..................................................S-70
   Example of Distributions.................................................S-70
   Voting Rights............................................................S-71
   The Trustee and the Fiscal Agent.........................................S-71

MATURITY CONSIDERATIONS.....................................................S-72

YIELD CONSIDERATIONS........................................................S-77
   General..................................................................S-77
   Rate and Timing of Principal Payments....................................S-77
   Losses and Shortfalls....................................................S-78
   Certain Relevant Factors.................................................S-78
   Delay in Payment of Distributions........................................S-78
   Yield Sensitivity of the Interest Only Certificates......................S-78

DESCRIPTION OF THE MORTGAGE POOL............................................S-80
   General..................................................................S-80
   Certain Terms and Characteristics of the Mortgage Loans..................S-81
   Assessments of Property Value and Condition..............................S-86
   Additional Mortgage Loan Information.....................................S-87
   Standard Hazard Insurance................................................S-88
   The Sellers..............................................................S-89
   Assignment of the Mortgage Loans.........................................S-89
   Representations and Warranties...........................................S-90
   Repurchases and Other Remedies...........................................S-91

   Changes in Mortgage Pool Characteristics.................................S-92

SERVICING OF THE MORTGAGE LOANS.............................................S-93
   General..................................................................S-93
   The Master Servicer......................................................S-94
   The Special Servicer.....................................................S-95
   Sub-Servicers............................................................S-95
   Servicing and Other Compensation and Payment of Expenses.................S-96
   The Operating Adviser....................................................S-97
   Mortgage Loan Modifications..............................................S-98
   Sale of Defaulted Mortgage Loans and REO Properties......................S-99
   REO Properties...........................................................S-99
   Inspections; Collection of Operating Information........................S-100
   Maintenance of Master Servicer/Special Servicer Acceptability...........S-100

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-100
   General.................................................................S-101
   Original Issue Discount and Premium.....................................S-101
   Additional Considerations...............................................S-103

ERISA CONSIDERATIONS.......................................................S-104
   Plan Asset Regulation...................................................S-104
   Individual Exemption....................................................S-105
   Other Exemptions........................................................S-107
   Insurance Company Purchasers............................................S-107

LEGAL INVESTMENT...........................................................S-107

USE OF PROCEEDS............................................................S-108

PLAN OF DISTRIBUTION.......................................................S-108

LEGAL MATTERS..............................................................S-109

RATINGS....................................................................S-109

INDEX OF PRINCIPAL DEFINITIONS.............................................S-111

APPENDIX I   - MORTGAGE POOL INFORMATION.....................................I-1
APPENDIX II  - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS................II-1
APPENDIX III - ADDITIONAL INFORMATION REGARDING THE MULTI-FAMILY LOANS.....III-1

TERM SHEET...................................................................T-1

                              TRANSACTION OVERVIEW

         Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in its entirety.

              INITIAL
             AGGREGATE
            CERTIFICATE
             BALANCE OR      RATINGS                             DESCRIPTION         INITIAL
              NOTIONAL        (DCR/      WEIGHTED     PRINCIPAL    OF PASS-        PASS-THROUGH
  CLASS      AMOUNT(1)       S&P)(2)    AVG. LIFE(3)  WINDOW (3) THROUGH RATE        RATE (4)
---------- --------------- ------------ ------------ ----------- --------------- --------------
    A1     $225,000,000      AAA/AAA       5.44        1-106     Fixed Rate         6.34%
    A2     $697,149,000      AAA/AAA       9.54       106-118    Fixed Rate         6.66%
    X      $1,285,225,613(a) AAA/AAAr       N/A          N/A     Variable Rate I/O  1.10%
    B      $67,474,000        AA/AA        9.80       118-118    Fixed Rate         6.76%
    C      $64,261,000         A/A         9.80       118-118    Fixed Rate         6.86%
    D      $64,261,000       BBB/BBB       9.87       118-119    Variable Rate      7.32%
    E      $25,705,000       BBB-/BBB-     9.88       119-119    Variable Rate      7.66%
   F(b)    $51,409,000       NR/BB+       10.24       119-141    Fixed Rate         7.00%
   G(b)    $19,279,000        NR/BB       12.71       141-169    Fixed Rate         7.00%
   H(b)    $12,852,000       NR/BB-       14.44       169-175    Fixed Rate         6.34%
   J(b)    $25,704,000        NR/B        14.67       175-177    Fixed Rate         6.34%
   K(b)    $9,640,000         NR/B-       14.77       177-179    Fixed Rate         6.34%
   L(b)    $22,491,613        NR/NR       16.71       179-239    Fixed Rate         6.34%

         (1)      In each case, subject to a variance of plus or minus 5%.

         (2)      See "Ratings" herein.

         (3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 0% CPR (as defined herein) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium (as defined herein) in connection therewith. See "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS" herein.

         (4) The initial Pass-Through Rates for the Interest Only Certificates and the Class D and Class E Certificates set forth in the table are approximate. The Pass-Through Rates for the Interest Only Certificates and the Class D and Class E Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described under "DESCRIPTION OF THE CERTIFICATES -- Pass-Through Rates" herein.

---------------

         (a)      Aggregate Notional Amount.

         (b)      Not offered hereby.

                                     SUMMARY


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or the Prospectus. An "INDEX OF PRINCIPAL DEFINITIONS" is included at the end of this Prospectus Supplement and the Prospectus.

DEPOSITOR.......................    Morgan Stanley Capital I Inc., a Delaware
                                    corporation (the "Depositor"). The
                                    Depositor's principal offices are located at 1585 Broadway, New York, New York 10036, telephone (212) 761-4700.

THE CERTIFICATES................    The Series 1998-HF1 Commercial Mortgage
                                    Pass-Through Certificates (the
                                    "Certificates") will be issued in sixteen classes (each, a "Class") designated as: (i) the Class A1 and Class A2 Certificates
                                    (collectively, the "Class A Certificates");
                                    (ii) the Class X Certificates (the "Interest
                                    Only Certificates" or the "Class X
                                    Certificates" and, collectively with the
                                    Class A Certificates, the "Senior
                                    Certificates"); (iii) the Class B, Class C,
                                    Class D, Class E, Class F, Class G, Class H,
                                    Class J, Class K and Class L Certificates
                                    (collectively, the "Subordinate
                                    Certificates" and, collectively with the
                                    Senior Certificates, the "REMIC Regular
                                    Certificates"); and (iv) the Class R-I,
                                    Class R-II and Class R-III Certificates
                                    (collectively, the "REMIC Residual
                                    Certificates").

                                    The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Initially, the assets of the Trust Fund will consist primarily of 353 conventional, fixed-rate mortgage loans (each, a "Mortgage Loan"). Each Mortgage Loan is secured by a first mortgage lien on the related borrower's fee and/or leasehold interest in a commercial or multifamily real property (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"). As of the Cut-off Date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,285,225,613, after application of all payments due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Trust Fund will also hold (i) any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure in respect of a Mortgage Loan that becomes defaulted (any such property upon acquisition, an "REO

                                    Property") and (ii) certain other related property, as described herein. The Certificates collectively represent the entire interest in the Trust Fund.

                                    Only the Senior Certificates and the Class
                                    B, Class C, Class D, and Class E
                                    Certificates (collectively, the "Offered
                                    Certificates") are offered hereby. The Class
                                    F, Class G, Class H, Class J, Class K, Class
                                    L, Class R-I, Class R-II and Class R-III
                                    Certificates (collectively, the "Private
                                    Certificates") have not been registered
                                    under the Securities Act of 1933, as
                                    amended, and are not offered hereby.
                                    Accordingly, to the extent this Prospectus
                                    Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

SELLERS.........................    Heller Financial Capital Funding, Inc.
                                    ("Heller"), as to 306 Mortgage Loans,
                                    representing 84.3% of the Initial Pool
                                    Balance; and Morgan Stanley Mortgage Capital
                                    Inc. ("MSMC" and, collectively with Heller, the "Sellers"), as to 47 Mortgage Loans, representing 15.7% of the Initial Pool
                                    Balance. Each Seller will sell its Mortgage
                                    Loans on the Closing Date pursuant to an agreement (each, a "Mortgage Loan Purchase
                                    Agreement"), which will be assigned in
                                    relevant part to the Trustee. See
                                    "DESCRIPTION OF THE MORTGAGE POOL -- The
                                    Sellers" herein.

MASTER SERVICER.................    AMRESCO Services, L.P.  The Master Servicer
                                    will be obligated to make Advances (as
                                    defined herein) with respect to the Mortgage
                                    Loans as described herein. See "SERVICING OF
                                    THE MORTGAGE LOANS" and "DESCRIPTION OF THE
                                    CERTIFICATES -- Advances" herein.

SPECIAL SERVICER................    Lennar Partners, Inc.  The Special Servicer
                                    will be responsible for performing certain servicing functions with respect to Mortgage
                                    Loans that, in general, are in default or as to which default is imminent, and for the management of REO Properties. The Special
                                    Servicer will be required to notify the
                                    Operating Adviser before taking certain
                                    actions, and may be replaced by the
                                    Operating Adviser without cause, as
                                    described herein. See "SERVICING OF THE
                                    MORTGAGE LOANS -- The Operating Adviser" herein.

TRUSTEE.........................    LaSalle National Bank, a nationally
                                    chartered bank. See "DESCRIPTION OF THE
                                    CERTIFICATES -- The

                                    Trustee and the Fiscal Agent" herein. The
                                    Trustee will be obligated to make Advances with respect to the Mortgage Loans in certain circumstances where the Master Servicer or Special Servicer was required but failed to do so, as described under "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

FISCAL AGENT....................    ABN AMRO Bank N.V., a Netherlands banking
                                    corporation, and the indirect corporate
                                    parent of the Trustee. See "DESCRIPTION OF
                                    THE CERTIFICATES -- The Trustee and the
                                    Fiscal Agent." The Fiscal Agent will be
                                    obligated to make Advances with respect to the Mortgage Loans in certain circumstances where the Master Servicer, Special Servicer and/or Trustee were required but failed to do so, as described under "DESCRIPTION OF
                                    THE CERTIFICATES -- Advances" herein.

OPERATING ADVISER...............    The holders of Certificates representing
                                    more than 50% of the aggregate Certificate
                                    Balance of the most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then-aggregate Certificate Balance of such
                                    Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class, of the next most subordinate
                                    Class of Principal Balance Certificates) (in any event, the "Controlling Class"), may appoint a representative (the "Operating
                                    Adviser") as described herein. The Special
                                    Servicer will be required to notify the
                                    Operating Adviser before taking certain
                                    actions, and may be replaced by the
                                    Operating Adviser without cause, as
                                    described herein. See "SERVICING OF THE
                                    MORTGAGE LOANS -- The Operating Adviser" herein.

CUT-OFF DATE....................    March 1, 1998.

CLOSING DATE....................    On or about March 27, 1998.

RECORD DATE.....................    With respect to each Class of Offered
                                    Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE...............    The 15th day of each month or, if such 15th
                                    day is not a business day, the business day immediately following such 15th day, commencing in April, 1998.

DETERMINATION DATE..............    With respect to each Distribution Date, the
                                    tenth day of the month in which such
                                    Distribution Date occurs (or, if such tenth day is not a business day, the business day immediately preceding such tenth day).

COLLECTION PERIOD...............    The "Collection Period" related to each
                                    Distribution Date will begin (a) with
                                    respect to Monthly Payments, on the day
                                    after the Determination Date in the month preceding the month of such Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs;
                                    and (b) with respect to all other
                                    collections on the Mortgage Loans and REO
                                    Properties, on the day following the last day of the previous Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution
                                    Date.

INTEREST ACCRUAL PERIOD.........    With respect to each Class of Offered
                                    Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Interest payable in respect of each Class of Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

REGISTRATION AND DENOMINATIONS..    The Class A Certificates will initially be
                                    issued in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C,
                                    Class D and Class E Certificates will
                                    initially be issued in book-entry form in denominations of $50,000 initial Certificate
                                    Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof. Each Class of Offered
                                    Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository
                                    Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive
                                    Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See
                                    "DESCRIPTION OF THE CERTIFICATES -- General" herein, and "DESCRIPTION OF THE CERTIFICATES
                                    -- Book-Entry Registration" and " --
                                    Definitive Certificates" in the Prospectus.

CLEARANCE AND SETTLEMENT........    Certificateholders must elect to hold their
                                    Offered Certificates in book entry form, delivery of which will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel
                                    Bank, sociEtE anonyme ("CEDEL") or Euroclear
                                    System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

SUBORDINATION...................    Credit enhancement for each Class of Offered
                                    Certificates will be provided by those other
                                    Classes of Certificates that are subordinate thereto with respect to (a) rights to receive distributions of interest and principal, to the extent described herein, and (b) the allocation of Realized Losses
                                    (as defined herein) incurred on the Mortgage
                                    Loans and Expense Losses (also as defined herein), to the extent described herein. As described herein, the REMIC Residual
                                    Certificates are subordinate to the REMIC
                                    Regular Certificates; each Class of
                                    Subordinate Certificates is subordinate to the Senior Certificates and to each other
                                    Class of Subordinate Certificates with an earlier alphabetical Class designation (for example, the Class L Certificates are subordinate to the Class K Certificates);
                                    and the respective Classes of Senior
                                    Certificates rank pari passu in entitlement to distributions of interest. The level of credit enhancement available to any Class of Offered Certificates will change over time as a result of (i) the allocation, as described herein, of principal payments on the Mortgage Loans (including scheduled payments, prepayments, liquidations of
                                    Mortgage Loans or associated REO Properties or the sale of defaulted Mortgage Loans) and
                                    (ii) the allocation of any Realized Losses and Expense Losses to one or more Classes of Subordinate Certificates in the order of priority described herein. After the aggregate Certificate Balance of the
                                    Subordinate Certificates has been reduced to zero, Realized Losses and Expense Losses will be allocated pro rata among the Class
                                    A1 and Class A2 Certificates.

DESCRIPTION OF THE
  CERTIFICATES..................    The Certificates will have the following
                                    characteristics.

A.   CERTIFICATE BALANCES
     AND NOTIONAL AMOUNTS.......    Upon initial issuance, the Class A1,
                                    Class A2, Class B, Class C, Class D, Class
                                    E, Class F, Class G, Class H, Class J, Class
                                    K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate
                                    Balances (in each case, subject to a
                                    variance of plus or minus 5%):

                                                     APPROXIMATE
                                                       INITIAL         APPROXIMATE
                                                      AGGREGATE        PERCENTAGE OF
                                                     CERTIFICATE         INITIAL
                                    CLASS              BALANCE         POOL BALANCE
                                    Class A1         $225,000,000         17.51%
                                    Class A2          697,149,000         54.24
                                    Class B            67,474,000          5.25
                                    Class C            64,261,000          5.00
                                    Class D            64,261,000          5.00
                                    Class E            25,705,000          2.00
                                    Class F            51,409,000          4.00
                                    Class G            19,279,000          1.50
                                    Class H            12,852,000          1.00
                                    Class J            25,704,000          2.00
                                    Class K             9,640,000          0.75
                                    Class L            22,491,613          1.75

                                    The "Certificate Balance" of any Principal
                                    Balance Certificate outstanding at any time will equal the then-maximum amount that the holder will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date and will be further reduced by any Realized Losses or Expense Losses allocated to such Certificate on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" and " --Subordination; Allocation of Losses and Certain

                                    Expenses" herein.

                                    The Interest Only Certificates will not have
                                    Certificate Balances; each such Certificate will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance (as defined herein) of all the Mortgage Loans outstanding from time to time. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                    The REMIC Residual Certificates will not have Certificate Balances.

                                    A Class of Offered Certificates will be
                                    considered outstanding until its aggregate
                                    Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursements of any previously allocated Realized Losses and Expense Losses may thereafter still be made with respect thereto. See "DESCRIPTION OF THE CERTIFICATES -- Certificate Balances and Notional Amounts" and " -- Distributions" herein.

B. PASS-THROUGH RATES...........    The Pass-Through Rates applicable to the
                                    Class A1, Class A2, Class B and Class C
                                    Certificates will, at all times, be equal to 6.34%, 6.66%, 6.76% and 6.86% per annum, respectively.

                                    The Pass-Through Rates on the Class D and
                                    Class E Certificates for the initial
                                    Distribution Date will equal 7.32% and
                                    7.66%, respectively. For each subsequent
                                    Distribution Date, the Pass-Through Rate on the Class D Certificates will be a per annum rate equal to the WAC Rate minus 0.45% and the Pass-Through Rate on the Class E Certificates will be a per annum rate equal to the WAC Rate minus 0.11%.

                                    The Pass-Through Rate applicable to the
                                    Interest Only Certificates for the initial
                                    Distribution Date will equal approximately
                                    1.10% per annum. The Pass-Through Rate
                                    applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the WAC Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

                                    The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

                                    The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Mortgage Rate of any Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "DESCRIPTION OF THE CERTIFICATES -- Pass-Through Rates" and "SERVICING OF THE MORTGAGE LOANS -- Servicing and Other Compensation and Payment of Expenses" herein.

DISTRIBUTIONS OF INTEREST AND
  PRINCIPAL.....................    The total of all payments or other
                                    collections (or advances in lieu thereof) on or in respect of the Mortgage Loans
                                    (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "DESCRIPTION OF THE CERTIFICATES
                                    -- Distributions -- The Available
                                    Distribution Amount" herein.

                                    On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                    (1)      to pay interest to the holders of
                                             the respective Classes of Senior
                                             Certificates, up to an amount equal
                                             to, and pro rata as among such
                                             Classes in accordance with,
                                             Distributable Certificate Interest
                                             in respect of each such Class of
                                             Certificates for such Distribution
                                             Date;

                                    (2)      to pay principal from the Principal
                                             Distribution Amount (as defined
                                             below) with respect to the Mortgage
                                             Loans for such Distribution Date,
                                             first to the holders of the Class
                                             A1 Certificates and second to the
                                             holders of the Class A2
                                             Certificates in each case, up to an
                                             amount equal to the lesser of (i)
                                             the then-outstanding aggregate
                                             Certificate Balance of such Class
                                             of Certificates and (ii) the
                                             remaining portion of such Principal
                                             Distribution Amount;

                                    (3)      to reimburse the holders of the
                                             respective Classes of Class A
                                             Certificates, up to an amount equal
                                             to, and pro rata as among such
                                             Classes in accordance with, (a) the
                                             respective amounts of Realized
                                             Losses and Expense Losses, if any,
                                             previously allocated to such
                                             Classes of Certificates and for
                                             which no reimbursement has
                                             previously been paid, plus (b) all
                                             unpaid interest on such amounts
                                             (compounded monthly) at the
                                             respective Pass-Through Rates of
                                             such Classes; and

                                    (4)      to make payments on the Subordinate
                                             Certificates and the REMIC Residual
                                             Certificates as contemplated below;

                                    provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates

                                    On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, and in such manner with respect to the Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates):

                                    (1)      to pay interest to the holders of
                                             the particular Class of
                                             Certificates, up to an amount equal
                                             to the Distributable Certificate
                                             Interest in respect of such Class
                                             of Certificates for such
                                             Distribution Date;

                                    (2)      if the aggregate Certificate
                                             Balance of the Class A Certificates
                                             and each Class of Subordinate
                                             Certificates, if any, with an
                                             earlier alphabetical Class
                                             designation has been reduced to
                                             zero, to pay principal to the
                                             holders of the particular Class of
                                             Certificates, up to an amount equal
                                             to the lesser of (a) the
                                             then-outstanding aggregate
                                             Certificate Balance of such Class
                                             of Certificates and (b) the
                                             aggregate of the remaining
                                             Principal Distribution Amount; and

                                    (3)      to reimburse the holders of the
                                             particular Class of Certificates,
                                             up to an amount equal to (a) all
                                             Realized Losses and Expense Losses,
                                             if any, previously allocated to
                                             such Class of Certificates and for
                                             which no reimbursement has
                                             previously been paid, plus (b) all
                                             unpaid interest on such amounts
                                             (compounded monthly) at the
                                             respective Pass-Through Rates of
                                             such Classes.

                                    Any portion of the Available Distribution
                                    Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the

                                    Class R-III REMIC Residual Certificates.

                                    Reimbursement of previously allocated
                                    Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balances of the Certificates in respect of which any such reimbursement is made.

                                    The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The "Accrued Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See " -- DESCRIPTION OF THE CERTIFICATES -- Distributions -- Distributable Certificate Interest" and "--Prepayment Interest Shortfalls" herein.

                                    The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current

                                    Distribution Date.

                                    The "Principal Distribution Amount" for each
                                    Distribution Date will, in general, equal the aggregate of the following:

                                    (a)      the principal portions of all
                                             Monthly Payments (other than
                                             Balloon Payments (as defined
                                             herein)) and any Assumed Monthly
                                             Payments due or deemed due, as the
                                             case may be, in respect of the
                                             Mortgage Loans for their Due Dates
                                             (as defined herein) occurring
                                             during the related Collection
                                             Period; and

                                    (b)      all payments (including voluntary
                                             principal prepayments and Balloon
                                             Payments) and other collections
                                             received on the Mortgage Loans
                                             during the related Collection
                                             Period that were identified and
                                             applied by the Master Servicer as
                                             recoveries of principal thereof, in
                                             each case net of any portion of
                                             such amounts that represents a
                                             payment or other recovery of the
                                             principal portion of any Monthly
                                             Payment (other than a Balloon
                                             Payment) due, or the principal
                                             portion of any Assumed Monthly
                                             Payment deemed due, in respect of
                                             the related Mortgage Loan on a Due
                                             Date during or prior to the related
                                             Collection Period and not
                                             previously paid or recovered.

                                    The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

                                    An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan (as defined herein) that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

DISTRIBUTIONS OF
  PREPAYMENT PREMIUMS...........    Any Prepayment Premium collected with
                                    respect to a Mortgage Loan during any
                                    particular Collection Period will be
                                    distributed on the following Distribution
                                    Date as follows: The holders of the
                                    respective Classes of Principal Balance
                                    Certificates (other than the Class F, Class
                                    G, Class H, Class J, Class K and Class L
                                    Certificates) then entitled to distributions of principal from the Principal Distribution
                                    Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding
                                    (or, in the case of two Classes of Class A
                                    Certificates, the one with the earlier
                                    payment priority), over the relevant
                                    Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid
                                    Mortgage Loan, over the relevant Discount
                                    Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the
                                    Principal Distribution Amount for such
                                    Distribution Date, the aggregate amount
                                    described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.
                                    Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Class X
                                    Certificates.

APPRAISAL REDUCTIONS............    As soon as reasonably practicable, and in
                                    any event within 60 days, following the
                                    earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date
                                    90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related
                                    Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date the related
                                    Mortgaged Property
                                    becomes an REO Property (each of (i), (ii),
                                    (iii) and (iv), an "Appraisal Event"; and the affected Mortgage Loan, a "Required
                                    Appraisal Loan"), the Special Servicer will be required to obtain an MAI appraisal of the related Mortgaged Property or REO
                                    Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

                                    The Appraisal Reduction for any Required
                                    Appraisal Loan, will be an amount,
                                    calculated as of the first Determination
                                    Date that is at least fifteen days after the date on which an appraisal report is obtained, equal to the excess, if any, of
                                    (a) the sum of (i) the Stated Principal
                                    Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Mortgage Loan,
                                    (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (net of any amounts escrowed for such items), over (b) 90% of the appraised value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the related Mortgaged Property or REO Property is performed, the Appraisal Reduction will (unless and until an Appraisal is performed) equal the greater of (a) the amount calculated as described in the preceding sentence (using such internal valuation) and
                                    (b) 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

                                    The existence of an Appraisal Reduction
                                    proportionately reduces the Master
                                    Servicer's, the Trustee's or the Fiscal
                                    Agent's, as the case may be, advancing
                                    obligation in respect of
                                    delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in current distributions in respect of the then-most subordinate Class of Principal Balance Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Advances--P&I Advances" herein.

ALLOCATION OF REALIZED LOSSES
  AND EXPENSE LOSSES............    As and to the extent described herein,
                                    Realized Losses and Expense Losses will
                                    generally be allocated with respect to each Distribution Date to the Class L, Class K,
                                    Class J, Class H, Class G, Class F, Class E,
                                    Class D, Class C and Class B Certificates, in that order, and then to the Class A1 and Class A2 Certificates, pro rata, in each case by reducing the aggregate Certificate
                                    Balance of such Class of Certificates by the amount so allocated thereto. See
                                    "DESCRIPTION OF CERTIFICATES --
                                    Subordination; Allocation of Losses and
                                    Certain Expenses" herein.

PREPAYMENT INTEREST SHORTFALLS..    If a borrower prepays a Mortgage Loan, in
                                    whole or in part, prior to the Determination
                                    Date in any calendar month, the amount of interest at the related Net Mortgage Rate accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest
                                    Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master
                                    Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment
                                    Interest Shortfall".

                                    Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls, incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                                    Any Net Aggregate Prepayment Interest
                                    Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent that any Net Aggregate Prepayment Interest Shortfalls are allocated thereto. See "SERVICING OF THE MORTGAGE LOANS -- Servicing and Other Compensation and Payment of Expenses" herein.

OPTIONAL
TERMINATION.....................    The Depositor, the Master Servicer, the
                                    Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I
                                    Certificates, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate
                                    Certificate Balance of all Classes of
                                    Principal Balance Certificates
                                    then-outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at the price described herein. See
                                    "DESCRIPTION OF THE CERTIFICATES--Optional
                                    Termination" herein.

ADMINISTRATIVE COST RATE........    Each of the Master Servicer and the Trustee
                                    will be entitled to receive a monthly fee (a
                                    "Master Servicing Fee" and a "Trustee Fee", respectively) in respect of each Mortgage
                                    Loan (payable out of payments (or advances in lieu thereof) and other collections of interest thereon) based upon that portion of the interest accrued on such Mortgage Loan from time to time. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost
                                    Rate"). With respect to

                                    325 Mortgage Loans, representing 91.5% of the Initial Pool Balance, the
                                    "Administrative Cost Rate" for each Mortgage
                                    Loan will equal .0785% per annum and, with respect to the remainder of the Mortgage Loans, the "Administrative Cost Rate" for each Mortgage Loan will range from .1485% to .1785% per annum, as set forth in Appendix II hereto. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was .0855% per annum. The Master Servicer will be obligated to pay the fees of its subservicers out of its Master Servicing Fees. For a discussion of additional Master Servicer compensation, as well as Special Servicer compensation, see "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein.


ADVANCES........................    As and to the extent described herein, the
                                    Master Servicer, the Trustee and the Fiscal
                                    Agent will each be obligated to make
                                    advances ("Advances") in respect of
                                    delinquent payments of principal (other than the principal portion of Balloon Payments) and/or interest on the Mortgage Loans (each, a "P&I Advance") and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be obligated to cover certain servicing expenses (each, a
                                    "Servicing Advance") in accordance with the provisions set forth in the Pooling and Servicing Agreement. See DESCRIPTION OF THE
                                    CERTIFICATES -- Advances" herein. If the
                                    Master Servicer fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Trustee will be required to make such Advance; if the Trustee fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Fiscal
                                    Agent will be required to make such Advance.

                                    Each of the Master Servicer, the Special
                                    Servicer, the Trustee and the Fiscal Agent, as applicable, will be obligated to make Advances only to the extent that it determines, in its reasonable discretion, that such Advances are ultimately recoverable from future payments and other collections on the related Mortgage Loan or REO Property. Such determination will be conclusive and binding on the
                                    Certificateholders.

                                    The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time following the reimbursement of such Advance, out of any amounts then on deposit in the Collection Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

CERTAIN YIELD AND PREPAYMENT
  CONSIDERATIONS................    The yield on the Offered Certificates of
                                    each Class thereof will depend on, among other things, the Pass-Through Rate for such Certificates.

                                    The yield on any Principal Balance
                                    Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of such Certificate. An investor that purchases any Principal Balance Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Principal Balance Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investors expected yield. Insofar as an investor's initial investment in any Principal Balance Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield. See "DESCRIPTION OF THE CERTIFICATES-- Distributions - Application of the Available Distribution Amount" and "--Distributions--Principal Distribution
                                    Amount" herein.

                                    The Class X Certificates are interest-only
                                    Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Interest Only Certificates will be especially sensitive to the prepayment, repurchase, extension, default and recovery experience on the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Interest Only Certificates. See "YIELD
                                    CONSIDERATIONS--Yield Sensitivity of the
                                    Interest Only Certificates" herein.

                                    The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "YIELD CONSIDERATIONS" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.


CERTIFICATE RATINGS.............    It is a condition of the issuance of the
                                    Offered Certificates that they receive the following credit ratings from Duff & Phelps
                                    Credit Rating Co. ("DCR") and/or Standard &
                                    Poor's Ratings Services ("S&P" and, together with DCR, the "Rating Agencies"):

                                    CLASS                    DCR            S&P
                                    -----                    ---            ---
                                    Class A1.........        AAA            AAA
                                    Class A2.........        AAA            AAA
                                    Class X .........        AAA            AAAr
                                    Class B .........        AA              AA
                                    Class C .........         A              A
                                    Class D .........        BBB            BBB
                                    Class E .........       BBB-            BBB-


                                    In addition, it is a condition of the
                                    issuance of the Private Certificates that the Class F, Class G, Class H, Class J and Class K Certificates be rated "BB+", "BB", "BB-", "B", and "B-", respectively, by S&P. The Class L Certificates and the REMIC Residual Certificates will be unrated by S&P, and the Class F, Class G, Class H, Class J, Class K and Class L Certificates and the REMIC Residual Certificates will be unrated by DCR.

                                    A securities rating addresses the likelihood of the receipt by Certificateholders of distributions due on their Certificates. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates, including, if applicable, distribution of all principal by the Distribution Date in March 2030 (the "Final Rated Distribution Date"). Each security rating assigned to the Certificates should be evaluated independently of any other security rating.

                                    The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans or the corresponding effect on yield to investors,
                                    (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of a Class of Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest and a portion of

                                    Prepayment Premiums actually collected. The aggregate Notional Amount upon which interest in respect of the Interest Only Certificates is calculated may be reduced by Realized Losses and prepayments of principal, whether voluntary or involuntary. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Interest Only Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" rating received on the Interest Only Certificates because the rating addresses only the obligation to pay interest timely on the respective Notional Amounts of such Certificates as so reduced from time to time. Accordingly, the ratings of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

                                    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RATINGS" and "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" herein.


THE MORTGAGE POOL...............    The Mortgage Pool will consist of 353
                                    Mortgage Loans with an Initial Pool Balance of $1,285,225,613, subject to a permitted variance of plus or minus 5%. The Cut-off
                                    Date Balances of the Mortgage Loans (that is, in each case, its principal balance outstanding as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received) range from $498,113 to
                                    $32,909,270, and the Mortgage Loans have an average Cut-off Date Balance of $3,640,866.
                                    All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information regarding the
                                    Mortgage Loans reflects weighting of the Mortgage Loans by Cut-off Date Balance. For purposes of calculations herein, each
                                    Mortgage Loan is deemed to be secured by a Mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property. See
                                    "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                    Terms and Characteristics of the Mortgage
                                    Loans -- Multiple Mortgaged Properties"
                                    herein.

                                    Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers, and prospective investors should consider all of them to be non-recourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.


                                    Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple (or, in 15 cases, which represent 4.6% of the Initial Pool Balance, leasehold or partial leasehold) estate in an income-producing real property (each, a Mortgaged Property).


                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                             Percentage of      Number of
                                                             Initial Pool     Mortgage Loans
                                        Property Type           Balance
                                    ----------------------   -------------    --------------

                                    Multifamily...........      30.86%             95

                                    Retail................      21.23%             58

                                    Self-Storage..........      15.64%             86
                                    Manufactured Housing
                                    Communities...........      11.35%             56

                                    Office................       9.59%             26

                                    Hospitality...........       5.58%             10

                                    Industrial............       4.66%             18

                                    Congregate Care.......       1.09%              4

                                    For purposes of the foregoing, Mortgaged
                                    Properties with multiple uses have been
                                    categorized according to their predominant use.

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the three states with the highest concentrations of Mortgaged Properties.

                                                           Percentage          Number of
                                                               of            Mortgage Loans
                                          State           Initial Pool
                                                             Balance
                                    -----------------     ------------       --------------
                                    California ......        25.19%                84
                                    Massachusetts ...         8.86%                24
                                    Arizona .........         7.15%                28

                                    The remaining Mortgaged Properties are
                                    located throughout 33 other states. No other state has a concentration of Mortgaged Properties that represents security for more than 5.2% of the Initial Pool Balance. See Appendix I hereto.

                                    Seventeen separate groups of Mortgage Loans
                                    (the "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such group, cross-collateralized with each other. Each such group of Mortgage Loans represents between 1.5% and 0.2% of the Initial Pool Balance and all such groups of Mortgage Loans collectively represent 10.9% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL --Cross-Collateralized Loans" herein and Appendix II hereto.

                                    Several groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 3.4%, 2.6% and 2.4%, respectively, of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL -- Borrower Concentrations" herein and Appendix II hereto.

                                    Nine additional Mortgage Loans (exclusive of the Mortgage Loans described in the previous paragraph) are, in each case, secured by one or more Mortgages encumbering multiple real properties. Each such Mortgage Loan represents between 1.2% and 0.1% of the Initial Pool Balance, and all such Mortgage Loans collectively represent 3.7% of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Characteristics of the Mortgage Loans--Multiple Mortgaged Properties" herein and Appendix II hereto.


                                    In the case of twenty-seven (27) Mortgage
                                    Loans,
                                    representing 5.1% of the Initial Pool
                                    Balance, the related Mortgaged Property is 100% leased to a single tenant. See "DESCRIPTION OF THE MORTGAGE POOL --Single-Tenant Mortgage Loans" herein.

                                    All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. No Mortgage Loan permits negative amortization or the deferral of accrued interest. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Mortgage Rates; Calculations of Interest".

                                    Three hundred and thirty-seven (337) of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, provide for one of the following: (i) Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity (317 of such Mortgage Loans, representing 87.8% of the Initial Pool Balance, of which one
                                    (1) Mortgage Loan, representing 0.3% of the
                                    Initial Pool Balance, provides for monthly payments during the first 48 months of its term of principal in an amount $5,000 greater than that required to fully-amortize such Mortgage Loan); or (ii) Monthly Payments that provide for payment of interest only for a period and then payments of interest and principal based on amortization schedules significantly longer than their respective terms to maturity (two of such Mortgage Loans, representing 0.6% of the Initial Pool Balance); or (iii) increases in the Mortgage Rate and/or principal amortization at a date (the "Hyper-Amortization Date") prior to stated maturity that create an incentive for the related borrower to prepay the loan (18 of such Mortgage Loans, representing 8.7% of the Initial Pool Balance). As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates, and anticipated to be paid on their Hyper-Amortization Dates, as the case may be, unless prepaid prior thereto. The remaining 16 Mortgage Loans, representing 2.9% of the Initial Pool Balance, are fully-amortizing. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS -- The Mortgage Loans -- Balloon Payments" and "DESCRIPTION OF THE MORTGAGE POOL --Certain Terms and Characteristics of the Mortgage Loans -- Amortization" herein.

                                    Eleven (11) of the Mortgage Loans,
                                    representing 6.7% of the Initial Pool
                                    Balance, contain a defeasance provision, whereby the related borrower is permitted to substitute direct, non-callable United States Treasury obligations for the Mortgaged Property securing the Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL --Certain Terms and Characteristics of the Mortgage Loans -- Defeasance" herein.

                                    As of the Cut-off Date, all of the Mortgage
                                    Loans restrict voluntary principal
                                    prepayments as follows: (i) 241 Mortgage
                                    Loans, representing 71.2% of the Initial
                                    Pool Balance, prohibit voluntary prepayments for a period (a "Lock-out Period") ending on a date (generally ranging from six to 179 months from the Cut-off Date) specified in the related Mortgage Note and, in most such cases, thereafter impose "Prepayment Premiums" until a specified date (generally three to six months) prior to maturity, (ii) one Mortgage Loan representing 0.2% of the Initial Pool Balance, requires prepayment premiums calculated as a fixed percentage of the amount prepaid for a period ending seven months after the Cut-off Date, then prohibits voluntary prepayments for 60 months, and then reverts to a fixed percentage prepayment premium until its stated maturity; and (iii) the remaining Mortgage Loans do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments made prior to a specified date (also generally three to six months) prior to maturity. "Prepayment Premiums" are amounts required to be paid in addition to the amount of a principal prepayment and are calculated on the basis of either or both of a yield maintenance formula (a "Yield Maintenance Premium") or as a percentage of the amount prepaid, which percentage, in most such cases, declines over time (a "Percentage Premium"). See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans -- Prepayment Restrictions" herein. However, four Mortgage Loans, representing 0.8% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a Prepayment

                                    Premium (the "10% Free Prepayment Loans").
                                    The Master Servicer may not waive the
                                    imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard (as described herein). Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

                                    As of the Cut-off Date, the Mortgage Loans will have the following additional characteristics:

                                    (i)      Mortgage Rates ranging from 6.65%
                                             per annum to 9.88% per annum, and a
                                             weighted average Mortgage Rate of
                                             7.68% per annum;

                                    (ii)     remaining terms to scheduled
                                             maturity ranging from 53 months to
                                             239 months, and a weighted average
                                             remaining term to scheduled
                                             maturity of 122 months;

                                    (iii)    remaining amortization terms
                                             ranging from 116 months to 359
                                             months, and a weighted average
                                             remaining amortization term of 324
                                             months (for the amortizing loans)
                                             (assuming that Mortgage Loans that
                                             provide for an increase in their
                                             respective Mortgage Rates and/or
                                             principal amortization on a
                                             specified date prior to stated
                                             maturity are prepaid in full on
                                             their respective Hyper-Amortization
                                             Dates);

                                    (iv)     a weighted average Loan-to-Value
                                             Ratio (calculated as described
                                             herein under "DESCRIPTION OF THE
                                             MORTGAGE POOL -- Additional
                                             Mortgage Loan Information") of
                                             71.6%; and

                                    (v)      a weighted average Debt Service
                                             Coverage Ratio (calculated as
                                             described herein under "DESCRIPTION
                                             OF THE MORTGAGE POOL -- Additional
                                             Mortgage Loan Information") of
                                             1.43x.

                                    On or prior to the Closing Date, the
                                    Depositor will purchase the Mortgage Loans and assign the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). Each Seller will make certain representations and warranties (or, alternatively, assign certain representations and warranties made to it by third parties) regarding the characteristics of the Mortgage Loans assigned by such Seller; and, as more particularly described herein, such Seller will agree (or such third party has agreed) to cure any material breach thereof or, in the absence of such a cure, to repurchase or replace the affected Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL -- Representations and Warranties" and " -- Repurchases and Other Remedies" herein.

                                    The characteristics of the Mortgage Loans are more particularly described herein under "Description of the Mortgage Pool," in the tables in Appendix I and in the Mortgage Loan Schedule in Appendix II. In addition, certain information with respect to Mortgage Loans secured by Mortgages on multifamily properties is set forth in Appendix III hereto.

USE OF PROCEEDS.................    The Depositor will apply the net proceeds of
                                    the offering of the Offered Certificates toward the simultaneous purchase of the Mortgage Loans.

FEDERAL INCOME
  TAX CONSIDERATIONS............    Three separate "real estate mortgage
                                    investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The assets of "REMIC I" will consist primarily of the Mortgage Loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" will consist of the separate uncertificated
                                    REMIC II regular interests. For federal
                                    income tax purposes, (i) the REMIC Regular
                                    Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, (ii) the Class
                                    R-I Certificates will be the sole class of residual interests in REMIC I, (iii) the Class R-II Certificates will be the sole class of residual interests in REMIC II, and
                                    (iv) the Class R-III Certificates will be the sole class of residual interests in REMIC III.

                                    The Offered Certificates will be treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, (the "Code"), generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under
                                    Section 860G(a)(3) of the Code. Effective
                                    September 1, 1997, Offered Certificates held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of Code Section 860L(c)(1)(G). However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, may not be suitable for certain thrift institutions.

                                    The Interest Only Certificates will, and the other Classes of Offered Certificates may be treated for Federal income tax information reporting purposes as having been issued with "original issue discount." The prepayment assumption (the "Prepayment Assumption") that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as defined herein) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. However, the Depositor makes no representation that the Mortgage Loans will in fact only prepay during any such period or that they will prepay at any particular rate before or during any such period.

                                    If the method for computing original issue discount described herein results in a negative amount for any period with respect to an Offered Certificate issued with original issue discount (including an Interest Only Certificate), the amount of original issue discount allocable to such period will be zero and the holder of such a Certificate will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

ERISA CONSIDERATIONS............    A fiduciary of an employee benefit plan or
                                    other retirement plan or arrangement subject to the Employee Retirement Income Security
                                    Act of 1974, as amended

                                    ("ERISA") or Section 4975 of the Code, or an investor that is an insurance company, should review carefully with its legal advisors whether the purchase, holding or sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

                                    The United States Department of Labor has issued an individual prohibited transaction exemption to each Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the Code transactions relating to the purchase, holding and sale of certain pass-through certificates underwritten by the Underwriter such as the Senior Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. These exemptions are not applicable to the Subordinate Certificates; however, a class prohibited transaction exemption granted with respect to transactions involving insurance company general accounts may be applicable to the purchase and holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA CONSIDERATIONS" herein.

LEGAL INVESTMENT................    The Offered Certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984 ("SMMEA"). The appropriate
                                    characterization of a Class of Offered
                                    Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                                    The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "LEGAL INVESTMENT" in the Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

         Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

THE CERTIFICATES

Limited Liquidity.

         There is currently no secondary market for the Offered Certificates. The Depositor has been advised by each Underwriter that it presently intends to make a secondary market in the Offered Certificates; however, it has no obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Any such secondary market may provide less liquidity to investors than secondary markets for other securities including, for example, securities that evidence interests in single-family mortgage loans. Because one or more Classes of Offered Certificates may be illiquid, a prospective investor must be prepared to bear the risks of its investment in the Offered Certificates for an indefinite period of time. See "Risk Factors -- Limited Liquidity" in the Prospectus.

Pass-Through Rate Considerations.

         The Pass-Through Rates of the Class D and Class E Certificates are based on the WAC Rate of the Mortgage Loans. In general, Mortgage Loans with relatively high mortgage interest rates are more likely to prepay than Mortgage Loans with relatively low mortgage interest rates. Varying rates of principal payments (whether resulting from differences in amortization terms or prepayments) on Mortgage Loans having mortgage interest rates above the weighted average of such rates of the Mortgage Loans will have the effect of reducing the Pass-Through Rates of such Certificates.

Certain Yield Considerations.

         The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Principal Balance Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, extensions, repurchases and liquidations) on or in respect of the Mortgage Loans, and an investor in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the aggregate Notional Amount of its Certificates could result in the failure of such investors to recoup their initial investments. See "DESCRIPTION OF THE MORTGAGE POOL", "DESCRIPTION OF THE CERTIFICATES--Distributions" and--Subordination; Allocation of Losses and Certain Expenses" herein. See also "Yield Considerations" and "Risk Factors -- Average Life of Certificates; Prepayments; Yields" in the Prospectus.

Limited Obligations

         The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, any Seller, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors -- Limited Assets" in the Prospectus.

Subordination of Subordinated Certificates.

         As described herein, the rights of holders of the Subordinate Certificates to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans.

         The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "SERVICING OF THE MORTGAGE LOANS -- The Operating Adviser," the Operating Adviser will be empowered to replace the Special Servicer. At any given time, the Operating Adviser will be controlled generally by the holders of the most subordinated (or, under certain circumstances as described herein, the next most subordinated) Class of Principal Balance Certificates (that is, the Controlling Class as described herein) outstanding from time to time, and such holders may have interests in conflict with those of the other holders of the other Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. Furthermore, it is anticipated that the Special Servicer or an affiliate will acquire certain of the most subordinated REMIC Regular Certificates (including those of the initial Controlling Class). Thus, the Special Servicer may, in certain circumstances, have interests that conflict with the interests of the other holders of the other Offered Certificates.

Book-Entry Certificates.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of the DTC Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. Such delays will decrease the yield to the

Certificate Owners from the Certificates. See "DESCRIPTION OF THE
CERTIFICATES -- Book-Entry Registration" herein.

THE MORTGAGE LOANS

Risks of Lending on Income-Producing Properties Generally.

         The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Risks Particular to Multifamily Properties.

         Ninety-five (95) Mortgage Loans, representing 30.9% of the Initial Pool Balance, are secured by Mortgages on multifamily properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing. For additional information with respect to Mortgage Loans secured by Mortgages on multifamily properties, see Appendix III hereto.

Risks Particular to Retail Properties.

         Fifty-eight (58) Mortgage Loans, representing 21.2% of the Initial Pool Balance, are secured by Mortgages on retail properties. In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors. For instance, retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail, video shopping networks, telephone shopping and electronic commerce) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

Risks Particular to Self-Storage Facilities.

         Eighty-six (86) Mortgage Loans, representing 15.6% of the Initial Pool Balance, are secured by Mortgages on self-storage properties. Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures. Thus, if the operations of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses. User privacy and ease of access to individual storage space may heighten environmental risks, although lease agreements generally prohibit users from storing hazardous substances in the units. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage Mortgaged Properties. Accordingly, there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or will remain so in the future.

Risks Particular to Manufactured Housing Communities.

         Fifty-six (56) Mortgage Loans, representing 11.4% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties operated as manufactured housing communities (the "Manufactured Housing Communities"). Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community will generally depend upon the number of competing manufactured housing communities and other residential developments in the local market (such as apartment buildings and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. The Manufactured Housing Communities are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Manufactured Housing Communities becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Manufactured Housing Community may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Manufactured Housing Community were readily adaptable to other uses.

Risks Particular to Office Properties.

         Twenty-six (26) Mortgage Loans, representing 9.6% of the Initial Pool Balance, are secured by Mortgages on office properties. Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, the success of an office property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

Risks Particular to Hospitality Properties.

         Ten (10) Mortgage Loans (the "Hospitality Loans"), representing 5.6% of the Initial Pool Balance, are secured by Mortgages on Mortgaged Properties operated as hotels. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition that do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel or motel's quality of service and economic viability.

         Certain of the Mortgaged Properties securing the Hospitality Loans are franchisees of national hotel chains. The viability of any hotel or motel property which is affiliated with a franchise depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any Mortgaged Property, the purchaser of such Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee (or Master Servicer) or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

Mortgage Loans Not Insured.

         The Mortgage Loans are not insured or guaranteed by any governmental entity, any private mortgage insurer or any other person. As described herein, in certain limited circumstances, a Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached in a material respect; however, there can be no assurance that any Seller will be in a financial position to effect such repurchase or substitution. See "DESCRIPTION OF THE MORTGAGE POOL -- The Sellers", --Representations and Warranties" and "--Repurchases and Other Remedies" herein.

Non-Recourse Mortgage Loans.

         Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, the related Seller has not evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations.

         Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. An environmental site assessment (or in some cases an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination or acquisition thereof. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In addition, although each Seller has represented that, having made no independent inquiry other than reviewing the resulting reports and/or employing an environmental consultant to perform the assessment referenced therein, it has no knowledge of any material and adverse environmental conditions or circumstance affecting any Mortgaged Property that was not disclosed in the related report, no assurance can be given that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, certain of such environmental assessments are more than a year old. See "DESCRIPTION OF THE MORTGAGE

POOL--Assessments of Property Value and Condition -- Environmental Assessments" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES -- Environmental Legislation" in the Prospectus.

         The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken). Furthermore, although such requirement decreases the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES -- Environmental Legislation" in the Prospectus.

Balloon Payments.

         Three hundred and thirty-seven (337) of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, do not fully amortize over their respective terms to maturity, or provide for increases in the Mortgage Rate and/or principal amortization at the Hyper-Amortization Date (thereby creating an incentive for the borrower to prepay). Thus, each such Mortgage Loan will have a substantial payment (that is, a "Balloon Payment") due at its stated maturity date or anticipated to be made on its Hyper-Amortization Date, as applicable, unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Sellers, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors -- Balloon Payments; Obligor Default" in the Prospectus.

Obligor Default.

         In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS -- Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "YIELD CONSIDERATIONS" herein and in the Prospectus.

Geographic Concentration.

         Eighty-four (84) of the Mortgage Loans, representing 25.2% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California. In addition, certain of the Mortgaged Properties are located in the coastal area of Florida. Concentrations of Mortgaged Properties (in each case representing security for 8.9% or less of the Initial Pool Balance) also exist in several other states. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in that state or region. In recent periods, most regions of the

United States (including California and other regions in which the Mortgaged Properties are located) have experienced downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require any borrowers to maintain earthquake insurance.

Concentrations of Mortgage Loans.

         Many of the Mortgage Loans, either individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the $3,640,866 average Cut-off Date Balance. For instance, the three largest Mortgage Loans constitute 0.9% of the Mortgage Pool by number but have Cut-off Date Balances that represent, in the aggregate, approximately 6.0% of the Initial Pool Balance.

         Several groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and where, in general, the related Mortgaged Properties are commonly managed. The three largest of these groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 3.4%, 2.6%, and 2.4% respectively, of the Initial Pool Balance. See "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans" herein and Appendix II hereto.

         In general, concentrations in a pool of mortgage loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage loan pool can also pose increased risks. For instance, Mortgaged Properties that are owned by a group of related borrowers and are commonly managed create the risk that property management errors or poor property management, or financial difficulties in respect of any such borrower, could have a more widespread adverse effect on the Mortgage Pool than would be the case absent such common ownership and management.

Limitations of Appraisals.

         An appraisal or other market analysis was conducted in respect of the Mortgaged Properties in connection with the origination or acquisition of the related Mortgage Loan, and the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Value and Condition -- Appraisals" herein.

Property Management.

         The successful operation of an income producing property is dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements are carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income producing property. The Sellers have identified several groups of Mortgage Loans where the related Mortgaged Properties are owned by related borrowers and which may have the same or related management. See "--Concentrations of Mortgage Loans" herein.

Leasehold Considerations.

         Fourteen (14) Mortgage Loans representing 3.4% of the Initial Pool Balance, are secured solely by Mortgages on the borrowers' leasehold interests under ground leases. In addition, one (1) Mortgage Loan, which represents 1.2% of the Initial Pool Balance, is secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. See "--DESCRIPTION OF THE MORTGAGE POOL -- Additional Mortgage Loan Information--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Risks of Secured Subordinate Financing.

         Three (3) of the Mortgaged Properties, representing security for 2.7% of the Initial Pool Balance, are known to be encumbered by secured subordinated debt held by third parties. In each such case, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. In addition, in the case of four (4) Mortgage Loans, representing 2.6% of the Initial Pool Balance, Heller or an affiliate holds debt (the "Mezzanine Debt") secured by a pledge of equity interests in the related borrower. For a summary of the Mezzanine Debt, see "DESCRIPTION OF THE MORTGAGE POOL -- Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" herein. Other than as indicated above, the Sellers and Depositor have not determined whether any other secured subordinate financing currently encumbers any Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL --Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" herein. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. An attempt by a lender to foreclose upon Mezzanine Debt may cause the obligor under the related loan to file for bankruptcy, which could negatively impact the operation of the Mortgaged Property and such Mortagogor's ability to make payments in respect of the Mortgage Loan in a timely manner.

Risk of Changes in Concentrations.

         As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 1998-HF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about March 27, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"; and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

         The Certificates will consist of 16 classes (each, a "Class") thereof, to be designated as: (i) the Class A1 Certificates and the Class A2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

         Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

REGISTRATION; DENOMINATIONS

         The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Class A Certificates will be issued in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D and Class E Certificates will be issued in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

         Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

         Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

         Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedel Bank, sociEtE anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank, ("Chase"), the relevant depositories of CEDEL and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

         Upon initial issuance, the Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                   APPROXIMATE                 APPROXIMATE
                                   INITIAL AGGREGATE           PERCENT OF INITIAL              PERCENT OF
            CLASS                 CERTIFICATE BALANCE             POOL BALANCE               CREDIT SUPPORT
            -----                 -------------------             ------------               --------------
          Class A1                    $225,000,000                    17.51%                     28.25%
          Class A2                     697,149,000                    54.24                      28.25
           Class B                      67,474,000                     5.25                      23.00
           Class C                      64,261,000                     5.00                      18.00
           Class D                      64,261,000                     5.00                      13.00
           Class E                      25,705,000                     2.00                      11.00
           Class F                      51,409,000                     4.00                       7.00
           Class G                      19,279,000                     1.50                       5.50
           Class H                      12,852,000                     1.00                       4.50
           Class J                      25,704,000                     2.00                       2.50
           Class K                       9,640,000                     0.75                       1.75
           Class L                      22,491,613                     1.75                       0.00


         The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Class X Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans. The Class X Certificates will have an initial aggregate Notional Amount of $1,285,225,613 (subject to a variance of plus or minus 5%).

         The REMIC Residual Certificates will not have Certificate Balances.

         The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distribution -- Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

         The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

         The Pass-Through Rates applicable to the Class A1, Class A2, Class B, Class C, Class F, Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to 6.34%, 6.66%, 6.76%, 6.86%, 7.00%, 7.00%, 6.34%,
6.34%, 6.34% and 6.34% per annum, respectively.

         The Pass-Through Rates on the Class D and Class E Certificates for the initial Distribution Date will equal 7.32% and 7.66%, respectively. For each subsequent Distribution Date, the Pass-Through Rate on the Class D Certificates will be a per annum rate equal to the WAC Rate minus 0.45% and the Pass-Through Rate on the Class E Certificates will be a per annum rate equal to the WAC Rate minus 0.11%.

         The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.10% per annum. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the WAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The "WAC Rate" for any Distribution Date is the weighed average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

         The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of the Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein.

         The "Collection Period" related to each Distribution Date will begin
(a) with respect to Monthly Payments, on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs; and (b) with respect to all other collections on the Mortgage Loans and REO Properties, on the day following the last day of the previous Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-off Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

General.

         Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in April, 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

         The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount.

         With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

                  (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

                  (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

                  (iv) amounts deposited in the Certificate Account in error;

         plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

         As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount.

         On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                  (2) to pay principal: (a) from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A1 Certificates and second to the holders of the Class A2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

                  (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

                  (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

         On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distribution -- Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus
(b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

         On each Distribution, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

Distributable Certificate Interest.

         The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

         The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

         The "Interest Accrual Period" for each Class of Offered Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount.

         The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

                  (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

         If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount for the next succeeding Distribution Date.

         The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

         An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums.

         Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class F, Class G, Class H, Class J, Class K and Class L Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Class X Certificates.

         For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

         Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties.

         Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

         As soon as reasonably practicable, but in any event within 60 days, following the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect,
(iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

         The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (net of any amounts escrowed for such items), over
(b) 90% of the appraised value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the related Mortgaged Property or REO Property is performed, the Appraisal Reduction will (unless and until an Appraisal is performed) equal the greater of (a) the amount calculated as described in the preceding sentence (using such internal valuation) and (b) 25% of the Stated Principal Balance of the Required Appraisal Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

         The existence of an Appraisal Reduction proportionately reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "--Advances -- P&I Advances" below.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

         As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions -- Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A1 and Class A2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

         "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest and late payment charges, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements -- The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements -- Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "SERVICING OF THE MORTGAGE LOANS--REO Properties" herein and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements -- Realization Upon Defaulted Whole Loans" in the Prospectus), and
(vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

         If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expense" herein.

OPTIONAL TERMINATION

         The Depositor, the Master Servicer, the Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

ADVANCES

P&I Advances.

         With respect to each Distribution Date, unless the Master Servicer, in its reasonable discretion, determines that the funds therefor would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. In addition, and without duplication, at the option of the Controlling Class, the Master Servicer will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan. The amount to be advanced by the Master Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction and the reduction described in the preceding sentence. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "--The Trustee and the Fiscal Agent" below.

         The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate

Account. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances

         In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

         If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three (3) more days, the Trustee will be obligated to make such Servicing Advance (and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee).

         The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances

         The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee, and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability.

Interest on Advances.

         The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports.

         1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

                  (a)      A statement setting forth, to the extent applicable:
         (i) the amount, if any, of the distributions to the holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of the distributions to holders of each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and
         (B) Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool;
         (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi)(A) the most recent appraised value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;
         (viii) the aggregate amount of principal prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to the Interest Only Certificates for such Distribution Date; (x) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, separately stated;
         (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

                  (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and Appendix II, will be presented in a tabular format substantially similar to the respective format utilized in Appendix I and Appendix II and will be updated within a reasonable period after the requisite underlying information is available.

         2. For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement Number 317." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system certain information related to the Mortgage Loans (in the form of the standard CSSA loan file and CSSA property file) as provided for in the Pooling and Servicing Agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The Trustee also intends to make the information that is available through the bulletin board available on the Internet at www.lnbabs.com. Such Internet access may require the use of a password which can be obtained from the Trustee.

         3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or either Underwriter reasonably designates, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement.

Special Servicer Reports.

         No later than one business day following each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information necessary to prepare, reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include, among other things, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor.

Other Information.

         The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date, (iii) all accountants' reports delivered to the Trustee since the Closing Date, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be, recoverable from Related Proceeds. Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

         Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during March, 1998:

                   The close of business on
                   March 1....................     (A)    Cut-off Date.
                   March 31...................     (B)    Record Date for all Classes of Certificates.
                   March 2 - April 10.........     (C)    The Collection Period.  The Master Servicer
                                                          receives Monthly Payments due after the
                                                          Cut-off Date and on or prior to April 10, the
                                                          last day of the Collection Period for
                                                          scheduled payments due and received, and any
                                                          principal prepayments made, after the
                                                          Cut-off Date and on or prior to April 9, the
                                                          last day of the Collection Period for
                                                          unscheduled payments.
                   April 10...................     (D)    Determination Date.
                   April 14...................     (E)    Master Servicer Remittance Date.
                   April 15...................     (F)    Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on March 1, 1998 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period.

         (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

         (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

VOTING RIGHTS

         At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by DCR and "AA" by S&P (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group -Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-HF1. As of June 30, 1997, the Trustee had assets of approximately $15.4 billion. See "SERVICING OF THE MORTGAGE LOANS -- Duties of the Trustee", "SERVICING OF THE MORTGAGE LOANS--Certain Matters Regarding the Trustee" and "SERVICING OF THE MORTGAGE LOANS--Resignation and Removal of the Trustee" in the Prospectus.

         The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See " -- Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1997, the Fiscal Agent had consolidated assets of approximately $398 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                             MATURITY CONSIDERATIONS

         The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield Considerations -- Prepayments --Maturity and Weighted Average Life" in the Prospectus).

         As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period (unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage), if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

         The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates (other than the Interest Only Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"): (i) the Initial Pool Balance is approximately $1,285,225,613, (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are as set forth in Appendix II, (iv) all Monthly Payments are due and timely received on the first day of each month, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Hyper-Amortization Dates, (vii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on an actual/360 basis, (viii) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates -- Optional Termination", (ix) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in April, 1998, (xiii) the Certificates are issued on the Closing Date, (xiv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "DESCRIPTION OF THE CERTIFICATES--Distributions -- Distributions of Prepayment Premiums", and (xv) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates (other than the Interest Only Certificates) may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates set forth on the cover page hereof is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

         Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

         Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates (other than the Interest Only Certificates) and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS A1 CERTIFICATES AT THE SPECIFIED CPRS


                                                         PREPAYMENT ASSUMPTION (CPR)
                                                       ----------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................      93       93       92       92       91      91
         March 2000.......................      86       85       84       84       83      81
         March 2001.......................      78       76       75       75       73      71
         March 2002.......................      69       67       66       65       63      61
         March 2003.......................      59       57       55       54       52      50
         March 2004.......................      49       46       44       42       40      37
         March 2005.......................      38       33       31       28       25      21

         March 2006.......................      26       20       17       14       10       4
         March 2007.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     5.4      5.2      5.1      5.0      4.9     4.7

            PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
               OF THE CLASS A2 CERTIFICATES AT THE SPECIFIED CPRS


                                                       PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................     100      100      100      100      100     100
         March 2000.......................     100      100      100      100      100     100
         March 2001.......................     100      100      100      100      100     100
         March 2002.......................     100      100      100      100      100     100
         March 2003.......................     100      100      100      100      100     100
         March 2004.......................     100      100      100      100      100     100
         March 2005.......................     100      100      100      100      100     100
         March 2006.......................     100      100      100      100      100     100
         March 2007.......................      99       97       95       94       93      91
         March 2008.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.5      9.5      9.5      9.5      9.5     9.4


           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS


                                                     PREPAYMENT ASSUMPTION (CPR)
                                                    -------------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................     100      100      100      100      100     100
         March 2000.......................     100      100      100      100      100     100
         March 2001.......................     100      100      100      100      100     100
         March 2002.......................     100      100      100      100      100     100
         March 2003.......................     100      100      100      100      100     100
         March 2004.......................     100      100      100      100      100     100
         March 2005.......................     100      100      100      100      100     100
         March 2006.......................     100      100      100      100      100     100
         March 2007.......................     100      100      100      100      100     100
         March 2008.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.8      9.8      9.8      9.8      9.8     9.8


           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS


                                                      PREPAYMENT ASSUMPTION (CPR)
                                                     ------------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................     100      100      100      100      100     100
         March 2000.......................     100      100      100      100      100     100
         March 2001.......................     100      100      100      100      100     100
         March 2002.......................     100      100      100      100      100     100
         March 2003.......................     100      100      100      100      100     100
         March 2004.......................     100      100      100      100      100     100
         March 2005.......................     100      100      100      100      100     100
         March 2006.......................     100      100      100      100      100     100
         March 2007.......................     100      100      100      100      100     100
         March 2008.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.8      9.8      9.8      9.8      9.8     9.8

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                      PREPAYMENT ASSUMPTION (CPR)
                                                     ------------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................     100      100      100      100      100     100
         March 2000.......................     100      100      100      100      100     100
         March 2001.......................     100      100      100      100      100     100
         March 2002.......................     100      100      100      100      100     100
         March 2003.......................     100      100      100      100      100     100
         March 2004.......................     100      100      100      100      100     100
         March 2005.......................     100      100      100      100      100     100
         March 2006.......................     100      100      100      100      100     100
         March 2007.......................     100      100      100      100      100     100
         March 2008.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.9      9.9      9.9      9.9      9.8     9.8


           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                       PREPAYMENT ASSUMPTION (CPR)
                                                      -----------------------------------------
                      Date                      0%       3%       5%       7%      10%     15%
         ---------------------------------      --       --       --       --      ---     ---
         Closing Date.....................     100%     100%     100%     100%     100%    100%
         March 1999.......................     100      100      100      100      100     100
         March 2000.......................     100      100      100      100      100     100
         March 2001.......................     100      100      100      100      100     100
         March 2002.......................     100      100      100      100      100     100
         March 2003.......................     100      100      100      100      100     100
         March 2004.......................     100      100      100      100      100     100
         March 2005.......................     100      100      100      100      100     100
         March 2006.......................     100      100      100      100      100     100
         March 2007.......................     100      100      100      100      100     100
         March 2008.......................       0        0        0        0        0       0
         Weighted Average
         Life (years).....................     9.9      9.9      9.9      9.9      9.9     9.9

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers, Amendments and Consents" and "SERVICING OF MORTGAGED LOANS--Sale of Defaulted Mortgage Loans" herein and "DESCRIPTION OF THE AGREEMENTS -- Realization Upon Defaulted Whole Loans" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

                  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

         The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "RISK FACTORS" and "YIELD CONSIDERATIONS" in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-out Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

         Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

YIELD SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         The yield to maturity of each Class of Interest Only Certificates will be especially sensitive to the prepayment and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Interest Only Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Interest Only Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the respective aggregate purchase prices of the Interest Only Certificates are as specified below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and the Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios. For purposes of calculating and allocating Prepayment Premiums, the yields for U.S. Treasury Securities having a maturity of up to one year, two years, three years, five years, ten years and thirty years are approximately 5.38%, 5.57%, 5.58%, 5.65%, 5.71% and 6.02%.

         The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each Class of Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, which includes accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates (and accordingly does not purport to reflect the return on any investment in the Interest Only Certificates when such reinvestment rates are considered).

         Notwithstanding the assumed prepayment rates reflected in the following tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on Interest Only Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on Interest Only Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         PRE-TAX YIELD TO MATURITY (CBE)
                        OF THE INTEREST ONLY CERTIFICATES



                  ASSUMED AGGREGATE                               PREPAYMENT ASSUMPTION (CPR)
                    PURCHASE PRICE                --------------------------------------------------------
               (INCLUDING ACCRUED INTEREST)        0%      3%       5%         7%        10%         15%
               ----------------------------        --      --       --         --        ---         ---
                $78,901,179                       8.74    8.58     8.49       8.41       8.29        8.14
                $79,672,315                       8.49    8.34     8.25       8.16       8.05        7.90
                $80,443,450                       8.25    8.10     8.00       7.92       7.81        7.66

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of 353 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $1,285,225,613 equal to the aggregate Cut-off Date Balance of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans range from $498,113 to $32,909,270, and the Mortgage Loans have an average Cut-off Date Balance of $3,640,866. Three hundred and thirty-seven (337) of the Mortgage Loans, representing 97.2% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

         Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in fifteen (15) cases, or 4.6% of the Initial Pool Balance, a leasehold or partial leasehold) estate in income-producing real property (a "Mortgaged Property"). Nine (9) of the Mortgage Loans, each representing not more than 3.7% of the Initial Pool Balance, are, in each such case, without regard to the cross-collateralization described below, secured by one or more Mortgages encumbering multiple properties. The presentation of numerical Mortgage Loan information herein reflects certain conventions that pertain to those Mortgage Loans described under "--Certain Terms and Characteristics of the Mortgage Loans--Multiple Mortgaged Properties" herein.

         Ninety-five (95) of the Mortgaged Properties, which represent security for 30.9% of the Initial Pool Balance, are multifamily apartment properties; fifty-eight (58) of the Mortgaged Properties, which represent security for 21.2% of the Initial Pool Balance, are retail properties; eighty-six (86) of the Mortgaged Properties, which represent security for 15.6% of the Initial Pool Balance, are self-storage facilities; fifty-six (56) of the Mortgaged Properties, which represent security for 11.4% of the Initial Pool Balance, are manufactured housing communities; twenty-six (26) of the Mortgaged Properties, which represent security for 9.6% of the Initial Pool Balance, are office properties; ten (10) of the Mortgaged Properties, which represent security for
5.6 % of the Initial Pool Balance, are hospitality properties; eighteen (18) of the Mortgaged Properties, which represent security for 4.7% of the Initial Pool Balance, are industrial/warehouse properties; and four (4) of the Mortgaged Properties, which represent security for 1.1% of the Initial Pool Balance, are congregate care properties. Mortgaged Properties with multiple uses have been categorized according to their predominant use. The Mortgaged Properties are located throughout 36 states, with the largest concentration in the State of California (84 Mortgaged Properties, which represent security for 25.2% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 8.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans. See Appendix III for additional information with respect to those Mortgage Loans secured by Mortgages on multifamily apartment properties.

         As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

         Three hundred six (306) of the Mortgage Loans (the "Heller Loans"), which represent 84.3% of the Initial Pool Balance will, immediately prior to the issuance of the Certificates, be held by Heller. The Heller Loans were all originated by Heller Financial, Inc. or an affiliate. Forty-seven (47) of the Mortgage Loans (the "Morgan Stanley Loans"), which represent 15.7% of the Initial Pool Balance, are currently held by MSMC.

         On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.

         Mortgage Loans were originated between May 31, 1996 and February 14, 1998.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         One hundred (100) of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months , and 253 Mortgage Loans are Non-30/360 Mortgage Loans.

         The Mortgage Pool consists of 353 fixed-rate Loans.

         The Mortgage Loans have an aggregate Cut-off Date Balance (the "Initial Pool Balance") of $1,285,225,613 (subject to a variance of plus or minus 5%). As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.65% to 9.88% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.68% per annum.

Due Dates

         All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month.

Amortization

         Three hundred seventeen (317) of the Mortgage Loans, representing 87.8% of the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity. One (1) of these Mortgage Loans, representing 0.3% of the Initial Pool Balance, provides for monthly payments of principal during the first 48 months of its term in an amount $5,000 greater than that required to fully-amortize such Mortgage Loan. In addition, two (2) Mortgage Loans, representing 0.6% of the Initial Pool Balance, provide for monthly payments of interest only for a period and then payments of interest and principal based on amortization schedules significantly longer than their terms to maturity. Eighteen (18) additional Mortgage Loans, representing 8.7% of the Initial Pool Balance are fully amortizing but each provides for, among other things, significant increases in the Mortgage Rate and/or principal amortization of the respective Mortgage Loan, thereby providing an increased incentive to prepay the Mortgage Loan. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates and anticipated to be paid on their Hyper-Amortization Dates, as the case may be, unless prepaid prior thereto. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Balloon Payments" herein. The remaining 16 Mortgage Loans, representing 2.9% of the Initial Pool Balance, are fully amortizing without call or hyper-amortization provisions.

Defeasance

         For eleven (11) of the Mortgage Loans (the "Defeasance Loans"), representing 6.7% of the Initial Pool Balance, voluntary prepayment is prohibited from the origination of the Mortgage Loan until a date that is generally up to 90 days prior to its scheduled maturity date or Hyper-Amortization Date, as applicable, but, in lieu of prepayment, the borrower may, after a period of no fewer than two years from the Closing Date, obtain a release of the related Mortgaged Property from the lien of such Mortgage Loan by pledging "Defeasance Collateral" to the holder of the Mortgage Note. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive dates on which a Monthly Payment is due (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date. A borrower's ability to defease is in each case subject to certain conditions, including reasonable assurance that acceptance of a pledge of the Defeasance

Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any Class of Certificates.

Prepayment Restrictions

         As of the Cut-off Date, all of the Mortgage Loans restrict voluntary principal prepayments as follows: (i) 241 Mortgage Loans, representing 71.2% of the Initial Pool Balance, prohibit voluntary prepayments for a period (a "Lock-out Period") ending on a date (generally ranging from 6 to 179 months from the Cut-off Date) specified in the related Mortgage Note and, in most such cases, thereafter impose "Prepayment Premiums" until a specified date (generally three to six months) prior to maturity, (ii) one Mortgage Loan representing 0.2% of the Initial Pool Balance, requires prepayment premiums calculated as a fixed percentage of the amount prepaid for a period ending seven months after the Cut-off Date, then prohibits voluntary prepayments for 60 months, and then reverts to a fixed percentage prepayment premium until its stated maturity; and
(iii) the remaining Mortgage Loans do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments made prior to a specified date (also generally three to six months) prior to maturity.

         With respect to those Mortgage Loans that do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments, Prepayment Premiums are calculated on the basis of (i) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of 96 Mortgage Loans, or 26.0% of the Initial Pool Balance or (ii) a percentage of the amount prepaid ("Percentage Premium"), payable in the case of 15 Mortgage Loans, representing 2.7% of the Initial Pool Balance. Certain of the Mortgage Loans providing for a Yield Maintenance Premium contain a minimum Yield Maintenance Premium of 1% of the amount prepaid.

         Four (4) Mortgage Loans, representing 0.8% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a Prepayment Premium (the "10% Free Prepayment Loans"). In the case of the Mortgage Loans that are subject to a Percentage Premium, such Percentage Premium generally declines over time (in some cases to zero) until, in general, a specified date, which is generally three to six months prior to maturity.

         Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Distributions --Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

         Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Master Servicer or Special Servicer, as applicable. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

         Several groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 3.4%, 2.6%, and 2.4% respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

         The Mortgage Pool includes seventeen (17) separate sets of Cross-Collateralized Mortgage Loans, each representing no more than 1.5% of the Initial Pool Balance. See Appendix II hereto.

Multiple Mortgaged Properties

         In nine cases, or 3.7% of the Initial Pool Balance (not including the seventeen (17) cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage
Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of such Mortgage Loans is nine and the total number of Mortgaged Properties related thereto is 28. In Appendix II the Mortgaged Properties are collectively considered to constitute one Mortgaged Property for purposes of presenting numerical information herein. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties and the Cut-off Date LTVs and the Balloon LTVs were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Single-Tenant Mortgage Loans

         In the case of twenty-seven (27) Mortgage Loans, representing 5.1% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is subject to a single space lease, the majority of which have a primary lease term that expires on or after the scheduled maturity date or Hyper-Amortization Date of the related Mortgage Loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

         The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date (or Hyper-Amortization Date, where applicable) of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

         Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

Release Provisions

         Several of the groups of Cross-Collateralized Mortgage Loans and individual Mortgage Loans secured by multiple properties described under "--Borrower Concentrations" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions.

Ground Leases

         Fourteen (14) of the Mortgage Loans, which represent 3.4% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. One (1) of the Mortgage Loans, which represents 1.2% of the Initial Pool Balance, is secured by a Mortgage on both the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remainder of the Mortgaged Property. All of the ground leases expire at least ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Leasehold Considerations" herein.

Subordinate Financing

         Three (3) of the Mortgaged Properties, which constitute security for Mortgage Loans that represent 2.7% of the Initial Pool Balance, are encumbered by secured subordinated debt that is not part of the Mortgage Pool. In two cases, the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. In the other case, which represents 1.7% of the Initial Pool Balance, the holder of the subordinated debt has not entered into an agreement not to foreclose. All of the Mortgage Loans either prohibit the related borrower from further encumbering the Mortgaged Property with additional debt or require the consent of the holder of the Mortgage prior to so encumbering such property. Other than as indicated above, the Depositor is unaware of any other subordinate financing that currently encumbers any Mortgaged Property. In addition, in the case of four (4) Mortgage Loans, representing 2.6% of the Initial Pool Balance, Heller or an affiliate holds debt ("Mezzanine Debt" ) secured by a pledge of equity interests in the related borrower as set forth in the table below. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Risks of Subordinate Financing" herein and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND THE LEASES--Subordinate Financing" in the Prospectus.

                                 MEZZANINE DEBT

   APPENDIX II                                                LOAN MADE TO
     MORTGAGE            MORTGAGE            MEZZANINE         SPONSOR OR                                   COMBINED
   LOAN NUMBER       LOAN BALANCE (1)     DEBT BALANCE (2)      BORROWER      FORECLOSEABLE?   SECURED (3)   LTV (4)
   -----------       ----------------     ----------------      --------      --------------   -----------  -------
       250             $1,867,152             $334,806          Sponsor            Yes            Yes        84.7%
        19            $13,477,760           $3,543,000          Borrower           Yes            Yes        91.5%
        9              $5,471,164             $200,000          Sponsor            Yes            Yes        76.6%
        8             $12,732,891             $900,000          Sponsor            Yes            Yes        65.9%

---------------

(1)      As of the Cut-off  Date.
(2)      Initial principal balance.
(3) As used above, secured means by a pledge of a partnership or other such interest, rather than an interest in the Mortgaged Property.
(4) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

         An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 320 Mortgage Loans within one-year of the Cut-Off Date in connection with the origination of the related Mortgage Loan. With respect to Mortgaged Properties securing 33 Mortgage Loans representing 7.5% of the Initial Pool Balance, such assessments were prepared within two years of the Cut-Off Date. In all cases, the environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans--Environmental Considerations", herein.

Property Condition Assessments

         Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Zoning and Building Code Compliance

         Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS--The Mortgage Loans", elsewhere in this "DESCRIPTION OF MORTGAGE POOL" section and under "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND THE LEASES" in the Prospectus.

         For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

         (1) The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of cash flow available for debt service based generally on the most recently available property statements. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and
                  (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, where appropriate. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

                  In determining Underwritable Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers. From that information, the Sellers generally calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, including leasing commission and tenant improvement reserves, where appropriate. In certain cases, the applicable Seller's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the Sellers in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the appraisal or market valuation of such Mortgaged Property or Properties conducted in connection with the origination of the Mortgage Loan. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

         (3) References to "Year Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

         (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

STANDARD HAZARD INSURANCE

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer or the Special Servicer, as applicable, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the unpaid principal balance of the related Mortgage Loan,
(ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

         Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

         Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

         In general, the Mortgaged Properties are not insured for earthquake risk.

THE SELLERS

Heller Financial Capital Funding, Inc.

         Heller Financial Capital Funding, Inc. ("Heller") is a wholly-owned subsidiary of Heller Financial, Inc. ("Heller Financial") organized approximately twelve months ago to acquire and sell loans secured by mortgages on commercial and multifamily real estate. Heller may also acquire other assets, such as equipment loans. As of the Closing Date, Heller will have a net worth of approximately $10 million. Its principal office is located at 500 West Monroe, Chicago, Illinois 60661, telephone number (312) 441-6700. Each of Heller's Mortgage Loans was originated and underwritten by Heller Financial or one of its affiliates through its Heller Express Program. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Financial has securitized over $1 billion of the commercial mortgage loans that it has originated.

Morgan Stanley Mortgage Capital Inc.

         MSMC is a subsidiary of Morgan Stanley & Co. Incorporated formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee; (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the Depositor, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the Depositor, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form;
(e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a certified copy thereof. The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

         Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that
(1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects; (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances; (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date; (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property; (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment; (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property; (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part; (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted); (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property; (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein; (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto; (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report; (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement; (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement; (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (except in the case of two leases where the landlord's consent is required to transfer but the landlord is required to consent to certain qualified transferees); (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor), and further provides (except for one ground lease) that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder;
(e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan; (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans; (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasement (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

         Notwithstanding the foregoing, in lieu of making certain of the foregoing representations and warranties with respect to seven of the Mortgage Loans (representing 1.2% of the Initial Pool Balance) sold by it to the Depositor, MSMC assigned to the Trustee, for the benefit of the Certificateholders, its right to require General American Life Insurance Company ("GAL") to (i) either cure a material breach of the representations and warranties made to MSMC in connection with MSMC's acquisition of such Mortgage Loans, which representations and warranties are substantially similar to those listed above, or (ii) repurchase the Mortgage Loans affected by any such breach.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller (which term, for purposes of this and the following two paragraphs, includes GAL) regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances and generally, all expenses reasonably incurred in respect of the Material

Document Defect or the Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

         The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, either of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans in the best interests and for the sole benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standard (the "Servicing Standard"):
(i) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a whole) on a net present value basis; and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor, either Seller, or other servicer of the Mortgage Loans; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction; (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (G) any obligation of the Master Servicer or the Special Servicer, as the case may be (as a seller or an affiliate of a seller of the Mortgage Loans), to pay any indemnity with respect to, or repurchase, any Mortgage Loan.

         In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days; (iii) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's good faith and reasonable judgment) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property. The Master Servicer will continue to collect information and prepare and remit all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

         A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                  (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

                  (x) with respect to the circumstances described in clauses (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y)      with respect to the circumstances described in clause
         (iv) of the preceding paragraph, such default is cured; and

                  (z)      with respect to the circumstances described in clause
         (viii) of the preceding paragraph, such proceedings are terminated.

         The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER

         AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

         As of January 31, 1998, AMRESCO serviced approximately 9,929 commercial and multifamily loans, totaling approximately $29.5 billion in aggregate outstanding principal amount, including 5,892 loans representing approximately $15.6 billion that are currently included in 52 securitized transactions. The portfolio is significantly diversified both geographically and by product type.

         The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

         The Master Servicer also intends to make certain information related to the Mortgage Loans available on the Internet at www.amresco.com. Such Internet access may require the use of a password which can be obtained from the Master Servicer.

THE SPECIAL SERVICER

         Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of February 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,200 assets in most states with an original face value of over $22.8 billion, most of which are commercial real estate assets. Included in this managed portfolio are $17.2 billion of commercial real estate assets representing 40 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

         The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

         The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Twenty-eight (28) Mortgage Loans, representing 8.6% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

        The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). With respect to 325 Mortgage Loans, representing 91.5% of the Initial Pool Balance, the "Administrative Cost Rate" for each Mortgage Loan will equal .0785% per annum and, with respect to the remainder of the Mortgage Loans, the "Administrative Cost Rate" for each Mortgage Loan will range from .1485% to .1785% per annum, as set forth in Appendix II. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was .0855% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain all assumption fees, modification fees and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to:
(a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

         The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 0.50% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1.0%, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan or REO Property and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans.

         The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

THE OPERATING ADVISER

         The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

         If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and
(v) any acceptance of substitute or additional collateral for a Mortgage Loan.

         The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lock-out Period; provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

         In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),
(iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,
(iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Final Rated Distribution Date.

         Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "DESCRIPTION OF THE CERTIFICATES -- Distributions -- Subordination; Allocation of Losses and Certain Expenses."

         The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS."

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

         In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement).

REO PROPERTIES

         If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

         In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than the lesser of $2,000,000 and 3% of the then-aggregate Stated Principal Balance of the Mortgage Pool, at least once every year). In addition, the Special Servicer, subject to limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

         With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

MAINTENANCE OF MASTER SERVICER/SPECIAL SERVICER ACCEPTABILITY

         It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives notice from either Rating Agency to the effect that the continuation of the then-current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

         For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to the Trust Fund. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code. For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC
III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principle federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

         The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 32.0%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "DESCRIPTION OF THE MORTGAGE POOL" herein and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The Class X Certificates will, and the other Classes of Offered Certificates may, be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics and the prepayment assumption described below, the Classes of Offered Certificates other than the Class X Certificates should not be treated as issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "YIELD CONSIDERATIONS" and "MATURITY CONSIDERATIONS" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates, such as the Class X Certificates, that are Super-Premium Certificates. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

         If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31,

1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs --Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

         To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" and " -- Sale, Exchange or Redemption" in the Prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

         Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "SERVICING OF THE MORTGAGE LOANS -- REO Properties" herein.

         Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Information Reporting and Backup Withholding" in the Prospectus.

         For further information regarding the tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMICs" and "STATE TAX CONSIDERATIONS" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATION

         The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

         The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

         The U.S. Department of Labor has issued to Morgan Stanley an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-24 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Merrill Lynch.

         The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, DCR, Moody's Investors Service Inc. ("Moody's) or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of either Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "AAA" by each of Fitch and Moody's; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

         A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption is satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

OTHER EXEMPTIONS

         The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "LEGAL INVESTMENT" in the Prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

         The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley, an affiliate of the Depositor, and Merrill Lynch. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

         Each Underwriter has advised the Depositor that it proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 27, 1998, which is the ___ business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

         Each Underwriter and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

         Each Underwriter intends to make a secondary market in the Offered Certificates, but it is not obligated to do so.

                                  LEGAL MATTERS

         The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York. Certain legal matters with respect to the sale of the Mortgage Loans by Heller will be passed upon Katten Muchin & Zavis, Chicago, Illinois.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DCR and S&P:

CLASS                                                                  DCR               S&P
-----                                                                  ---               ---
Class A1.........................................................      AAA               AAA
Class A2.........................................................      AAA               AAA
Class X..........................................................      AAA               AAAr
Class B..........................................................       AA                AA
Class C..........................................................       A                 A
Class D..........................................................      BBB               BBB
Class E..........................................................      BBB-              BBB-


         S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

         The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in March 2030 (the "Final Rated Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/AAAr" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS

10% Free Prepayment Loans.....................................S-35, 74
30/360 basis......................................................S-65
Accrued Certificate Interest..............................S-20, 21, 54
Additional Trust Fund Expenses....................................S-57
Administrative Cost Rate......................................S-26, 86
Advance Rate..................................................S-27, 60
Advances......................................................S-27, 59
AMRESCO...........................................................S-85
Appraisal Event...............................................S-23, 56
Appraisal Reduction.......................................S-23, 24, 56
Assumed Monthly Payment.......................................S-22, 54
Available Distribution Amount.................................S-18, 52
Balloon Loans.................................................S-34, 73
Balloon LTV.......................................................S-79
Balloon LTV Ratio.................................................S-79
Balloon Payment...........................................S-34, 46, 73
Book-Entry Certificates...........................................S-49
CEDEL......................................................S-2, 14, 49
Certificate Account...............................................S-52
Certificate Balance........................................S-1, 16, 50
Certificate Owner.............................................S-14, 49
Certificateholders.........................................S-1, 36, 48
Certificates...............................................S-1, 11, 48
Chase.............................................................S-49
Citibank..........................................................S-49
Class......................................................S-1, 11, 48
Class A Certificates.......................................S-1, 11, 48
Class Interest Shortfall......................................S-21, 54
Class X Certificates.......................................S-1, 11, 48
Closing Date...................................................S-2, 48
CMBS..............................................................S-85
Code..............................................................S-37
Collection Period.............................................S-14, 51
Commission.........................................................S-5
Compensating Interest Payment.................................S-25, 58
Controlling Class.............................................S-13, 87
Corporate Trust Office............................................S-64
Corrected Mortgage Loan...........................................S-84
Cross-Collateralized Mortgage Loans...............................S-33
Cut-off Date LTV..................................................S-79
Cut-off Date LTV Ratio............................................S-79
DCR............................................................S-1, 29
Debt Service Coverage Ratio.......................................S-78
Default...........................................................S-89
Defaulted Mortgage Loan...........................................S-89
Defeasance Collateral.............................................S-73
Defeasance Loans..................................................S-73
Definitive Certificate........................................S-14, 49
Depositor......................................................S-1, 11
Discount Rate.....................................................S-55

Distributable Certificate Interest............................S-20, 54
Distribution Date..............................................S-3, 51
Document Defect...................................................S-82
DOL...............................................................S-93
DSCR..............................................................S-78
DTC........................................................S-2, 14, 49
ERISA.........................................................S-38, 93
Euroclear..................................................S-2, 14, 49
Exemption.........................................................S-94
Expense Losses....................................................S-57
FASIT.............................................................S-91
Final Rated Distribution Date.................................S-30, 98
Final Regulation..................................................S-93
Final Scheduled Distribution Date.................................S-66
Fiscal Agent.......................................................S-1
Fitch.............................................................S-94
GAL...............................................................S-82
Heller........................................................S-12, 80
Heller Financial..................................................S-80
Heller Loans......................................................S-72
Hotel Loans.......................................................S-44
Hyper-Amortization Date...........................................S-34
Initial Pool Balance.......................................S-3, 11, 73
Interest Accrual Period...........................................S-54
Interest Only Certificates.................................S-1, 11, 48
LaSalle...........................................................S-64
Liquidation Fee...................................................S-87
LNR...............................................................S-85
Loan-to-Value Ratio...............................................S-79
Lock-out Period...............................................S-35, 73
OP ...............................................................S-65
Manufactured Housing Communities..................................S-44
Master Servicer....................................................S-1
Master Servicing Fee..........................................S-26, 86
Material Breach...................................................S-82
Material Document Defect..........................................S-82
Maturity Assumptions..............................................S-65
Merrill Lynch......................................................S-2
Mezzanine Debt................................................S-48, 76
Money Term....................................................S-23, 56
Monthly Payment...............................................S-22, 54
Moody's...........................................................S-94
Morgan Stanley.....................................................S-2
Morgan Stanley Loans..............................................S-72
Mortgage..........................................................S-72
Mortgage File.....................................................S-80
Mortgage Loan.................................................S-11, 71
Mortgage Loan Purchase Agreement..............................S-12, 72
Mortgage Loans.....................................................S-3
Mortgage Note.....................................................S-72
Mortgage Pool......................................................S-3
Mortgage Rates....................................................S-34
Mortgaged Properties..............................................S-11
Mortgaged Property............................................S-11, 72
MSMC..............................................................S-12
Net...............................................................S-18
Net Aggregate Prepayment Interest Shortfall.......................S-58

Net income from foreclosure property..............................S-89
Net Mortgage Rate.................................................S-51
Non-30/360 Loan...............................................S-18, 51
Notional Amount........................................S-1, 16, 17, 50
Offered Certificates.......................................S-1, 12, 49
OID...............................................................S-91
Operating Adviser.............................................S-13, 87
P&I Advance...................................................S-27, 59
Participants......................................................S-49
Pass-Through Rate..............................................S-1, 51
Percentage Interest...............................................S-52
Percentage Premium............................................S-35, 74
Permitted Cure Period.............................................S-83
Permitted Investments.............................................S-86
Phase I...........................................................S-77
Plan..............................................................S-93
Pooling and Servicing Agreement............................S-1, 11, 48
Prepayment Assumption.............................................S-38
Prepayment Interest Excess....................................S-25, 58
Prepayment Interest Shortfall.................................S-25, 58
Prepayment Premium............................................S-35, 73
Principal Balance Certificates.............................S-3, 16, 50
Principal Distribution Amount.................................S-21, 54
Principal Window...................................................S-8
Private Certificates..........................................S-12, 49
PTCE..............................................................S-95
Purchase Price....................................................S-82
Qualifying Substitute Mortgage Loan...............................S-82
Rating Agencies................................................S-1, 29
Realized Losses...................................................S-57
Record Date.......................................................S-52
Related Proceeds..................................................S-59
REMIC..........................................................S-4, 37
REMIC I........................................................S-4, 37
REMIC II.......................................................S-4, 37
REMIC III......................................................S-4, 37
REMIC Regular Certificates.................................S-1, 11, 49
REMIC Residual Certificates................................S-1, 11, 49
REO Extension.....................................................S-89
REO Property..............................................S-11, 48, 84
REO Sale Deadline.................................................S-89
REO Tax...........................................................S-89
Required Appraisal Loan...................................S-23, 24, 56
Restricted Group..................................................S-94
S&P............................................................S-1, 29
Seller.........................................................S-3, 12
Senior Certificates........................................S-1, 11, 48
Servicing Advance.............................................S-27, 59
Servicing Standard................................................S-83
Servicing Transfer Event..........................................S-84
Single-Tenant Mortgage Loan.......................................S-75
SMMEA.........................................................S-39, 96
Special Servicer...................................................S-1
Special Servicing Fee.............................................S-87
Special Servicing Fee Rate........................................S-87
Specially Serviced Mortgage Loan..................................S-84
Stated Principal Balance..........................................S-50

Subordinate Certificates...................................S-1, 11, 48
Sub-Servicer......................................................S-86
Sub-Servicing Agreement...........................................S-86
Substitution Shortfall Amount.....................................S-82
Termination Price.................................................S-58
Master Servicer...................................................S-85
Trust Fund.................................................S-1, 11, 48
Trustee............................................................S-1
Trustee Fee...................................................S-26, 64
Underwritable Cash Flow...........................................S-78
Underwriters.......................................................S-2
Underwriting Agreement............................................S-96
Voting Rights.....................................................S-64
WAC Rate......................................................S-18, 51
Workout Fee.......................................................S-87
Workout Fee Rate..................................................S-87
Year Built/Renovated..............................................S-79
Yield Maintenance Premium.....................................S-35, 74
YMP...............................................................S-65

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                              CUT-OFF DATE BALANCES


----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY                  WEIGHTED                WEIGHTED
                                 NUMBER                     AGGREGATE    WEIGHTED       AVERAGE                AVERAGE    WEIGHTED
                                   OF       AGGREGATE     CUT-OFF DATE    AVERAGE      REMAINING     WEIGHTED  CUT-OFF    AVERAGE
                                MORTGAGE  CUT-OFF DATE       BALANCE     MORTGAGE       TERM TO      AVERAGE     DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS       BALANCE           (%)       RATE (%)   MATURITY (MOS)   DSCR (X)  LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                      24       $18,592,341        1.45        7.697          117          1.58     66.2       51.0
1,000,001 to 2,000,000             122       181,496,508       14.12        7.944          124          1.53     66.6       51.3
2,000,001 to 3,000,000              80       197,541,370       15.37        7.798          124          1.46     71.3       56.2
3,000,001 to 4,000,000              39       141,039,660       10.97        7.959          121          1.51     68.9       55.7
4,000,001 to 5,000,000              23       103,375,187        8.04        7.802          121          1.47     69.3       53.9
5,000,001 to 6,000,000              16        88,490,022        6.89        7.621          122          1.43     74.3       63.4
6,000,001 to 7,000,000               7        46,872,958        3.65        7.338          152          1.43     72.9       46.1
7,000,001 to 8,000,000               8        59,596,339        4.64        7.659          123          1.44     70.9       60.6
8,000,001 to 9,000,000               4        32,769,757        2.55        7.541          115          1.32     76.2       67.0
9,000,001 to 10,000,000              4        39,002,845        3.03        7.452          115          1.29     79.3       69.2
10,000,001 to 11,000,000             5        52,932,266        4.12        7.198          117          1.29     78.1       67.9
11,000,001 to 12,000,000             5        57,680,388        4.49        7.613          116          1.35     74.9       64.7
12,000,001 to 13,000,000             4        51,204,983        3.98        7.561          115          1.39     70.5       59.9
13,000,001 to 14,000,000             2        27,020,332        2.10        7.511          147          1.35     76.1       60.8
15,000,001 and above                10       187,610,657       14.60        7.424          120          1.35     73.7       61.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         353    $1,285,225,613      100.00%       7.680%         122          1.43X    71.6%      58.1%
================================================================================================================================
Min:                          $498,113
Max:                       $32,909,270
Average:                    $3,640,866

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                     STATES

---------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY                  WEIGHTED                WEIGHTED
                              NUMBER                       AGGREGATE    WEIGHTED       AVERAGE                AVERAGE    WEIGHTED
                                OF         AGGREGATE     CUT-OFF DATE    AVERAGE      REMAINING    WEIGHTED   CUT-OFF    AVERAGE
                             MORTGAGE    CUT-OFF DATE       BALANCE     MORTGAGE       TERM TO     AVERAGE      DATE     BALLOON
STATE                         LOANS         BALANCE           (%)       RATE (%)   MATURITY (MOS)  DSCR (X)   LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
California                       84       $323,763,523       25.19        7.801          121          1.48      70.2      57.9
Massachusetts                    24        113,816,158        8.86        7.167          117          1.30      73.3      63.2
Arizona                          28         91,948,118        7.15        7.919          117          1.49      69.9      56.5
Texas                            20         66,165,464        5.15        7.754          121          1.31      76.9      62.8
Wisconsin                        19         64,046,978        4.98        7.393          117          1.41      73.4      60.4
Colorado                         13         63,809,967        4.96        7.475          133          1.43      70.2      55.5
Michigan                         11         56,149,664        4.37        7.500          118          1.39      77.6      66.5
Illinois                         18         54,389,539        4.23        7.451          120          1.49      72.0      58.4
Ohio                             12         53,959,358        4.20        7.974          115          1.29      75.2      63.1
New Jersey                        8         42,275,764        3.29        7.784          133          1.58      65.4      53.3
Florida                          13         41,546,757        3.23        7.971          114          1.40      74.5      59.4
Washington                       12         38,681,415        3.01        7.376          120          1.61      68.1      57.0
Oregon                            8         30,616,329        2.38        7.798          135          1.50      69.2      54.8
Georgia                          12         30,277,761        2.36        7.719          124          1.37      73.0      56.4
Pennsylvania                      7         23,686,243        1.84        8.129          115          1.32      78.4      67.5
New York                          8         23,604,521        1.84        7.250          130          1.61      63.5      46.8
Nevada                            4         19,430,174        1.51        7.089          117          1.61      68.7      57.4
Oklahoma                          2         17,430,048        1.36        7.392          115          1.26      73.6      64.4
Missouri                          3         16,642,368        1.29        8.106          132          1.23      75.6      54.7
North Carolina                    5         15,451,793        1.20        7.689          132          1.40      67.5      54.7
Maryland                          5         14,997,914        1.17        8.067          114          1.68      67.9      58.4
Utah                              9         13,153,313        1.02        8.197          115          1.80      53.9      40.7
Virginia                          5         12,161,065        0.95        7.685          117          1.44      68.2      56.8
Minnesota                         3         11,413,534        0.89        7.277          211          1.31      77.4      49.5
Indiana                           3          8,994,692        0.70        7.746          143          1.29      68.7      36.9
Connecticut                       2          8,398,703        0.65        7.994          215          1.10      84.3       9.6
Louisiana                         2          6,628,099        0.52        8.139          113          1.30      74.0      60.6
New Mexico                        3          5,853,242        0.46        8.077          128          1.56      70.1      55.3
Idaho                             3          4,053,118        0.32        8.456          114          1.36      74.3      61.3
Maine                             1          2,783,847        0.22        7.910          115          1.48      73.3      59.7
Hawaii                            1          2,436,447        0.19        8.210          115          1.21      74.6      61.3
New Hampshire                     1          1,867,152        0.15        8.970          112          1.29      71.8      60.0
Kentucky                          1          1,487,498        0.12        9.620          110          1.31      71.9      60.9
Tennessee                         1          1,198,628        0.09        7.480          119          1.28      79.9      63.9
Montana                           1          1,112,980        0.09        8.270          210          1.26      67.5       3.0
Alabama                           1            993,440        0.08        9.670          112          1.68      68.5      58.1
------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:      353     $1,285,225,613      100.00%       7.680%         122          1.43X     71.6%     58.1%
==============================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                 PROPERTY TYPES


------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY                   WEIGHTED                WEIGHTED
                               NUMBER                      AGGREGATE    WEIGHTED        AVERAGE                AVERAGE     WEIGHTED
                                 OF        AGGREGATE     CUT-OFF DATE    AVERAGE       REMAINING    WEIGHTED   CUT-OFF     AVERAGE
                              MORTGAGE   CUT-OFF DATE       BALANCE     MORTGAGE        TERM TO     AVERAGE      DATE      BALLOON
PROPERTY TYPE                  LOANS        BALANCE           (%)       RATE (%)    MATURITY (MOS)  DSCR (X)   LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Multifamily                      95         396,677,604      30.86        7.285            121        1.36       73.9        62.2
Retail                           58         272,804,954      21.23        7.800            131        1.37       73.4        56.1
Self-Storage                     86         201,007,421      15.64        8.051            120        1.66       67.6        54.0
Manufactured Housing             56         145,905,469      11.35        7.875            117        1.48       69.5        58.0
Office                           26         123,295,124       9.59        7.764            116        1.37       70.6        59.2
Hospitality                      10          71,696,771       5.58        7.609            132        1.53       69.8        51.3
Industrial                       18          59,875,089       4.66        7.918            118        1.38       70.5        60.2
Congregate Care                   4          13,963,181       1.09        7.766            116        1.50       74.6        60.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:      353      $1,285,225,613     100.00%       7.680%           122        1.43X      71.6%       58.1%
=================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                 MORTGAGE RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY                   WEIGHTED                WEIGHTED
                              NUMBER                        AGGREGATE     WEIGHTED      AVERAGE                 AVERAGE     WEIGHTED
                                OF         AGGREGATE      CUT-OFF DATE    AVERAGE      REMAINING     WEIGHTED   CUT-OFF     AVERAGE
                             MORTGAGE     CUT-OFF DATE       BALANCE      MORTGAGE      TERM TO      AVERAGE      DATE      BALLOON
MORTGAGE RATE (%)              LOANS        BALANCE            (%)        RATE (%)   MATURITY (MOS)  DSCR (X)   LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000                   32        $172,267,879           13.40      6.880        125           1.40      73.1        60.6
7.001 to 7.500                  113         412,659,796           32.11      7.255        123           1.43      72.6        59.3
7.501 to 8.000                   93         351,755,463           27.37      7.762        127           1.45      70.7        55.3
8.001 to 8.500                   55         204,693,827           15.93      8.195        118           1.45      69.7        58.1
8.501 to 9.000                   38         104,888,984            8.16      8.739        114           1.41      71.5        57.7
9.001 to 9.500                   12          22,824,391            1.78      9.228        111           1.51      71.5        61.4
9.501 to 10.000                  10          16,135,272            1.26      9.663        106           1.45      77.1        64.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:      353      $1,285,225,613          100.00%     7.680%       122           1.43X     71.6%       58.1%
====================================================================================================================================
Min:              6.650%
Max:              9.880%
Weighted Average: 7.680%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                        ORIGINAL TERMS TO STATED MATURITY


----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY                   WEIGHTED                WEIGHTED
                              NUMBER                       AGGREGATE    WEIGHTED        AVERAGE                AVERAGE    WEIGHTED
                                OF        AGGREGATE      CUT-OFF DATE    AVERAGE       REMAINING    WEIGHTED   CUT-OFF    AVERAGE
ORIGINAL TERM TO             MORTGAGE   CUT-OFF DATE        BALANCE     MORTGAGE        TERM TO     AVERAGE      DATE     BALLOON
STATED MATURITY (MOS)         LOANS        BALANCE            (%)       RATE (%)    MATURITY (MOS)  DSCR (X)   LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                           1         $2,169,236         0.17      7.850             53         1.58     80.3       76.7
61 to 120                       300      1,116,386,875        86.86      7.685            115         1.43     71.8       60.6
121 to 144                       16         40,207,457         3.13      7.722            122         1.49     70.7       59.4
145 to 180                       26         85,349,556         6.64      7.755            174         1.47     67.5       39.9
181 to 240                       10         41,112,490         3.20      7.336            215         1.33     76.7       26.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:      353     $1,285,225,613       100.00%     7.680%           122         1.43X    71.6%      58.1%
=================================================================================================================================
Min:                             60
Max:                            240
Weighted Average:               127

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                       REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY                  WEIGHTED                WEIGHTED
                              NUMBER                       AGGREGATE    WEIGHTED       AVERAGE                AVERAGE    WEIGHTED
                                OF         AGGREGATE     CUT-OFF DATE    AVERAGE      REMAINING    WEIGHTED   CUT-OFF    AVERAGE
REMAINING TERM TO            MORTGAGE    CUT-OFF DATE       BALANCE     MORTGAGE       TERM TO     AVERAGE      DATE     BALLOON
STATED MATURITY (MOS)         LOANS         BALANCE           (%)       RATE (%)   MATURITY (MOS)  DSCR (X)   LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                           1          $2,169,236       0.17        7.850           53          1.58     80.3       76.7
61 to 84                          1             897,520       0.07        7.800           81          1.66     64.1       56.9
85 to 120                       309       1,142,125,747      88.87        7.686          115          1.43     71.8       60.7
121 to 180                       33         112,398,380       8.75        7.658          169          1.47     68.2       43.8
181 to 240                        9          27,634,730       2.15        7.504          233          1.26     78.7       11.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:      353      $1,285,225,613     100.00%       7.680%         122           1.43X   71.6%      58.1%
=================================================================================================================================
Min:                             53
Max:                            239
Weighted Average:               122

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY                  WEIGHTED                WEIGHTED
                                NUMBER                      AGGREGATE    WEIGHTED       AVERAGE                AVERAGE    WEIGHTED
                                  OF        AGGREGATE     CUT-OFF DATE    AVERAGE      REMAINING    WEIGHTED   CUT-OFF    AVERAGE
DEBT SERVICE                   MORTGAGE   CUT-OFF DATE       BALANCE     MORTGAGE       TERM TO     AVERAGE      DATE     BALLOON
COVERAGE RATIO (X)              LOANS        BALANCE           (%)       RATE (%)   MATURITY (MOS)  DSCR (X)   LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Less than 1.00                     1          $2,719,519        0.21       7.120          234          0.99      87.2       1.5
1.00 to 1.14                       7          18,929,077        1.47       7.994          168          1.07      80.9      32.6
1.15 to 1.24                      45         201,615,305       15.69       7.711          117          1.21      74.6      61.2
1.25 to 1.34                      85         353,240,901       27.48       7.601          118          1.30      75.9      64.5
1.35 to 1.49                      94         356,184,657       27.71       7.635          128          1.41      72.7      58.4
1.50 to 1.74                      72         217,054,735       16.89       7.876          122          1.59      67.9      54.3
1.75 to 1.99                      26          89,271,665        6.95       7.511          117          1.83      63.9      52.9
2.00 and above                    23          46,209,755        3.60       7.798          126          2.30      45.5      36.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:       353      $1,285,225,613      100.00%      7.680%         122          1.43X     71.6%     58.1%
===================================================================================================================================
Min:                            0.99x
Max:                            3.75x
Weighted Average:               1.43x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY                  WEIGHTED                WEIGHTED
                              NUMBER                         AGGREGATE    WEIGHTED       AVERAGE                AVERAGE    WEIGHTED
                                OF         AGGREGATE       CUT-OFF DATE    AVERAGE      REMAINING    WEIGHTED   CUT-OFF    AVERAGE
CUT-OFF DATE LOAN-TO-        MORTGAGE    CUT-OFF DATE         BALANCE     MORTGAGE       TERM TO     AVERAGE      DATE     BALLOON
VALUE RATIO (%)               LOANS         BALANCE             (%)       RATE (%)   MATURITY (MOS)  DSCR (X)   LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
30.1 to 40.0                     7           $12,274,625          0.96      7.290          117          2.29      35.8       28.6
40.1 to 50.0                    18            36,158,795          2.81      7.960          119          2.11      45.1       34.9
50.1 to 60.0                    30            70,452,314          5.48      7.815          133          1.65      55.7       39.4
60.1 to 70.0                    90           295,489,213         22.99      7.727          123          1.53      66.4       52.7
70.1 to 80.0                   186           781,886,138         60.84      7.641          121          1.35      75.3       62.9
80.1 to 90.0                    19            82,211,864          6.40      7.682          128          1.30      83.7       62.0
90.1 to 100.0                    2             4,025,332          0.31      7.286          150          1.10      93.6       56.9
100.1 and above                  1             2,727,332          0.21      8.796          109          1.26     102.9       86.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:     353        $1,285,225,613        100.00%     7.680%         122          1.43X     71.6%      58.1%
====================================================================================================================================
Min:                          31.7%
Max:                         102.9%
Weighted Average:             71.6%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY                   WEIGHTED                  WEIGHTED
                             NUMBER                       AGGREGATE    WEIGHTED        AVERAGE                  AVERAGE     WEIGHTED
                               OF        AGGREGATE      CUT-OFF DATE    AVERAGE       REMAINING     WEIGHTED    CUT-OFF     AVERAGE
BALLOON LOAN-TO-            MORTGAGE   CUT-OFF DATE        BALANCE     MORTGAGE        TERM TO      AVERAGE       DATE      BALLOON
VALUE RATIO (%)              LOANS        BALANCE            (%)       RATE (%)    MATURITY (MOS)   DSCR (X)    LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 to 10.0                    16         $36,569,033         2.85       7.685            205          1.26       71.4         1.1
20.1 to 30.0                    8          13,779,271         1.07       7.391            117          2.13       38.3        28.4
30.1 to 40.0                   20          42,571,803         3.31       7.775            142          1.95       50.7        36.5
40.1 to 50.0                   33         104,381,516         8.12       7.689            138          1.65       61.5        45.3
50.1 to 60.0                  117         362,710,639        28.22       7.742            121          1.49       68.5        55.8
60.1 to 70.0                  144         667,233,017        51.92       7.623            116          1.34       75.8        65.2
70.1 to 80.0                   12          46,850,692         3.65       7.996            111          1.34       82.3        72.0
80.1 to 90.0                    3          11,129,641         0.87       7.604            116          1.18       92.8        82.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:    353      $1,285,225,613       100.00%      7.680%           122          1.43X      71.6%       58.1%
====================================================================================================================================
Min:                          0.5%
Max:                         86.8%
Weighted Average:            58.1%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                  BALLOON LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY                   WEIGHTED                  WEIGHTED
                              NUMBER                      AGGREGATE    WEIGHTED        AVERAGE                  AVERAGE    WEIGHTED
                                OF        AGGREGATE     CUT-OFF DATE    AVERAGE       REMAINING     WEIGHTED    CUT-OFF    AVERAGE
                             MORTGAGE   CUT-OFF DATE       BALANCE     MORTGAGE        TERM TO      AVERAGE       DATE     BALLOON
BALLOON LOANS                 LOANS        BALANCE           (%)       RATE (%)    MATURITY (MOS)   DSCR (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Yes                            337      $1,248,656,579       97.15       7.680            120          1.44       71.6       59.8
No                              16          36,569,033        2.85       7.685            205          1.26       71.4        1.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:     353      $1,285,225,613      100.00%      7.680%           122          1.43X      71.6%      58.1%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                         PREPAYMENT RESTRICTION ANALYSIS

                                                                     PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                                                                    ASSUMING NO PREPAYMENTS
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION              CURRENT     12 MO.     24 MO.     36 MO.     48 MO.      60 MO.     72 MO.     84 MO.     96 MO.
                                    -------     ------     ------     ------     ------      ------     ------     ------     ------

Locked Out                          71.21%      71.15%     69.78%     64.91%     60.84%      14.43%      9.66%      8.07%      7.73%
Yield Maintenance                   25.74%      25.75%     27.18%     31.91%     35.98%      81.00%     81.03%     82.16%     80.46%
Penalty Points
       5.00% and greater             2.40%       0.53%      0.53%      0.15%      0.15%       1.53%      1.37%      0.00%      0.00%
        4.00% to 4.99%               0.25%       2.35%      0.24%      0.77%      0.76%       0.23%      2.12%      1.59%      1.51%
        3.00% to 3.99%               0.40%       0.00%      2.27%      1.75%      0.00%       0.72%      3.73%      2.36%      0.06%
        2.00% to 2.99%               0.00%       0.22%      0.00%      0.51%      1.75%       1.75%      0.00%      3.74%      2.89%
        1.00% to 1.99%               0.00%       0.00%      0.00%      0.00%      0.51%       0.34%      2.09%      0.34%      3.58%
Open                                 0.00%       0.00%      0.00%      0.00%      0.00%       0.00%      0.00%      1.74%      3.78%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%     100.00%    100.00%    100.00%    100.00%     100.00%    100.00%    100.00%    100.00%
Mortgage Pool Balance
    Outstanding (in millions)   $1,285.23   $1,269.83  $1,253,33  $1,235,29   $1,215.82  $1,192,74  $1,170.22   $1,144.93  $1,118.47
                                ---------   ---------  ---------  ---------   ---------  ---------  ---------   ---------  ---------
% of Initial Pool Balance          100.00%      98.80%     97.52%     96.11%      94.60%     92.80%     91.05%     89.08%     87.03%



----------------------------------------------------------
PREPAYMENT RESTRICTION              108 MO.    120 MO.
                                    -------    -------
Locked Out                            7.66%     10.85%
Yield Maintenance                    74.09%     69.91%
Penalty Points
       5.00% and greater              0.00%      0.00%
        4.00% to 4.99%                0.15%      0.00%
        3.00% to 3.99%                1.46%     15.07%
        2.00% to 2.99%                0.30%      2.76%
        1.00% to 1.99%                5.89%      0.00%
Open                                 10.45%      1.42%
----------------------------------------------------------
TOTALS                              100.00%    100.00%
Mortgage Pool Balance
    Outstanding (in millions)     $1,051.87    $108.16
                                  ---------    -------
% of Initial Pool Balance            81.84%      8.42%


                    Notes:        (1) Four of the Mortgage Loans (0.85% of the
                    Cut-Off Date Balance) allow 10% annual partial voluntary principal prepayment without restrictions.

                    (2) For purposes of the table, Mortgage Loans are considered to require (i) Yield Maintenance Premiums if Prepayment Premiums are calculated on the basis of greater of a yield maintenance formula or a percentage of the amount prepaid or
                    (ii) Percentage Premiums if Prepayment Premiums are calculated on the basis of lesser of a yield maintenance formula or a percentage of the amount prepaid.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate          Cut-Off
  Loan                                                                   Cut-Off          Date Bal./      Mortgage  Interest Accrual
   No.  Seller (1)     Property Name                                     Date Balance     Unit or SF (4)    Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   1      HF        Pacific Coast Plaza Shopping Center                  $32,909,270    $       134        7.930%    30/360
   2      HF        Norwood Gardens                                      $22,266,787    $    67,069        6.790%    Actual/360
   3      HF        Rookwood Pavilion                                    $21,679,551    $        88        8.240%    30/360
   4      HF        Silver Lake SSF (2A) (3A)                            $15,261,319    $        43        6.930%    Actual/360
   5      HF        Affordable Self Storage (2A)                         $   969,131    $        43        6.930%    Actual/360
   6      HF        Skold Portfolio - Greenwood Self Storage (2A)        $ 1,823,365    $        43        6.930%    Actual/360
   7      HF        Skold Portfolio - Evergreen Mini Storage (2A)        $   699,373    $        43        6.930%    Actual/360
   8      HF        351 California Street (2B)                           $12,705,409    $       101        8.100%    30/360
   9      HF        201 Sansome Street (2B)                              $ 5,459,355    $       101        8.100%    30/360
  10      HF        Boulder Marriott                                     $17,931,352    $   115,686        7.580%    Actual/360
  11      HF        Beverly Garland Hotel                                $15,951,465    $    62,555        6.860%    Actual/360
  12      HF        Rancho Viejo Apts.                                   $15,654,907    $    50,176        6.980%    Actual/360
  13      HF        Lincoln on Memorial Apartments                       $15,433,946    $    42,872        7.290%    Actual/360
  14      HF        Davis Square Center                                  $15,267,975    $       147        7.300%    Actual/360
  15      HF        Fleming Portfolio - 1450 North Dysart Road (3B)      $15,254,086    $        60        7.720%    30/360
  16      MS        Marymount Manor (2C)                                 $ 8,149,703    $    66,414        7.210%    Actual/360
  17      MS        Marymount Tower (2C)                                 $ 5,929,979    $    66,414        7.210%    Actual/360
  18      MS        Park Place Shopping Center                           $13,542,572    $        54        8.030%    Actual/360
  19      HF        A&P Food Market                                      $13,477,760    $       193        6.990%    Actual/360
  20      HF        The First National Bank Building                     $12,973,444    $        43        8.130%    30/360
  21      HF        Boylston Apartments                                  $12,971,450    $    40,791        6.870%    Actual/360
  22      HF        Greenbriar Apartments                                $12,554,680    $    56,048        7.140%    Actual/360
  23      MS        College Station                                      $11,929,226    $    20,675        7.890%    Actual/360
  24      HF        Kmart Plaza                                          $11,940,152    $        63        7.800%    30/360
  25      HF        Rivershire Apartments                                $11,389,944    $    50,848        7.020%    Actual/360
  26      HF        Haggerty Tech Center                                 $11,248,923    $        75        8.290%    30/360
  27      HF        Village at Chestnut Hill                             $11,172,143    $       191        7.040%    Actual/360
  28      HF        Orland Park Exec. Ctr. (2D)                          $ 7,583,935    $       106        7.210%    Actual/360
  29      HF        GMAC Building (2D)                                   $ 3,392,813    $       106        7.210%    Actual/360
  30      HF        Ridgecrest Terrace Apartments                        $10,776,200    $    56,420        6.840%    Actual/360
  31      HF        Fountain Square Shopping Center                      $10,649,746    $        88        8.100%    30/360
  32      HF        1550 Brickell (7)                                    $10,590,044    $    77,868        6.650%    Actual/360
 32a      HF        Lafayette Towers                                     $10,490,985    $    17,964        7.180%    Actual/360
  33      MS        Lake Village Apartments                              $10,425,291    $    50,855        7.220%    Actual/360
  34      HF        All Aboard Mini Storage Portfolio - Oakland (2E)     $ 4,687,037    $        51        7.790%    Actual/360
  35      HF        All Aboard Mini-Storage Portfolio - Ventura (2E)     $ 2,592,829    $        51        7.790%    Actual/360
  36      HF        All Aboard Mini Storage Portfolio - Van Nuys (2E)    $ 2,792,277    $        51        7.790%    Actual/360
  37      HF        Stor-Mor of Cypress (2F)                             $ 2,241,188    $        46        7.370%    Actual/360
  38      HF        Stor-Mor - Anaheim (2F)                              $ 2,390,601    $        46        7.370%    Actual/360
  39      HF        Stor-Mor - Torrance (2F)                             $ 5,329,048    $        46        7.370%    Actual/360




--------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Effective
  Loan                                                                   Note       Maturity          Maturity         Term
   No.  Seller (1)     Property Name                                     Date         Date             Date (5)        (mos)
--------------------------------------------------------------------------------------------------------------------------------
   1      HF        Pacific Coast Plaza Shopping Center                10/22/97    10/01/07             N/A            119
   2      HF        Norwood Gardens                                    01/08/98    01/01/08             N/A            120
   3      HF        Rookwood Pavilion                                  10/16/97    04/01/06             N/A            102
   4      HF        Silver Lake SSF (2A) (3A)                          01/27/98    02/01/08             N/A            120
   5      HF        Affordable Self Storage (2A)                       01/27/98    02/01/08             N/A            120
   6      HF        Skold Portfolio - Greenwood Self Storage (2A)      01/27/98    02/01/08             N/A            120
   7      HF        Skold Portfolio - Evergreen Mini Storage (2A)      01/27/98    02/01/08             N/A            120
   8      HF        351 California Street (2B)                         08/01/97    08/01/07             N/A            120
   9      HF        201 Sansome Street (2B)                            07/18/97    08/01/07             N/A            120
  10      HF        Boulder Marriott                                   11/25/97    12/01/22          12/01/12          180
  11      HF        Beverly Garland Hotel                              01/16/98    01/01/18          01/01/08          120
  12      HF        Rancho Viejo Apts.                                 12/04/97    12/01/07             N/A            120
  13      HF        Lincoln on Memorial Apartments                     09/25/97    10/01/07             N/A            120
  14      HF        Davis Square Center                                12/24/97    01/01/18          01/01/08          120
  15      HF        Fleming Portfolio - 1450 North Dysart Road (3B)    09/29/97    10/01/17          10/01/07          120
  16      MS        Marymount Manor (2C)                               12/04/97    01/01/08             N/A            120
  17      MS        Marymount Tower (2C)                               12/04/97    01/01/08             N/A            120
  18      MS        Park Place Shopping Center                         10/31/97    11/01/07             N/A            120
  19      HF        A&P Food Market                                    01/12/98    01/31/21          01/31/13          181
  20      HF        The First National Bank Building                   07/29/97    08/01/07             N/A            120
  21      HF        Boylston Apartments                                01/06/98    01/01/08             N/A            120
  22      HF        Greenbriar Apartments                              12/17/97    12/01/07             N/A            120
  23      MS        College Station                                    09/30/97    10/01/07             N/A            120
  24      HF        Kmart Plaza                                        07/31/97    08/01/07             N/A            120
  25      HF        Rivershire Apartments                              01/28/98    02/01/08             N/A            120
  26      HF        Haggerty Tech Center                               07/25/97    08/01/07             N/A            120
  27      HF        Village at Chestnut Hill                           01/09/98    01/01/08             N/A            120
  28      HF        Orland Park Exec. Ctr. (2D)                        12/30/97    01/01/08             N/A            120
  29      HF        GMAC Building (2D)                                 12/30/97    01/01/08             N/A            120
  30      HF        Ridgecrest Terrace Apartments                      01/09/98    01/01/08             N/A            120
  31      HF        Fountain Square Shopping Center                    08/06/97    08/01/07             N/A            120
  32      HF        1550 Brickell (7)                                  02/04/98    02/01/08             N/A            120
 32a      HF        Lafayette Towers                                   01/22/98    02/01/08             N/A            120
  33      MS        Lake Village Apartments                            11/12/97    12/01/07             N/A            120
  34      HF        All Aboard Mini Storage Portfolio - Oakland (2E)   12/23/97    01/01/08             N/A            120
  35      HF        All Aboard Mini-Storage Portfolio - Ventura (2E)   12/23/97    12/01/07             N/A            119
  36      HF        All Aboard Mini Storage Portfolio - Van Nuys (2E)  12/23/97    12/01/07             N/A            119
  37      HF        Stor-Mor of Cypress (2F)                           12/10/97    12/01/07             N/A            120
  38      HF        Stor-Mor - Anaheim (2F)                            12/10/97    12/01/07             N/A            120
  39      HF        Stor-Mor - Torrance (2F)                           12/10/97    12/01/07             N/A            120



------------------------------------------------------------------------------------------------------------------------------------
                                                                        Remaining     Amort.
  Loan                                                                    Term       Term (6)  Balance Due   Balloon  Security
   No.  Seller (1)     Property Name                                      (mos)       (mos)    at Maturity   LTV (4)    Type
------------------------------------------------------------------------------------------------------------------------------------
   1      HF        Pacific Coast Plaza Shopping Center                    115         360    $29,005,275       65.8%    Fee
   2      HF        Norwood Gardens                                        118         360    $19,132,517       66.2%    Fee
   3      HF        Rookwood Pavilion                                       97         360    $19,734,100       65.8%    Fee
   4      HF        Silver Lake SSF (2A) (3A)                              119         360    $13,154,984       57.8%    Fee
   5      HF        Affordable Self Storage (2A)                           119         360    $   835,374       57.8%    Fee
   6      HF        Skold Portfolio - Greenwood Self Storage (2A)          119         360    $ 1,571,709       57.8%    Fee
   7      HF        Skold Portfolio - Evergreen Mini Storage (2A)          119         360    $   602,848       57.8%    Fee
   8      HF        351 California Street (2B)                             113         300    $10,393,371       52.9%    Fee
   9      HF        201 Sansome Street (2B)                                113         300    $ 4,465,902       52.9%    Fee
  10      HF        Boulder Marriott                                       177         300    $11,370,058       43.7%    Fee
  11      HF        Beverly Garland Hotel                                  118         300    $12,603,282       57.8%  Fee/Leasehold
  12      HF        Rancho Viejo Apts.                                     117         360    $13,525,338       64.4%    Fee
  13      HF        Lincoln on Memorial Apartments                         115         360    $13,448,780       64.0%    Fee
  14      HF        Davis Square Center                                    118         360    $13,272,893       63.5%    Fee
  15      HF        Fleming Portfolio - 1450 North Dysart Road (3B)        115         300    $12,328,981       65.6%    Fee
  16      MS        Marymount Manor (2C)                                   118         360    $ 7,168,106       66.0%    Fee
  17      MS        Marymount Tower (2C)                                   118         360    $ 5,215,740       66.0%    Fee
  18      MS        Park Place Shopping Center                             116         300    $11,242,930       66.1%    Fee
  19      HF        A&P Food Market                                        179         360    $10,327,009       55.5%    Fee
  20      HF        The First National Bank Building                       113         324    $11,019,151       60.7%    Fee
  21      HF        Boylston Apartments                                    118         360    $11,166,604       60.7%    Fee
  22      HF        Greenbriar Apartments                                  117         360    $10,886,365       65.4%    Fee
  23      MS        College Station                                        115         300    $ 9,877,963       63.7%    Fee
  24      HF        Kmart Plaza                                            113         360    $10,501,219       56.8%    Fee
  25      HF        Rivershire Apartments                                  119         360    $ 9,838,670       68.1%    Fee
  26      HF        Haggerty Tech Center                                   113         360    $ 9,987,345       68.4%    Fee
  27      HF        Village at Chestnut Hill                               118         360    $ 9,655,594       67.1%    Fee
  28      HF        Orland Park Exec. Ctr. (2D)                            118         360    $ 6,579,743       68.0%    Fee
  29      HF        GMAC Building (2D)                                     118         360    $ 2,943,570       68.0%    Fee
  30      HF        Ridgecrest Terrace Apartments                          118         360    $ 9,270,272       68.7%    Fee
  31      HF        Fountain Square Shopping Center                        113         360    $ 9,421,435       67.0%    Fee
  32      HF        1550 Brickell (7)                                      119         360    $ 9,067,244       69.1%    Fee
 32a      HF        Lafayette Towers                                       119         360    $ 9,095,658       69.2%    Fee
  33      MS        Lake Village Apartments                                117         360    $ 9,180,609       65.6%    Fee
  34      HF        All Aboard Mini Storage Portfolio - Oakland (2E)       118         300    $ 3,796,222       60.5%    Fee
  35      HF        All Aboard Mini-Storage Portfolio - Ventura (2E)       117         300    $ 2,106,257       60.5%    Fee
  36      HF        All Aboard Mini Storage Portfolio - Van Nuys (2E)      117         300    $ 2,268,276       60.5%    Fee
  37      HF        Stor-Mor of Cypress (2F)                               117         300    $ 1,798,105       54.2%    Fee
  38      HF        Stor-Mor - Anaheim (2F)                                117         300    $ 1,917,979       54.2%    Fee
  39      HF        Stor-Mor - Torrance (2F)                               117         300    $ 4,275,493       54.2%    Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                              Aggregate          Cut-Off
  Loan                                                         Cut-Off          Date Bal./     Mortgage    Interest    Accrual Note
   No.    Seller (1)  Property Name                          Date Balance     Unit or SF (4)    Rate        Method         Date
------------------------------------------------------------------------------------------------------------------------------------
   40     HF         Cypress Lake Apartments                   $9,958,020        $46,102          7.380%   Actual/360    10/08/97
   41     HF         Boardwalk Square                          $9,948,162            $68          8.290%     30/360      05/01/97
   42     HF         Whispering Lakes Apts.                    $9,778,329        $53,143          6.810%   Actual/360    01/15/98
   43     HF         Eagle Ridge Retail Shopping Center        $9,318,334            $82          7.310%   Actual/360    10/31/97
   44     MS         Holiday Inn - Hermitage (2G)              $4,753,351        $28,489          8.660%   Actual/360    09/29/97
   45     MS         Ramada Inn  - Mattoon (2G)                $3,907,205        $28,489          8.660%   Actual/360    09/29/97
   46     HF         The Willows at Appleton Square            $8,379,266        $59,852          7.460%   Actual/360    08/20/97
   47     HF         Ashley Park Apartments                    $8,174,151        $28,782          7.740%   Actual/360    10/21/97
   49     HF         Brumby Apartments                         $8,066,637        $48,303          7.758%     30/360      08/28/97
   50     HF         Sun Vista RV Resort                       $7,733,725         $6,288          7.270%   Actual/360    12/22/97
   51     MS         Sunset Mall                               $7,622,101            $67          7.650%     30/360      09/30/97
   52     MS         Ramada Hotel Valley Ho Resort             $7,574,869        $25,941          7.740%   Actual/360    11/19/97
   53     MS         Wynhaven Apartments                       $7,483,529        $25,282          7.590%   Actual/360    11/10/97
   54     HF         Claridge Court Apartments                 $7,276,152        $22,457          8.760%     30/360      10/18/96
   55     MS         Lake Forest Office                        $7,237,842            $63          7.570%   Actual/360    12/18/97
   56     HF         Acorn Self Storage (2H)                   $3,496,995            $46          7.180%   Actual/360    01/27/98
   57     HF         ACORN III SELF STORAGE (2H)               $3,696,796            $46          7.130%   Actual/360    01/27/98
   58     MS         Central Plaza                             $7,084,187            $41          7.520%   Actual/360    11/21/97
   59     HF         Bend Villa Court                          $6,979,799        $56,746          7.340%   Actual/360    01/09/98
   60     HF         Danbury Retail Center                     $6,909,966           $113          7.650%   Actual/360    12/05/97
   61     MS         Rose Apartments                           $6,858,192       $142,879          7.210%   Actual/360    10/15/97
   62     HF         Rose Medical Plaza                        $6,673,120            $82          7.180%   Actual/360    12/04/97
   63     MS         Phoenix Inn - Phoenix                     $6,476,090        $53,967          7.870%   Actual/360    12/29/97
   64     HF         Mesa Verde                                $6,494,324        $23,530          7.080%   Actual/360    01/28/98
   65     HF         Cedar Ridge Apts.                         $6,481,468        $36,008          7.030%   Actual/360    11/26/97
   110    HF         Mira Mesa Self Storage (2I)               $4,118,641            $35          8.810%     30/360      06/27/97
   197    HF         Sorrento Mesa SSF (2I)                    $2,331,684            $35          8.620%     30/360      06/30/97
   66     HF         Cardinal Crest MHC (2J)                   $1,238,857        $15,202          7.410%   Actual/360    11/05/97
   67     HF         Harbor Lights Mobile Home Community (2J)  $1,492,599        $15,202          7.410%   Actual/360    11/05/97
   68     HF         Meadowview Place MHC (2J)                 $1,537,376        $15,202          7.410%   Actual/360    11/05/97
   69     HF         Skyview Terrace Mobile Home Park (2J)     $2,039,885        $15,202          7.410%   Actual/360    11/05/97
   71     MS         Meadow Park Plaza                         $5,977,343           $107          8.100%   Actual/360    08/14/97
   72     MS         Lincoln Bank Building                     $5,914,442           $104          7.190%   Actual/360    12/19/97
   73     HF         Walnut Ridge Apts                         $5,905,915        $22,371          7.610%   Actual/360    10/22/97
   74     HF         Allsize Commercial Storage                $5,762,046            $57          8.090%   Actual/360    09/09/97
   76     HF         Elmwood Distribution Center               $5,606,613            $16          7.860%     30/360      08/06/97
   77     HF         Rt. 18 Mobile Home Comm. Portfolio (8)    $5,600,000        $13,592          7.170%   Actual/360    01/26/98
   78     HF         Berrytree Apartments                      $5,492,879        $22,887          7.010%   Actual/360    01/20/98
   79     HF         Silver Drive Office/Warehouse Buildings   $5,485,121            $40          7.390%   Actual/360    12/08/97
   80     HF         Fairfield Place Apartments                $5,388,509        $49,894          7.150%   Actual/360    12/29/97

------------------------------------------------------------------------------------------------------------------
                                                                          Effective             Remaining  Amort.
  Loan                                                          Maturity   Maturity      Term      Term   Term (6)
   No.  Seller (1)   Property Name                                 Date     Date (5)    (mos)      (mos)    (mos)
------------------------------------------------------------------------------------------------------------------
   40     HF         Cypress Lake Apartments                     10/01/07     N/A         120       115     360
   41     HF         Boardwalk Square                            07/01/07     N/A         120       112     360
   42     HF         Whispering Lakes Apts.                      02/01/08     N/A         121       119     360
   43     HF         Eagle Ridge Retail Shopping Center          11/01/17    11/01/07     120       116     360
   44     MS         Holiday Inn - Hermitage (2G)                10/01/07     N/A         120       115     300
   45     MS         Ramada Inn  - Mattoon (2G)                  10/01/07     N/A         120       115     300
   46     HF         The Willows at Appleton Square              09/01/07     N/A         117       114     360
   47     HF         Ashley Park Apartments                      11/01/07     N/A         120       116     360
   49     HF         Brumby Apartments                           09/01/07     N/A         120       114     360
   50     HF         Sun Vista RV Resort                         01/01/08     N/A         120       118     360
   51     MS         Sunset Mall                                 10/01/12     N/A         180       175     360
   52     MS         Ramada Hotel Valley Ho Resort               12/01/07     N/A         120       117     300
   53     MS         Wynhaven Apartments                         12/01/07     N/A         120       117     360
   54     HF         Claridge Court Apartments                   09/30/06     N/A         120       103     300
   55     MS         Lake Forest Office                          01/01/08     N/A         120       118     360
   56     HF         Acorn Self Storage (2H)                     02/01/08     N/A         120       119     360
   57     HF         ACORN III SELF STORAGE (2H)                 02/01/08     N/A         120       119     360
   58     MS         Central Plaza                               12/01/07     N/A         120       117     360
   59     HF         Bend Villa Court                            01/01/08     N/A         120       118     300
   60     HF         Danbury Retail Center                       12/01/17     N/A         240       237     240
   61     MS         Rose Apartments                             11/01/07     N/A         120       116     360
   62     HF         Rose Medical Plaza                          12/01/07     N/A         120       117     300
   63     MS         Phoenix Inn - Phoenix                       01/01/08     N/A         120       118     240
   64     HF         Mesa Verde                                  02/01/08     N/A         120       119     360
   65     HF         Cedar Ridge Apts.                           12/01/17     N/A         240       237     360
   110    HF         Mira Mesa Self Storage (2I)                 07/01/07     N/A         120       112     300
   197    HF         Sorrento Mesa SSF (2I)                      07/01/07     N/A         120       112     300
   66     HF         Cardinal Crest MHC (2J)                     11/01/07     N/A         120       116     300
   67     HF         Harbor Lights Mobile Home Community (2J)    11/01/07     N/A         120       116     300
   68     HF         Meadowview Place MHC (2J)                   11/01/07     N/A         120       116     300
   69     HF         Skyview Terrace Mobile Home Park (2J)       11/01/07     N/A         120       116     300
   71     MS         Meadow Park Plaza                           09/01/12     N/A         180       174     360
   72     MS         Lincoln Bank Building                       01/01/08     N/A         120       118     360
   73     HF         Walnut Ridge Apts                           11/01/07     N/A         120       116     360
   74     HF         Allsize Commercial Storage                  09/01/07     N/A         120       114     300
   76     HF         Elmwood Distribution Center                 08/01/07     N/A         120       113     300
   77     HF         Rt. 18 Mobile Home Comm. Portfolio (8)      02/01/08     N/A         120       119     360
   78     HF         Berrytree Apartments                        02/01/08     N/A         120       119     300
   79     HF         Silver Drive Office/Warehouse Buildings     12/01/07     N/A         120       117     360
   80     HF         Fairfield Place Apartments                  01/01/08     N/A         120       118     360



------------------------------------------------------------------------------------------------------

  Loan                                                        Balance Due     Balloon      Security
   No.  Seller (1)     Property Name                          at Maturity      LTV (4)       Type
------------------------------------------------------------------------------------------------------
   40     HF       Cypress Lake Apartments                    $8,694,082       69.6%          Fee
   41     HF       Boardwalk Square                           $8,838,359       64.5%       Leasehold
   42     HF       Whispering Lakes Apts.                     $8,390,626       73.0%          Fee
   43     HF       Eagle Ridge Retail Shopping Center         $8,117,268       69.7%          Fee
   44     MS       Holiday Inn - Hermitage (2G)               $4,018,700       63.1%          Fee
   45     MS       Ramada Inn  - Mattoon (2G)                 $3,303,329       63.1%          Fee
   46     HF       The Willows at Appleton Square             $7,356,581       66.0%          Fee
   47     HF       Ashley Park Apartments                     $7,185,916       70.1%          Fee
   49     HF       Brumby Apartments                          $7,104,250       66.1%          Fee
   50     HF       Sun Vista RV Resort                        $6,718,682       61.9%          Fee
   51     MS       Sunset Mall                                $5,818,844       53.9%          Fee
   52     MS       Ramada Hotel Valley Ho Resort              $6,233,094       52.8%          Fee
   53     MS       Wynhaven Apartments                        $6,650,437       70.7%          Fee
   54     HF       Claridge Court Apartments                  $6,104,958       51.3%          Fee
   55     MS       Lake Forest Office                         $6,423,159       58.4%          Fee
   56     HF       Acorn Self Storage (2H)                    $3,031,886       60.5%          Fee
   57     HF       ACORN III SELF STORAGE (2H)                $3,201,445       60.5%          Fee
   58     MS       Central Plaza                              $6,284,869       67.6%          Fee
   59     HF       Bend Villa Court                           $5,587,401       58.8%          Fee
   60     HF       Danbury Retail Center                         $60,902        0.8%       Leasehold
   61     MS       Rose Apartments                            $6,040,810       65.3%          Fee
   62     HF       Rose Medical Plaza                         $5,326,790       53.3%          Fee
   63     MS       Phoenix Inn - Phoenix                      $4,584,091       45.8%          Fee
   64     HF       Mesa Verde                                 $5,617,639       54.0%          Fee
   65     HF       Cedar Ridge Apts.                          $3,778,864       45.5%          Fee
   110    HF       Mira Mesa Self Storage (2I)                $3,427,715       57.7%          Fee
   197    HF       Sorrento Mesa SSF (2I)                     $1,932,385       57.7%          Fee
   66     HF       Cardinal Crest MHC (2J)                      $996,209       65.9%          Fee
   67     HF       Harbor Lights Mobile Home Community (2J)   $1,200,251       65.9%          Fee
   68     HF       Meadowview Place MHC (2J)                  $1,236,258       65.9%          Fee
   69     HF       Skyview Terrace Mobile Home Park (2J)      $1,640,342       65.9%          Fee
   71     MS       Meadow Park Plaza                          $4,825,577       61.9%          Fee
   72     MS       Lincoln Bank Building                      $5,199,442       59.4%          Fee
   73     HF       Walnut Ridge Apts                          $5,177,870       65.5%          Fee
   74     HF       Allsize Commercial Storage                 $4,723,841       66.5%          Fee
   76     HF       Elmwood Distribution Center                $4,560,018       60.0%          Fee
   77     HF       Rt. 18 Mobile Home Comm. Portfolio (8)     $5,197,936       81.2%          Fee
   78     HF       Berrytree Apartments                       $4,356,330       53.8%          Fee
   79     HF       Silver Drive Office/Warehouse Buildings    $4,782,616       68.3%          Fee
   80     HF       Fairfield Place Apartments                 $4,668,713       69.2%          Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate          Cut-Off
  Loan                                                                   Cut-Off          Date Bal./     Mortgage  Interest Accrual
   No.       Seller (1)     Property Name                               Date Balance     Unit or SF (4)    Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   81           MS       Holly Ravine Shopping Center                   $5,281,890            $136        7.660%   Actual/360
   82           HF       Reeseville Acres (2K)                            $646,793         $14,464        7.410%   Actual/360
   83           HF       Spring Brook Village MHP (2K)                  $1,144,326         $14,464        7.410%   Actual/360
   84           HF       Bridgeview Gardens MHC (2K)                    $3,488,343         $14,464        7.410%   Actual/360
   85           HF       Palm Springs Plaza                             $5,220,372             $42        8.470%     30/360
   86           HF       Plaza on the Boulevard                         $5,100,845             $52        8.445%     30/360
   87           HF       Burtons Landing                                $5,035,665         $25,178        7.170%   Actual/360
   88           MS       Comfort Inn - Madison                          $4,950,676         $32,570        7.360%   Actual/360
   89           HF       605 Market Street                              $4,985,467             $96        7.270%   Actual/360
   90           HF       Harford Mobile Village                         $4,983,705         $12,714        7.540%   Actual/360
   91           HF       511 East 80th Street                           $4,925,169         $39,089        7.430%     30/360
   93           HF       Lakeside Park Mobile Home Park                 $4,734,520         $13,007        7.540%   Actual/360
   94           MS       Hampton Inn - Elgin                            $4,681,706         $42,951        7.350%   Actual/360
   95           HF       AAA Chatsworth Self Storage                    $4,885,743             $50        7.260%   Actual/360
   96           HF       Triton Valley Estates - Arcade MHC (2L) (3C)   $2,591,165         $13,601        7.290%   Actual/360
   97           HF       Triton Valley Estates - Derby (2L)             $2,033,068         $13,601        7.290%   Actual/360
   98           HF       Stoneridge Apts.                               $4,556,849         $17,003        7.720%   Actual/360
   99           HF       29 Dunham Road (2M)                            $2,826,307             $32        8.970%     30/360
   100          HF       35 Dunham Road (2M)                            $1,586,699             $32        8.970%     30/360
   101          HF       Pacific View Apartments                        $4,381,773         $71,832        7.460%   Actual/360
   102          HF       Sonoma Pointe Apartments                       $4,338,233         $61,975        7.180%   Actual/360
   103          HF       A-1 Self Storage - Anaheim                     $4,287,578             $46        7.330%   Actual/360
   104          HF       Holiday Ranch & Happy Landings MHC             $4,282,072         $16,098        8.650%     30/360
   105          MS       Pompano Palms Apartments                       $4,218,764         $15,742        8.970%   Actual/360
   106          HF       Brewery Apartments                             $4,244,621         $55,125        7.170%   Actual/360
   107          HF       Arbor Woods Mobile Home Community              $4,234,562         $17,355        7.670%     30/360
   108          HF       Gardens at Negley                              $4,227,152         $28,370        6.870%   Actual/360
   109          HF       Coral Ridge Office Center (9)                  $4,139,598            $125        8.870%     30/360
   111          HF       South Street Office Center                     $4,618,719             $48        8.570%     30/360
   112          HF       Lake of the Pines                              $4,062,204         $15,101        7.840%   Actual/360
   113          HF       Alameda Crossing                               $4,077,049             $49        8.510%     30/360
   114          MS       16 Bleeker Street                              $3,990,641             $22        7.970%   Actual/360
   115          HF       Knox Village                                   $3,987,737         $12,580        6.760%   Actual/360
   117          HF       Monmouth MHP                                   $3,984,764         $14,231        7.590%   Actual/360
   118          HF       American Mini Storage                          $3,981,963             $35        8.050%   Actual/360
   119          HF       Edison Lock-Up Self Storage                    $3,973,649             $48        8.810%     30/360
   120          HF       Saf Keep SSF - San Leandro                     $3,975,549             $38        9.100%     30/360
   121          HF       The Oaks Office Building                       $3,974,688             $56        8.320%     30/360
   122          HF       Vista Manor Mobile Home Park                   $3,955,372         $24,877        7.850%     30/360
   123          HF       Nova Self-Storage                              $3,882,064             $35        7.910%   Actual/360

--------------------------------------------------------------------------------------------------------------------------
                                                                                                 Effective
  Loan                                                                     Note       Maturity    Maturity         Term
   No.       Seller (1)     Property Name                                  Date         Date       Date (5)        (mos)
--------------------------------------------------------------------------------------------------------------------------
   81           MS       Holly Ravine Shopping Center                     09/22/97    10/01/07     N/A           120
   82           HF       Reeseville Acres (2K)                            11/25/97    11/01/07     N/A           120
   83           HF       Spring Brook Village MHP (2K)                    11/25/97    11/01/07     N/A           120
   84           HF       Bridgeview Gardens MHC (2K)                      11/25/97    11/01/07     N/A           120
   85           HF       Palm Springs Plaza                               05/28/97    06/01/27   06/01/07        120
   86           HF       Plaza on the Boulevard                           09/04/97    09/01/10     N/A           156
   87           HF       Burtons Landing                                  02/06/98    02/01/08     N/A           120
   88           MS       Comfort Inn - Madison                            12/04/97    01/01/08     N/A           120
   89           HF       605 Market Street                                01/14/98    01/01/08     N/A           120
   90           HF       Harford Mobile Village                           10/24/97    11/01/07     N/A           120
   91           HF       511 East 80th Street                             09/04/97    09/01/07     N/A           120
   93           HF       Lakeside Park Mobile Home Park                   10/24/97    11/01/07     N/A           120
   94           MS       Hampton Inn - Elgin                              12/29/97    01/01/08     N/A           120
   95           HF       AAA Chatsworth Self Storage                      01/15/98    01/01/13     N/A           180
   96           HF       Triton Valley Estates - Arcade MHC (2L) (3C)     11/05/97    11/01/07     N/A           120
   97           HF       Triton Valley Estates - Derby (2L)               11/05/97    11/01/07     N/A           120
   98           HF       Stoneridge Apts.                                 10/14/97    10/01/07     N/A           120
   99           HF       29 Dunham Road (2M)                              06/03/97    06/01/07     N/A           120
   100          HF       35 Dunham Road (2M)                              06/03/97    06/01/07     N/A           120
   101          HF       Pacific View Apartments                          10/07/97    10/01/07     N/A           120
   102          HF       Sonoma Pointe Apartments                         12/02/97    12/01/07     N/A           120
   103          HF       A-1 Self Storage - Anaheim                       12/20/97    01/01/08     N/A           120
   104          HF       Holiday Ranch & Happy Landings MHC               11/01/96    10/31/06     N/A           120
   105          MS       Pompano Palms Apartments                         05/21/97    06/01/07     N/A           120
   106          HF       Brewery Apartments                               01/26/98    02/01/08     N/A           120
   107          HF       Arbor Woods Mobile Home Community                09/22/97    10/01/08     N/A           132
   108          HF       Gardens at Negley                                12/22/97    01/01/08     N/A           120
   109          HF       Coral Ridge Office Center (9)                    07/10/97    07/01/07     N/A           120
   111          HF       South Street Office Center                       06/24/97    07/01/07     N/A           120
   112          HF       Lake of the Pines                                12/16/97    12/01/12     N/A           180
   113          HF       Alameda Crossing                                 05/27/97    06/01/07     N/A           120
   114          MS       16 Bleeker Street                                12/11/97    01/01/08     N/A           120
   115          HF       Knox Village                                     12/30/97    01/01/08     N/A           120
   117          HF       Monmouth MHP                                     11/21/97    12/01/07     N/A           120
   118          HF       American Mini Storage                            11/13/97    11/01/07     N/A           120
   119          HF       Edison Lock-Up Self Storage                      07/29/97    08/01/07     N/A           120
   120          HF       Saf Keep SSF - San Leandro                       04/10/97    04/01/07     N/A           120
   121          HF       The Oaks Office Building                         09/12/97    09/01/07     N/A           120
   122          HF       Vista Manor Mobile Home Park                     08/04/97    08/01/07     N/A           120
   123          HF       Nova Self-Storage                                11/03/97    11/01/07     N/A           120



------------------------------------------------------------------------------------------------------------------------------------
                                                                       Remaining      Amort.
  Loan                                                                   Term        Term (6)   Balance Due     Balloon    Security
   No.       Seller (1)     Property Name                                (mos)        (mos)     at Maturity     LTV (4)      Type
------------------------------------------------------------------------------------------------------------------------------------
   81           MS       Holly Ravine Shopping Center                    115          360        $4,707,911       65.8%      Fee
   82           HF       Reeseville Acres (2K)                           116          300          $520,108       64.5%      Fee
   83           HF       Spring Brook Village MHP (2K)                   116          300          $920,192       64.5%      Fee
   84           HF       Bridgeview Gardens MHC (2K)                     116          360        $3,045,328       64.5%      Fee
   85           HF       Palm Springs Plaza                              111          360        $4,656,335       60.1%      Fee
   86           HF       Plaza on the Boulevard                          150          360        $4,243,950       60.6%   Leasehold
   87           HF       Burtons Landing                                 119          360        $4,364,912       69.3%      Fee
   88           MS       Comfort Inn - Madison                           118          240        $3,443,406       48.5%      Fee
   89           HF       605 Market Street                               118          300        $3,983,461       58.8%      Fee
   90           HF       Harford Mobile Village                          116          360        $4,362,894       39.0%      Fee
   91           HF       511 East 80th Street                            114          348        $4,236,243       46.0%      Fee
   93           HF       Lakeside Park Mobile Home Park                  116          360        $4,144,750       59.2%      Fee
   94           MS       Hampton Inn - Elgin                             118          240        $3,255,191       48.4%      Fee
   95           HF       AAA Chatsworth Self Storage                     178          300        $3,049,608       39.6%      Fee
   96           HF       Triton Valley Estates - Arcade MHC (2L) (3C)    116          360        $2,256,194       62.0%      Fee
   97           HF       Triton Valley Estates - Derby (2L)              116          360        $1,770,245       62.0%      Fee
   98           HF       Stoneridge Apts.                                115          360        $4,006,980       69.7%      Fee
   99           HF       29 Dunham Road (2M)                             111          300        $2,362,641       55.5%      Fee
   100          HF       35 Dunham Road (2M)                             111          300        $1,326,394       55.5%      Fee
   101          HF       Pacific View Apartments                         115          360        $3,832,156       63.9%      Fee
   102          HF       Sonoma Pointe Apartments                        117          360        $3,765,550       57.9%      Fee
   103          HF       A-1 Self Storage - Anaheim                      118          300        $3,431,336       54.9%      Fee
   104          HF       Holiday Ranch & Happy Landings MHC              104          300        $3,580,792       64.4%      Fee
   105          MS       Pompano Palms Apartments                        111          240        $3,129,209       54.9%      Fee
   106          HF       Brewery Apartments                              119          300        $3,381,302       54.5%      Fee
   107          HF       Arbor Woods Mobile Home Community               127          360        $3,628,097       66.0%      Fee
   108          HF       Gardens at Negley                               118          300        $3,340,813       63.0%      Fee
   109          HF       Coral Ridge Office Center (9)                   112          360        $2,804,395       53.3%      Fee
   111          HF       South Street Office Center                      112          300        $3,848,891       58.3%      Fee
   112          HF       Lake of the Pines                               177          180           $39,963        0.6%      Fee
   113          HF       Alameda Crossing                                111          360        $3,639,151       58.7%      Fee
   114          MS       16 Bleeker Street                               118          300        $3,300,944       42.3%      Fee
   115          HF       Knox Village                                    118          300        $3,141,892       29.0%      Fee
   117          HF       Monmouth MHP                                    117          300        $3,215,403       34.6%      Fee
   118          HF       American Mini Storage                           116          300        $3,254,375       61.4%      Fee
   119          HF       Edison Lock-Up Self Storage                     113          300        $3,303,821       60.1%      Fee
   120          HF       Saf Keep SSF - San Leandro                      109          360        $3,588,828       44.3%      Fee
   121          HF       The Oaks Office Building                        114          360        $3,528,576       66.6%      Fee
   122          HF       Vista Manor Mobile Home Park                    113          360        $3,482,162       69.0%      Fee
   123          HF       Nova Self-Storage                               116          300        $3,161,777       63.9%      Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate          Cut-Off
  Loan                                                                   Cut-Off          Date Bal./     Mortgage  Interest Accrual
   No.        Seller (1)     Property Name                             Date Balance     Unit or SF (4)    Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   124          HF       Lantern Estates                                $3,884,705       $17,658         7.790%   Actual/360
   125          MS       Harvard Medical Park                           $3,877,033          $101         7.690%   Actual/360
   126          HF       A American Self Storage                        $3,865,285           $43         9.220%     30/360
   127          MS       Commerce Crossing                              $3,856,891           $65         8.625%     30/360
   128          HF       Woodshire Mobile Home Park                     $3,789,823       $14,520         7.460%   Actual/360
   129          HF       Mariah Park (3D)                               $3,785,023       $30,040         7.760%   Actual/360
   130          HF       Copps Food Market                              $3,734,039           $45         7.260%   Actual/360
   131          HF       Harbour East MHC                               $3,681,035       $13,053         8.240%     30/360
   132          HF       LAGO VISTA MHP                                 $3,683,038       $12,277         8.220%     30/360
   133          HF       Stor N' Lok (2N)                               $1,794,863           $28         7.450%   Actual/360
   134          HF       A-American Pico (2N)                           $1,874,313           $28         8.810%     30/360
   135          HF       Storage Depot-North SSF                        $2,454,087           $28         8.870%     30/360
   136          HF       Storage Depot-West SSF                         $1,143,239           $28         8.540%     30/360
   137          HF       San Luis Obisbo Self Storage                   $3,546,070           $35         9.750%     30/360
   138          HF       West L.A. Self Storage                         $3,521,192           $51         8.370%     30/360
   139          HF       Willow Creek Apts.                             $3,508,854       $35,089         6.930%   Actual/360
   140          HF       Redhill MHP                                    $3,487,064        $8,147         7.830%   Actual/360
   141          MS       Phoenix Inn - Troutdale                        $3,387,493       $46,404         7.870%   Actual/360
   142          HF       North Valley Self Storage Facility             $3,384,364           $48         7.910%   Actual/360
   143          MS       Stone Creek Plaza                              $3,282,803           $74         7.860%   Actual/360
   144          HF       Everett Mall Mini Storage (3E)                 $3,281,488           $34         8.110%   Actual/360
   145          HF       Sheffield Lofts                                $3,274,129       $69,662         7.730%     30/360
   146          HF       Paramount Self Storage                         $3,271,102           $45         8.650%     30/360
   147          MS       Allstate Insurance Building                    $3,183,681           $81         8.100%   Actual/360
   148          HF       Mira Mesa Retirement Community                 $3,140,810           $56         6.970%   Actual/360
   149          HF       City Gables Apts.                              $3,140,948       $37,392         7.710%     30/360
   150          HF       Windsorland MHC                                $3,105,990       $14,118         8.580%   Actual/360
   151          HF       Budget Mini Storage - Phoenix (2O)             $1,894,691           $13         7.660%   Actual/360
   152          HF       ABQ Mini Storage (2O)                          $1,196,647           $13         7.660%   Actual/360
   153          HF       Safeway Self Storage Facility                  $3,082,586           $42         8.100%   Actual/360
   154          HF       Southgate Square Apartments                    $2,998,139       $17,846         7.170%   Actual/360
   155          HF       Palm Shadows Apartments                        $2,996,469       $19,844         7.300%     30/360
   156          HF       Park Drive Apts.                               $2,993,412       $37,418         6.870%   Actual/360
   157          HF       Continental Luxury Apartments                  $2,988,288       $45,277         7.395%   Actual/360
   158          HF       Dohr Apartments                                $2,990,480       $26,701         7.700%   Actual/360
   159          HF       Belmont  Self Storage                          $2,986,223           $49         7.920%   Actual/360
   160          MS       Westview Plaza Shopping Center                 $2,980,662           $32         7.970%     30/360
   161          HF       Hamilton House                                 $2,973,836       $30,039         7.920%     30/360
   162          HF       Linkletter Self Storage Facility (2P)          $1,894,686           $35         7.650%   Actual/360
   163          HF       Lyndie Office Building (2P)                    $1,018,015           $35         8.000%   Actual/360



----------------------------------------------------------------------------------------------------------------
                                                                                        Effective
  Loan                                                            Note       Maturity    Maturity        Term
   No.      Seller (1)     Property Name                          Date         Date       Date (5)       (mos)
----------------------------------------------------------------------------------------------------------------
   124          HF       Lantern Estates                         10/08/97     10/01/07     N/A             120
   125          MS       Harvard Medical Park                    11/10/97     12/01/07     N/A             120
   126          HF       A American Self Storage                 05/13/97     06/01/07     N/A             121
   127          MS       Commerce Crossing                       10/16/97     11/01/12     N/A             180
   128          HF       Woodshire Mobile Home Park              12/02/97     12/01/07     N/A             120
   129          HF       Mariah Park (3D)                        09/29/97     10/01/07     N/A             120
   130          HF       Copps Food Market                       12/17/97     12/01/17   12/01/07          119
   131          HF       Harbour East MHC                        09/25/97     10/01/07     N/A             120
   132          HF       LAGO VISTA MHP                          08/04/97     08/01/07     N/A             120
   133          HF       Stor N' Lok (2N)                        01/15/98     01/01/08     N/A             120
   134          HF       A-American Pico (2N)                    12/20/96     12/31/06     N/A             120
   135          HF       Storage Depot-North SSF                 06/13/97     06/01/07     N/A             120
   136          HF       Storage Depot-West SSF                  08/26/97     09/01/07     N/A             120
   137          HF       San Luis Obisbo Self Storage            05/31/96     05/31/06     N/A             120
   138          HF       West L.A. Self Storage                  06/30/97     07/01/07     N/A             120
   139          HF       Willow Creek Apts.                      01/27/98     02/01/08     N/A             120
   140          HF       Redhill MHP                             12/03/97     12/01/07     N/A             120
   141          MS       Phoenix Inn - Troutdale                 12/29/97     01/01/08     N/A             120
   142          HF       North Valley Self Storage Facility      11/03/97     11/01/07     N/A             120
   143          MS       Stone Creek Plaza                       11/21/97     12/01/17     N/A             240
   144          HF       Everett Mall Mini Storage (3E)          09/26/97     10/01/07     N/A             120
   145          HF       Sheffield Lofts                         08/21/97     08/01/07     N/A             120
   146          HF       Paramount Self Storage                  06/18/97     06/01/07     N/A             120
   147          MS       Allstate Insurance Building             11/21/97     12/01/07     N/A             120
   148          HF       Mira Mesa Retirement Community          12/22/97     01/01/08     N/A             120
   149          HF       City Gables Apts.                       11/07/97     11/01/12     N/A             180
   150          HF       Windsorland MHC                         09/10/97     09/01/07     N/A             120
   151          HF       Budget Mini Storage - Phoenix (2O)      01/05/98     01/01/13     N/A             180
   152          HF       ABQ Mini Storage (2O)                   01/05/98     01/01/13     N/A             180
   153          HF       Safeway Self Storage Facility           10/16/97     10/01/07     N/A             120
   154          HF       Southgate Square Apartments             12/31/97     01/01/08     N/A             120
   155          HF       Palm Shadows Apartments                 01/23/98     02/01/08     N/A             120
   156          HF       Park Drive Apts.                        01/06/98     01/01/08     N/A             120
   157          HF       Continental Luxury Apartments           12/03/97     12/01/12     N/A             180
   158          HF       Dohr Apartments                         10/31/97     11/01/07     N/A             120
   159          HF       Belmont  Self Storage                   10/31/97     11/01/12     N/A             180
   160          MS       Westview Plaza Shopping Center          08/19/97     09/01/07     N/A             120
   161          HF       Hamilton House                          07/11/97     07/01/07     N/A             120
   162          HF       Linkletter Self Storage Facility (2P)   12/31/97     01/01/09     N/A             132
   163          HF       Lyndie Office Building (2P)             12/31/97     01/01/08     N/A             120


---------------------------------------------------------------------------------------------------------------------------------
                                                                     Remaining     Amort.
  Loan                                                                 Term        Term (6)  Balance Due     Balloon    Security
   No.        Seller (1)     Property Name                             (mos)        (mos)    at Maturity     LTV (4)       Type
---------------------------------------------------------------------------------------------------------------------------------
   124          HF       Lantern Estates                                115          360      $3,420,831       68.4%        Fee
   125          MS       Harvard Medical Park                           117          300      $3,185,718       45.8%        Fee
   126          HF       A American Self Storage                        111          300      $3,242,977       69.7%        Fee
   127          MS       Commerce Crossing                              176          276      $2,252,544       38.2%        Fee
   128          HF       Woodshire Mobile Home Park                     117          360      $3,309,455       66.2%        Fee
   129          HF       Mariah Park (3D)                               115          360      $3,331,015       63.4%        Fee
   130          HF       Copps Food Market                              117          240      $2,547,334       50.9%        Fee
   131          HF       Harbour East MHC                               115          300      $3,014,755       52.0%        Fee
   132          HF       LAGO VISTA MHP                                 113          360      $3,265,688       52.8%        Fee
   133          HF       Stor N' Lok (2N)                               118          300      $1,440,997       53.0%        Fee
   134          HF       A-American Pico (2N)                           106          300      $1,569,322       53.0%        Fee
   135          HF       Storage Depot-North SSF                        111          300      $2,047,074       60.1%     Leasehold
   136          HF       Storage Depot-West SSF                         114          300        $943,843       60.1%     Leasehold
   137          HF       San Luis Obisbo Self Storage                    99          300      $3,044,850       75.6%        Fee
   138          HF       West L.A. Self Storage                         112          300      $2,901,726       54.7%     Leasehold
   139          HF       Willow Creek Apts.                             119          360      $3,024,570       63.9%        Fee
   140          HF       Redhill MHP                                    117          300      $2,831,088       61.6%        Fee
   141          MS       Phoenix Inn - Troutdale                        118          240      $2,397,832       46.8%        Fee
   142          HF       North Valley Self Storage Facility             116          300      $2,756,421       64.9%        Fee
   143          MS       Stone Creek Plaza                              237          240        $163,105        3.6%        Fee
   144          HF       Everett Mall Mini Storage (3E)                 115          300      $2,688,449       54.9%        Fee
   145          HF       Sheffield Lofts                                113          300      $2,654,495       59.5%        Fee
   146          HF       Paramount Self Storage                         111          300      $2,715,484       61.7%        Fee
   147          MS       Allstate Insurance Building                    117          360      $2,863,424       69.8%        Fee
   148          HF       Mira Mesa Retirement Community                 118          300      $2,489,457       56.6%        Fee
   149          HF       City Gables Apts.                              176          360      $2,401,122       57.2%        Fee
   150          HF       Windsorland MHC                                114          300      $2,575,850       56.0%        Fee
   151          HF       Budget Mini Storage - Phoenix (2O)             178          300      $1,203,535       34.5%        Fee
   152          HF       ABQ Mini Storage (2O)                          178          300        $760,127       34.5%        Fee
   153          HF       Safeway Self Storage Facility                  115          300      $2,524,883       45.9%        Fee
   154          HF       Southgate Square Apartments                    118          360      $2,598,820       49.6%        Fee
   155          HF       Palm Shadows Apartments                        119          300      $2,385,920       60.4%        Fee
   156          HF       Park Drive Apts.                               118          360      $2,576,909       58.6%        Fee
   157          HF       Continental Luxury Apartments                  177          300      $1,879,605       50.1%        Fee
   158          HF       Dohr Apartments                                116          360      $2,626,763       67.4%        Fee
   159          HF       Belmont  Self Storage                          176          300      $1,924,009       32.3%        Fee
   160          MS       Westview Plaza Shopping Center                 114          300      $2,428,018       40.8%        Fee
   161          HF       Hamilton House                                 112          300      $2,424,949       53.9%        Fee
   162          HF       Linkletter Self Storage Facility (2P)          130          300      $1,473,765       59.2%        Fee
   163          HF       Lyndie Office Building (2P)                    118          360        $898,158       59.2%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

---------------------------------------------------------------------------------------------------------------------------------
                                                                      Aggregate          Cut-Off
  Loan                                                                 Cut-Off          Date Bal./     Mortgage  Interest Accrual
   No.       Seller (1)     Property Name                            Date Balance     Unit or SF (4)    Rate         Method
---------------------------------------------------------------------------------------------------------------------------------
   164          HF       Juanita Bay Office Building                   $2,885,851            $80       7.490%     Actual/360
   165          HF       Fairway Greens Apartments                     $2,817,201        $35,215       7.250%     Actual/360
   166          HF       Rolling Hills                                 $2,813,734         $7,926       8.130%       30/360
   167          HF       Barnes & Noble                                $2,802,309           $112       7.310%     Actual/360
   168          HF       Diamond Grove                                 $2,801,099        $18,308       8.530%       30/360
   169          HF       Yankee Mobile Home Park                       $2,783,847        $15,048       7.910%     Actual/360
   170          HF       Skylark Village I Mobile Home Park            $2,783,619        $19,883       7.810%     Actual/360
   171          HF       Red Hill Estates                              $2,784,204        $18,686       9.490%       30/360
   172          HF       Desert Springs Apartments                     $2,748,159        $20,357       7.250%     Actual/360
   173          HF       Lake Haven (3F)                               $2,727,332        $11,087       8.796%       30/360
   174          HF       Green Hill MHC                                $2,724,210        $19,185       8.900%       30/360
   175          HF       Fenton Walgreens                              $2,719,519           $180       7.120%     Actual/360
   176          HF       Skylark II Village Mobile Home Park           $2,709,058        $23,557       7.810%     Actual/360
   177          MS       Laboratory Building                           $2,692,510           $187       7.480%     Actual/360
   178          HF       Sorrento Valley Self Storage                  $3,595,633            $46       7.470%     Actual/360
   179          HF       Westminster Garden                            $2,694,568        $18,712       6.850%     Actual/360
   180          MS       Hillside Courtyard                            $2,690,746           $102       7.960%       30/360
   181          HF       Village Fair Shopping Center                  $2,644,522            $55       7.060%     Actual/360
   182          HF       Just For Feet                                 $2,513,103           $152       7.310%     Actual/360
   183          HF       Airway Trade Center                           $2,492,733            $21       7.270%     Actual/360
   184          HF       989-1001 Watertown Street                     $2,497,864            $75       7.210%     Actual/360
   185          HF       Kimberly Place                                $2,497,723        $30,460       6.830%     Actual/360
   186          HF       Casa Del Sol Apartment                        $2,491,798        $24,918       7.500%     Actual/360
   187          HF       Lake Geneva Apts.                             $2,485,203        $25,888       7.250%     Actual/360
   188          HF       Austin Commons Industrial Building            $2,478,214            $31       8.680%       30/360
   189          HF       Fairway Executive Center                      $2,473,001            $75       7.270%     Actual/360
   190          HF       National City Self Storage Facility           $2,441,949            $34       7.490%     Actual/360
   191          HF       Kawaihae Harbor Shopping Center               $2,436,447           $157       8.210%     Actual/360
   192          MS       Greenbriar Business Park                      $2,395,962            $39       7.550%     Actual/360
   193          HF       St. Vrain Village MHP                         $2,389,009        $17,566       7.940%     Actual/360
   194          HF       2000 E. Irvington Road                        $2,348,066            $55       7.910%     Actual/360
   195          HF       Safe Space Self Storage                       $2,357,908            $31       8.265%       30/360
   196          HF       Arbor Oaks MHC                                $2,350,528        $14,972       7.650%     Actual/360
   198          HF       Windsor Estates                               $2,330,367        $45,693       8.940%       30/360
   199          HF       A-American Self Storage Facility-Palmdale     $2,322,136            $29       7.360%     Actual/360
   200          HF       Maple Tree Plaza                              $1,232,476            $60       8.720%       30/360
   201          HF       17th & State Shops                            $1,066,757            $93       8.720%       30/360
   202          MS       Oxford Corners                                $2,495,713           $109       7.430%     Actual/360
   203          HF       Riverwood                                     $2,297,971        $35,906       7.020%     Actual/360
   204          HF       3500 W. Segerstrom                            $2,293,949            $28       7.360%     Actual/360


-------------------------------------------------------------------------------------------------------------------
                                                                                             Effective
  Loan                                                               Note       Maturity     Maturity      Term
   No.       Seller (1)     Property Name                            Date         Date        Date (5)     (mos)
-------------------------------------------------------------------------------------------------------------------
   164          HF       Juanita Bay Office Building               11/17/97     11/01/07      N/A           120
   165          HF       Fairway Greens Apartments                 12/16/97     12/01/07      N/A           120
   166          HF       Rolling Hills                             09/10/97     09/01/07      N/A           120
   167          HF       Barnes & Noble                            12/11/97     12/01/17    12/01/07        120
   168          HF       Diamond Grove                             07/08/97     07/01/07      N/A           120
   169          HF       Yankee Mobile Home Park                   10/08/97     10/01/07      N/A           120
   170          HF       Skylark Village I Mobile Home Park        10/08/97     10/01/07      N/A           120
   171          HF       Red Hill Estates                          03/31/97     04/01/07      N/A           120
   172          HF       Desert Springs Apartments                 10/17/97     10/01/07      N/A           120
   173          HF       Lake Haven (3F)                           03/31/97     04/01/07      N/A           120
   174          HF       Green Hill MHC                            05/02/97     05/01/07      N/A           120
   175          HF       Fenton Walgreens                          02/02/98     09/01/17      N/A           235
   176          HF       Skylark II Village Mobile Home Park       10/08/97     10/01/07      N/A           120
   177          MS       Laboratory Building                       11/13/97     12/01/07      N/A           120
   178          HF       Sorrento Valley Self Storage              01/26/98     02/01/08      N/A           120
   179          HF       Westminster Garden                        02/14/98     02/01/18      N/A           240
   180          MS       Hillside Courtyard                        09/18/97     10/01/07      N/A           120
   181          HF       Village Fair Shopping Center              12/23/97     01/01/08      N/A           120
   182          HF       Just For Feet                             12/11/97     12/01/17    12/01/07        120
   183          HF       Airway Trade Center                       01/14/98     02/01/08      N/A           121
   184          HF       989-1001 Watertown Street                 01/30/98     01/01/08      N/A           119
   185          HF       Kimberly Place                            01/30/98     02/01/08      N/A           120
   186          HF       Casa Del Sol Apartment                    10/20/97     11/01/07      N/A           120
   187          HF       Lake Geneva Apts.                         12/16/97     12/01/07      N/A           120
   188          HF       Austin Commons Industrial Building        06/05/97     06/01/07      N/A           120
   189          HF       Fairway Executive Center                  12/22/97     01/01/08      N/A           120
   190          HF       National City Self Storage Facility       11/05/97     11/01/07      N/A           120
   191          HF       Kawaihae Harbor Shopping Center           10/07/97     10/01/07      N/A           120
   192          MS       Greenbriar Business Park                  12/22/97     01/01/08      N/A           120
   193          HF       St. Vrain Village MHP                     10/17/97     10/01/07      N/A           119
   194          HF       2000 E. Irvington Road                    09/29/97     10/01/12      N/A           180
   195          HF       Safe Space Self Storage                   07/28/97     08/01/07      N/A           120
   196          HF       Arbor Oaks MHC                            10/16/97     10/01/07      N/A           120
   198          HF       Windsor Estates                           05/28/97     06/01/07      N/A           120
   199          HF       A-American Self Storage Facility-Palmdale 01/22/98     02/01/08      N/A           120
   200          HF       Maple Tree Plaza                          06/30/97     07/01/07      N/A           120
   201          HF       17th & State Shops                        06/30/97     07/01/07      N/A           120
   202          MS       Oxford Corners                            12/12/97     01/01/08      N/A           120
   203          HF       Riverwood                                 01/28/98     02/01/08      N/A           120
   204          HF       3500 W. Segerstrom                        12/01/97     12/01/09      N/A           144




------------------------------------------------------------------------------------------------------------------------------------
                                                                   Remaining        Amort.
  Loan                                                               Term          Term (6)  Balance Due     Balloon      Security
   No.       Seller (1)     Property Name                            (mos)          (mos)    at Maturity     LTV (4)        Type
------------------------------------------------------------------------------------------------------------------------------------
   164          HF       Juanita Bay Office Building                  116            300       $2,325,454     52.9%          Fee
   165          HF       Fairway Greens Apartments                    117            360       $2,448,848     68.0%          Fee
   166          HF       Rolling Hills                                114            360       $2,488,934     39.8%          Fee
   167          HF       Barnes & Noble                               117            360       $2,439,131     81.3%          Fee
   168          HF       Diamond Grove                                112            360       $2,499,537     71.4%          Fee
   169          HF       Yankee Mobile Home Park                      115            300       $2,269,628     59.7%          Fee
   170          HF       Skylark Village I Mobile Home Park           115            300       $2,263,821     55.2%          Fee
   171          HF       Red Hill Estates                             109            360       $2,528,918     72.3%          Fee
   172          HF       Desert Springs Apartments                    115            360       $2,392,593     52.0%          Fee
   173          HF       Lake Haven (3F)                              109            300       $2,301,354     86.8%          Fee
   174          HF       Green Hill MHC                               110            300       $2,276,094     59.1%          Fee
   175          HF       Fenton Walgreens                             234            236          $48,332      1.5%          Fee
   176          HF       Skylark II Village Mobile Home Park          115            300       $2,203,184     62.9%          Fee
   177          MS       Laboratory Building                          117            330       $2,304,039     59.7%          Fee
   178          HF       Sorrento Valley Self Storage                 119            300       $2,887,675     46.0%          Fee
   179          HF       Westminster Garden                           239            240          $25,872      0.7%          Fee
   180          MS       Hillside Courtyard                           115            360       $2,370,622     40.9%          Fee
   181          HF       Village Fair Shopping Center                 118            360       $2,286,840     63.5%          Fee
   182          HF       Just For Feet                                117            360       $2,187,408     57.1%          Fee
   183          HF       Airway Trade Center                          119            300       $1,985,935     52.3%          Fee
   184          HF       989-1001 Watertown Street                    118            360       $2,170,802     63.8%          Fee
   185          HF       Kimberly Place                               119            360       $2,147,886     63.2%          Fee
   186          HF       Casa Del Sol Apartment                       116            360       $2,179,545     66.2%          Fee
   187          HF       Lake Geneva Apts.                            117            240       $1,698,844     51.5%          Fee
   188          HF       Austin Commons Industrial Building           111            300       $2,058,637     61.1%          Fee
   189          HF       Fairway Executive Center                     118            300       $1,976,227     63.7%          Fee
   190          HF       National City Self Storage Facility          116            360       $2,135,486     62.8%          Fee
   191          HF       Kawaihae Harbor Shopping Center              115            300       $2,000,934     61.3%       Leasehold
   192          MS       Greenbriar Business Park                     118            360       $2,125,240     60.7%          Fee
   193          HF       St. Vrain Village MHP                        115            300       $1,952,878     60.5%          Fee
   194          HF       2000 E. Irvington Road                       175            180          $23,286      0.7%          Fee
   195          HF       Safe Space Self Storage                      113            300       $1,936,335     73.1%          Fee
   196          HF       Arbor Oaks MHC                               115            360       $2,063,910     62.2%          Fee
   198          HF       Windsor Estates                              111            300       $1,946,808     62.3%          Fee
   199          HF       A-American Self Storage Facility-Palmdale    119            300       $1,859,462     60.0%          Fee
   200          HF       Maple Tree Plaza                             112            300       $1,023,690     57.7%          Fee
   201          HF       17th & State Shops                           112            300         $886,044     59.1%          Fee
   202          MS       Oxford Corners                               118            360       $2,207,213     70.1%          Fee
   203          HF       Riverwood                                    119            360       $1,984,995     68.4%          Fee
   204          HF       3500 W. Segerstrom                           141            360       $1,906,844     46.1%          Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Aggregate        Cut-Off
  Loan                                                                    Cut-Off          Date Bal./      Mortgage Interest Accrual
   No.      Seller (1)     Property Name                                  Date Balance     Unit or SF (4)    Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   205          HF       Oakwood MHP                                     $2,291,157       $10,657          7.910%     Actual/360
   206          HF       Calexico Mobile Home Park                       $2,290,261       $15,475          8.130%     Actual/360
   207          HF       American Harbor Self Storage                    $2,286,657           $36          7.870%     Actual/360
   208          HF       Bennett Avenue Apartments                       $2,286,064       $30,481          7.560%     Actual/360
   209          HF       Friendly Village MHC                            $2,283,139        $9,096          8.150%       30/360
   210          HF       Strawberry Hills Apartments                     $2,278,590       $35,603          7.140%     Actual/360
   211          HF       Worthington Business Center                     $2,269,693           $33          8.970%       30/360
   212          HF       Rancho Del Rio MHP                              $2,258,187       $17,371          8.510%       30/360
   213          HF       A-1 Self Storage (2) - El Cajon, CA             $2,243,553           $29          7.410%     Actual/360
   214          HF       28308 Industry Drive (10)                       $2,200,000           $41          7.100%     Actual/360
   215          HF       Belmont Self Storage II                         $2,191,945           $57          7.905%     Actual/360
   217          HF       Sunland Manor                                   $2,169,236       $30,553          7.850%       30/360
   218          HF       Storage Solutions                               $2,131,475           $31          8.750%       30/360
   219          HF       Craycroft Gardens                               $2,109,166       $20,883          8.640%       30/360
   220          MS       Fleming Creek Circle Apartments                 $2,096,270       $20,963          7.210%     Actual/360
   221          HF       Tyler Mall Mini Storage                         $2,092,316           $23          7.910%     Actual/360
   222          HF       Alyson Manor Mobile Estates                     $2,090,205       $16,589          7.810%     Actual/360
   223          HF       Ogden Days Inn                                  $2,082,565       $19,106          8.670%     Actual/360
   225          HF       25 WALBRIDGE (3G)                               $2,075,953       $35,186          7.000%     Actual/360
   226          HF       Securgard Self Storage                          $2,067,302           $44          9.562%       30/360
   227          HF       Shattuck Avenue Self Storage Facility           $2,064,498           $75          8.170%     Actual/360
   228          HF       Meadowbrook Village                             $2,059,183        $6,796          8.140%       30/360
   229          MS       11959 Canyon Road                               $2,049,449           $72          8.130%     Actual/360
   230          MS       Walgreens -  Monterey                           $2,132,610          $153          8.500%       30/360
   231          HF       Southshore Point                                $2,029,164       $42,274          6.990%     Actual/360
   232          MS       Petcare Superstore                              $1,993,440          $135          7.790%     Actual/360
   233          MS       Memorial Crossing                               $1,996,102           $77          8.180%     Actual/360
   234          MS       Bethany Square                                  $1,993,461           $21          7.810%     Actual/360
   235          HF       Royal Highlander                                $1,995,754        $7,153          7.170%     Actual/360
   236          HF       932 N. Rush                                     $1,994,234          $292          7.350%     Actual/360
   237          HF       Fineberg Lancaster Apartments                   $1,998,230       $46,470          7.000%     Actual/360
   238          HF       Fineberg Beacon Apartments                      $1,998,230       $54,006          7.000%     Actual/360
   239          HF       Centennial Estates                              $1,990,683       $10,878          8.130%       30/360
   240          HF       Armored Self Storage Facility                   $1,984,255           $47          7.940%     Actual/360
   241          HF       Extra Space Self Storage Facility               $1,955,232           $21          7.940%     Actual/360
   242          HF       Portgage Green MHP                              $1,941,267       $24,573          8.120%       30/360
   243          HF       A-American El Cajon                             $1,936,424           $30          9.310%       30/360
   244          HF       7 Mt. Hood Road                                 $1,908,860       $76,354          7.000%     Actual/360
   245          MS       370 Diablo Road                                 $1,892,160          $130          7.800%     Actual/360
   246          HF       Ashe Road Bus. Park                             $1,896,027           $26          7.310%     Actual/360



----------------------------------------------------------------------------------------------------------------------
                                                                                             Effective
  Loan                                                               Note       Maturity      Maturity         Term
   No.      Seller (1)     Property Name                             Date         Date        Date (5)        (mos)
----------------------------------------------------------------------------------------------------------------------
   205          HF       Oakwood MHP                               09/26/97      10/01/07     N/A             120
   206          HF       Calexico Mobile Home Park                 09/10/97      09/01/07     N/A             120
   207          HF       American Harbor Self Storage              10/08/97      10/01/07     N/A             120
   208          HF       Bennett Avenue Apartments                 09/26/97      10/01/07     N/A             120
   209          HF       Friendly Village MHC                      07/28/97      08/01/07     N/A             120
   210          HF       Strawberry Hills Apartments               12/17/97      12/01/07     N/A             120
   211          HF       Worthington Business Center               12/17/96      12/31/06     N/A             120
   212          HF       Rancho Del Rio MHP                        07/17/97      07/01/07     N/A             119
   213          HF       A-1 Self Storage (2) - El Cajon, CA       12/30/97      01/01/08     N/A             120
   214          HF       28308 Industry Drive (10)                 12/17/97      12/01/10     N/A             156
   215          HF       Belmont Self Storage II                   12/09/97      12/01/12     N/A             180
   217          HF       Sunland Manor                             07/31/97      08/02/02     N/A              60
   218          HF       Storage Solutions                         06/18/97      06/01/07     N/A             120
   219          HF       Craycroft Gardens                         05/08/97      05/01/07     N/A             120
   220          MS       Fleming Creek Circle Apartments           12/03/97      01/01/08     N/A             120
   221          HF       Tyler Mall Mini Storage                   11/21/97      11/01/07     N/A             119
   222          HF       Alyson Manor Mobile Estates               11/05/97      10/01/07     N/A             119
   223          HF       Ogden Days Inn                            10/15/97      10/01/17   10/01/07          120
   225          HF       25 WALBRIDGE (3G)                         12/31/97      01/01/08     N/A             120
   226          HF       Securgard Self Storage                    06/28/96      07/31/06     N/A             121
   227          HF       Shattuck Avenue Self Storage Facility     01/07/98      01/01/08     N/A             120
   228          HF       Meadowbrook Village                       08/08/97      08/01/07     N/A             120
   229          MS       11959 Canyon Road                         10/20/97      11/01/12     N/A             180
   230          MS       Walgreens -  Monterey                     09/25/97      10/01/17     N/A             240
   231          HF       Southshore Point                          11/20/97      12/01/07     N/A             120
   232          MS       Petcare Superstore                        11/24/97      12/01/07     N/A             120
   233          MS       Memorial Crossing                         11/10/97      12/01/07     N/A             120
   234          MS       Bethany Square                            11/19/97      12/01/07     N/A             120
   235          HF       Royal Highlander                          12/23/97      01/01/08     N/A             120
   236          HF       932 N. Rush                               01/15/98      02/01/08     N/A             121
   237          HF       Fineberg Lancaster Apartments             01/26/98      02/01/08     N/A             120
   238          HF       Fineberg Beacon Apartments                01/26/98      02/01/08     N/A             120
   239          HF       Centennial Estates                        07/16/97      07/01/07     N/A             119
   240          HF       Armored Self Storage Facility             08/08/97      08/01/07     N/A             120
   241          HF       Extra Space Self Storage Facility         11/13/97      11/01/07     N/A             120
   242          HF       Portgage Green MHP                        08/28/97      09/01/07     N/A             120
   243          HF       A-American El Cajon                       07/09/97      07/01/07     N/A             120
   244          HF       7 Mt. Hood Road                           12/31/97      01/01/08     N/A             120
   245          MS       370 Diablo Road                           11/18/97      12/01/07     N/A             120
   246          HF       Ashe Road Bus. Park                       12/30/97      01/01/08     N/A             120



------------------------------------------------------------------------------------------------------------------------------------
                                                                   Remaining         Amort.
  Loan                                                                Term          Term (6)  Balance Due     Balloon     Security
   No.      Seller (1)     Property Name                              (mos)           (mos)    at Maturity     LTV (4)       Type
------------------------------------------------------------------------------------------------------------------------------------
   205          HF       Oakwood MHP                                  115             360      $2,022,459       44.9%     Leasehold
   206          HF       Calexico Mobile Home Park                    114             360      $2,031,925       57.2%        Fee
   207          HF       American Harbor Self Storage                 115             300      $1,862,435       64.1%        Fee
   208          HF       Bennett Avenue Apartments                    115             300      $1,847,483       58.7%        Fee
   209          HF       Friendly Village MHC                         113             300      $1,869,881       57.5%        Fee
   210          HF       Strawberry Hills Apartments                  117             360      $1,975,802       66.5%        Fee
   211          HF       Worthington Business Center                  106             300      $1,906,700       59.6%        Fee
   212          HF       Rancho Del Rio MHP                           112             336      $1,966,649       70.2%     Leasehold
   213          HF       A-1 Self Storage (2) - El Cajon, CA          118             300      $1,799,325       58.0%        Fee
   214          HF       28308 Industry Drive (10)                    153             360      $1,761,395       50.3%        Fee
   215          HF       Belmont Self Storage II                      177             300      $1,409,320       36.2%        Fee
   217          HF       Sunland Manor                                 53             360      $2,071,854       76.7%        Fee
   218          HF       Storage Solutions                            111             300      $1,773,329       59.1%        Fee
   219          HF       Craycroft Gardens                            110             300      $1,752,308       64.9%        Fee
   220          MS       Fleming Creek Circle Apartments              118             360      $1,843,784       65.8%        Fee
   221          HF       Tyler Mall Mini Storage                      116             300      $1,706,743       54.2%        Fee
   222          HF       Alyson Manor Mobile Estates                  115             300      $1,703,142       66.8%        Fee
   223          HF       Ogden Days Inn                               115             240      $1,490,633       51.4%        Fee
   225          HF       25 WALBRIDGE (3G)                            118             360      $1,792,508       61.8%        Fee
   226          HF       Securgard Self Storage                       101             300      $1,767,317       68.0%        Fee
   227          HF       Shattuck Avenue Self Storage Facility        118             300      $1,688,048       55.9%        Fee
   228          HF       Meadowbrook Village                          113             345      $1,794,200       40.2%        Fee
   229          MS       11959 Canyon Road                            176             300      $1,385,943       46.2%        Fee
   230          MS       Walgreens -  Monterey                        235             240         $18,527        0.5%        Fee
   231          HF       Southshore Point                             117             360      $1,753,535       67.4%        Fee
   232          MS       Petcare Superstore                           117             300      $1,642,668       64.7%        Fee
   233          MS       Memorial Crossing                            117             360      $1,798,587       67.4%        Fee
   234          MS       Bethany Square                               117             300      $1,643,618       46.3%        Fee
   235          HF       Royal Highlander                             118             360      $1,729,941       38.4%        Fee
   236          HF       932 N. Rush                                  119             300      $1,592,220       30.0%        Fee
   237          HF       Fineberg Lancaster Apartments                119             360      $1,725,272       53.2%        Fee
   238          HF       Fineberg Beacon Apartments                   119             360      $1,725,272       58.1%        Fee
   239          HF       Centennial Estates                           112             360      $1,765,017       36.3%        Fee
   240          HF       Armored Self Storage Facility                113             300      $1,622,129       43.3%        Fee
   241          HF       Extra Space Self Storage Facility            116             120         $24,500        0.6%        Fee
   242          HF       Portgage Green MHP                           114             345      $1,689,619       59.3%        Fee
   243          HF       A-American El Cajon                          112             300      $1,628,892       63.9%        Fee
   244          HF       7 Mt. Hood Road                              118             360      $1,648,230       63.4%        Fee
   245          MS       370 Diablo Road                              117             270      $1,464,575       54.2%        Fee
   246          HF       Ashe Road Bus. Park                          118             360      $1,648,635       60.2%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate            Cut-Off
  Loan                                                                   Cut-Off            Date Bal./     Mortgage Interest Accrual
   No.     Seller (1)      Property Name                                Date Balance       Unit or SF (4)    Rate        Method
------------------------------------------------------------------------------------------------------------------------------------
   247          HF       Gilbert Self Storage                           $1,882,935               $26         8.770%     30/360
   248          HF       Lamar Mini Storage                             $1,882,753               $49         9.100%     30/360
   249          HF       El Dorado Mobile Home Park                     $1,868,017           $14,594         8.040%     30/360
   250          HF       Boston Market/Kinkos                           $1,867,152              $197         8.970%     30/360
   251          MS       British Square                                 $1,846,863           $19,859         7.500%   Actual/360
   252          HF       Valencia Gardens                               $1,841,805           $11,511         8.390%     30/360
   253          HF       Providence Hill Office Building                $1,794,768               $39         7.270%   Actual/360
   254          HF       A-AMERICAN SELF STORAGE-Valencia               $1,794,722               $43         8.490%     30/360
   255          HF       Calhoun Shores Apartments                      $1,791,118           $42,646         7.410%   Actual/360
   256          MS       Wyncrossing Apartments                         $1,781,080           $28,271         7.590%   Actual/360
   257          MS       Garcia Apartments                              $1,759,530           $27,070         7.540%   Actual/360
   258          HF       Stor-N-Lock #11                                $1,753,885               $26         8.110%   Actual/360
   259          MS       Sycamore Hill Apartments                       $1,744,508           $34,890         7.260%   Actual/360
   260          HF       3400 W. Segerstrom                             $1,720,320               $32         7.160%   Actual/360
   261          HF       Larkfield Self Storage                         $1,719,766               $23         8.810%     30/360
   262          HF       Bellmere Apartments                            $1,664,647           $27,744         7.640%   Actual/360
   263          HF       Armored Mini Storage - 52nd Street             $1,642,444               $37         7.940%   Actual/360
   264          HF       CVS - Decatur                                  $1,633,967              $123         7.100%   Actual/360
   265          HF       Southwest Professional Plaza                   $1,603,111               $40         8.970%     30/360
   266          HF       Tanglewood                                     $1,586,785               $89         9.010%     30/360
   267          HF       Rayford Professional Bldg. (3H)                $1,574,645               $30         8.300%   Actual/360
   268          HF       Casa del Rey Apartments                        $1,549,161           $18,665         7.260%   Actual/360
   269          HF       A-American SSF - National City                 $1,548,107               $32         7.420%   Actual/360
   270          HF       B&R Mini Storage                               $1,544,228               $20         7.770%   Actual/360
   271          HF       3630 West Garry Ave.                           $1,544,794               $38         7.360%   Actual/360
   272          HF       Twin Oaks Manor                                $1,540,714           $19,753         7.270%   Actual/360
   273          HF       Etiwanda Self Storage                          $1,531,634               $21         8.340%   Actual/360
   274          HF       Your Extra Attic - Stockbridge                 $1,519,221               $31         7.630%   Actual/360
   275          HF       116 Washington Street                          $1,515,713           $37,893         7.000%   Actual/360
   276          HF       Eugene Camlu Retirement Center                 $1,512,205           $24,003         9.580%     30/360
   277          HF       Newgate Apartments                             $1,500,625           $15,006         7.270%   Actual/360
   278          HF       Roosevelt Apartments                           $1,494,111           $37,353         7.350%   Actual/360
   279          HF       Park Place Plaza Shopping Center               $1,493,850               $42         7.010%   Actual/360
   280          HF       Quinsigamond Plaza                             $1,491,008               $48         8.420%     30/360
   281          HF       Hav-A-Storage Self Storage Facility            $1,491,874                $9         8.360%   Actual/360
   282          HF       Brackett Air Business Park                     $1,491,442               $34         7.990%   Actual/360
   283          HF       Van Buren Self Storage                         $1,490,062               $26         9.610%     30/360
   284          HF       5 Walbridge Street  (3I)                       $1,488,317           $34,612         7.000%   Actual/360
   285          HF       EZ Storage Center Self Storage Facility        $1,481,915               $19         7.870%   Actual/360
   286          HF       Bethel Self Storage                            $1,488,737               $31         9.590%     30/360


------------------------------------------------------------------------------------------------------------------------
                                                                                                Effective
  Loan                                                                 Note       Maturity      Maturity         Term
   No.     Seller (1)      Property Name                               Date         Date        Date (5)        (mos)
------------------------------------------------------------------------------------------------------------------------
   247          HF       Gilbert Self Storage                         08/07/97     08/01/12      N/A             180
   248          HF       Lamar Mini Storage                           05/14/97     05/01/08      N/A             132
   249          HF       El Dorado Mobile Home Park                   08/20/97     09/01/07      N/A             120
   250          HF       Boston Market/Kinkos                         06/26/97     07/01/17    07/01/07          120
   251          MS       British Square                               12/23/97     01/01/08      N/A             120
   252          HF       Valencia Gardens                             08/18/97     08/01/12      N/A             180
   253          HF       Providence Hill Office Building              01/14/98     01/01/08      N/A             120
   254          HF       A-AMERICAN SELF STORAGE-Valencia             12/12/97     12/31/07      N/A             121
   255          HF       Calhoun Shores Apartments                    11/17/97     11/01/12      N/A             180
   256          MS       Wyncrossing Apartments                       11/07/97     12/01/07      N/A             120
   257          MS       Garcia Apartments                            12/29/97     01/01/08      N/A             120
   258          HF       Stor-N-Lock #11                              12/09/97     12/01/07      N/A             120
   259          MS       Sycamore Hill Apartments                     10/21/97     11/01/07      N/A             120
   260          HF       3400 W. Segerstrom                           12/01/97     12/01/09      N/A             144
   261          HF       Larkfield Self Storage                       11/25/97     12/01/07      N/A             120
   262          HF       Bellmere Apartments                          10/22/97     11/01/07      N/A             120
   263          HF       Armored Mini Storage - 52nd Street           11/03/97     11/01/07      N/A             120
   264          HF       CVS - Decatur                                12/12/97     12/01/12      N/A             180
   265          HF       Southwest Professional Plaza                 07/08/97     07/01/07      N/A             120
   266          HF       Tanglewood                                   06/12/97     06/01/07      N/A             120
   267          HF       Rayford Professional Bldg. (3H)              12/11/97     12/01/07      N/A             120
   268          HF       Casa del Rey Apartments                      12/19/97     01/01/08      N/A             120
   269          HF       A-American SSF - National City               01/27/98     02/01/08      N/A             120
   270          HF       B&R Mini Storage                             12/09/97     12/01/12      N/A             180
   271          HF       3630 West Garry Ave.                         11/04/97     11/01/09      N/A             144
   272          HF       Twin Oaks Manor                              11/25/97     12/01/07      N/A             120
   273          HF       Etiwanda Self Storage                        10/01/97     10/01/07      N/A             120
   274          HF       Your Extra Attic - Stockbridge               12/04/97     12/01/07      N/A             120
   275          HF       116 Washington Street                        12/31/97     01/01/08      N/A             120
   276          HF       Eugene Camlu Retirement Center               05/02/97     05/01/07      N/A             120
   277          HF       Newgate Apartments                           01/14/98     01/01/08      N/A             120
   278          HF       Roosevelt Apartments                         12/03/97     12/01/12      N/A             180
   279          HF       Park Place Plaza Shopping Center             12/09/97     12/01/07      N/A             120
   280          HF       Quinsigamond Plaza                           09/12/97     09/01/07      N/A             120
   281          HF       Hav-A-Storage Self Storage Facility          09/23/97     10/01/07      N/A             120
   282          HF       Brackett Air Business Park                   09/29/97     10/01/07      N/A             120
   283          HF       Van Buren Self Storage                       07/08/97     07/01/07      N/A             120
   284          HF       5 Walbridge Street  (3I)                     12/31/97     01/01/08      N/A             120
   285          HF       EZ Storage Center Self Storage Facility      11/14/97     11/01/07      N/A             120
   286          HF       Bethel Self Storage                          05/30/97     06/01/07      N/A             120




---------------------------------------------------------------------------------------------------------------------------------
                                                                      Remaining    Amort.
  Loan                                                                  Term      Term (6)   Balance Due     Balloon     Security
   No.     Seller (1)      Property Name                               (mos)       (mos)     at Maturity     LTV (4)       Type
---------------------------------------------------------------------------------------------------------------------------------
   247          HF       Gilbert Self Storage                           173          180           $19,072      0.5%        Fee
   248          HF       Lamar Mini Storage                             122          300        $1,528,487     57.7%        Fee
   249          HF       El Dorado Mobile Home Park                     114          300        $1,524,239     64.9%        Fee
   250          HF       Boston Market/Kinkos                           112          300        $1,559,343     60.0%        Fee
   251          MS       British Square                                 118          360        $1,636,183     62.9%        Fee
   252          HF       Valencia Gardens                               173          360        $1,443,313     55.5%        Fee
   253          HF       Providence Hill Office Building                118          300        $1,434,046     51.2%        Fee
   254          HF       A-AMERICAN SELF STORAGE-Valencia               118          300        $1,471,514     61.3%        Fee
   255          HF       Calhoun Shores Apartments                      176          300        $1,129,017     50.2%        Fee
   256          MS       Wyncrossing Apartments                         117          360        $1,582,804     63.3%        Fee
   257          MS       Garcia Apartments                              118          360        $1,560,339     66.4%        Fee
   258          HF       Stor-N-Lock #11                                117          300        $1,434,131     65.2%        Fee
   259          MS       Sycamore Hill Apartments                       116          360        $1,538,504     64.1%        Fee
   260          HF       3400 W. Segerstrom                             141          360        $1,422,064     41.7%        Fee
   261          HF       Larkfield Self Storage                         117          290        $1,397,556     58.2%     Leasehold
   262          HF       Bellmere Apartments                            116          360        $1,460,357     66.4%        Fee
   263          HF       Armored Mini Storage - 52nd Street             116          300        $1,338,698     50.7%        Fee
   264          HF       CVS - Decatur                                  177          180           $15,577      0.6%        Fee
   265          HF       Southwest Professional Plaza                   112          300        $1,338,829     58.8%        Fee
   266          HF       Tanglewood                                     111          300        $1,327,601     65.4%        Fee
   267          HF       Rayford Professional Bldg. (3H)                117          300        $1,293,530     60.4%        Fee
   268          HF       Casa del Rey Apartments                        118          300        $1,237,634     59.6%        Fee
   269          HF       A-American SSF - National City                 119          300        $1,241,632     50.3%        Fee
   270          HF       B&R Mini Storage                               177          300          $987,202     31.2%        Fee
   271          HF       3630 West Garry Ave.                           140          360        $1,285,011     58.7%        Fee
   272          HF       Twin Oaks Manor                                117          240        $1,053,698     50.2%        Fee
   273          HF       Etiwanda Self Storage                          115          300        $1,261,751     47.6%        Fee
   274          HF       Your Extra Attic - Stockbridge                 117          300        $1,227,161     52.0%        Fee
   275          HF       116 Washington Street                          118          360        $1,308,762     68.9%        Fee
   276          HF       Eugene Camlu Retirement Center                 110          300        $1,281,353     73.2%        Fee
   277          HF       Newgate Apartments                             118          300        $1,199,021     49.1%        Fee
   278          HF       Roosevelt Apartments                           177          300          $937,919     46.9%        Fee
   279          HF       Park Place Plaza Shopping Center               117          300        $1,186,971     46.5%        Fee
   280          HF       Quinsigamond Plaza                             114          300        $1,227,564     58.5%     Leasehold
   281          HF       Hav-A-Storage Self Storage Facility            115          300        $1,229,576     53.5%        Fee
   282          HF       Brackett Air Business Park                     115          300        $1,218,342     62.5%     Leasehold
   283          HF       Van Buren Self Storage                         112          300        $1,261,154     70.1%        Fee
   284          HF       5 Walbridge Street  (3I)                       118          360        $1,285,106     27.3%        Fee
   285          HF       EZ Storage Center Self Storage Facility        116          180          $716,402     27.6%     Leasehold
   286          HF       Bethel Self Storage                            111          300        $1,260,616     50.4%        Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Aggregate          Cut-Off
  Loan                                                                   Cut-Off          Date Bal./     Mortgage  Interest Accrual
   No.      Seller (1)     Property Name                                Date Balance     Unit or SF (4)    Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   287          HF       Handi Self Storage                            $1,487,498              $28        9.620%       30/360
   288          HF       Green Valley Storage (Windmill)               $1,470,721              $20        7.290%     Actual/360
   289          HF       Woodgate Mobile Home Village                  $1,465,897          $10,396        7.670%     Actual/360
   290          HF       Aire Libre Apartments                         $1,443,334          $18,042        7.960%       30/360
   291          MS       Shattalon Terrace Apartments                  $1,437,634          $17,970        7.700%     Actual/360
   292          HF       Brookhaven MHC                                $1,403,225          $25,513        8.710%       30/360
   294          HF       Heritage/Gibson Mobile Home Village           $1,394,813          $11,433        7.810%     Actual/360
   295          HF       River Point Condos                            $1,395,490          $41,044        7.610%     Actual/360
   296          HF       Villa Vallejo                                 $1,390,364          $19,583        7.750%     Actual/360
   297          HF       CVS - Austell                                 $1,371,542             $135        7.100%     Actual/360
   298          MS       Crown Ridge Apartments                        $1,370,746          $34,269        8.150%     Actual/360
   299          HF       1334 Commonwealth Avenue                      $1,350,072          $37,502        7.000%     Actual/360
   300          HF       Mini U Novi                                   $1,340,024              $23        8.100%       30/360
   301          HF       Stor-N-Lock #10                               $1,317,770              $21        8.010%     Actual/360
   302          HF       2nd Garage Self Storage                       $1,317,332              $27        9.667%       30/360
   303          HF       Virginia Court Apartments                     $1,317,072          $25,328        7.650%     Actual/360
   304          HF       Oakview Manor Apartments                      $1,302,487          $16,487        7.170%     Actual/360
   305          HF       Timberline Forest Apartments                  $1,296,395          $19,642        7.220%     Actual/360
   306          HF       The Village Plaza                             $1,293,074              $66        8.000%     Actual/360
   307          HF       9 Egremont Road                               $1,292,198          $49,700        7.000%     Actual/360
   308          HF       Affordable Self Storage                       $1,289,928              $24        9.400%       30/360
   309          HF       6630 Baltimore National Pike                  $1,288,893              $46        9.470%       30/360
   310          HF       4 Vinal Street                                $1,265,256          $42,175        7.000%     Actual/360
   311          HF       Whiskey Bottom Business Center                $1,263,464              $38        9.120%       30/360
   312          HF       Royal Estates MHP                             $1,246,329           $7,331        7.170%     Actual/360
   313          HF       Pep Boys - Streamwood (11)                    $1,223,023              $55        7.230%     Actual/360
   314          HF       Orange Avenue Industrial Park                 $1,211,140              $19        9.880%       30/360
   315          HF       Men's Warehouse                               $1,198,628             $200        7.480%       30/360
   316          HF       Pier 1 - Saginaw                              $1,195,500             $120        7.530%     Actual/360
   317          HF       Boulevard Apartments                          $1,195,288          $39,843        7.350%     Actual/360
   318          HF       Stor-N-Lock #8                                $1,193,452              $18        8.010%     Actual/360
   319          HF       Park Plaza Retail Center                      $1,194,877              $43        8.440%     Actual/360
   320          HF       Claremont Self Storage                        $1,193,660              $31        8.540%     Actual/360
   321          HF       Shamrock MHC                                  $1,193,213           $9,395        8.460%       30/360
   322          HF       Security Self Storage Facility                $1,192,082              $32        8.800%       30/360
   323          HF       Lock It Up Self Storage Facility              $1,182,104              $21        8.040%     Actual/360
   324          HF       CVS - Bethsaida                               $1,168,534             $115        7.100%     Actual/360
   325          HF       Summer Wind                                   $1,169,531           $7,045        9.240%       30/360
   326          HF       Victoria Square Apartments                    $1,146,657          $14,333        7.270%     Actual/360
   327          HF       Foxfire Apartments                            $1,145,354          $21,210        7.610%     Actual/360


-------------------------------------------------------------------------------------------------------------------
                                                                                          Effective
  Loan                                                           Note       Maturity      Maturity         Term
   No.      Seller (1)     Property Name                         Date         Date         Date (5)        (mos)
-------------------------------------------------------------------------------------------------------------------
   287          HF       Handi Self Storage                     04/21/97     04/30/07       N/A            120
   288          HF       Green Valley Storage (Windmill)        01/15/98     02/01/08       N/A            121
   289          HF       Woodgate Mobile Home Village           12/24/97     01/01/08       N/A            120
   290          HF       Aire Libre Apartments                  08/29/97     09/01/07       N/A            120
   291          MS       Shattalon Terrace Apartments           12/23/97     01/01/08       N/A            120
   292          HF       Brookhaven MHC                         01/23/97     01/31/08       N/A            132
   294          HF       Heritage/Gibson Mobile Home Village    12/04/97     12/01/07       N/A            120
   295          HF       River Point Condos                     10/22/97     11/01/07       N/A            120
   296          HF       Villa Vallejo                          09/19/97     09/01/07       N/A            120
   297          HF       CVS - Austell                          12/12/97     12/01/12       N/A            180
   298          MS       Crown Ridge Apartments                 11/07/97     12/01/07       N/A            120
   299          HF       1334 Commonwealth Avenue               12/31/97     01/01/08       N/A            120
   300          HF       Mini U Novi                            08/06/97     08/01/07       N/A            120
   301          HF       Stor-N-Lock #10                        12/09/97     12/01/07       N/A            120
   302          HF       2nd Garage Self Storage                07/31/96     07/31/06       N/A            120
   303          HF       Virginia Court Apartments              10/16/97     10/01/07       N/A            120
   304          HF       Oakview Manor Apartments               12/31/97     01/01/08       N/A            120
   305          HF       Timberline Forest Apartments           11/24/97     12/01/17     12/01/07         120
   306          HF       The Village Plaza                      10/06/97     10/01/07       N/A            120
   307          HF       9 Egremont Road                        12/31/97     01/01/08       N/A            120
   308          HF       Affordable Self Storage                06/12/97     06/01/07       N/A            120
   309          HF       6630 Baltimore National Pike           05/05/97     05/01/07       N/A            120
   310          HF       4 Vinal Street                         12/31/97     01/01/08       N/A            120
   311          HF       Whiskey Bottom Business Center         05/06/97     05/01/07       N/A            120
   312          HF       Royal Estates MHP                      12/23/97     01/01/08       N/A            120
   313          HF       Pep Boys - Streamwood (11)             01/29/98     12/01/16       N/A            226
   314          HF       Orange Avenue Industrial Park          04/07/97     04/01/07       N/A            120
   315          HF       Men's Warehouse                        01/26/98     02/01/18     02/01/08         120
   316          HF       Pier 1 - Saginaw                       12/02/97     12/01/17     12/01/07         120
   317          HF       Boulevard Apartments                   12/03/97     12/01/12       N/A            180
   318          HF       Stor-N-Lock #8                         12/09/97     12/01/07       N/A            120
   319          HF       Park Plaza Retail Center               10/28/97     11/01/07       N/A            120
   320          HF       Claremont Self Storage                 04/18/97     10/01/07       N/A            120
   321          HF       Shamrock MHC                           05/21/97     05/01/07       N/A            119
   322          HF       Security Self Storage Facility         08/04/97     08/01/07       N/A            120
   323          HF       Lock It Up Self Storage Facility       10/09/97     10/01/07       N/A            120
   324          HF       CVS - Bethsaida                        12/12/97     12/01/12       N/A            180
   325          HF       Summer Wind                            05/15/97     05/01/07       N/A            120
   326          HF       Victoria Square Apartments             01/14/98     02/01/08       N/A            121
   327          HF       Foxfire Apartments                     10/06/97     10/01/07       N/A            120





----------------------------------------------------------------------------------------------------------------------------------
                                                                    Remaining        Amort.
  Loan                                                                Term          Term (6)   Balance Due     Balloon   Security
   No.      Seller (1)     Property Name                              (mos)          (mos)     at Maturity     LTV (4)    Type
----------------------------------------------------------------------------------------------------------------------------------
   287          HF       Handi Self Storage                           110             300        $1,261,423       60.9%     Fee
   288          HF       Green Valley Storage (Windmill)              119             300        $1,172,283       28.2%     Fee
   289          HF       Woodgate Mobile Home Village                 118             300        $1,183,648       64.5%     Fee
   290          HF       Aire Libre Apartments                        114             346        $1,252,948       64.3%     Fee
   291          MS       Shattalon Terrace Apartments                 118             360        $1,279,829       59.5%     Fee
   292          HF       Brookhaven MHC                               119             360        $1,235,873       52.8%     Fee
   294          HF       Heritage/Gibson Mobile Home Village          117             300        $1,131,852       59.0%     Fee
   295          HF       River Point Condos                           116             360        $1,223,463       68.5%     Fee
   296          HF       Villa Vallejo                                114             300        $1,130,389       56.5%     Fee
   297          HF       CVS - Austell                                177             180           $13,076        0.6%     Fee
   298          MS       Crown Ridge Apartments                       117             300        $1,140,995       63.4%     Fee
   299          HF       1334 Commonwealth Avenue                     118             360        $1,165,737       68.6%     Fee
   300          HF       Mini U Novi                                  113             300        $1,096,175       33.4%     Fee
   301          HF       Stor-N-Lock #10                              117             240          $922,279       26.0%     Fee
   302          HF       2nd Garage Self Storage                      101             240          $985,746       48.1%     Fee
   303          HF       Virginia Court Apartments                    115             300        $1,066,833       59.3%     Fee
   304          HF       Oakview Manor Apartments                     118             360        $1,129,010       49.1%     Fee
   305          HF       Timberline Forest Apartments                 117             360        $1,126,140       69.1%     Fee
   306          HF       The Village Plaza                            115             300        $1,073,592       33.5%     Fee
   307          HF       9 Egremont Road                              118             360        $1,115,764       58.7%     Fee
   308          HF       Affordable Self Storage                      111             300        $1,088,069       57.3%     Fee
   309          HF       6630 Baltimore National Pike                 110             300        $1,089,722       66.0%     Fee
   310          HF       4 Vinal Street                               118             360        $1,092,502       54.6%     Fee
   311          HF       Whiskey Bottom Business Center               110             300        $1,060,561       63.3%     Fee
   312          HF       Royal Estates MHP                            118             300          $993,157       39.7%     Fee
   313          HF       Pep Boys - Streamwood (11)                   225             226           $11,233        0.9%     Fee
   314          HF       Orange Avenue Industrial Park                109             240          $899,672       53.9%     Fee
   315          HF       Men's Warehouse                              119             300          $958,973       63.9%     Fee
   316          HF       Pier 1 - Saginaw                             117             300          $963,315       60.2%     Fee
   317          HF       Boulevard Apartments                         177             300          $750,335       46.2%     Fee
   318          HF       Stor-N-Lock #8                               117             240          $835,272       41.8%     Fee
   319          HF       Park Plaza Retail Center                     116             300          $985,750       57.3%     Fee
   320          HF       Claremont Self Storage                       115             300          $987,939       54.3%     Fee
   321          HF       Shamrock MHC                                 110             360        $1,065,778       28.7%     Fee
   322          HF       Security Self Storage Facility               113             300          $990,917       54.4%     Fee
   323          HF       Lock It Up Self Storage Facility             115             180          $576,531       32.9%     Fee
   324          HF       CVS - Bethsaida                              177             180           $11,139        0.6%     Fee
   325          HF       Summer Wind                                  110             300          $984,168       57.9%     Fee
   326          HF       Victoria Square Apartments                   119             300          $913,529       47.6%     Fee
   327          HF       Foxfire Apartments                           115             360        $1,004,855       64.8%     Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
                                                                   Aggregate          Cut-Off
  Loan                                                              Cut-Off          Date Bal./      Mortgage  Interest Accrual
   No.       Seller (1)     Property Name                          Date Balance     Unit or SF (4)     Rate       Method
------------------------------------------------------------------------------------------------------------------------------------
   328          HF       Glen Arbor Apartments                         $1,133,572   $14,533            9.010%     30/360
   329          HF       Pier 1- Lewisville                            $1,124,632      $117            7.680%   Actual/360
   330          MS       Bozeman K-Mart/Applebees                      $1,112,980       $11            8.270%   Actual/360
   331          HF       Emerald Lakes Mobile Home Park                $1,111,684   $10,293            7.050%   Actual/360
   332          HF       Your Extra Attic - Duluth                     $1,105,846       $28            7.730%   Actual/360
   333          HF       Pier 1 - Canton                               $1,095,875      $110            7.530%   Actual/360
   334          HF       DeSoto Estates MHP                            $1,095,081    $7,767            8.110%   Actual/360
   335          MS       McWhorters - Cupertino                        $1,077,793       $98            8.500%     30/360
   336          HF       Hide-Away-Hills MHP                           $1,047,783    $6,760            7.220%   Actual/360
   337          HF       AAA Interstate SSF                            $1,043,271       $15            8.230%   Actual/360
   338          HF       Your Extra Attic - Winters Chapel             $1,026,096       $27            7.630%   Actual/360
   339          HF       ABC Mini Storage                              $1,021,486       $18            9.670%     30/360
   340          HF       Pep Boys- Gardena (12)                          $993,291      $105            7.177%   Actual/360
   341          HF       Eastwood MHP                                    $995,401    $9,759            7.910%   Actual/360
   342          HF       Bama Self Storage                               $993,440       $25            9.670%     30/360
   343          HF       Thomas Apartments                               $962,962   $22,928            8.470%     30/360
   345          HF       Missouri Self Storage Facility                  $897,520       $23            7.800%   Actual/360
   346          HF       A-American Self Storage-Bent Avenue             $898,901       $22            7.420%   Actual/360
   347          HF       The Pine Garden Apartments                      $890,463   $16,190            7.960%   Actual/360
   348          HF       Stor-N-Lock #7                                  $845,362       $14            8.010%   Actual/360
   349          HF       Green Valley Self Storage                       $822,631        $9            7.390%   Actual/360
   350          HF       130 Englewood Street                            $813,236   $67,770            7.000%   Actual/360
   351          MS       Radio Shack - Blockbuster Center                $798,013      $114            7.530%   Actual/360
   352          HF       1375 Commonwealth Avenue                        $748,377   $29,935            7.000%   Actual/360
   353          HF       Stor-N-Lock #9                                  $696,180       $15            8.010%   Actual/360
   354          HF       Mid Cajon Apartments                            $678,023   $27,121            7.270%   Actual/360
   355          HF       Payless Shoe Source                             $674,216      $211            7.380%     30/360
   356          HF       Panama City Mobile Home Estates                 $648,005    $5,838            9.360%   Actual/360
   357          HF       Your Extra Attic - Norcross                     $647,700       $29            8.180%   Actual/360
   358          HF       Terrace View Center                             $638,140       $40            7.270%   Actual/360
   359          HF       Village Corner                                  $623,183       $39            7.270%   Actual/360
   360          HF       1381 Commonwealth Avenue                        $513,886   $39,530            7.000%   Actual/360
   361          HF       Pinegrove Place                                 $498,113   $35,579            7.660%   Actual/360


                         Total/Weighted Average:                   $1,285,225,613   $19,139            7.680%




------------------------------------------------------------------------------------------------------------------
                                                                                          Effective
  Loan                                                           Note       Maturity      Maturity        Term
   No.       Seller (1)     Property Name                        Date         Date        Date (5)        (mos)
------------------------------------------------------------------------------------------------------------------
   328          HF       Glen Arbor Apartments                   04/03/97   04/01/07       N/A            119
   329          HF       Pier 1- Lewisville                      11/13/97   11/01/17     11/01/07         120
   330          MS       Bozeman K-Mart/Applebees                11/10/97   09/01/15       N/A            213
   331          HF       Emerald Lakes Mobile Home Park          01/20/98   01/01/08       N/A            120
   332          HF       Your Extra Attic - Duluth               12/04/97   12/01/07       N/A            120
   333          HF       Pier 1 - Canton                         12/02/97   12/01/17     12/01/07         120
   334          HF       DeSoto Estates MHP                      10/28/97   11/01/07       N/A            120
   335          MS       McWhorters - Cupertino                  06/24/97   07/01/13       N/A            192
   336          HF       Hide-Away-Hills MHP                     12/23/97   01/01/08       N/A            120
   337          HF       AAA Interstate SSF                      09/10/97   09/01/07       N/A            120
   338          HF       Your Extra Attic - Winters Chapel       12/04/97   12/01/07       N/A            120
   339          HF       ABC Mini Storage                        05/05/97   05/01/07       N/A            120
   340          HF       Pep Boys- Gardena (12)                  01/07/98   06/01/11       N/A            161
   341          HF       Eastwood MHP                            10/29/97   11/01/07       N/A            120
   342          HF       Bama Self Storage                       07/11/97   07/01/07       N/A            120
   343          HF       Thomas Apartments                       06/27/97   07/01/07       N/A            120
   345          HF       Missouri Self Storage Facility          01/20/98   12/01/04       N/A             83
   346          HF       A-American Self Storage-Bent Avenue     01/21/98   02/01/08       N/A            120
   347          HF       The Pine Garden Apartments              08/29/97   09/01/07       N/A            120
   348          HF       Stor-N-Lock #7                          12/09/97   12/01/07       N/A            120
   349          HF       Green Valley Self Storage               01/15/98   01/01/08       N/A            120
   350          HF       130 Englewood Street                    12/31/97   01/01/08       N/A            120
   351          MS       Radio Shack - Blockbuster Center        12/12/97   01/01/08       N/A            120
   352          HF       1375 Commonwealth Avenue                12/31/97   01/01/08       N/A            120
   353          HF       Stor-N-Lock #9                          12/09/97   12/01/07       N/A            120
   354          HF       Mid Cajon Apartments                    01/14/98   01/01/08       N/A            120
   355          HF       Payless Shoe Source                     01/21/98   02/01/18     02/01/08         120
   356          HF       Panama City Mobile Home Estates         11/25/97   12/01/07       N/A            120
   357          HF       Your Extra Attic - Norcross             12/04/97   12/01/07       N/A            120
   358          HF       Terrace View Center                     01/14/98   01/01/08       N/A            120
   359          HF       Village Corner                          01/14/98   02/01/08       N/A            121
   360          HF       1381 Commonwealth Avenue                12/31/97   01/01/08       N/A            120
   361          HF       Pinegrove Place                         12/19/97   12/01/07       N/A            120


                         Total/Weighted Average:                                                          127





----------------------------------------------------------------------------------------------------------------------------------
                                                                    Remaining      Amort.
  Loan                                                                Term        Term (6)      Balance Due     Balloon   Security
   No.       Seller (1)     Property Name                             (mos)        (mos)        at Maturity     LTV (4)     Type
-----------------------------------------------------------------------------------------------------------------------------------
   328          HF       Glen Arbor Apartments                         109          360          $1,022,697       63.9%      Fee
   329          HF       Pier 1- Lewisville                            116          300            $910,678       62.8%      Fee
   330          MS       Bozeman K-Mart/Applebees                      210          213             $49,422        3.0%   Leasehold
   331          HF       Emerald Lakes Mobile Home Park                118          300            $882,972       59.3%      Fee
   332          HF       Your Extra Attic - Duluth                     117          300            $895,545       57.0%      Fee
   333          HF       Pier 1 - Canton                               117          300            $883,039       60.9%      Fee
   334          HF       DeSoto Estates MHP                            116          300            $896,301       54.3%      Fee
   335          MS       McWhorters - Cupertino                        184          192             $10,425        0.5%      Fee
   336          HF       Hide-Away-Hills MHP                           118          360            $909,249       61.2%      Fee
   337          HF       AAA Interstate SSF                            114          300            $858,164       37.3%      Fee
   338          HF       Your Extra Attic - Winters Chapel             117          300            $828,837       54.2%      Fee
   339          HF       ABC Mini Storage                              110          300            $867,097       63.8%      Fee
   340          HF       Pep Boys- Gardena (12)                        159          161              $9,439        0.8%      Fee
   341          HF       Eastwood MHP                                  116          300            $810,713       60.7%      Fee
   342          HF       Bama Self Storage                             112          300            $841,841       58.1%      Fee
   343          HF       Thomas Apartments                             112          360            $858,362       64.1%      Fee
   345          HF       Missouri Self Storage Facility                 81          300            $795,952       56.9%      Fee
   346          HF       A-American Self Storage-Bent Avenue           119          300            $720,948       44.8%      Fee
   347          HF       The Pine Garden Apartments                    114          240            $625,517       45.2%      Fee
   348          HF       Stor-N-Lock #7                                117          240            $591,650       28.9%      Fee
   349          HF       Green Valley Self Storage                     118          300            $659,399       31.0%      Fee
   350          HF       130 Englewood Street                          118          360            $702,200       63.8%      Fee
   351          MS       Radio Shack - Blockbuster Center              118          300            $651,829       65.2%      Fee
   352          HF       1375 Commonwealth Avenue                      118          360            $646,195       53.8%      Fee
   353          HF       Stor-N-Lock #9                                117          240            $487,242       34.3%      Fee
   354          HF       Mid Cajon Apartments                          118          300            $541,751       61.6%      Fee
   355          HF       Payless Shoe Source                           119          300            $536,361       63.1%      Fee
   356          HF       Panama City Mobile Home Estates               117          300            $545,224       59.9%      Fee
   357          HF       Your Extra Attic - Norcross                   117          300            $530,437       54.7%      Fee
   358          HF       Terrace View Center                           118          300            $509,883       60.0%      Fee
   359          HF       Village Corner                                119          300            $496,483       38.2%      Fee
   360          HF       1381 Commonwealth Avenue                      118          360            $443,721       63.4%      Fee
   361          HF       Pinegrove Place                               117          300            $402,664       53.7%      Fee


                         Total/Weighted Average:                       122          328                           58.1%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
------------------------------------------------------------------------------------------------------------------------------------

   1     Pacific Coast Plaza Shopping Center            2100 to 2191 Vista Way                                Oceanside
   2     Norwood Gardens                                86 Hampden Drive                                      Norwood
   3     Rookwood Pavilion                              2692 Madison Road                                     Cincinnati
   4     Silver Lake SSF                                10208 19th Avenue SE                                  Everett
   5     Affordable Self Storage                        1621 196th SE                                         Bothell
   6     Skold Portfolio - Greenwood Self Storage       10113 Greenwood Ave. N.                               Seattle
   7     Skold Portfolio - Evergreen Mini Storage       7979 Provost Rd NW                                    Silverdale
   8     351 California Street                          351 California Street                                 San Francisco
   9     201 Sansome Street                             201 Sansome Street                                    San Francisco
  10     Boulder Marriott                               2660 Canyon Boulevard                                 Boulder
  11     Beverly Garland Hotel                          4222 & 4224 North Vineland Avenue                     North Hollywood
  12     Rancho Viejo Apts.                             7885 West Flamingo Road                               Las Vegas
  13     Lincoln on Memorial Apartments                 7777 South Memorial Drive                             Tulsa
  14     Davis Square Center                            18-48 Holland Street                                  Somerville
  15     Fleming Portfolio - 1450 North Dysart Road     1450 North Dysart Road                                Avondale
  16     Marymount Manor                                1405 Marshall Street                                  Redwood City
  17     Marymount Tower                                1321 Marshall St.                                     Redwood City
  18     Park Place Shopping Center                     NEC of US Route 250 & State Route 2                   Perkins Township
  19     A&P Food Market                                500 Chestnut Ridge Road                               Woodcliff Lake
  20     The First National Bank Building               735-740 N. Water Street                               Milwaukee
  21     Boylston Apartments                            1163-1191 Boylston St.                                Boston
  22     Greenbriar Apartments                          200 Greenbriar Circle                                 Petaluma
  23     College Station                                Various                                               Bryan/College Station
  24     Kmart Plaza                                    2200 Harbour Blvd                                     Costa Mesa
  25     Rivershire Apartments                          11215 W Morgan Avenue                                 Greenfield
  26     Haggerty Tech Center                           19700-19892 Haggerty Road                             Livonia
  27     Village at Chestnut Hill                       673 VFW Parkway                                       West Roxbury
  28     Orland Park Exec. Ctr.                         15255 South 94th Street                               Orland Park
  29     GMAC Building                                  15303 South 94th Avenue                               Orland Park
  30     Ridgecrest Terrace Apartments                  5114 Washington Street                                West Roxbury
  31     Fountain Square Shopping Center                320 East Bell Road                                    Phoenix
  32     1550 Brickell                                  1550 Brickell Avenue                                  Miami
  32a    Lafayette Towers                               1301 Orleans                                          Detroit
  33     Lake Village Apartments                        5427 Lake Murray Boulevard                            La Mesa
  34     All Aboard Mini Storage Portfolio - Oakland    1090 29th Avenue                                      Oakland
  35     All Aboard Mini-Storage Portfolio - Ventura    375 South Laurel Street                               Ventura
  36     All Aboard Mini Storage Portfolio - Van Nuys   15101 Raymer Street                                   Van Nuys
  37     Stor-Mor of Cypress                            6322 Lincoln Avenue                                   Cypress
  38     Stor-Mor - Anaheim                             1050 N. Armando Road                                  Anaheim


-----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                             PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                          STATE     ZIPCODE          TYPE               UNITS/NSF         RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

   1     Pacific Coast Plaza Shopping Center              CA        92054       Retail                   245,170            1997
   2     Norwood Gardens                                  MA        02062       Multifamily                  332            1971
   3     Rookwood Pavilion                                OH        45208       Retail                   245,370            1993
   4     Silver Lake SSF                                  WA        98208       Self-Storage             339,897            1986
   5     Affordable Self Storage                          WA        98012       Self-Storage              38,700            1985
   6     Skold Portfolio - Greenwood Self Storage         WA        98133       Self-Storage              29,739            1990
   7     Skold Portfolio - Evergreen Mini Storage         WA        98383       Self-Storage              30,810            1985
   8     351 California Street                            CA        94104       Office                   131,592            1984
   9     201 Sansome Street                               CA        94104       Office                    48,926            1988
  10     Boulder Marriott                                 CO        80302       Hospital                     155            1997
  11     Beverly Garland Hotel                            CA        91602       Hospital                     255            1989
  12     Rancho Viejo Apts.                               NV        89117       Multifamily                  312            1997
  13     Lincoln on Memorial Apartments                   OK        74133       Multifamily                  360            1997
  14     Davis Square Center                              MA        01243       Office                   104,051            1990
  15     Fleming Portfolio - 1450 North Dysart Road       AZ        85323       Retail                   255,716            1987
  16     Marymount Manor                                  CA        94063       Multifamily                  112            1968
  17     Marymount Tower                                  CA        94063       Multifamily                  100            1965
  18     Park Place Shopping Center                       OH        44870       Retail                   248,582            1991
  19     A&P Food Market                                  NJ        07675       Retail                    70,000            1996
  20     The First National Bank Building                 WI        53202       Office                   302,151            1990
  21     Boylston Apartments                              MA        02115       Multifamily                  318            1997
  22     Greenbriar Apartments                            CA        94928       Multifamily                  224            1975
  23     College Station                                  TX        77845       Multifamily                  577            1983
  24     Kmart Plaza                                      CA        92627       Retail                   189,071            1994
  25     Rivershire Apartments                            WI        53228       Multifamily                  224            1991
  26     Haggerty Tech Center                             MI        48152       Industrial               150,133            1987
  27     Village at Chestnut Hill                         MA        02167       Retail                    58,379            1992
  28     Orland Park Exec. Ctr.                           IL        60462       Office                    74,000            1988
  29     GMAC Building                                    IL        60462       Office                    29,302            1994
  30     Ridgecrest Terrace Apartments                    MA        02167       Multifamily                  191            1969
  31     Fountain Square Shopping Center                  AZ        85022       Retail                   120,650            1986
  32     1550 Brickell                                    FL        33129       Multifamily                  136            1988
  32a    Lafayette Towers                                 MI        48207       Retail                       584            1961
  33     Lake Village Apartments                          CA        91942       Multifamily                  205            1984
  34     All Aboard Mini Storage Portfolio - Oakland      CA        94601       Self-Storage              73,925            1996
  35     All Aboard Mini-Storage Portfolio - Ventura      CA        93001       Self-Storage              57,215            1996
  36     All Aboard Mini Storage Portfolio - Van Nuys     CA        91405       Self-Storage              68,050            1996
  37     Stor-Mor of Cypress                              CA        90630       Self-Storage              57,653            1992
  38     Stor-Mor - Anaheim                               CA        92806       Self-Storage              65,850            1992

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
------------------------------------------------------------------------------------------------------------------------------------

  39     Stor-Mor - Torrance                            4300 Emerald Avenue                                   Torrance
  40     Cypress Lake Apartments                        555 Butterfield Road                                  Houston
  41     Boardwalk Square                               NEC of Barry Road and Interstate 29                   Kansas City
  42     Whispering Lakes Apts.                         45425 Whispering Lakes Blvd.                          Shelby Township
  43     Eagle Ridge Retail Shopping Center             4230-4320 North Freeway                               Pueblo
  44     Holiday Inn - Hermitage                        3200 South Hermitage Road                             Hermitage
  45     Ramada Inn  - Mattoon                          300 Broadway Avenue East                              Mattoon
  46     The Willows at Appleton Square                 171 & 176 East Street                                 Methuen
  47     Ashley Park Apartments                         8410 W. Bartel Road                                   Houston
  49     Brumby Apartments                              111 North Marietta Parkway                            Marietta
  50     Sun Vista RV Resort                            7201 East Highway 80                                  Yuma
  51     Sunset Mall                                    NWC NW Cornell Road and Murray Boulevard              Portland
  52     Ramada Hotel Valley Ho Resort                  6850 Main Street                                      Scottsdale
  53     Wynhaven Apartments                            560 Powder Springs Road                               Marietta
  54     Claridge Court Apartments                      1 Pine Tree Boulevard                                 Old Bridge
  55     Lake Forest Office                             22471/22481 Aspan - 23101/23161 Lake Center           Lake Forest
  56     Acorn Self Storage                             5366 N. Northwest Highway                             Chicago
  57     ACORN III SELF STORAGE                         1255 Town Line Road                                   Mundelein
  58     Central Plaza                                  33300 Alvarado Niles Road                             Union City
  59     Bend Villa Court                               1801 NE Lotus Drive                                   Bend
  60     Danbury Retail Center                          110 Federal Road                                      Danbury
  61     Rose Apartments                                11711 Ohio Avenue                                     Los Angeles
  62     Rose Medical Plaza                             4545 E. 9th Avenue                                    Denver
  63     Phoenix Inn - Phoenix                          2310 E Highland Ave                                   Phoenix
  64     Mesa Verde                                     9700 W. 51st Place                                    Wheat Ridge
  65     Cedar Ridge Apts.                              10101 - 10201 Cedar Lake Road                         Minnetonka
  110    Mira Mesa Self Storage                         7044 Flanders Drive                                   San Diego
  197    Sorrento Mesa SSF                              6690 Mira Mesa Blvd.                                  San Diego
  66     Cardinal Crest MHC                             906 19th Street                                       Brodhead
  67     Harbor Lights Mobile Home Community            902 Happy Valley Drive                                Menasha
  68     Meadowview Place MHC                           2400 Johnson Street                                   Janesville
  69     Skyview Terrace Mobile Home Park               2742 Main Street                                      East Troy
  71     Meadow Park Plaza                              22733-22901 Hawthorne Boulevard                       Torrance
  72     Lincoln Bank Building                          4500 Cameron Valley Pkwy                              Charlotte
  73     Walnut Ridge Apts                              2500 Burney Road                                      Arlington
  74     Allsize Commercial Storage                     25131 Costeau Street                                  Laguna Hills
  76     Elmwood Distribution Center                    1420 Sams Street                                      Harahan
  77     Rt. 18 Mobile Home Comm. Portfolio             849 & 893 Henderson Ave.                              Washington
  78     Berrytree Apartments                           2950 Whitehall Drive                                  Okemos


-----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                             PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                           STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

  39     Stor-Mor - Torrance                               CA        90503      Self-Storage              93,300            1976
  40     Cypress Lake Apartments                           TX        77090      Multifamily                  216            1997
  41     Boardwalk Square                                  MO        38119      Retail                   146,824            1989
  42     Whispering Lakes Apts.                            MI        48317      Multifamily                  184            1997
  43     Eagle Ridge Retail Shopping Center                CO        81003      Retail                   113,595            1996
  44     Holiday Inn - Hermitage                           PA        16159      Hospitality                  180            1971
  45     Ramada Inn  - Mattoon                             IL        61938      Hospitality                  124            1994
  46     The Willows at Appleton Square                    MA        01844      Multifamily                  140            1989
  47     Ashley Park Apartments                            TX        77054      Multifamily                  284            1997
  49     Brumby Apartments                                 GA        30060      Multifamily                  167            1995
  50     Sun Vista RV Resort                               AZ        85365      Manufactured Housing       1,230            1986
  51     Sunset Mall                                       OR        97229      Retail                   113,145            1996
  52     Ramada Hotel Valley Ho Resort                     AZ        85251      Hospitality                  292            1961
  53     Wynhaven Apartments                               GA        30064      Multifamily                  296            1992
  54     Claridge Court Apartments                         NJ        08857      Multifamily                  324            1995
  55     Lake Forest Office                                CA        92630      Office                   115,179            1980
  56     Acorn Self Storage                                IL        60630      Self-Storage              74,937            1988
  57     ACORN III SELF STORAGE                            IL        60060      Self-Storage              80,090            1991
  58     Central Plaza                                     CA        94587      Industrial               170,813            1989
  59     Bend Villa Court                                  OR        97701      Congregate Care              123            1991
  60     Danbury Retail Center                             CT        06810      Retail                    61,155            1997
  61     Rose Apartments                                   CA        90025      Multifamily                   48            1991
  62     Rose Medical Plaza                                CO        80220      Office                    81,477            1976
  63     Phoenix Inn - Phoenix                             AZ        85016      Hospitality                  120            1995
  64     Mesa Verde                                        CO        80002      Multifamily                  276            1990
  65     Cedar Ridge Apts.                                 MN        55305      Multifamily                  180            1996
  110    Mira Mesa Self Storage                            CA        92121      Self-Storage             103,680            1988
  197    Sorrento Mesa SSF                                 CA        92121      Self-Storage              78,020            1996
  66     Cardinal Crest MHC                                WI        53520      Manufactured Housing         109            1984
  67     Harbor Lights Mobile Home Community               WI        54952      Manufactured Housing          95            1969
  68     Meadowview Place MHC                              WI        53545      Manufactured Housing         102            1965
  69     Skyview Terrace Mobile Home Park                  WI        53120      Manufactured Housing         109            1965
  71     Meadow Park Plaza                                 CA        90505      Retail                    56,101            1986
  72     Lincoln Bank Building                             NC        28211      Office                    57,131            1989
  73     Walnut Ridge Apts                                 TX        76006      Multifamily                  264            1982
  74     Allsize Commercial Storage                        CA        92653      Self-Storage             100,402            1986
  76     Elmwood Distribution Center                       LA        70123      Industrial               354,600            1977
  77     Rt. 18 Mobile Home Comm. Portfolio                PA        15301      Manufactured Housing         412            1961
  78     Berrytree Apartments                              MI        48864      Multifamily                  240            1967

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  79     Silver Drive Office/Warehouse Buildings        2601 Silver Drive                                     Columbus
  80     Fairfield Place Apartments                     2009-2071 Fairfield Place                             O'Fallon
  81     Holly Ravine Shopping Center                   Evesham & Springdale Roads                            Cherry Hill
  82     Reeseville Acres                               404 Lincoln Ave.                                      Reeseville
  83     Spring Brook Village MHP                       2601 Colley Rd                                        Beloit
  84     Bridgeview Gardens MHC                         888 E Shady Lane                                      Neenah
  85     Palm Springs Plaza                             10299-10385 Royal Palm Boulevard                      Coral Springs
  86     Plaza on the Boulevard                         12800-12950 Beach Boulevard                           Stanton
  87     Burtons Landing                                3790 Whispering Way S.E.                              Grand Rapids
  88     Comfort Inn - Madison                          4822 East Washington Ave                              Madison
  89     605 Market Street                              605 Market Street                                     San Francisco
  90     Harford Mobile Village                         1115 Paul Martin Drive                                Edgewood
  91     511 East 80th Street                           511 East 80th Street                                  New York
  93     Lakeside Park Mobile Home Park                 11111 Lakeview Drive                                  Hagerstown
  94     Hampton Inn - Elgin                            405 Airport Road                                      Elgin
  95     AAA Chatsworth Self Storage                    9111 Jordan Avenue                                    Chatsworth
  96     Triton Valley Estates - Arcade MHC             6070 Michigan Road                                    Arcade
  97     Triton Valley Estates - Derby                  7979 Erie Road                                        Derby
  98     Stoneridge Apts.                               10615 Beechnut Drive                                  Houston
  99     29 Dunham Road                                 29 Dunham Road                                        Billerica
  100    35 Dunham Road                                 35 Dunham Road                                        Billerica
  101    Pacific View Apartments                        335 and 380 Talbot Avenue                             Pacifica
  102    Sonoma Pointe Apartments                       19349 Riverside Dr.                                   El Verano
  103    A-1 Self Storage - Anaheim                     3535 West Ball Road                                   Anaheim
  104    Holiday Ranch & Happy Landings MHC             1375 South Military Trail                             West Palm Beach
  105    Pompano Palms Apartments                       Various                                               Pompano
  106    Brewery Apartments                             1301 West Fletcher                                    Chicago
  107    Arbor Woods Mobile Home Community              1993 Arbor Woods Boulevard                            Ypsilanti
  108    Gardens at Negley                              1001 North Negley Avenue                              Pittsburgh
  109    Coral Ridge Office Center                      3696 North Federal Highway                            Fort Lauderdale
  111    South Street Office Center                     210 South Street                                      Boston
  112    Lake of the Pines                              8755 West 21st Street                                 Indianapolis
  113    Alameda Crossing                               105-145 S. Sheridan Boulevard                         Lakewood
  114    16 Bleeker Street                              16 Bleeker Street                                     Millburn Township
  115    Knox Village                                   85 Blooming Grove Turnpike                            New Windsor
  117    Monmouth MHP                                   4017 U.S. Highway 1                                   Monmouth Junction
  118    American Mini Storage                          700-701 Lombardi Court                                Santa Rosa
  119    Edison Lock-Up Self Storage                    724 Old Post Road                                     Edison
  120    Saf Keep SSF - San Leandro                     655 Marina Blvd.                                      San Leandro

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                              PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                            STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

  79     Silver Drive Office/Warehouse Buildings            OH        43211      Industrial               135,600            1997
  80     Fairfield Place Apartments                         IL        62269      Multifamily                  108            1995
  81     Holly Ravine Shopping Center                       NJ        08003      Retail                    38,698            1990
  82     Reeseville Acres                                   WI        53579      Manufactured Housing          36            1975
  83     Spring Brook Village MHP                           WI        53511      Manufactured Housing         137            1972
  84     Bridgeview Gardens MHC                             WI        54956      Manufactured Housing         192            1974
  85     Palm Springs Plaza                                 FL        33605      Retail                   123,066            1987
  86     Plaza on the Boulevard                             CA        90680      Retail                    97,595            1989
  87     Burtons Landing                                    MI        49546      Multifamily                  200            1977
  88     Comfort Inn - Madison                              WI        53704      Hospitality                  152            1995
  89     605 Market Street                                  CA        94105      Office                    51,906            1991
  90     Harford Mobile Village                             MD        21040      Manufactured Housing         392            1974
  91     511 East 80th Street                               NY        10021      Multifamily                  126            1963
  93     Lakeside Park Mobile Home Park                     MD        21740      Manufactured Housing         364            1972
  94     Hampton Inn - Elgin                                IL        60123      Hospitality                  109            1994
  95     AAA Chatsworth Self Storage                        CA        91311      Self-Storage              98,220            1987
  96     Triton Valley Estates - Arcade MHC                 NY        14009      Manufactured Housing         203            1972
  97     Triton Valley Estates - Derby                      NY        14047      Manufactured Housing         137            1971
  98     Stoneridge Apts.                                   TX        77072      Multifamily                  268            1976
  99     29 Dunham Road                                     MA        02160      Industrial                70,000            1984
  100    35 Dunham Road                                     MA        02160      Industrial                65,940            1984
  101    Pacific View Apartments                            CA        94111      Multifamily                   61            1964
  102    Sonoma Pointe Apartments                           CA        95476      Multifamily                   70            1989
  103    A-1 Self Storage - Anaheim                         CA        92804      Self-Storage              93,010            1995
  104    Holiday Ranch & Happy Landings MHC                 FL        33415      Manufactured Housing         266            1964
  105    Pompano Palms Apartments                           FL        33060      Multifamily                  268            1960
  106    Brewery Apartments                                 IL        60657      Multifamily                   77            1987
  107    Arbor Woods Mobile Home Community                  MI        48198      Manufactured Housing         244            1995
  108    Gardens at Negley                                  PA        15206      Multifamily                  149            1994
  109    Coral Ridge Office Center                          FL        33308      Office                    33,101            1988
  111    South Street Office Center                         MA        02111      Office                    96,698            1996
  112    Lake of the Pines                                  IN        46234      Manufactured Housing         269            1989
  113    Alameda Crossing                                   CO        80226      Retail                    82,739            1985
  114    16 Bleeker Street                                  NJ        07041      Industrial               178,414            1980
  115    Knox Village                                       NY        12553      Multifamily                  317            1965
  117    Monmouth MHP                                       NJ        08852      Manufactured Housing         280            1970
  118    American Mini Storage                              CA        95407      Self-Storage             112,315            1986
  119    Edison Lock-Up Self Storage                        NJ        08817      Self-Storage              82,502            1987
  120    Saf Keep SSF - San Leandro                         CA        94577      Self-Storage             104,904            1980

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
------------------------------------------------------------------------------------------------------------------------------------

  121    The Oaks Office Building                       935-1001 Craig Road                                   Creve Coeur
  122    Vista Manor Mobile Home Park                   200 Olive Avenue                                      Vista
  123    Nova Self-Storage                              7349 Suva Street                                      Downey
  124    Lantern Estates                                2909 S. Lynhurst Drive                                Indianapolis
  125    Harvard Medical Park                           1813 West Harvard Avenue                              Roseburg
  126    A American Self Storage                        10101 South Firmona Avenue                            Inglewood
  127    Commerce Crossing                              3301-3331 Clarendon Blvd.                             New Bern
  128    Woodshire Mobile Home Park                     3224 South Military Highway                           Chesapeake
  129    Mariah Park                                    N. 4th Avenue and Davis Street                        Cornelius
  130    Copps Food Market                              2400 West Wisconsin Avenue                            Appleton
  131    Harbour East MHC                               800 West Hundred Road                                 Chester
  132    LAGO VISTA MHP                                 420 East 57th Street                                  Loveland
  133    Stor N' Lok                                    4026 E. Mission Boulevard                             Montclair
  134    A-American Pico                                4174 Pico Boulevard                                   Los Angeles
  135    Storage Depot-North SSF                        4401 N. 6th St.                                       Harrisburg
  136    Storage Depot-West SSF                         350 S. 7th St                                         Harrisburg
  137    San Luis Obisbo Self Storage                   154 Suburban Road                                     San Luis Obispo
  138    West L.A. Self Storage                         5450 Slauson Avenue                                   Culver City
  139    Willow Creek Apts.                             1401 South Nicolet Road                               Grand Chute
  140    Redhill MHP                                    700 Rimrock Drive                                     Gallup
  141    Phoenix Inn - Troutdale                        477 NW Phoenix Drive                                  Troutdale
  142    North Valley Self Storage Facility             13043 Foothill Blvd.                                  Sylmar
  143    Stone Creek Plaza                              2200-2260 Morris Road                                 Flower Mound
  144    Everett Mall Mini Storage                      10011 3rd Avenue SE                                   Everett
  145    Sheffield Lofts                                999 West Wolfram                                      Chicago
  146    Paramount Self Storage                         8160 East Rosecrans Avenue                            Paramount
  147    Allstate Insurance Building                    5400 Riverside Drive                                  Macon
  148    Mira Mesa Retirement Community                 380 North Limit Street                                Colorado Springs
  149    City Gables Apts.                              1611 Pleasant St.                                     Lauderdale
  150    Windsorland MHC                                9290 Old Redwood Highway                              Windsor
  151    Budget Mini Storage - Phoenix                  4010 W. Indian School Road                            Phoenix
  152    ABQ Mini Storage                               4715 McLeod NE                                        Albuquerque
  153    Safeway Self Storage Facility                  116 South Western Avenue                              Los Angeles
  154    Southgate Square Apartments                    3775 S 27th Street                                    Milwaukee
  155    Palm Shadows Apartments                        1815 East Speedway Boulevard                          Tucson
  156    Park Drive Apts.                               231-235 Park Drive                                    Boston
  157    Continental Luxury Apartments                  3341-51 Warrensville Center Road                      Shaker Heights
  158    Dohr Apartments                                1229 Latta Road                                       Greece
  159    Belmont  Self Storage                          1520 Industrial Way                                   Belmont


-----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                             PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                           STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

  121    The Oaks Office Building                          MO        63146      Office                    70,387            1983
  122    Vista Manor Mobile Home Park                      CA        92083      Manufactured Housing         159            1971
  123    Nova Self-Storage                                 CA        90240      Self-Storage             110,825            1984
  124    Lantern Estates                                   IN        46241      Manufactured Housing         220            1965
  125    Harvard Medical Park                              OR        97470      Office                    38,285            1991
  126    A American Self Storage                           CA        90304      Self-Storage              90,947            1994
  127    Commerce Crossing                                 NC        28561      Retail                    59,673            1997
  128    Woodshire Mobile Home Park                        VA        23323      Manufactured Housing         261            1972
  129    Mariah Park                                       OR        97113      Manufactured Housing         126            1996
  130    Copps Food Market                                 WI        54914      Retail                    82,096            1995
  131    Harbour East MHC                                  VA        23831      Manufactured Housing         282            1971
  132    LAGO VISTA MHP                                    CO        80538      Manufactured Housing         300            1972
  133    Stor N' Lok                                       CA        91766      Self-Storage              83,589            1985
  134    A-American Pico                                   CA        90019      Self-Storage              46,450            1987
  135    Storage Depot-North SSF                           PA        17105      Self-Storage              81,800            1989
  136    Storage Depot-West SSF                            PA        17043      Self-Storage              45,192            1986
  137    San Luis Obisbo Self Storage                      CA        93401      Self-Storage             101,575            1993
  138    West L.A. Self Storage                            CA        90230      Self-Storage              68,977            1979
  139    Willow Creek Apts.                                WI        54915      Multifamily                  100            1985
  140    Redhill MHP                                       NM        87305      Manufactured Housing         428            1975
  141    Phoenix Inn - Troutdale                           OR        97060      Hospitality                   73            1992
  142    North Valley Self Storage Facility                CA        91342      Self-Storage              70,695            1985
  143    Stone Creek Plaza                                 TX        75028      Retail                    44,517            1995
  144    Everett Mall Mini Storage                         WA        98208      Self-Storage              97,730            1991
  145    Sheffield Lofts                                   IL        60657      Multifamily                   47            1991
  146    Paramount Self Storage                            CA        90723      Self-Storage              73,275            1985
  147    Allstate Insurance Building                       GA        31210      Office                    39,101            1989
  148    Mira Mesa Retirement Community                    CO        80904      Congregate Care           55,842            1987
  149    City Gables Apts.                                 MN        55108      Multifamily                   84            1988
  150    Windsorland MHC                                   CA        95492      Manufactured Housing         220            1973
  151    Budget Mini Storage - Phoenix                     AZ        85019      Self-Storage             159,873            1997
  152    ABQ Mini Storage                                  NM        87109      Self-Storage              72,750            1984
  153    Safeway Self Storage Facility                     CA        90004      Self-Storage              73,439            1991
  154    Southgate Square Apartments                       WI        53202      Multifamily                  168            1977
  155    Palm Shadows Apartments                           AZ                   Multifamily                  151            1962
  156    Park Drive Apts.                                  MA        02139      Multifamily                   80            1970
  157    Continental Luxury Apartments                     OH        44120      Multifamily                   66            1997
  158    Dohr Apartments                                   NY        14612      Multifamily                  112            1959
  159    Belmont  Self Storage                             CA        94002      Self-Storage              61,435            1996

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
------------------------------------------------------------------------------------------------------------------------------------

  160    Westview Plaza Shopping Center                 2929 North 75th Avenue                                Phoenix
  161    Hamilton House                                 700 Boulevard East                                    Weehawken
  162    Linkletter Self Storage Facility               42130 Lyndie Lane                                     Temecula
  163    Lyndie Office Building                         42145 Lyndie Lane                                     Temecula
  164    Juanita Bay Office Building                    9757 NE Juanita Drive                                 Kirkland
  165    Fairway Greens Apartments                      11011 Woodmeadow Parkway                              Dallas
  166    Rolling Hills                                  2900 North Hillfield Road                             Layton
  167    Barnes & Noble                                 1545 Briargate Boulevard                              Colorado Springs
  168    Diamond Grove                                  5151 N. Kain Avenue                                   Tucson
  169    Yankee Mobile Home Park                        3 Idlewood Lane                                       Kittery
  170    Skylark Village I Mobile Home Park             900 29th Street SE                                    Auburn
  171    Red Hill Estates                               633 Apple Street                                      Red Hill
  172    Desert Springs Apartments                      1750 East Bell Road                                   Phoenix
  173    Lake Haven                                     11003-39 Grays Corner Road                            Berlin
  174    Green Hill MHC                                 210 Green Hill Drive                                  Green Lane
  175    Fenton Walgreens                               1001 Bowles Avenue                                    Fenton
  176    Skylark II Village Mobile Home Park            3105 M Street SE                                      Auburn
  177    Laboratory Building                            401 Queen Anne Avenue N.                              Seattle
  178    Sorrento Valley Self Storage                   10531 Sorrento Valley Road                            San Diego
  179    Westminster Garden                             6 Andrea Drive                                        Vestal
  180    Hillside Courtyard                             671 State Highway 179                                 Sedona
  181    Village Fair Shopping Center                   26688 Ryan Road                                       Warren
  182    Just For Feet                                  1565 Briargate Boulevard                              Colorado Springs
  183    Airway Trade Center                            2225-2235 Avenida Costa North                         San Diego
  184    989-1001 Watertown Street                      989-1001  Watertown Street                            Newton
  185    Kimberly Place                                 430 & 450 Kimberly Drive                              Waukesha
  186    Casa Del Sol Apartment                         5155 N. Fresno Street                                 Fresno
  187    Lake Geneva Apts.                              1110 Wells Street                                     Lake Geneva
  188    Austin Commons Industrial Building             7111 and 7171 North Austin Avenue                     Niles
  189    Fairway Executive Center                       455 Fairway Drive                                     Deerfield Beach
  190    National City Self Storage Facility            430 W. 30th Street                                    National City
  191    Kawaihae Harbor Shopping Center                61-3665 Kawaihae/Mahukona Road                        Kawaihae
  192    Greenbriar Business Park                       4420-28 Taggart Creek Road                            Charlotte
  193    St. Vrain Village MHP                          446 S. Francis Street                                 Longmont
  194    2000 E. Irvington Road                         2000 E. Irvington Road                                Tucson
  195    Safe Space Self Storage                        2591  Jolly Road                                      Okemos
  196    Arbor Oaks MHC                                 36323 Arbor Oaks Drive                                Zephyrhills
  198    Windsor Estates                                1831 S. 11th Street                                   Kalamazoo
  199    A-American Self Storage Facility-Palmdale      37909 East 10th Street                                Palmdale

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                             PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                           STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------

  160    Westview Plaza Shopping Center                    AZ        85033      Retail                    94,214            1988
  161    Hamilton House                                    NJ        07087      Multifamily                   99            1962
  162    Linkletter Self Storage Facility                  CA        9261       Self-Storage              55,692            1990
  163    Lyndie Office Building                            CA        92590      Office                    26,891            1990
  164    Juanita Bay Office Building                       WA        98034      Office                    36,259            1983
  165    Fairway Greens Apartments                         TX        75228      Multifamily                   80            1990
  166    Rolling Hills                                     UT        84041      Manufactured Housing         355            1976
  167    Barnes & Noble                                    CO        80920      Retail                    25,050            1997
  168    Diamond Grove                                     AZ        85705      Manufactured Housing         153            1973
  169    Yankee Mobile Home Park                           ME        03904      Manufactured Housing         185            1982
  170    Skylark Village I Mobile Home Park                WA        98002      Manufactured Housing         140            1980
  171    Red Hill Estates                                  PA        18076      Manufactured Housing         149            1994
  172    Desert Springs Apartments                         AZ        85022      Multifamily                  135            1984
  173    Lake Haven                                        MD        21811      Manufactured Housing         246            1970
  174    Green Hill MHC                                    PA        18054      Manufactured Housing         142            1980
  175    Fenton Walgreens                                  MO        63206      Retail                    15,120            1997
  176    Skylark II Village Mobile Home Park               WA        98002      Manufactured Housing         115            1955
  177    Laboratory Building                               WA        98119      Office                    14,400            1989
  178    Sorrento Valley Self Storage                      CA        92121      Self-Storage              77,475            1997
  179    Westminster Garden                                NY        13850      Multifamily                  144            1971
  180    Hillside Courtyard                                AZ        86336      Retail                    26,316            1990
  181    Village Fair Shopping Center                      MI        48091      Retail                    48,057            1997
  182    Just For Feet                                     CO        80920      Retail                    16,500            1997
  183    Airway Trade Center                               CA        92173      Industrial               121,056            1989
  184    989-1001 Watertown Street                         MA        02165      Office                    33,521            1940
  185    Kimberly Place                                    WI        53188      Multifamily                   82            1988
  186    Casa Del Sol Apartment                            CA        93710      Multifamily                  100            1996
  187    Lake Geneva Apts.                                 WI        53147      Multifamily                   96            1990
  188    Austin Commons Industrial Building                IL        60714      Industrial                80,247            1985
  189    Fairway Executive Center                          FL        33441      Office                    33,010            1984
  190    National City Self Storage Facility               CA        91950      Self-Storage              72,019            1989
  191    Kawaihae Harbor Shopping Center                   HI        96743      Retail                    15,535            1986
  192    Greenbriar Business Park                          NC        28208      Industrial                61,000            1986
  193    St. Vrain Village MHP                             CO        80501      Manufactured Housing         136            1967
  194    2000 E. Irvington Road                            AZ        85714      Retail                    42,757            1985
  195    Safe Space Self Storage                           MI        48864      Self-Storage              75,477            1979
  196    Arbor Oaks MHC                                    FL        33541      Manufactured Housing         157            1991
  198    Windsor Estates                                   MI        49009      Congregate Care               51            1989
  199    A-American Self Storage Facility-Palmdale         CA        93550      Self-Storage              81,300            1988

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  200    Maple Tree Plaza                               3335 North Five Mile Road                             Boise
  201    17th & State Shops                             1701 West State Street                                Boise
  202    Oxford Corners                                 Southeast Corner of Roosevelt Road and Main Street    Lombard
  203    Riverwood                                      3328-3469 S 113th St                                  West Allis
  204    3500 W. Segerstrom                             3500 W. Segerstrom Avenue                             Santa Ana
  205    Oakwood MHP                                    9002 Sheridan Road                                    Kenosha
  206    Calexico Mobile Home Park                      101 Vernardo Drive                                    Calexico
  207    American Harbor Self Storage                   7227 South R.L. Thorton Fwy.                          Dallas
  208    Bennett Avenue Apartments                      56-64 Bennett Avenue                                  New York
  209    Friendly Village MHC                           2201 Miller Road                                      Arlington
  210    Strawberry Hills Apartments                    154 Richardson Drive                                  Vallejo
  211    Worthington Business Center                    530 Lakeview Plaza Boulevard                          Worthington
  212    Rancho Del Rio MHP                             204 West Calle Primera                                San Ysidro
  213    A-1 Self Storage (2) - El Cajon, CA            1370 North Magnolia Ave.                              El Cajon
  214    28308 Industry Drive                           28308 Industry Drive                                  Valencia
  215    Belmont Self Storage II                        1509 Industrial Way                                   Belmont
  217    Sunland Manor                                  1050 South Stapley Drive                              Mesa
  218    Storage Solutions                              543 W. Elliot Road                                    Tempe
  219    Craycroft Gardens                              5402 East 30th Street                                 Tucson
  220    Fleming Creek Circle Apartments                5-82 Fleming Creek Circle                             Greece
  221    Tyler Mall Mini Storage                        10090 Indiana Avenue                                  Riverside
  222    Alyson Manor Mobile Estates                    2021 Stevens Drive                                    Richland
  223    Ogden Days Inn                                 3306 Washington Boulevard                             Ogden
  225    25 WALBRIDGE                                   25 Walbridge Street                                   Boston
  226    Securgard Self Storage                         391 E. Round Grove Road                               Lewisville
  227    Shattuck Avenue Self Storage Facility          2721 Shattuck Avenue                                  Berkeley
  228    Meadowbrook Village                            1240 W. Hummingbird                                   West Valley City
  229    11959 Canyon Road                              11959 SW Canyon Rd                                    Beaverton
  230    Walgreens -  Monterey                          NWC of Fremont Blvd. & Canyon del Rey                 Seaside
  231    Southshore Point                               3540-3597 E. Norwich Court                            St. Francis
  232    Petcare Superstore                             1855 South Randall Road                               Geneva
  233    Memorial Crossing                              101st & Memorial; 71st St. & Garnett                  Tulsa
  234    Bethany Square                                 6001-6049 North 43rd Avenue                           Phoenix
  235    Royal Highlander                               826 W. Inverness Drive                                Peoria
  236    932 N. Rush                                    932 North Rush Street                                 Chicago
  237    Fineberg Lancaster Apartments                  33-39 Lancaster Terrace                               Brookline
  238    Fineberg Beacon Apartments                     1589-95 Beacon Street                                 Brookline
  239    Centennial Estates                             9885 Mills Station Road                               Sacramento
  240    Armored Self Storage Facility                  8355 E. McDonald Drive                                Scottsdale

----------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                            PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                          STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
----------------------------------------------------------------------------------------------------------------------------------

  200    Maple Tree Plaza                                 ID        83706      Retail                    20,379            1985
  201    17th & State Shops                               ID        83702      Retail                    11,440            1986
  202    Oxford Corners                                   IL        60148      Retail                    23,000            1989
  203    Riverwood                                        WI        53227      Multifamily                   64            1989
  204    3500 W. Segerstrom                               CA        92704      Industrial                83,053            1992
  205    Oakwood MHP                                      WI        53143      Manufactured Housing         215            1975
  206    Calexico Mobile Home Park                        CA        92231      Manufactured Housing         148            1960
  207    American Harbor Self Storage                     TX        75232      Self-Storage              62,850            1986
  208    Bennett Avenue Apartments                        NY        10033      Multifamily                   75            1990
  209    Friendly Village MHC                             TX        76006      Manufactured Housing         251            1970
  210    Strawberry Hills Apartments                      CA        94589      Multifamily                   64            1982
  211    Worthington Business Center                      OH        43085      Industrial                68,000            1986
  212    Rancho Del Rio MHP                               CA        92173      Manufactured Housing         130            1986
  213    A-1 Self Storage (2) - El Cajon, CA              CA        92020      Self-Storage              77,710            1989
  214    28308 Industry Drive                             CA        91355      Industrial                54,060            1997
  215    Belmont Self Storage II                          CA        94002      Self-Storage              38,325            1997
  217    Sunland Manor                                    AZ        85204      Multifamily                   71            1979
  218    Storage Solutions                                AZ        85284      Self-Storage              67,796            1995
  219    Craycroft Gardens                                AZ        85711      Multifamily                  101            1963
  220    Fleming Creek Circle Apartments                  NY        14616      Multifamily                  100            1966
  221    Tyler Mall Mini Storage                          CA        92503      Self-Storage              92,171            1990
  222    Alyson Manor Mobile Estates                      WA        98506      Manufactured Housing         126            1972
  223    Ogden Days Inn                                   UT        84401      Hospitality                  109            1992
  225    25 WALBRIDGE                                     MA        02139      Multifamily                   59            1994
  226    Securgard Self Storage                           TX        75067      Self-Storage              46,980            1995
  227    Shattuck Avenue Self Storage Facility            CA        94705      Self-Storage              27,415            1989
  228    Meadowbrook Village                              UT        84123      Manufactured Housing         303            1973
  229    11959 Canyon Road                                OR        97005      Retail                    28,307            1996
  230    Walgreens -  Monterey                            CA        93955      Retail                    13,905            1997
  231    Southshore Point                                 WI        53235      Multifamily                   48            1993
  232    Petcare Superstore                               IL        60134      Retail                    14,819            1997
  233    Memorial Crossing                                OK        74133      Retail                    26,000            1996
  234    Bethany Square                                   AZ        85019      Retail                    95,048       1973/1978/1986
  235    Royal Highlander                                 IL        61615      Manufactured Housing         279            1972
  236    932 N. Rush                                      IL        60611      Retail                     6,838            1994
  237    Fineberg Lancaster Apartments                    MA        02146      Multifamily                   43            1994
  238    Fineberg Beacon Apartments                       MA        02146      Multifamily                   37            1930
  239    Centennial Estates                               CA        95827      Manufactured Housing         183            1983
  240    Armored Self Storage Facility                    AZ        85250      Self-Storage              42,233            1988

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  241    Extra Space Self Storage Facility              3901 West Sunrise Boulevard                           Lauderhill
  242    Portgage Green MHP                             20227 80th Avenue NE                                  Arlington
  243    A-American El Cajon                            1151 Greenfield Drive                                 El Cajon
  244    7 Mt. Hood Road                                7-19 Mt. Hood Road                                    Boston
  245    370 Diablo Road                                370 Diablo Road                                       Danville
  246    Ashe Road Bus. Park                            4300-4600 Ashe Road                                   Bakersfield
  247    Gilbert Self Storage                           530 N. Gilbert                                        Fullerton
  248    Lamar Mini Storage                             1650 E. Lamar Road                                    Phoenix
  249    El Dorado Mobile Home Park                     6435 Orange Avenue                                    Sacramento
  250    Boston Market/Kinkos                           10 Fort Eddy Road                                     Concord
  251    British Square                                 5700 Shattalon Road                                   Winston-Salem
  252    Valencia Gardens                               190 West Valencia Road                                Tucson
  253    Providence Hill Office Building                10301 Democracy Lane                                  Fairfax
  254    A-AMERICAN SELF STORAGE-Valencia               26053 Bouquet Canyon Road                             Santa Clarita
  255    Calhoun Shores Apartments                      3101 East Calhoun Parkway                             Minneapolis
  256    Wyncrossing Apartments                         2235 Plaster Road N.E.                                Atlanta
  257    Garcia Apartments                              2150 NW 9th Street                                    Miami
  258    Stor-N-Lock #11                                4400 W State St.                                      Boise
  259    Sycamore Hill Apartments                       5915-5995 S. Sycamore Street                          Littleton
  260    3400 W. Segerstrom                             3400 W. Segerstrom Ave.                               Santa Ana
  261    Larkfield Self Storage                         5241 Old Redwood Highway                              Santa Rosa
  262    Bellmere Apartments                            816 North Bell                                        Denton
  263    Armored Mini Storage - 52nd Street             2845 North 52nd Street                                Phoenix
  264    CVS - Decatur                                  2738 North Decatur Road                               Atlanta
  265    Southwest Professional Plaza                   2122-2224 N. Craycroft  Road                          Tucson
  266    Tanglewood                                     9800-9860 Pines Boulevard                             Pembroke
  267    Rayford Professional Bldg.                     25000 Pitkin Road                                     Spring
  268    Casa del Rey Apartments                        1320 Potter Drive                                     Colorado Springs
  269    A-American SSF - National City                 525 West 20th Street                                  National City
  270    B&R Mini Storage                               615 7th Ave                                           Longview
  271    3630 West Garry Ave.                           3630 West Garry Ave.                                  Santa Ana
  272    Twin Oaks Manor                                202, 218 & 222 Twin Oaks Rd.                          Akron
  273    Etiwanda Self Storage                          13473 Foothill Boulevard                              Fontana
  274    Your Extra Attic - Stockbridge                 7428 Davdison Circle East                             Stockbridge
  275    116 Washington Street                          116 Washington Street                                 Boston
  276    Eugene Camlu Retirement Center                 2811 Bailey Lane                                      Eugene
  277    Newgate Apartments                             1115 East Pembroke Avenue                             Hampton
  278    Roosevelt Apartments                           2450 Overlook Road                                    Cleveland Heights
  279    Park Place Plaza Shopping Center               5002-5050 North Academy Blvd.                         Colorado Springs

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                              PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                            STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

  241    Extra Space Self Storage Facility                  FL        33311      Self-Storage              93,690            1985
  242    Portgage Green MHP                                 WA        98223      Manufactured Housing          79            1992
  243    A-American El Cajon                                CA        92021      Self-Storage              65,174            1989
  244    7 Mt. Hood Road                                    MA        02139      Multifamily                   25            1994
  245    370 Diablo Road                                    CA        94526      Office                    14,521            1987
  246    Ashe Road Bus. Park                                CA        93313      Industrial                72,951            1986
  247    Gilbert Self Storage                               CA        92633      Self-Storage              73,304            1986
  248    Lamar Mini Storage                                 AZ        85016      Self-Storage              38,142            1982
  249    El Dorado Mobile Home Park                         CA        95823      Manufactured Housing         128            1961
  250    Boston Market/Kinkos                               NH        03301      Retail                     9,500            1996
  251    British Square                                     NC        27106      Multifamily                   93            1986
  252    Valencia Gardens                                   AZ        85713      Multifamily                  160            1984
  253    Providence Hill Office Building                    VA        22030      Office                    46,519            1985
  254    A-AMERICAN SELF STORAGE-Valencia                   CA        91350      Self-Storage              41,590            1995
  255    Calhoun Shores Apartments                          MN        55408      Multifamily                   42            1964
  256    Wyncrossing Apartments                             GA        30324      Multifamily                   63            1970
  257    Garcia Apartments                                  FL        33125      Multifamily                   65            1973
  258    Stor-N-Lock #11                                    ID        83703      Self-Storage              67,920            1995
  259    Sycamore Hill Apartments                           CO        80120      Multifamily                   50            1996
  260    3400 W. Segerstrom                                 CA        92704      Industrial                53,754            1990
  261    Larkfield Self Storage                             CA        95403      Self-Storage              73,365            1988
  262    Bellmere Apartments                                TX        76201      Multifamily                   60            1997
  263    Armored Mini Storage - 52nd Street                 AZ        85008      Self-Storage              44,077            1987
  264    CVS - Decatur                                      GA        30033      Retail                    13,325            1997
  265    Southwest Professional Plaza                       AZ        85712      Office                    40,563            1972
  266    Tanglewood                                         FL        33024      Office                    17,745            1986
  267    Rayford Professional Bldg.                         TX        77386      Office                    53,314            1994
  268    Casa del Rey Apartments                            CO          0        Multifamily                   83            1971
  269    A-American SSF - National City                     CA        91950      Self-Storage              48,207            1996
  270    B&R Mini Storage                                   WA        98632      Self-Storage              75,760            1994
  271    3630 West Garry Ave.                               CA        92704      Industrial                40,495            1974
  272    Twin Oaks Manor                                    OH        44304      Multifamily                   78            1929
  273    Etiwanda Self Storage                              CA        92335      Self-Storage              74,455            1987
  274    Your Extra Attic - Stockbridge                     GA        30281      Self-Storage              48,245            1990
  275    116 Washington Street                              MA        02135      Multifamily                   40            1994
  276    Eugene Camlu Retirement Center                     OR        97401      Congregate Care               63            1972
  277    Newgate Apartments                                 VA        23669      Multifamily                  100            1997
  278    Roosevelt Apartments                               OH        44106      Multifamily                   40            1995
  279    Park Place Plaza Shopping Center                   CO        80918      Retail                    35,473            1978

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  280    Quinsigamond Plaza                             87-97 Boston Turnpike                                 Shrewsbury
  281    Hav-A-Storage Self Storage Facility            1600 Industrial Blvd.                                 Lake Havasu City
  282    Brackett Air Business Park                     1915-1945 McKinley Avenue                             La Verne
  283    Van Buren Self Storage                         3167 Van Buren Blvd.                                  Riverside
  284    5 Walbridge Street                             5 Walbridge Street                                    Boston
  285    EZ Storage Center Self Storage Facility        8000 Highway 395 North                                Reno
  286    Bethel Self Storage                            41 Durant Avenue                                      Bethel
  287    Handi Self Storage                             160 W. Tiverton Way                                   Lexington
  288    Green Valley Storage (Windmill)                2525 Windmill Pkwy                                    Henderson
  289    Woodgate Mobile Home Village                   2331 Frick Road                                       Houston
  290    Aire Libre Apartments                          16437 N. 31st Street                                  Phoenix
  291    Shattalon Terrace Apartments                   5470-5472 Shattalon Road                              Winston-Salem
  292    Brookhaven MHC                                 895 S.W. Meadowcreek Way                              Beaverton
  294    Heritage/Gibson Mobile Home Village            8810 Pocahontas Trail and 925 Adams Road              Williamsburg
  295    River Point Condos                             9823 Summerwood Circle                                Dallas
  296    Villa Vallejo                                  1850 East Maryland Avenue                             Phoenix
  297    CVS - Austell                                  1172 Milford Church Road                              Atlanta
  298    Crown Ridge Apartments                         Longbow Lane & Excalibur Place                        Columbus
  299    1334 Commonwealth Avenue                       1334 Commonwealth Avenue                              Boston
  300    Mini U Novi                                    39670 Grand River                                     Novi
  301    Stor-N-Lock #10                                6950 South 2300 East                                  Salt Lake City
  302    2nd Garage Self Storage                        13443 Rosecrans Avenue                                Santa Fe Springs
  303    Virginia Court Apartments                      362-372 Bath Avenue                                   Long Branch
  304    Oakview Manor Apartments                       4720 Byrd Avenue                                      Racine
  305    Timberline Forest Apartments                   1503 & 1431 Sherwood Forest                           Houston
  306    The Village Plaza                              20725 Valley Green Drive                              San Jose
  307    9 Egremont Road                                9-15 Egremont Road                                    Boston
  308    Affordable Self Storage                        204 Bay Creek Road                                    Loganville
  309    6630 Baltimore National Pike                   6630 Baltimore National Pike                          Catonsville
  310    4 Vinal Street                                 4-8 Vinal Street                                      Boston
  311    Whiskey Bottom Business Center                 9855-9865 U.S. Route 1                                Laurel
  312    Royal Estates MHP                              1992 South Schuyler Avenue                            Kankakee
  313    Pep Boys - Streamwood                          160 North Barrington Road                             Streamwood
  314    Orange Avenue Industrial Park                  1109 W. Orange Avenue                                 Tallahassee
  315    Men's Warehouse                                8095 Giacosa Place                                    Memphis
  316    Pier 1 - Saginaw                               2508 Tittabawasee Road                                Saginaw
  317    Boulevard Apartments                           2374 Euclid Heights Boulevard                         Cleveland Heights
  318    Stor-N-Lock #8                                 8620 South 300 West                                   Sandy
  319    Park Plaza Retail Center                       35 W. Baseline                                        Tempe

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                              PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                            STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

  280    Quinsigamond Plaza                                 MA        01545      Retail                    30,980            1994
  281    Hav-A-Storage Self Storage Facility                AZ        86403      Self-Storage             168,618            1976
  282    Brackett Air Business Park                         CA        91750      Industrial                43,665            1989
  283    Van Buren Self Storage                             CA        92503      Self-Storage              56,519            1984
  284    5 Walbridge Street                                 MA        02134      Multifamily                   43            1970
  285    EZ Storage Center Self Storage Facility            NV        89506      Self-Storage              79,240            1997
  286    Bethel Self Storage                                CT        06801      Self-Storage              48,550            1987
  287    Handi Self Storage                                 KY        40503      Self-Storage              53,650            1986
  288    Green Valley Storage (Windmill)                    NV        89014      Self-Storage              74,686            1994
  289    Woodgate Mobile Home Village                       TX        77038      Manufactured Housing         141            1986
  290    Aire Libre Apartments                              AZ        85032      Multifamily                   80            1985
  291    Shattalon Terrace Apartments                       NC        27106      Multifamily                   80            1984
  292    Brookhaven MHC                                     OR        97006      Manufactured Housing          55            1995
  294    Heritage/Gibson Mobile Home Village                VA        23185      Manufactured Housing         122            1967
  295    River Point Condos                                 TX        75243      Multifamily                   34            1985
  296    Villa Vallejo                                      AZ        85016      Multifamily                   71            1970
  297    CVS - Austell                                      GA        30060      Retail                    10,125            1997
  298    Crown Ridge Apartments                             OH        43235      Multifamily                   40            1981
  299    1334 Commonwealth Avenue                           MA        02134      Multifamily                   36            1994
  300    Mini U Novi                                        MI        48375      Self-Storage              59,210            1996
  301    Stor-N-Lock #10                                    UT        84121      Self-Storage              61,375            1993
  302    2nd Garage Self Storage                            CA        90670      Self-Storage              48,224            1997
  303    Virginia Court Apartments                          NJ        07740      Multifamily                   52            1963
  304    Oakview Manor Apartments                           WI        53207      Multifamily                   79            1977
  305    Timberline Forest Apartments                       TX        77043      Multifamily                   66            1992
  306    The Village Plaza                                  CA        95014      Retail                    19,511            1980
  307    9 Egremont Road                                    MA        02139      Multifamily                   26            1994
  308    Affordable Self Storage                            GA        30249      Self-Storage              53,700            1995
  309    6630 Baltimore National Pike                       MD        21228      Office                    28,059            1985
  310    4 Vinal Street                                     MA        02135      Multifamily                   30            1920
  311    Whiskey Bottom Business Center                     MD        20723      Industrial                33,600            1984
  312    Royal Estates MHP                                  IL        60901      Manufactured Housing         170            1957
  313    Pep Boys - Streamwood                              IL        60107      Retail                    22,399            1996
  314    Orange Avenue Industrial Park                      FL        32314      Self-Storage              63,540            1974
  315    Men's Warehouse                                    TN        38133      Retail                     6,000            1997
  316    Pier 1 - Saginaw                                   MI        48604      Retail                     9,969            1991
  317    Boulevard Apartments                               OH        44106      Multifamily                   30            1993
  318    Stor-N-Lock #8                                     UT        84070      Self-Storage              67,275            1994
  319    Park Plaza Retail Center                           AZ        85283      Retail                    27,945            1992

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  320    Claremont Self Storage                         525 West Arrow Highway                                Claremont
  321    Shamrock MHC                                   6418 Old Redwood Highway                              Windsor
  322    Security Self Storage Facility                 219 Walnut Street                                     Napa
  323    Lock It Up Self Storage Facility               895 Wall Avenue                                       Ogden
  324    CVS - Bethsaida                                7055 Old National Highway                             Atlanta
  325    Summer Wind                                    4801 South Main                                       Mesilla Park
  326    Victoria Square Apartments                     2406 East Mockingbird Land                            Victoria
  327    Foxfire Apartments                             2421 N. Bell Avenue                                   Denton
  328    Glen Arbor Apartments                          2250 West Glendale Avenue                             Phoenix
  329    Pier 1- Lewisville                             2430 South Stemmons Freeway                           Lewisville
  330    Bozeman K-Mart/Applebees                       1126 North 7th Avenue                                 Bozeman
  331    Emerald Lakes Mobile Home Park                 200 Jeremy Drive                                      Davenport
  332    Your Extra Attic - Duluth                      3280 Peachtree Industrial Blvd.                       Duluth
  333    Pier 1 - Canton                                4643 Everhard Road, NW                                Canton
  334    DeSoto Estates MHP                             1000 Hummingbird                                      De Soto
  335    McWhorters - Cupertino                         10105 South De Anza Boulevard                         Cupertino
  336    Hide-Away-Hills MHP                            2441 West County Road 250 South                       Wayne
  337    AAA Interstate SSF                             43707 N. Sierra Highway                               Lancaster
  338    Your Extra Attic - Winters Chapel              4268 Winters Chapel Rd.                               Doraville
  339    ABC Mini Storage                               11520 Richcroft Avenue                                Baton Rouge
  340    Pep Boys- Gardena                              1116 West Redondo Beach Boulevard                     Gardena
  341    Eastwood MHP                                   315 Hillridge Drive                                   Conroe
  342    Bama Self Storage                              213 Skyland Boulevard                                 Tuscaloosa
  343    Thomas Apartments                              334 West 200 North                                    Provo
  345    Missouri Self Storage Facility                 2727 West Missouri Avenue                             Phoenix
  346    A-American Self Storage-Bent Avenue            165 South Bent Avenue                                 San Marcos
  347    The Pine Garden Apartments                     206 West Southern Avenue                              Mesa
  348    Stor-N-Lock #7                                 4930 South Redwood Road                               Taylorsville
  349    Green Valley Self Storage                      19 Commerce Ctr. Dr.                                  Henderson
  350    130 Englewood Street                           130-134 Englewood Street                              Boston
  351    Radio Shack - Blockbuster Center               6643 South Pulaski Road                               Chicago
  352    1375 Commonwealth Avenue                       1375/1377 Commonwealth Ave.                           Boston
  353    Stor-N-Lock #9                                 1060 North Beck Street                                Salt Lake City
  354    Mid Cajon Apartments                           2876-2878 El Cajon Boulevard                          San Diego
  355    Payless Shoe Source                            3590 W. Dublin Granville Rd.                          Columbus
  356    Panama City Mobile Home Estates                700 Transmitter Road                                  Springfield
  357    Your Extra Attic - Norcross                    3120 Medlock Bridge Rd, #K                            Norcross
  358    Terrace View Center                            4111-4115 Home Avenue                                 San Diego
  359    Village Corner                                 NWC Cooper Road & Montgomery Road                     Montgomery

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                              PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                            STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

  320    Claremont Self Storage                             CA        91711      Self-Storage              38,807            1978
  321    Shamrock MHC                                       CA        95403      Manufactured Housing         127            1972
  322    Security Self Storage Facility                     CA        94559      Self-Storage              37,550            1984
  323    Lock It Up Self Storage Facility                   UT        84404      Self-Storage              55,360            1994
  324    CVS - Bethsaida                                    GA        30296      Retail                    10,125            1997
  325    Summer Wind                                        NM        88047      Manufactured Housing         166            1978
  326    Victoria Square Apartments                         TX        77904      Multifamily                   80            1975
  327    Foxfire Apartments                                 TX        76201      Multifamily                   54            1981
  328    Glen Arbor Apartments                              AZ        85021      Multifamily                   78            1973
  329    Pier 1- Lewisville                                 TX        75057      Retail                     9,625            1990
  330    Bozeman K-Mart/Applebees                           MT        59715      Retail                   103,807            1990
  331    Emerald Lakes Mobile Home Park                     FL        33837      Manufactured Housing         108            1988
  332    Your Extra Attic - Duluth                          GA        30136      Self-Storage              38,850            1986
  333    Pier 1 - Canton                                    OH        44718      Retail                     9,986            1990
  334    DeSoto Estates MHP                                 TX        75115      Manufactured Housing         141            1985
  335    McWhorters - Cupertino                             CA        95014      Retail                    11,000            1995
  336    Hide-Away-Hills MHP                                IN        46580      Manufactured Housing         155            1975
  337    AAA Interstate SSF                                 CA        93534      Self-Storage              71,170            1991
  338    Your Extra Attic - Winters Chapel                  GA        30360      Self-Storage              37,875            1987
  339    ABC Mini Storage                                   LA        70814      Self-Storage              56,775            1993
  340    Pep Boys- Gardena                                  CA        90247      Retail                     9,498            1996
  341    Eastwood MHP                                       TX        77385      Manufactured Housing         102            1984
  342    Bama Self Storage                                  AL        35405      Self-Storage              39,650            1992
  343    Thomas Apartments                                  UT        84606      Multifamily                   42            1976
  345    Missouri Self Storage Facility                     AZ        85017      Self-Storage              38,928            1975
  346    A-American Self Storage-Bent Avenue                CA        92069      Self-Storage              41,296            1983
  347    The Pine Garden Apartments                         AZ        85210      Multifamily                   55            1969
  348    Stor-N-Lock #7                                     UT        84123      Self-Storage              62,520            1993
  349    Green Valley Self Storage                          NV        89014      Self-Storage              96,564            1993
  350    130 Englewood Street                               MA        02134      Multifamily                   12            1920
  351    Radio Shack - Blockbuster Center                   IL        60629      Retail                     6,978            1996
  352    1375 Commonwealth Avenue                           MA        02134      Multifamily                   25            1920
  353    Stor-N-Lock #9                                     UT        84103      Self-Storage              45,255            1986
  354    Mid Cajon Apartments                               CA        92104      Multifamily                   25            1992
  355    Payless Shoe Source                                OH        43235      Retail                     3,200            1995
  356    Panama City Mobile Home Estates                    FL        32401      Manufactured Housing         111            1970
  357    Your Extra Attic - Norcross                        GA        30071      Self-Storage              22,361            1992
  358    Terrace View Center                                CA        92105      Retail                    15,850            1992
  359    Village Corner                                     OH        45242      Retail                    15,910            1987

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
 LOAN
  NO.             PROPERTY NAME                                 ADDRESS                                           CITY
-----------------------------------------------------------------------------------------------------------------------------------

  360    1381 Commonwealth Avenue                       1381 Commonwealth Ave.                                Boston
  361    Pinegrove Place                                3707 North Pine Grove                                 Chicago

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                                                                              PROPERTY                              YEAR BUILT/
  NO.             PROPERTY NAME                            STATE     ZIPCODE         TYPE               UNITS/NSF         RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

  360    1381 Commonwealth Avenue                           MA        02134      Multifamily                   13            1920
  361    Pinegrove Place                                    IL        60613      Multifamily                   14            1990

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                  UNDERWRITABLE    MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                   CASH FLOW      PAYMENT      DSCR (4)       VALUE (8)           DATE
 ---------------------------------------------------------------------------------------------------------------------------------

     1      Pacific Coast Plaza Shopping Center             $3,762,740     $240,534       1.30        $44,080,000         10/1/97
     2      Norwood Gardens                                 $2,274,259     $146,741       1.29        $28,900,000        11/11/97
     3      Rookwood Pavilion                               $2,407,935     $163,248       1.23        $30,000,000         7/3/97
     4      Silver Lake SSF                                 $2,112,088     $101,894       1.78        $21,695,000        12/15/97
     5      Affordable Self Storage                           $192,655       $6,471       1.78         $1,985,000        12/15/97
     6      Skold Portfolio - Greenwood Self Storage          $273,958      $12,174       1.78         $3,185,000        12/15/97
     7      Skold Portfolio - Evergreen Mini Storage           $96,283       $4,669       1.78         $1,095,000        12/15/97
     8      351 California Street                           $1,923,040      $99,642       1.55        $20,700,000         4/9/97
     9      201 Sansome Street                                $722,790      $42,815       1.55         $7,400,000         4/9/97
     10     Boulder Marriott                                $2,345,568     $135,195       1.45        $26,000,000         11/1/97
     11     Beverly Garland Hotel                           $1,911,566     $112,629       1.41        $21,800,000        10/17/97
     12     Rancho Viejo Apts.                              $1,723,946     $105,265       1.36        $21,000,000         11/5/97
     13     Lincoln on Memorial Apartments                  $1,577,871     $107,226       1.23        $21,000,000         8/25/97
     14     Davis Square Center                             $1,675,865     $105,949       1.32        $20,900,000         11/1/97
     15     Fleming Portfolio - 1450 North Dysart Road      $1,800,100     $115,603       1.30        $18,790,000         6/4/97
     16     Marymount Manor                                   $860,686      $55,473       1.29        $10,375,000        10/15/97
     17     Marymount Tower                                   $627,293      $40,364       1.29         $8,400,000        10/15/97
     18     Park Place Shopping Center                      $1,570,357     $105,237       1.24        $17,000,000         8/22/97
     19     A&P Food Market                                 $1,569,304      $89,725       1.46        $18,600,000        10/29/97
     20     The First National Bank Building                $1,592,401      $99,610       1.33        $18,160,000         7/1/97
     21     Boylston Apartments                             $1,345,119      $86,188       1.30        $18,400,000        12/16/97
     22     Greenbriar Apartments                           $1,432,824      $85,794       1.39        $16,650,000        10/27/97
     23     College Station                                 $1,518,085      $91,680       1.38        $15,500,000         6/24/97
     24     Kmart Plaza                                     $1,610,758      $86,384       1.55        $18,500,000         6/9/97
     25     Rivershire Apartments                           $1,168,539      $76,746       1.27        $14,450,000         1/12/98
     26     Haggerty Tech Center                            $1,235,450      $85,211       1.21        $14,600,000         7/1/97
     27     Village at Chestnut Hill                        $1,227,547      $75,528       1.35        $14,400,000        11/11/97
     28     Orland Park Exec. Ctr.                            $886,337      $52,156       1.35         $9,600,000        11/21/97
     29     GMAC Building                                     $336,956      $23,333       1.35         $4,400,000        11/21/97
     30     Ridgecrest Terrace Apartments                   $1,145,616      $71,382       1.34        $13,500,000        11/11/97
     31     Fountain Square Shopping Center                 $1,187,189      $79,260       1.25        $14,060,000         5/27/97
     32     1550 Brickell                                     $979,412      $68,698       1.19        $13,125,000        12/10/97
    32a     Lafayette Towers                                $1,244,695      $71,840       1.44        $13,150,000         12/1/97
     33     Lake Village Apartments                         $1,038,311      $71,075       1.22        $14,000,000         10/3/97
     34     All Aboard Mini Storage Portfolio - Oakland       $592,587      $35,959       1.29         $5,960,000         5/9/97

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                                 PERCENT LEASED (13)            TENANT INFORMATION (14)
    NO.     PROPERTY NAME                                     LTV (4)    LEASED       DATE       LARGEST TENANT             % NSF
 ---------------------------------------------------------------------------------------------------------------------------------
     1      Pacific Coast Plaza Shopping Center                74.7%     100.0%     10/31/97     Lucky Market               25.4%
     2      Norwood Gardens                                    77.0%     95.7%      12/1/97
     3      Rookwood Pavilion                                  72.3%     100.0%     9/30/97      Stein Mart                 14.7%
     4      Silver Lake SSF                                    67.1%     94.6%      10/31/97
     5      Affordable Self Storage                            67.1%     95.4%      10/1/97
     6      Skold Portfolio - Greenwood Self Storage           67.1%     92.0%      9/30/97
     7      Skold Portfolio - Evergreen Mini Storage           67.1%     67.0%      12/15/97
     8      351 California Street                              64.6%     100.0%      1/1/98      The Pacific Bank           41.5%
     9      201 Sansome Street                                 64.6%     100.0%      1/1/98      Law offices of G. Furth    53.1%
     10     Boulder Marriott                                   69.0%     72.6%       9/1/97
     11     Beverly Garland Hotel                              73.2%     84.2%      9/30/97
     12     Rancho Viejo Apts.                                 74.5%     93.0%      10/31/97
     13     Lincoln on Memorial Apartments                     73.5%     96.0%       9/1/97
     14     Davis Square Center                                73.1%     98.3%      11/1/97      Harvard Pilgrim Health     62.2%
     15     Fleming Portfolio - 1450 North Dysart Road         81.2%     100.0%      6/3/97      Fleming                    16.3%
     16     Marymount Manor                                    75.0%     97.3%      12/3/97
     17     Marymount Tower                                    75.0%     99.0%      12/3/97
     18     Park Place Shopping Center                         79.7%     97.1%      1/21/98      Lowe's Home Improvement    38.3%
     19     A&P Food Market                                    72.5%     100.0%     10/29/97     A&P Food Market            100.0%
     20     The First National Bank Building                   71.4%     75.8%      12/31/97
     21     Boylston Apartments                                70.5%     97.0%      11/1/97
     22     Greenbriar Apartments                              75.4%     99.0%      10/1/97
     23     College Station                                    77.0%     96.0%      9/10/97
     24     Kmart Plaza                                        64.5%     89.0%      9/30/97      K-Mart                     49.7%
     25     Rivershire Apartments                              78.8%     96.9%      12/22/97
     26     Haggerty Tech Center                               77.0%     100.0%      4/1/97      Magna Int'l - Suite 19700  74.3%
     27     Village at Chestnut Hill                           77.6%     99.0%      12/1/97      CVS                        15.2%
     28     Orland Park Exec. Ctr.                             78.4%     99.0%      10/1/97      Publishers Circulation     22.5%
     29     GMAC Building                                      78.4%     100.0%     10/1/97      GMAC                       100.0%
     30     Ridgecrest Terrace Apartments                      79.8%     97.0%      12/1/97
     31     Fountain Square Shopping Center                    75.7%     95.6%      9/30/97      Miller's Outpost           16.6%
     32     1550 Brickell                                      80.7%     97.0%      11/1/97
    32a     Lafayette Towers                                   79.8%     95.0%      12/1/97
     33     Lake Village Apartments                            74.5%     95.6%      11/10/97
     34     All Aboard Mini Storage Portfolio - Oakland        74.6%      9.1%      12/1/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ----------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                   UNDERWRITABLE     MONTHLY                     PROPERTY        VALUATION
    NO.     PROPERTY NAME                                    CASH FLOW       PAYMENT      DSCR (4)       VALUE (8)          DATE
 ----------------------------------------------------------------------------------------------------------------------------------
     35     All Aboard Mini-Storage Portfolio - Ventura       $332,850      $19,892       1.29         $3,500,000        10/16/97
     36     All Aboard Mini Storage Portfolio - Van Nuys      $269,894      $21,422       1.29         $4,040,000         5/21/97
     37     Stor-Mor of Cypress                               $354,775      $16,587       1.62         $3,400,000        10/17/97
     38     Stor-Mor - Anaheim                                $344,159      $17,693       1.62         $3,450,000        10/17/97
     39     Stor-Mor - Torrance                               $730,053      $39,440       1.62         $7,900,000        10/23/97
     40     Cypress Lake Apartments                         $1,030,858      $69,802       1.23        $12,500,000         8/27/97
     41     Boardwalk Square                                $1,236,762      $75,408       1.37        $13,700,000           nav
     42     Whispering Lakes Apts.                          $1,002,794      $64,573       1.29        $11,500,000         4/1/98
     43     Eagle Ridge Retail Shopping Center                $991,911      $64,811       1.28        $11,650,000         10/9/97
     44     Holiday Inn - Hermitage                           $658,081      $38,966       1.37         $6,500,000         9/1/97
     45     Ramada Inn  - Mattoon                             $511,331      $32,029       1.37         $5,100,000         9/1/97
     46     The Willows at Appleton Square                    $905,216      $59,100       1.28        $11,150,000         8/5/97
     47     Ashley Park Apartments                            $930,242      $59,299       1.31        $10,250,000         9/4/97
     49     Brumby Apartments                                 $963,577      $57,958       1.39        $10,750,000         8/1/97
     50     Sun Vista RV Resort                               $948,483      $53,506       1.48        $10,860,000           nav
     51     Sunset Mall                                       $994,803      $54,278       1.53        $10,800,000         8/18/97
     52     Ramada Hotel Valley Ho Resort                   $1,204,037      $57,355       1.75        $11,800,000         3/13/97
     53     Wynhaven Apartments                               $831,021      $52,904       1.31         $9,400,000         9/22/97
     54     Claridge Court Apartments                       $1,038,533      $60,889       1.42        $11,900,000         9/1/96
     55     Lake Forest Office                                $861,248      $51,041       1.41        $11,000,000        11/28/97
     56     Acorn Self Storage                                $453,347      $23,947       1.53         $5,050,000         12/8/97
     57     ACORN III SELF STORAGE                            $447,997      $25,188       1.53         $5,250,000         12/8/97
     58     Central Plaza                                     $736,128      $49,742       1.23         $9,300,000        10/14/97
     59     Bend Villa Court                                  $994,245      $51,465       1.61         $9,500,000        12/11/97
     60     Danbury Retail Center                             $731,176      $57,083       1.07         $7,700,000         9/1/97
     61     Rose Apartments                                   $779,465      $46,747       1.39         $9,250,000         8/22/97
     62     Rose Medical Plaza                                $699,510      $48,556       1.20        $10,000,000        10/15/97
     63     Phoenix Inn - Phoenix                             $997,015      $53,844       1.54        $10,000,000        10/10/97
     64     Mesa Verde                                        $972,467      $44,026       1.84        $10,400,000         12/4/97
     65     Cedar Ridge Apts.                                 $719,990      $43,803       1.37         $8,300,000        11/19/97
    110     Mira Mesa Self Storage                            $829,902      $34,288       1.70         $5,280,000         4/8/97
    197     Sorrento Mesa SSF                                 $258,357      $19,113       1.70         $4,010,000         4/8/97
     66     Cardinal Crest MHC                                $146,564       $9,211       1.32         $1,600,000         9/16/97
     67     Harbor Lights Mobile Home Community               $190,410      $11,097       1.32         $1,900,000         9/16/97
     68     Meadowview Place MHC                              $147,473      $11,430       1.32         $1,600,000         9/16/97


 -------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                            PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                                 LTV (4)   LEASED      DATE        LARGEST TENANT             % NSF
 -------------------------------------------------------------------------------------------------------------------------------
     35     All Aboard Mini-Storage Portfolio - Ventura    74.6%     93.0%      10/1/97
     36     All Aboard Mini Storage Portfolio - Van Nuys   74.6%     63.0%      11/30/97
     37     Stor-Mor of Cypress                            67.5%     94.1%      8/31/97
     38     Stor-Mor - Anaheim                             67.5%     97.9%      8/31/97
     39     Stor-Mor - Torrance                            67.5%     97.0%      8/31/97
     40     Cypress Lake Apartments                        79.7%     97.0%       8/1/97
     41     Boardwalk Square                               72.6%     92.5%      9/30/97      Food-4-Less                  38.8%
     42     Whispering Lakes Apts.                         85.0%     93.0%      11/1/97
     43     Eagle Ridge Retail Shopping Center             80.0%     100.0%     10/21/97     Ross Stores                  24.8%
     44     Holiday Inn - Hermitage                        74.7%     54.5%
     45     Ramada Inn  - Mattoon                          74.7%     58.3%
     46     The Willows at Appleton Square                 75.2%     96.5%      10/1/97
     47     Ashley Park Apartments                         79.7%     97.7%      9/29/97
     49     Brumby Apartments                              75.0%     97.0%       8/1/97
     50     Sun Vista RV Resort                            71.2%     75.0%      10/16/97
     51     Sunset Mall                                    70.6%     99.8%      1/22/98      Safeway Stores               42.4%
     52     Ramada Hotel Valley Ho Resort                  64.2%     93.7%      3/31/97
     53     Wynhaven Apartments                            79.6%     95.6%      10/21/97
     54     Claridge Court Apartments                      61.1%     95.0%       9/1/97
     55     Lake Forest Office                             65.8%     96.0%      12/1/97      Freedom Communications       17.3%
     56     Acorn Self Storage                             69.8%     84.0%       9/1/97
     57     ACORN III SELF STORAGE                         69.8%     80.6%      11/1/97
     58     Central Plaza                                  76.2%     95.4%       1/1/98      D - Metropolitan Concession  32.8%
     59     Bend Villa Court                               73.5%     99.0%      10/31/97
     60     Danbury Retail Center                          89.7%     94.0%      12/31/97     Circuit City                 49.1%
     61     Rose Apartments                                74.1%     100.0%      9/1/97
     62     Rose Medical Plaza                             66.7%     91.0%      11/21/97
     63     Phoenix Inn - Phoenix                          64.8%     67.7%
     64     Mesa Verde                                     62.4%     93.6%      10/31/97
     65     Cedar Ridge Apts.                              78.1%     96.0%      10/15/97
    110     Mira Mesa Self Storage                         69.4%     91.0%      12/11/97
    197     Sorrento Mesa SSF                              69.4%     91.0%      10/16/97
     66     Cardinal Crest MHC                             81.9%     100.0%     09/01/97
     67     Harbor Lights Mobile Home Community            81.9%     100.0%     09/01/97
     68     Meadowview Place MHC                           81.9%     99.0%      09/01/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ----------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                  UNDERWRITABLE    MONTHLY                     PROPERTY         VALUATION
    NO.     PROPERTY NAME                                   CASH FLOW       PAYMENT      DSCR (4)      VALUE (8)          DATE
 ----------------------------------------------------------------------------------------------------------------------------------
     69     Skyview Terrace Mobile Home Park                  $260,000      $15,167       1.32         $2,600,000         9/16/97
     71     Meadow Park Plaza                                 $875,714      $44,445       1.64         $7,800,000         7/11/97
     72     Lincoln Bank Building                             $710,380      $40,178       1.47         $8,750,000        11/20/97
     73     Walnut Ridge Apts                                 $608,422      $42,307       1.20         $7,910,000         9/17/97
     74     Allsize Commercial Storage                        $909,922      $45,546       1.66         $7,100,000         8/4/97
     76     Elmwood Distribution Center                       $642,804      $43,085       1.24         $7,600,000         7/29/97
     77     Rt. 18 Mobile Home Comm. Portfolio                $532,139      $38,276       1.16         $6,400,000         3/1/98
     78     Berrytree Apartments                              $738,250      $39,250       1.57         $8,100,000        12/31/97
     79     Silver Drive Office/Warehouse Buildings           $601,510      $38,429       1.30         $7,000,000        11/12/97
     80     Fairfield Place Apartments                        $536,887      $36,835       1.21         $6,750,000         9/22/97
     81     Holly Ravine Shopping Center                      $724,390      $37,641       1.60         $7,150,000         8/27/97
     82     Reeseville Acres                                   $66,038       $4,809       1.43           $850,000         9/16/97
     83     Spring Brook Village MHP                          $154,890       $8,508       1.43         $1,600,000         9/16/97
     84     Bridgeview Gardens MHC                            $428,917      $24,503       1.43         $4,500,000         9/16/97
     85     Palm Springs Plaza                                $855,527      $40,256       1.77         $7,750,000         5/26/97
     86     Plaza on the Boulevard                            $619,021      $39,169       1.32         $7,000,000         5/29/97
     87     Burtons Landing                                   $563,376      $34,449       1.36         $6,300,000         1/12/98
     88     Comfort Inn - Madison                             $862,162      $39,614       1.81         $7,100,000        10/30/97
     89     605 Market Street                                 $547,704      $36,531       1.25         $6,770,000        10/21/97
     90     Harford Mobile Village                            $916,442      $35,458       2.15        $11,200,000         7/31/97
     91     511 East 80th Street                              $619,172      $34,724       1.49         $9,200,000         8/1/97
     93     Lakeside Park Mobile Home Park                    $662,883      $33,685       1.64         $7,000,000         8/1/97
     94     Hampton Inn - Elgin                               $844,407      $37,433       1.88         $6,720,000         12/4/97
     95     AAA Chatsworth Self Storage                       $648,288      $35,768       1.51         $7,700,000         9/3/97
     96     Triton Valley Estates - Arcade MHC                $329,988      $17,986       1.51         $3,690,000         9/29/97
     97     Triton Valley Estates - Derby                     $250,207      $14,112       1.51         $2,800,000         9/29/97
     98     Stoneridge Apts.                                  $483,860      $33,020       1.22         $5,750,000         8/28/97
     99     29 Dunham Road                                    $348,354      $23,859       1.24         $3,500,000         4/24/97
    100     35 Dunham Road                                    $206,059      $13,394       1.24         $3,150,000         4/24/97
    101     Pacific View Apartments                           $463,229      $30,957       1.25         $6,000,000         8/22/97
    102     Sonoma Pointe Apartments                          $421,029      $29,762       1.18         $6,500,000        10/20/97
    103     A-1 Self Storage - Anaheim                        $720,366      $31,586       1.90         $6,250,000        10/17/97
    104     Holiday Ranch & Happy Landings MHC                $614,374      $35,481       1.44         $5,560,000         8/30/96
    105     Pompano Palms Apartments                          $758,006      $38,381       1.65         $5,700,000         2/5/97
    106     Brewery Apartments                                $588,123      $30,773       1.59         $6,200,000         1/6/98


 -------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                             PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                                 LTV (4)    LEASED     DATE         LARGEST TENANT               % NSF
 -------------------------------------------------------------------------------------------------------------------------------
     69     Skyview Terrace Mobile Home Park               81.9%     100.0%     09/01/97
     71     Meadow Park Plaza                              76.6%     86.8%      08/06/97     Richard's Luggage & Handbag  12.6%
     72     Lincoln Bank Building                          67.6%     98.0%      10/06/97     Merill Lynch                 17.6%
     73     Walnut Ridge Apts                              74.7%     97.0%      08/01/97
     74     Allsize Commercial Storage                     81.2%     85.6%      12/31/97
     76     Elmwood Distribution Center                    73.8%     100.0%     05/31/97     Chand Corporation            32.9%
     77     Rt. 18 Mobile Home Comm. Portfolio             87.5%     99.0%      11/01/97
     78     Berrytree Apartments                           67.8%     98.0%      12/29/97
     79     Silver Drive Office/Warehouse Buildings        78.4%     100.0%     11/20/97     Cont'l Ofc. Furn. Corp.      50.7%
     80     Fairfield Place Apartments                     79.8%     91.0%      11/30/97
     81     Holly Ravine Shopping Center                   73.9%     99.3%      08/29/97     CVS                          20.7%
     82     Reeseville Acres                               76.0%     86.0%      09/08/97
     83     Spring Brook Village MHP                       76.0%     96.3%      09/08/97
     84     Bridgeview Gardens MHC                         76.0%     98.9%      09/08/97
     85     Palm Springs Plaza                             67.4%     92.0%      09/30/97     Publix                       34.2%
     86     Plaza on the Boulevard                         72.9%     100.0%     09/30/97     Food for Less                56.6%
     87     Burtons Landing                                79.9%     94.0%      12/01/97
     88     Comfort Inn - Madison                          69.7%     77.6%      09/30/97
     89     605 Market Street                              73.6%     96.3%      09/19/97
     90     Harford Mobile Village                         44.5%     98.0%      06/30/97
     91     511 East 80th Street                           53.5%     99.0%      10/01/97
     93     Lakeside Park Mobile Home Park                 67.6%     98.0%      06/01/97
     94     Hampton Inn - Elgin                            69.7%     80.6%      11/30/97
     95     AAA Chatsworth Self Storage                    63.5%     98.0%      12/19/97
     96     Triton Valley Estates - Arcade MHC             71.3%     100.0%     09/02/97
     97     Triton Valley Estates - Derby                  71.3%     100.0%     09/01/97
     98     Stoneridge Apts.                               79.2%     95.0%      09/01/97
     99     29 Dunham Road                                 66.4%     100.0%     11/05/97     Prepress Solutions           100.0%
    100     35 Dunham Road                                 66.4%     100.0%     11/05/97     W.K. Hillquist               32.8%
    101     Pacific View Apartments                        73.0%     100.0%     10/01/97
    102     Sonoma Pointe Apartments                       66.7%     100.0%     09/30/97
    103     A-1 Self Storage - Anaheim                     68.6%     98.6%      11/12/97
    104     Holiday Ranch & Happy Landings MHC             77.0%     98.1%      08/01/96
    105     Pompano Palms Apartments                       74.0%     95.8%      08/01/97
    106     Brewery Apartments                             68.5%     92.0%      12/20/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ----------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                 UNDERWRITABLE      MONTHLY                     PROPERTY         VALUATION
    NO.     PROPERTY NAME                                  CASH FLOW        PAYMENT      DSCR (4)       VALUE (8)           DATE
 ----------------------------------------------------------------------------------------------------------------------------------
    107     Arbor Woods Mobile Home Community                 $416,164      $30,213       1.15         $5,500,000         8/13/97
    108     Gardens at Negley                                 $466,176      $29,874       1.30         $5,300,000        11/14/97
    109     Coral Ridge Office Center                         $536,329      $38,402       1.16         $5,260,000         4/17/97
    111     South Street Office Center                        $610,697      $37,555       1.36         $6,600,000         6/2/97
    112     Lake of the Pines                                 $547,151      $39,061       1.17         $6,800,000        11/13/97
    113     Alameda Crossing                                  $489,185      $31,555       1.29         $6,200,000         5/1/97
    114     16 Bleeker Street                                 $851,918      $30,793       2.31         $7,800,000         10/6/97
    115     Knox Village                                      $728,264      $27,899       2.18        $10,825,000         12/1/97
    117     Monmouth MHP                                      $665,859      $30,070       1.85         $9,300,000         8/26/97
    118     American Mini Storage                             $539,556      $31,303       1.44         $5,300,000           nav
    119     Edison Lock-Up Self Storage                       $511,280      $33,049       1.29         $5,500,000         5/1/97
    120     Saf Keep SSF - San Leandro                        $873,493      $32,473       2.24         $8,100,000         2/20/97
    121     The Oaks Office Building                          $382,414      $30,172       1.06         $5,300,000         7/8/97
    122     Vista Manor Mobile Home Park                      $439,157      $28,753       1.27         $5,050,000         6/25/97
    123     Nova Self-Storage                                 $572,600      $30,152       1.58         $4,950,000         9/10/97
    124     Lantern Estates                                   $456,457      $28,341       1.34         $5,000,000         9/29/97
    125     Harvard Medical Park                              $572,496      $29,229       1.63         $6,950,000         3/26/97
    126     A American Self Storage                           $582,824      $33,318       1.46         $4,650,000         3/25/97
    127     Commerce Crossing                                 $524,242      $32,330       1.35         $5,894,000         4/1/97
    128     Woodshire Mobile Home Park                        $475,733      $26,736       1.48         $5,000,000        10/13/97
    129     Mariah Park                                       $428,588      $27,534       1.30         $5,250,000         7/17/97
    130     Copps Food Market                                 $435,250      $29,891       1.21         $5,000,000         11/6/97
    131     Harbour East MHC                                  $476,963      $29,148       1.36         $5,800,000         6/5/96
    132     LAGO VISTA MHP                                    $518,665      $27,719       1.56         $6,180,000         4/3/97
    133     Stor N' Lok                                       $237,957      $13,365       1.75         $2,100,000         9/24/96
    134     A-American Pico                                   $372,265      $15,698       1.75         $3,580,000         11/4/96
    135     Storage Depot-North SSF                           $441,270      $20,550       1.70         $3,150,000         3/6/97
    136     Storage Depot-West SSF                            $169,078       $9,291       1.70         $1,830,000         3/6/97
    137     San Luis Obisbo Self Storage                      $551,244      $32,177       1.43         $4,030,000         4/18/96
    138     West L.A. Self Storage                            $657,350      $28,275       1.94         $5,300,000         4/3/97
    139     Willow Creek Apts.                                $374,474      $23,427       1.33         $4,730,000        12/30/97
    140     Redhill MHP                                       $478,650      $26,872       1.48         $4,595,000        10/16/97
    141     Phoenix Inn - Troutdale                           $489,135      $28,165       1.45         $5,125,000         10/8/97
    142     North Valley Self Storage Facility                $485,810      $26,287       1.54         $4,250,000         9/4/97
    143     Stone Creek Plaza                                 $484,065      $27,316       1.48         $4,550,000         9/10/97

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                   PERCENT LEASED (13)                TENANT INFORMATION (14)
    NO.     PROPERTY NAME                           LTV (4)    LEASED     DATE         LARGEST TENANT                      % NSF
 ---------------------------------------------------------------------------------------------------------------------------------
    107     Arbor Woods Mobile Home Community        77.0%     100.0%     08/13/97
    108     Gardens at Negley                        79.8%     97.3%      08/30/97
    109     Coral Ridge Office Center                78.7%     100.0%     12/31/97     Smith Barney                          40.3%
    111     South Street Office Center               70.0%     93.9%      09/01/97     Slattery, Interbetton, White - 8      12.9%
    112     Lake of the Pines                        59.7%     82.0%      11/01/97
    113     Alameda Crossing                         65.8%     90.0%      09/16/97     Walgreen's Drugs                      13.3%
    114     16 Bleeker Street                        51.2%     100.0%     12/11/97     Jaydor Corporation                    100.0%
    115     Knox Village                             36.8%     87.1%      09/01/97
    117     Monmouth MHP                             42.8%     97.9%      09/30/97
    118     American Mini Storage                    75.1%     93.1%      09/08/97
    119     Edison Lock-Up Self Storage              72.2%     94.1%      11/30/97
    120     Saf Keep SSF - San Leandro               49.1%     95.0%      12/15/97
    121     The Oaks Office Building                 75.0%     87.3%      09/30/97     Corporate Offices                     27.5%
    122     Vista Manor Mobile Home Park             78.3%     80.0%      07/01/97
    123     Nova Self-Storage                        78.4%     77.0%      08/22/97
    124     Lantern Estates                          77.7%     95.9%      08/31/97
    125     Harvard Medical Park                     55.8%     100.0%     09/01/97     Roseburg SurgiCenter, Ltd.            25.3%
    126     A American Self Storage                  83.1%     99.0%      09/01/97
    127     Commerce Crossing                        65.4%     97.1%      08/01/97     Food Lion                             55.3%
    128     Woodshire Mobile Home Park               75.8%     96.0%      10/21/97
    129     Mariah Park                              72.1%     100.0%     12/18/97
    130     Copps Food Market                        74.7%     100.0%     11/06/97     Copps Food Market                     100.0%
    131     Harbour East MHC                         63.5%     98.6%      09/30/97
    132     LAGO VISTA MHP                           59.6%     100.0%     09/01/97
    133     Stor N' Lok                              64.6%     88.0%      10/01/97
    134     A-American Pico                          64.6%     100.0%     10/01/97
    135     Storage Depot-North SSF                  72.2%     91.2%      09/30/97
    136     Storage Depot-West SSF                   72.2%     90.0%      09/01/97
    137     San Luis Obisbo Self Storage             88.0%     91.0%      09/30/97
    138     West L.A. Self Storage                   66.4%     95.0%      10/01/97
    139     Willow Creek Apts.                       74.2%     100.0%     11/01/97
    140     Redhill MHP                              75.9%     100.0%     09/01/97
    141     Phoenix Inn - Troutdale                  66.1%     84.3%      09/30/97
    142     North Valley Self Storage Facility       79.6%     89.0%      08/17/97
    143     Stone Creek Plaza                        72.1%     100.0%     10/02/97     Baylor Medical CTR                    21.9%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                  UNDERWRITABLE     MONTHLY                     PROPERTY        VALUATION
    NO.     PROPERTY NAME                                   CASH FLOW       PAYMENT      DSCR (4)       VALUE (8)          DATE
 ---------------------------------------------------------------------------------------------------------------------------------
    144     Everett Mall Mini Storage                         $472,324      $25,959       1.52         $4,900,000         9/3/97
    145     Sheffield Lofts                                   $429,405      $24,883       1.44         $4,460,000         7/17/97
    146     Paramount Self Storage                            $479,272      $26,907       1.48         $4,400,000         3/18/97
    147     Allstate Insurance Building                       $378,592      $23,630       1.34         $4,100,000         8/27/97
    148     Mira Mesa Retirement Community                    $371,374      $22,398       1.38         $4,400,000        11/21/97
    149     City Gables Apts.                                 $337,682      $22,480       1.25         $4,200,000        10/17/97
    150     Windsorland MHC                                   $383,606      $25,584       1.25         $4,600,000         7/25/96
    151     Budget Mini Storage - Phoenix                     $333,008      $14,372       2.04         $3,375,000        11/20/97
    152     ABQ Mini Storage                                  $241,230       $9,077       2.04         $2,315,000        11/19/97
    153     Safeway Self Storage Facility                     $548,985      $24,364       1.88         $5,500,000         9/5/97
    154     Southgate Square Apartments                       $415,476      $20,536       1.69         $5,240,000        12/12/97
    155     Palm Shadows Apartments                           $367,628      $21,781       1.41         $3,950,000        11/19/97
    156     Park Drive Apts.                                  $301,309      $19,889       1.26         $4,400,000        12/16/97
    157     Continental Luxury Apartments                     $461,849      $22,165       1.74         $3,750,000         11/3/97
    158     Dohr Apartments                                   $357,904      $21,611       1.38         $3,900,000         9/8/97
    159     Belmont  Self Storage                             $560,962      $23,214       2.01         $5,950,000         8/22/97
    160     Westview Plaza Shopping Center                    $426,079      $23,095       1.54         $5,950,000         7/18/97
    161     Hamilton House                                    $423,359      $22,996       1.53         $4,500,000         2/3/97
    162     Linkletter Self Storage Facility                  $228,660      $14,359       1.45         $2,400,000         9/17/97
    163     Lyndie Office Building                            $152,955       $7,564       1.45         $1,610,000         9/17/97
    164     Juanita Bay Office Building                       $366,565      $21,608       1.41         $4,400,000         9/24/97
    165     Fairway Greens Apartments                         $319,166      $19,465       1.37         $3,600,000        11/13/97
    166     Rolling Hills                                     $415,468      $20,985       1.65         $6,260,000         5/22/97
    167     Barnes & Noble                                    $268,826      $19,478       1.15         $3,000,000         10/1/97
    168     Diamond Grove                                     $351,124      $21,705       1.35         $3,500,000         5/3/97
    169     Yankee Mobile Home Park                           $384,220      $21,648       1.48         $3,800,000         8/15/97
    170     Skylark Village I Mobile Home Park                $369,096      $21,460       1.43         $4,100,000         8/26/97
    171     Red Hill Estates                                  $363,008      $23,523       1.29         $3,500,000        11/13/96
    172     Desert Springs Apartments                         $413,153      $19,017       1.81         $4,605,000         7/29/97
    173     Lake Haven                                        $341,205      $22,592       1.26         $2,650,000         1/6/97
    174     Green Hill MHC                                    $317,577      $22,890       1.16         $3,850,000         9/10/96
    175     Fenton Walgreens                                  $258,023      $21,650       0.99         $3,120,000        11/14/97
    176     Skylark II Village Mobile Home Park               $326,409      $20,885       1.30         $3,500,000         8/26/97
    177     Laboratory Building                               $351,449      $19,315       1.52         $3,860,000         9/24/97
    178     Sorrento Valley Self Storage                      $397,274      $26,777       1.24         $6,280,000        11/10/97


 --------------------------------------------------------------------------------------------------------------------------
    LOAN                                                        PERCENT LEASED (13)          TENANT INFORMATION (14)
    NO.     PROPERTY NAME                            LTV (4)    LEASED       DATE      LARGEST TENANT              % NSF
 --------------------------------------------------------------------------------------------------------------------------
    144     Everett Mall Mini Storage                 67.0%     98.2%      08/18/97
    145     Sheffield Lofts                           73.4%     100.0%     10/27/97
    146     Paramount Self Storage                    74.3%     91.0%      03/27/97
    147     Allstate Insurance Building               77.7%     100.0%     02/28/97     Allstate Insurance          48.7%
    148     Mira Mesa Retirement Community            71.4%     97.6%      07/31/97
    149     City Gables Apts.                         74.8%     96.4%      08/06/97
    150     Windsorland MHC                           67.5%     95.0%      01/01/98
    151     Budget Mini Storage - Phoenix             54.3%     81.1%      10/17/97
    152     ABQ Mini Storage                          54.3%     76.0%      10/31/97
    153     Safeway Self Storage Facility             56.0%     74.9%      06/30/97
    154     Southgate Square Apartments               57.2%     100.0%     12/01/97
    155     Palm Shadows Apartments                   75.9%     99.0%      11/24/97
    156     Park Drive Apts.                          68.0%     99.0%      08/01/97
    157     Continental Luxury Apartments             79.7%     77.0%      11/01/97
    158     Dohr Apartments                           76.7%     98.0%      08/01/97
    159     Belmont  Self Storage                     50.2%     94.0%      08/27/97
    160     Westview Plaza Shopping Center            50.1%     87.6%      06/27/97     Savers                      23.1%
    161     Hamilton House                            66.1%     99.0%      10/01/97
    162     Linkletter Self Storage Facility          72.6%     92.0%      11/30/97
    163     Lyndie Office Building                    72.6%     96.0%      11/01/97     Marnette, Inc.              15.6%
    164     Juanita Bay Office Building               65.6%     96.0%      10/01/97     Juanita Bay Office Suite    20.8%
    165     Fairway Greens Apartments                 78.3%     98.8%      10/30/97
    166     Rolling Hills                             44.9%     99.4%      03/05/97
    167     Barnes & Noble                            93.4%     100.0%     09/19/96     Barnes & Noble              100.0%
    168     Diamond Grove                             80.0%     100.0%     11/07/97
    169     Yankee Mobile Home Park                   73.3%     97.0%      06/25/97
    170     Skylark Village I Mobile Home Park        67.9%     98.6%      05/28/97
    171     Red Hill Estates                          79.5%     92.6%      07/16/97
    172     Desert Springs Apartments                 59.7%     95.0%      08/01/97
    173     Lake Haven                               102.9%     94.7%      01/18/98
    174     Green Hill MHC                            70.8%     100.0%     09/01/97
    175     Fenton Walgreens                          87.2%     100.0%     11/03/96     Walgreen's                  100.0%
    176     Skylark II Village Mobile Home Park       77.4%     99.0%      06/25/97
    177     Laboratory Building                       69.8%     100.0%     09/24/97     University of Washington    100.0%
    178     Sorrento Valley Self Storage              57.3%     76.0%      01/01/98

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                   UNDERWRITABLE   MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                    CASH FLOW     PAYMENT      DSCR (4)       VALUE (8)           DATE
 ---------------------------------------------------------------------------------------------------------------------------------

    179     Westminster Garden                                $344,515      $20,844       1.38         $3,500,000        12/31/97
    180     Hillside Courtyard                                $522,474      $19,736       2.21         $5,800,000         7/11/97
    181     Village Fair Shopping Center                      $402,608      $17,913       1.87         $3,600,000        11/20/97
    182     Just For Feet                                     $305,033      $17,468       1.46         $3,830,000        10/14/97
    183     Airway Trade Center                               $321,615      $18,265       1.47         $3,800,000        10/28/97
    184     989-1001 Watertown Street                         $259,549      $17,157       1.26         $3,400,000        11/19/97
    185     Kimberly Place                                    $313,752      $16,507       1.58         $3,400,000        12/23/98
    186     Casa Del Sol Apartment                            $290,188      $17,659       1.37         $3,290,000         9/3/97
    187     Lake Geneva Apts.                                 $313,773      $19,912       1.31         $3,300,000         12/3/97
    188     Austin Commons Industrial Building                $273,158      $20,435       1.11         $3,370,000         4/17/97
    189     Fairway Executive Center                          $280,800      $18,119       1.29         $3,100,000         12/1/97
    190     National City Self Storage Facility               $383,012      $17,289       1.85         $3,400,000         9/17/97
    191     Kawaihae Harbor Shopping Center                   $282,812      $19,438       1.21         $3,265,000         8/18/97
    192     Greenbriar Business Park                          $264,828      $16,863       1.31         $3,500,000        10/13/97
    193     St. Vrain Village MHP                             $299,871      $18,604       1.34         $3,230,000         9/8/97
    194     2000 E. Irvington Road                            $323,525      $22,810       1.18         $3,200,000         6/4/97
    195     Safe Space Self Storage                           $274,317      $18,750       1.22         $2,650,000         6/16/97
    196     Arbor Oaks MHC                                    $261,976      $16,918       1.29         $3,320,000         8/29/97
    198     Windsor Estates                                   $348,993      $19,625       1.48         $3,125,000         9/16/96
    199     A-American Self Storage Facility-Palmdale         $386,499      $17,124       1.88         $3,100,000        12/29/97
    200     Maple Tree Plaza                                  $161,390      $10,186       1.32         $1,775,000         1/24/97
    201     17th & State Shops                                $117,087       $8,816       1.11         $1,500,000        12/29/96
    202     Oxford Corners                                    $292,495      $17,361       1.40         $3,150,000         9/1/97
    203     Riverwood                                         $239,249      $15,484       1.29         $2,900,000         1/13/98
    204     3500 W. Segerstrom                                $292,133      $16,022       1.52         $4,140,000         11/1/97
    205     Oakwood MHP                                       $368,383      $16,908       1.82         $4,500,000         7/19/97
    206     Calexico Mobile Home Park                         $353,622      $17,268       1.71         $3,550,000         7/16/97
    207     American Harbor Self Storage                      $271,910      $17,720       1.28         $2,905,000         7/30/97
    208     Bennett Avenue Apartments                         $285,890      $17,244       1.38         $3,150,000         8/5/97
    209     Friendly Village MHC                              $240,215      $17,981       1.11         $3,250,000         9/4/96
    210     Strawberry Hills Apartments                       $257,930      $15,571       1.38         $2,970,000        10/27/97
    211     Worthington Business Center                       $347,901      $19,254       1.51         $3,200,000        10/28/96
    212     Rancho Del Rio MHP                                $313,043      $17,750       1.47         $2,800,000         4/24/97
    213     A-1 Self Storage (2) - El Cajon, CA               $336,415      $16,646       1.68         $3,100,000        10/29/97
    214     28308 Industry Drive                              $257,946      $14,931       1.44         $3,500,000        11/11/97

 ----------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                           PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                               LTV (4)    LEASED    DATE          LARGEST TENANT                   % NSF
 ----------------------------------------------------------------------------------------------------------------------------------

    179     Westminster Garden                           77.0%     98.0%   09/01/97
    180     Hillside Courtyard                           46.4%     100.0%  06/30/97     Shugrues Hillside Grill              12.7%
    181     Village Fair Shopping Center                 73.5%     97.4%   11/01/97     Oak Ridge Market                     64.3%
    182     Just For Feet                                65.6%     100.0%  10/01/97     Just For Feet                        100.0%
    183     Airway Trade Center                          65.6%     100.0%  12/01/97     C.T. Produce                         31.4%
    184     989-1001 Watertown Street                    73.5%     95.0%   12/01/97     Comm of Mass                         20.9%
    185     Kimberly Place                               73.5%     98.0%   11/04/97
    186     Casa Del Sol Apartment                       75.7%     97.0%   07/28/97
    187     Lake Geneva Apts.                            75.3%     97.0%   08/22/97
    188     Austin Commons Industrial Building           73.5%     93.1%   09/30/97     Burnham                              20.9%
    189     Fairway Executive Center                     79.8%     88.8%   10/15/97     Tarmac Florida                       51.1%
    190     National City Self Storage Facility          71.8%     94.0%   09/22/97
    191     Kawaihae Harbor Shopping Center              74.6%     95.8%   09/01/97     Tres Hombres                         19.5%
    192     Greenbriar Business Park                     68.5%     95.4%   09/01/97     4420 - Barco Automation              11.7%
    193     St. Vrain Village MHP                        74.0%     100.0%  09/01/97
    194     2000 E. Irvington Road                       73.4%     100.0%  10/01/97     Fleming                              100.0%
    195     Safe Space Self Storage                      89.0%     87.3%   09/30/97
    196     Arbor Oaks MHC                               70.8%     100.0%  08/29/97
    198     Windsor Estates                              74.6%     90.0%   12/16/97
    199     A-American Self Storage Facility-Palmdale    74.9%     96.1%   12/15/97
    200     Maple Tree Plaza                             69.4%     97.0%   09/30/97     Segall's Pub & Eatery                12.0%
    201     17th & State Shops                           71.1%     100.0%  09/30/97     Blockbuster Video                    53.4%
    202     Oxford Corners                               79.2%     94.7%   09/19/97     Blockbuster Video, Inc.              31.3%
    203     Riverwood                                    79.2%     95.0%   12/22/97
    204     3500 W. Segerstrom                           55.4%     100.0%  11/01/97     Cal-Compack Foods                    100.0%
    205     Oakwood MHP                                  50.9%     100.0%  10/17/97
    206     Calexico Mobile Home Park                    64.5%     100.0%  06/01/97
    207     American Harbor Self Storage                 78.7%     97.0%   06/30/97
    208     Bennett Avenue Apartments                    72.6%     99.0%   12/16/97
    209     Friendly Village MHC                         70.3%     91.0%   10/13/97
    210     Strawberry Hills Apartments                  76.7%     94.0%   09/01/97
    211     Worthington Business Center                  70.9%     100.0%  10/11/97     Waxworks                             35.3%
    212     Rancho Del Rio MHP                           80.6%     98.0%   04/01/97
    213     A-1 Self Storage (2) - El Cajon, CA          72.4%     97.5%   09/30/97
    214     28308 Industry Drive                         62.9%     100.0%  11/01/97     Time Warner Entertainment Co., L.P.  100.0%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                 UNDERWRITABLE     MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                  CASH FLOW       PAYMENT      DSCR (4)       VALUE (8)           DATE
 ---------------------------------------------------------------------------------------------------------------------------------
    215     Belmont Self Storage II                           $290,377      $17,002       1.42         $3,890,000        10/13/97
    217     Sunland Manor                                     $299,507      $15,769       1.58         $2,700,000         7/17/97
    218     Storage Solutions                                 $323,903      $17,676       1.53         $3,000,000        11/15/96
    219     Craycroft Gardens                                 $247,768      $17,353       1.19         $2,700,000         4/16/97
    220     Fleming Creek Circle Apartments                   $329,178      $14,269       1.92         $2,800,000         9/9/97
    221     Tyler Mall Mini Storage                           $305,573      $16,236       1.57         $3,150,000         10/8/97
    222     Alyson Manor Mobile Estates                       $250,489      $16,095       1.30         $2,550,000         8/11/97
    223     Ogden Days Inn                                    $355,445      $18,612       1.59         $2,900,000         8/12/97
    225     25 WALBRIDGE                                      $209,899      $13,977       1.25         $2,900,000        11/14/97
    226     Securgard Self Storage                            $325,247      $18,475       1.47         $2,600,000         5/27/96
    227     Shattuck Avenue Self Storage Facility             $302,774      $16,367       1.54         $3,020,000        10/10/97
    228     Meadowbrook Village                               $366,507      $15,556       1.96         $4,460,000         5/23/97
    229     11959 Canyon Road                                 $270,947      $16,062       1.41         $3,000,000         7/1/97
    230     Walgreens -  Monterey                             $304,104      $18,658       1.36         $3,560,000         12/2/96
    231     Southshore Point                                  $231,683      $13,658       1.41         $2,600,000        11/17/97
    232     Petcare Superstore                                $231,638      $15,159       1.27         $2,540,000         8/15/97
    233     Memorial Crossing                                 $267,457      $14,927       1.49         $2,670,000         6/4/97
    234     Bethany Square                                    $268,957      $15,185       1.48         $3,550,000         8/19/97
    235     Royal Highlander                                  $425,465      $13,670       2.59         $4,510,000         10/7/97
    236     932 N. Rush                                       $315,999      $14,718       1.79         $5,300,000        11/14/97
    237     Fineberg Lancaster Apartments                     $189,549      $13,437       1.18         $3,240,000         1/6/98
    238     Fineberg Beacon Apartments                        $194,250      $13,437       1.20         $2,970,000         1/6/98
    239     Centennial Estates                                $431,866      $14,857       2.42         $4,860,000         3/5/97
    240     Armored Self Storage Facility                     $422,652      $15,503       2.27         $3,750,000         6/25/97
    241     Extra Space Self Storage Facility                 $492,655      $24,319       1.69         $4,430,000         8/29/97
    242     Portgage Green MHP                                $224,757      $14,626       1.28         $2,850,000         5/20/97
    243     A-American El Cajon                               $274,645      $16,780       1.36         $2,550,000         5/21/97
    244     7 Mt. Hood Road                                   $194,139      $12,852       1.26         $2,600,000           nav
    245     370 Diablo Road                                   $253,692      $14,950       1.41         $2,700,000         8/12/97
    246     Ashe Road Bus. Park                               $224,200      $13,170       1.42         $2,740,000        11/10/97
    247     Gilbert Self Storage                              $367,688      $19,212       1.59         $3,480,000         7/12/97
    248     Lamar Mini Storage                                $290,349      $16,075       1.51         $2,650,000         1/22/97
    249     El Dorado Mobile Home Park                        $211,166      $14,560       1.21         $2,350,000         7/22/97
    250     Boston Market/Kinkos                              $243,775      $15,747       1.29         $2,600,000         5/1/97
    251     British Square                                    $225,218      $12,935       1.45         $2,600,000         10/8/97

 ----------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                          PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                               LTV (4)   LEASED       DATE       LARGEST TENANT                     % NSF
 ----------------------------------------------------------------------------------------------------------------------------------
    215     Belmont Self Storage II                     56.3%     91.0%      11/16/97
    217     Sunland Manor                               80.3%     96.0%      09/30/97
    218     Storage Solutions                           71.0%     85.0%      12/01/97
    219     Craycroft Gardens                           78.1%     87.0%      09/01/97
    220     Fleming Creek Circle Apartments             74.9%     92.9%      09/08/97
    221     Tyler Mall Mini Storage                     66.4%     89.9%      08/31/97
    222     Alyson Manor Mobile Estates                 82.0%     93.7%      06/01/97
    223     Ogden Days Inn                              71.8%     64.0%      06/01/97
    225     25 WALBRIDGE                                71.6%     100.0%     09/11/97
    226     Securgard Self Storage                      79.5%     93.0%      09/30/97
    227     Shattuck Avenue Self Storage Facility       68.4%     98.6%      08/31/97
    228     Meadowbrook Village                         46.2%     99.0%      12/22/97
    229     11959 Canyon Road                           68.3%     100.0%     07/01/97     Copeland Sports                    100.0%
    230     Walgreens -  Monterey                       59.9%     100.0%     09/01/97     Walgreen's                         100.0%
    231     Southshore Point                            78.0%     87.5%      08/31/97
    232     Petcare Superstore                          78.5%     100.0%     08/01/97     PetCare                            100.0%
    233     Memorial Crossing                           74.8%     100.0%     10/02/97     Crossing Wines & Spirits           19.2%
    234     Bethany Square                              56.2%     86.7%      08/27/97     A.I.B.T.                           20.1%
    235     Royal Highlander                            44.3%     100.0%     09/30/97
    236     932 N. Rush                                 37.6%     100.0%     11/10/97     Starbucks                          60.4%
    237     Fineberg Lancaster Apartments               61.7%     100.0%     12/01/97
    238     Fineberg Beacon Apartments                  67.3%     100.0%     11/01/97
    239     Centennial Estates                          41.0%     99.5%      10/31/97
    240     Armored Self Storage Facility               52.9%     98.0%      09/30/97
    241     Extra Space Self Storage Facility           44.1%     94.0%      08/01/97
    242     Portgage Green MHP                          68.1%     100.0%     08/01/97
    243     A-American El Cajon                         75.9%     97.0%      10/01/97
    244     7 Mt. Hood Road                             73.4%     100.0%     09/01/97
    245     370 Diablo Road                             70.1%     85.2%      07/10/97     Herrmann Financial Services, Inc.  21.6%
    246     Ashe Road Bus. Park                         69.2%     81.0%      10/01/97
    247     Gilbert Self Storage                        54.1%     88.9%      12/12/97
    248     Lamar Mini Storage                          71.0%     93.0%      08/01/97
    249     El Dorado Mobile Home Park                  79.5%     96.1%      06/01/97
    250     Boston Market/Kinkos                        71.8%     100.0%     10/01/97     Kinko's                            52.6%
    251     British Square                              71.0%     87.1%      09/30/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                  UNDERWRITABLE    MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                   CASH FLOW      PAYMENT      DSCR (4)       VALUE (8)           DATE
 ---------------------------------------------------------------------------------------------------------------------------------
    252     Valencia Gardens                                  $217,483      $14,081       1.29         $2,600,000         7/23/97
    253     Providence Hill Office Building                   $227,175      $13,151       1.44         $2,800,000        10/20/97
    254     A-AMERICAN SELF STORAGE-Valencia                  $282,291      $14,482       1.62         $2,400,000        10/11/96
    255     Calhoun Shores Apartments                         $191,793      $13,317       1.20         $2,250,000        10/27/97
    256     Wyncrossing Apartments                            $211,202      $12,591       1.40         $2,500,000         9/22/97
    257     Garcia Apartments                                 $216,381      $12,372       1.46         $2,350,000         10/6/97
    258     Stor-N-Lock #11                                   $254,134      $13,845       1.53         $2,200,000         8/12/97
    259     Sycamore Hill Apartments                          $220,083      $11,950       1.53         $2,400,000         8/27/97
    260     3400 W. Segerstrom                                $283,330      $11,779       2.00         $3,410,000         11/1/97
    261     Larkfield Self Storage                            $285,487      $14,396       1.65         $2,400,000         5/1/97
    262     Bellmere Apartments                               $196,648      $11,960       1.37         $2,200,000         9/18/97
    263     Armored Mini Storage - 52nd Street                $286,987      $12,790       1.87         $2,640,000         5/5/97
    264     CVS - Decatur                                     $222,130      $15,014       1.23         $2,700,000        12/16/97
    265     Southwest Professional Plaza                      $191,765      $13,520       1.18         $2,275,000         6/12/97
    266     Tanglewood                                        $207,973      $13,438       1.29         $2,030,000         5/5/97
    267     Rayford Professional Bldg.                        $208,731      $12,633       1.38         $2,140,000         10/3/97
    268     Casa del Rey Apartments                           $205,355      $11,340       1.51         $2,075,000        11/21/97
    269     A-American SSF - National City                    $203,432      $11,478       1.48         $2,470,000        11/11/97
    270     B&R Mini Storage                                  $288,030      $11,838       2.03         $3,160,000        10/10/97
    271     3630 West Garry Ave.                              $175,176      $10,798       1.35         $2,190,000         11/1/97
    272     Twin Oaks Manor                                   $200,273      $12,365       1.35         $2,100,000         9/26/97
    273     Etiwanda Self Storage                             $241,155      $12,355       1.63         $2,650,000        12/10/96
    274     Your Extra Attic - Stockbridge                    $233,143      $11,505       1.69         $2,360,000         9/2/97
    275     116 Washington Street                             $154,025      $10,205       1.26         $1,900,000        11/14/97
    276     Eugene Camlu Retirement Center                    $203,372      $13,409       1.26         $1,750,000         9/4/96
    277     Newgate Apartments                                $180,236      $10,996       1.37         $2,440,000        10/28/97
    278     Roosevelt Apartments                              $192,282      $11,038       1.45         $2,000,000         11/3/97
    279     Park Place Plaza Shopping Center                  $252,187      $10,705       1.96         $2,550,000        11/20/97
    280     Quinsigamond Plaza                                $164,951      $11,998       1.15         $2,100,000         7/30/97
    281     Hav-A-Storage Self Storage Facility               $232,169      $12,054       1.61         $2,300,000         7/29/97
    282     Brackett Air Business Park                        $188,008      $11,678       1.34         $1,950,000         8/25/97
    283     Van Buren Self Storage                            $212,717      $13,220       1.34         $1,800,000         4/17/97
    284     5 Walbridge Street                                $146,749      $10,021       1.22         $4,700,000        11/14/97
    285     EZ Storage Center Self Storage Facility           $259,102      $14,317       1.51         $2,600,000         10/6/97
    286     Bethel Self Storage                               $195,071      $13,199       1.23         $2,500,000         3/20/97

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                       PERCENT LEASED (13)             TENANT INFORMATION (14)
    NO.     PROPERTY NAME                            LTV (4)   LEASED     DATE         LARGEST TENANT                        % NSF
 ---------------------------------------------------------------------------------------------------------------------------------
    252     Valencia Gardens                         70.8%     85.0%      12/01/97
    253     Providence Hill Office Building          64.1%     93.0%      12/30/97     GPS Technologies                      21.5%
    254     A-AMERICAN SELF STORAGE-Valencia         74.8%     96.6%      10/01/97
    255     Calhoun Shores Apartments                79.6%     92.9%      10/15/97
    256     Wyncrossing Apartments                   71.2%     94.0%      10/09/97
    257     Garcia Apartments                        74.9%     100.0%     10/06/97
    258     Stor-N-Lock #11                          79.7%     87.0%      07/31/97
    259     Sycamore Hill Apartments                 72.7%     100.0%     09/30/97
    260     3400 W. Segerstrom                       50.4%     100.0%     10/24/97     Behr Process Corporation              100.0%
    261     Larkfield Self Storage                   71.7%     92.4%      02/11/98
    262     Bellmere Apartments                      75.7%     97.0%      09/01/97
    263     Armored Mini Storage - 52nd Street       62.2%     94.0%      07/01/97
    264     CVS - Decatur                            60.5%     100.0%     12/01/97     CVS Pharmacy                          76.0%
    265     Southwest Professional Plaza             70.5%     93.0%      09/01/97     Pima County                           14.3%
    266     Tanglewood                               78.2%     100.0%     09/30/97     Day Care Center                       54.4%
    267     Rayford Professional Bldg.               73.6%     100.0%     09/01/97     First National Net, Inc.              24.3%
    268     Casa del Rey Apartments                  74.7%     96.0%      11/30/97
    269     A-American SSF - National City           62.7%     90.0%      10/01/97
    270     B&R Mini Storage                         48.9%     96.0%      09/01/97
    271     3630 West Garry Ave.                     70.5%     100.0%     11/04/97     A&G, Inc.                             100.0%
    272     Twin Oaks Manor                          73.4%     95.0%      08/01/97
    273     Etiwanda Self Storage                    57.8%     90.8%      09/30/97
    274     Your Extra Attic - Stockbridge           64.4%     90.0%      08/01/97
    275     116 Washington Street                    79.8%     100.0%     09/01/97
    276     Eugene Camlu Retirement Center           86.4%     98.4%      09/01/97
    277     Newgate Apartments                       61.5%     89.9%      10/01/97
    278     Roosevelt Apartments                     74.7%     100.0%     11/01/97
    279     Park Place Plaza Shopping Center         58.6%     97.0%      11/20/97     Computer Funiture Express I           17.4%
    280     Quinsigamond Plaza                       71.0%     95.8%      07/09/97     Petco Animal Supplies                 47.2%
    281     Hav-A-Storage Self Storage Facility      64.9%     76.1%      07/02/97
    282     Brackett Air Business Park               76.5%     100.0%     08/31/97
    283     Van Buren Self Storage                   82.8%     92.2%      12/05/97
    284     5 Walbridge Street                       31.7%     100.0%     09/01/97
    285     EZ Storage Center Self Storage Facility  57.0%     90.0%      08/19/97
    286     Bethel Self Storage                      59.5%     95.0%      03/01/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ---------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                  UNDERWRITABLE    MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                   CASH FLOW      PAYMENT      DSCR (4)       VALUE (8)           DATE
 ---------------------------------------------------------------------------------------------------------------------------------
    287     Handi Self Storage                                $208,614      $13,231       1.31         $2,070,000         1/10/97
    288     Green Valley Storage (Windmill)                   $403,654      $10,796       3.12         $4,150,000         12/9/97
    289     Woodgate Mobile Home Village                      $181,797      $11,129       1.36         $1,835,000        11/18/97
    290     Aire Libre Apartments                             $164,822      $10,711       1.28         $1,950,000         8/5/97
    291     Shattalon Terrace Apartments                      $160,677      $10,267       1.30         $2,150,000         10/8/97
    292     Brookhaven MHC                                    $182,977      $11,086       1.38         $2,340,000         1/1/97
    294     Heritage/Gibson Mobile Home Village               $210,630      $10,730       1.64         $1,920,000        10/21/97
    295     River Point Condos                                $148,515       $9,997       1.24         $1,785,000         9/17/97
    296     Villa Vallejo                                     $190,911      $10,674       1.49         $2,000,000         8/1/97
    297     CVS - Austell                                     $187,819      $12,603       1.24         $2,100,000         12/9/97
    298     Crown Ridge Apartments                            $159,119      $10,749       1.23         $1,800,000         6/17/97
    299     1334 Commonwealth Avenue                          $141,287       $9,090       1.30         $1,700,000        11/14/97
    300     Mini U Novi                                       $348,588      $10,509       2.76         $3,280,000         7/15/97
    301     Stor-N-Lock #10                                   $352,112      $11,183       2.62         $3,550,000         8/14/97
    302     2nd Garage Self Storage                           $277,698      $12,783       1.81         $2,050,000         9/25/97
    303     Virginia Court Apartments                         $177,529      $10,014       1.48         $1,800,000         8/11/97
    304     Oakview Manor Apartments                          $184,082       $8,922       1.72         $2,300,000         12/4/97
    305     Timberline Forest Apartments                      $125,821       $8,930       1.17         $1,630,000        10/16/97
    306     The Village Plaza                                 $269,977      $10,034       2.24         $3,200,000         8/22/97
    307     9 Egremont Road                                   $135,532       $8,700       1.30         $1,900,000        11/14/97
    308     Affordable Self Storage                           $179,625      $11,268       1.33         $1,900,000         4/2/97
    309     6630 Baltimore National Pike                      $169,576      $11,331       1.25         $1,650,000           nav
    310     4 Vinal Street                                    $130,640       $8,519       1.28         $2,000,000        11/14/97
    311     Whiskey Bottom Business Center                    $174,037      $10,805       1.34         $1,675,000         2/18/97
    312     Royal Estates MHP                                 $250,877       $9,051       2.31         $2,500,000         10/8/97
    313     Pep Boys - Streamwood                             $110,000       $9,139       1.00         $1,300,000        12/28/97
    314     Orange Avenue Industrial Park                     $220,010      $11,772       1.56         $1,670,000         1/28/97
    315     Men's Warehouse                                   $135,975       $8,852       1.28         $1,500,000        12/19/97
    316     Pier 1 - Saginaw                                  $134,361       $8,973       1.25         $1,600,000         12/1/97
    317     Boulevard Apartments                              $141,257       $8,831       1.33         $1,625,000         11/3/97
    318     Stor-N-Lock #8                                    $186,563      $10,128       1.54         $2,000,000         8/14/97
    319     Park Plaza Retail Center                          $167,043       $9,709       1.43         $1,720,000         6/17/97
    320     Claremont Self Storage                            $158,376       $9,791       1.35         $1,820,000        12/23/96
    321     Shamrock MHC                                      $266,046       $9,193       2.41         $3,710,000         3/14/97
    322     Security Self Storage Facility                    $194,401       $9,907       1.64         $1,820,000         6/10/97


 --------------------------------------------------------------------------------------------------------------------------
    LOAN                                                        PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                            LTV (4)    LEASED     DATE         LARGEST TENANT            % NSF
 --------------------------------------------------------------------------------------------------------------------------
    287     Handi Self Storage                        71.9%     90.3%      09/30/97
    288     Green Valley Storage (Windmill)           35.4%     95.1%      10/27/97
    289     Woodgate Mobile Home Village              79.9%     96.4%      09/30/97
    290     Aire Libre Apartments                     74.0%     86.3%      09/24/97
    291     Shattalon Terrace Apartments              66.9%     83.8%      12/19/97
    292     Brookhaven MHC                            60.0%     98.0%      10/03/97
    294     Heritage/Gibson Mobile Home Village       72.6%     100.0%     07/01/97
    295     River Point Condos                        78.2%     97.0%      07/31/97
    296     Villa Vallejo                             69.5%     93.0%      07/31/97
    297     CVS - Austell                             65.3%     100.0%     12/01/97     CVS Pharmacy             100.0%
    298     Crown Ridge Apartments                    76.2%     100.0%     08/01/97
    299     1334 Commonwealth Avenue                  79.4%     100.0%     11/19/97
    300     Mini U Novi                               40.9%     83.0%      07/01/97
    301     Stor-N-Lock #10                           37.1%     97.0%      06/01/97
    302     2nd Garage Self Storage                   64.3%     96.5%      10/01/97
    303     Virginia Court Apartments                 73.2%     98.1%      07/11/97
    304     Oakview Manor Apartments                  56.6%     98.7%      11/28/97
    305     Timberline Forest Apartments              79.5%     90.9%      09/25/97
    306     The Village Plaza                         40.4%     100.0%     07/31/97     Convenient Food Mart     16.6%
    307     9 Egremont Road                           68.0%     92.3%      11/19/97
    308     Affordable Self Storage                   67.9%     88.0%      12/11/97
    309     6630 Baltimore National Pike              78.1%     90.0%      09/30/97     Leather Interiors        14.8%
    310     4 Vinal Street                            63.3%     93.0%      09/01/97
    311     Whiskey Bottom Business Center            75.4%     89.0%      09/30/97
    312     Royal Estates MHP                         49.9%     100.0%     09/30/97
    313     Pep Boys - Streamwood                     94.1%     100.0%     12/01/97     Pep Boys                 100.0%
    314     Orange Avenue Industrial Park             72.5%     93.0%      12/01/97
    315     Men's Warehouse                           79.9%     100.0%     01/21/98     The Men's Warehouse      100.0%
    316     Pier 1 - Saginaw                          74.7%     100.0%     12/03/97     Pier 1                   100.0%
    317     Boulevard Apartments                      73.6%     93.3%      11/01/97
    318     Stor-N-Lock #8                            59.7%     58.2%      07/31/97
    319     Park Plaza Retail Center                  69.5%     100.0%     06/12/97     Universal Portraits      13.2%
    320     Claremont Self Storage                    65.6%     96.2%      10/01/97
    321     Shamrock MHC                              32.2%     100.0%     10/31/97
    322     Security Self Storage Facility            65.5%     99.0%      09/01/97

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 --------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                 UNDERWRITABLE     MONTHLY                      PROPERTY        VALUATION
    NO.     PROPERTY NAME                                  CASH FLOW       PAYMENT      DSCR (4)       VALUE (8)           DATE
 --------------------------------------------------------------------------------------------------------------------------------
    323     Lock It Up Self Storage Facility                  $195,179      $11,573       1.41         $1,750,000         7/29/96
    324     CVS - Bethsaida                                   $168,581      $10,738       1.31         $1,900,000         12/9/97
    325     Summer Wind                                       $158,133      $10,097       1.31         $1,700,000         3/24/97
    326     Victoria Square Apartments                        $136,034       $8,402       1.35         $1,920,000        10/24/97
    327     Foxfire Apartments                                $134,771       $8,212       1.37         $1,550,000         7/10/97
    328     Glen Arbor Apartments                             $146,140       $9,181       1.33         $1,600,000           nav
    329     Pier 1- Lewisville                                $124,161       $8,562       1.21         $1,450,000         11/1/97
    330     Bozeman K-Mart/Applebees                          $151,795      $10,045       1.26         $1,650,000         5/1/97
    331     Emerald Lakes Mobile Home Park                    $122,849       $7,986       1.28         $1,490,000        10/17/97
    332     Your Extra Attic - Duluth                         $154,434       $8,448       1.52         $1,570,000         9/3/97
    333     Pier 1 - Canton                                   $118,288       $8,225       1.20         $1,450,000         12/1/97
    334     DeSoto Estates MHP                                $160,019       $8,653       1.54         $1,650,000         7/21/97
    335     McWhorters - Cupertino                            $214,787      $10,499       1.70         $2,300,000         2/27/97
    336     Hide-Away-Hills MHP                               $139,367       $7,213       1.61         $1,485,000        10/23/97
    337     AAA Interstate SSF                                $238,446       $8,345       2.38         $2,300,000         7/25/97
    338     Your Extra Attic - Winters Chapel                 $155,324       $7,770       1.67         $1,530,000         9/3/97
    339     ABC Mini Storage                                  $177,202       $9,121       1.62         $1,360,000         3/4/97
    340     Pep Boys- Gardena                                 $115,000       $9,555       1.00         $1,250,000        11/12/97
    341     Eastwood MHP                                      $133,219       $7,731       1.44         $1,335,000         8/14/97
    342     Bama Self Storage                                 $178,185       $8,855       1.68         $1,450,000         2/19/97
    343     Thomas Apartments                                 $109,286       $7,421       1.23         $1,340,000         4/15/97
    345     Missouri Self Storage Facility                    $137,693       $6,892       1.66         $1,400,000         5/1/97
    346     A-American Self Storage-Bent Avenue               $110,510       $6,664       1.38         $1,610,000        11/10/97
    347     The Pine Garden Apartments                        $142,071       $7,568       1.56         $1,385,000         8/5/97
    348     Stor-N-Lock #7                                    $212,441       $7,174       2.47         $2,050,000         8/26/97
    349     Green Valley Self Storage                         $274,166       $6,093       3.75         $2,130,000         12/9/97
    350     130 Englewood Street                               $89,654       $5,476       1.36         $1,100,000        11/14/97
    351     Radio Shack - Blockbuster Center                   $89,234       $5,928       1.25         $1,000,000         9/1/97
    352     1375 Commonwealth Avenue                           $75,431       $5,039       1.25         $1,200,000        11/14/97
    353     Stor-N-Lock #9                                    $143,700       $5,908       2.03         $1,420,000         8/27/97
    354     Mid Cajon Apartments                               $78,382       $4,968       1.31           $880,000        10/17/97
    355     Payless Shoe Source                                $74,559       $4,936       1.26           $850,000        12/30/97
    356     Panama City Mobile Home Estates                    $81,538       $5,675       1.20           $910,000         4/1/97
    357     Your Extra Attic - Norcross                        $82,267       $4,904       1.40           $970,000         9/3/97
    358     Terrace View Center                                $73,895       $4,676       1.32           $850,000        10/17/97


 ------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                   PERCENT LEASED (13)              TENANT INFORMATION (14)
    NO.     PROPERTY NAME                        LTV (4)   LEASED     DATE         LARGEST TENANT                       % NSF
 ------------------------------------------------------------------------------------------------------------------------------
    323     Lock It Up Self Storage Facility     67.5%     88.7%      06/30/97
    324     CVS - Bethsaida                      61.5%     100.0%     12/01/97     CVS Pharmacy                          100.0%
    325     Summer Wind                          68.8%     89.0%      12/01/97
    326     Victoria Square Apartments           59.7%     94.0%      12/01/97
    327     Foxfire Apartments                   73.9%     98.0%      06/01/97
    328     Glen Arbor Apartments                70.8%     89.7%      09/30/97
    329     Pier 1- Lewisville                   77.6%     100.0%     11/13/97     Pier 1 Imports                        100.0%
    330     Bozeman K-Mart/Applebees             67.5%     100.0%     12/31/97     Kmart                                 94.2%
    331     Emerald Lakes Mobile Home Park       74.6%     100.0%     10/31/97
    332     Your Extra Attic - Duluth            70.4%     99.2%      09/30/97
    333     Pier 1 - Canton                      75.6%     100.0%     12/01/97     Pier 1                                100.0%
    334     DeSoto Estates MHP                   66.4%     95.7%      06/01/97
    335     McWhorters - Cupertino               46.9%     100.0%     02/28/98     McWhorter's Stationery                100.0%
    336     Hide-Away-Hills MHP                  70.6%     100.0%     09/01/97
    337     AAA Interstate SSF                   45.4%     81.0%      07/01/97
    338     Your Extra Attic - Winters Chapel    67.1%     91.0%      09/03/97
    339     ABC Mini Storage                     75.1%     65.0%      08/30/97
    340     Pep Boys- Gardena                    79.5%     100.0%     11/15/97     Pep Boys                              100.0%
    341     Eastwood MHP                         74.6%     97.0%      07/31/97
    342     Bama Self Storage                    68.5%     84.0%      10/25/97
    343     Thomas Apartments                    71.9%     100.0%     09/30/97
    345     Missouri Self Storage Facility       64.1%     85.0%      09/01/97
    346     A-American Self Storage-Bent Avenue  55.8%     90.0%      11/01/97
    347     The Pine Garden Apartments           64.3%     92.7%      09/30/97
    348     Stor-N-Lock #7                       41.2%     66.9%      07/31/97
    349     Green Valley Self Storage            38.6%     100.0%     12/01/97
    350     130 Englewood Street                 73.9%     100.0%     09/01/97
    351     Radio Shack - Blockbuster Center     79.8%     100.0%     12/10/97     Blockbuster Videos, Inc.              65.6%
    352     1375 Commonwealth Avenue             62.4%     100.0%     09/11/97
    353     Stor-N-Lock #9                       49.0%     69.1%      08/27/97
    354     Mid Cajon Apartments                 77.0%     96.0%      08/22/97
    355     Payless Shoe Source                  79.3%     100.0%     12/01/97     Payless ShoeSource                    100.0%
    356     Panama City Mobile Home Estates      71.2%     95.4%      06/30/97
    357     Your Extra Attic - Norcross          66.8%     81.0%      09/30/97
    358     Terrace View Center                  75.1%     89.9%      12/30/97     Neighborhood House                     33.1%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

 ------------------------------------------------------------------------------------------------------------
    LOAN                             UNDERWRITABLE     MONTHLY                    PROPERTY        VALUATION
    NO.     PROPERTY NAME              CASH FLOW       PAYMENT      DSCR (4)      VALUE (8)          DATE
 ------------------------------------------------------------------------------------------------------------
    359     Village Corner               $80,233       $4,566       1.46         $1,300,000         9/2/97
    360     1381 Commonwealth Avenue     $52,412       $3,460       1.26           $700,000        11/14/97
    361     Pinegrove Place              $62,609       $3,782       1.38           $750,000         12/3/97


           TOTAL/WEIGHTED AVERAGE:                                  1.43

 ------------------------------------------------------------------------------------------------------------
    LOAN                                            PERCENT LEASED (13)            TENANT INFORMATION (14)
    NO.     PROPERTY NAME                LTV (4)    LEASED      DATE         LARGEST TENANT             % NSF
 ------------------------------------------------------------------------------------------------------------
    359     Village Corner                 47.9%     100.0%     12/01/97     Jacobs Insurance Group     19.5%
    360     1381 Commonwealth Avenue       73.4%     100.0%     09/11/97
    361     Pinegrove Place                66.4%     100.0%     11/01/97


           TOTAL/WEIGHTED AVERAGE:        71.6%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
------------------------------------------------------------------------------------------------------------------------------------
  1   Pacific Coast Plaza Shopping Center           4                                                           113
  2   Norwood Gardens                               2          114         Yes
  3   Rookwood Pavilion                             5          60                                                36
  4   Silver Lake SSF                               1          120         Yes
  5   Affordable Self Storage                       1          120         Yes
  6   Skold Portfolio - Greenwood Self Storage      1          120         Yes
  7   Skold Portfolio - Evergreen Mini Storage      1          120         Yes
  8   351 California Street                         7                                                            117
  9   201 Sansome Street                            7                                                            117
 10   Boulder Marriott                              3          60                     24     24    24     24     18
 11   Beverly Garland Hotel                         2          60                                                57
 12   Rancho Viejo Apts.                            3          60                                                57
 13   Lincoln on Memorial Apartments                5          36                                                81
 14   Davis Square Center                           2          24                                                93
 15   Fleming Portfolio - 1450 North Dysart Road    5          60                                                54
 16   Marymount Manor                               2          48                                                69
 17   Marymount Tower                               2          48                                                69
 18   Park Place Shopping Center                    4          60                                                57
 19   A&P Food Market                               2          181         Yes
 20   The First National Bank Building              7                                                            114
 21   Boylston Apartments                           2          72
 22   Greenbriar Apartments                         3          60                                                57
 23   College Station                               5          60                                                54
 24   Kmart Plaza                                   7                                                            114
 25   Rivershire Apartments                         1          120         Yes
 26   Haggerty Tech Center                          7                                                            117
 27   Village at Chestnut Hill                      2          72
 28   Orland Park Exec. Ctr.                        2          60                                                57
 29   GMAC Building                                 2          60                                                57
 30   Ridgecrest Terrace Apartments                 2          72
 31   Fountain Square Shopping Center               7          36                                                       78
 32   1550 Brickell                                 1          60                                                57
 32a  Lafayette Towers                              1          60                                                57
 33   Lake Village Apartments                       3          117         Yes
 34   All Aboard Mini Storage Portfolio - Oakland   2          48                                                69
 35   All Aboard Mini-Storage Portfolio - Ventura   2          48                                                68
 36   All Aboard Mini Storage Portfolio - Van Nuys  2          48                                                68
 37   Stor-Mor of Cypress                           3          60                                                48
 38   Stor-Mor - Anaheim                            3          60                                                48
 39   Stor-Mor - Torrance                           3          60                                                48

-----------------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                               ADMIN.
 NO.             PROPERTY NAME                     4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------------
  1   Pacific Coast Plaza Shopping Center                                                                 6         7.85
  2   Norwood Gardens                                                                                     6         7.85
  3   Rookwood Pavilion                                                                                   6         7.85
  4   Silver Lake SSF                                                                                               7.85
  5   Affordable Self Storage                                                                                       7.85
  6   Skold Portfolio - Greenwood Self Storage                                                                      7.85
  7   Skold Portfolio - Evergreen Mini Storage                                                                      7.85
  8   351 California Street                                                                               3         7.85
  9   201 Sansome Street                                                                                  3         7.85
 10   Boulder Marriott                                                                                    6         7.85
 11   Beverly Garland Hotel                                                                               3         7.85
 12   Rancho Viejo Apts.                                                                                  3         7.85
 13   Lincoln on Memorial Apartments                                                                      3         7.85
 14   Davis Square Center                                                                                 3         7.85
 15   Fleming Portfolio - 1450 North Dysart Road                                                          6         7.85
 16   Marymount Manor                                                                                     3         7.85
 17   Marymount Tower                                                                                     3         7.85
 18   Park Place Shopping Center                                                                          3         16.85
 19   A&P Food Market                                                                                               7.85
 20   The First National Bank Building                                                                    6         7.85
 21   Boylston Apartments                                                12           12           18     6         7.85
 22   Greenbriar Apartments                                                                               3         7.85
 23   College Station                                                                                     6         16.85
 24   Kmart Plaza                                                                                         6         7.85
 25   Rivershire Apartments                                                                                         7.85
 26   Haggerty Tech Center                                                                                3         7.85
 27   Village at Chestnut Hill                             12            12           12            6     6         7.85
 28   Orland Park Exec. Ctr.                                                                              3         7.85
 29   GMAC Building                                                                                       3         7.85
 30   Ridgecrest Terrace Apartments                        12            12           12            6     6         7.85
 31   Fountain Square Shopping Center                                                                     6         7.85
 32   1550 Brickell                                                                                       3         7.85
 32a  Lafayette Towers                                                                                    3         7.85
 33   Lake Village Apartments                                                                             3         7.85
 34   All Aboard Mini Storage Portfolio - Oakland                                                         3         7.85
 35   All Aboard Mini-Storage Portfolio - Ventura                                                         3         7.85
 36   All Aboard Mini Storage Portfolio - Van Nuys                                                        3         7.85
 37   Stor-Mor of Cypress                                                                                 12        7.85
 38   Stor-Mor - Anaheim                                                                                  12        7.85
 39   Stor-Mor - Torrance                                                                                 12        7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 40    Cypress Lake Apartments                    5          60                                                57
 41   Boardwalk Square                            8                                                                   117
 42   Whispering Lakes Apts.                      2          60                                                58
 43   Eagle Ridge Retail Shopping Center          4          60                                                57
 44   Holiday Inn - Hermitage                     5          60                                                54
 45   Ramada Inn  - Mattoon                       5          60                                                54
 46   The Willows at Appleton Square              3                                                            114
 47   Ashley Park Apartments                      4          60                                                57
 49   Brumby Apartments                           6                                                            117
 50   Sun Vista RV Resort                         2          60                                                57
 51   Sunset Mall                                 5          89                                                85
 52   Ramada Hotel Valley Ho Resort               3          60                                                57
 53   Wynhaven Apartments                         3           0                                                114
 54   Claridge Court Apartments                   17                                                                  114
 55   Lake Forest Office                          2          60                                                57
 56   Acorn Self Storage                          1          60                                                57
 57   ACORN III SELF STORAGE                      1          60                                                57
 58   Central Plaza                               3          36                                                81
 59   Bend Villa Court                            2          60                                                54
 60   Danbury Retail Center                       3                                                            237
 61   Rose Apartments                             4          48                                                69
 62   Rose Medical Plaza                          3          60                                                57
 63   Phoenix Inn - Phoenix                       2          60                                                57
 64   Mesa Verde                                  1          60                                                56
 65   Cedar Ridge Apts.                           3          84                                                153
 110  Mira Mesa Self Storage                      8                                                                   117
 197  Sorrento Mesa SSF                           8                                                                   117
 66   Cardinal Crest MHC                          4          36                                                81
 67   Harbor Lights Mobile Home Community         4          36                                                81
 68   Meadowview Place MHC                        4          36                                                81
 69   Skyview Terrace Mobile Home Park            4          36                                                81
 71   Meadow Park Plaza                           6          60                                                117
 72   Lincoln Bank Building                       2          60                                                57
 73   Walnut Ridge Apts                           4          60                                                57
 74   Allsize Commercial Storage                  6                                                                          12
 76   Elmwood Distribution Center                 7                                                            117
 77   Rt. 18 Mobile Home Comm. Portfolio          1          60                                  12     12     33
 78   Berrytree Apartments                        1          60                                                54
 79   Silver Drive Office/Warehouse Buildings     3          60                                                57
 80   Fairfield Place Apartments                  2          60                                                57

-------------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                           ADMIN.
 NO.             PROPERTY NAME                 4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-------------------------------------------------------------------------------------------------------------------------
 40    Cypress Lake Apartments                                                                       3         7.85
 41   Boardwalk Square                                                                               3         7.85
 42   Whispering Lakes Apts.                                                                         3         7.85
 43   Eagle Ridge Retail Shopping Center                                                             3         7.85
 44   Holiday Inn - Hermitage                                                                        6         7.85
 45   Ramada Inn  - Mattoon                                                                          6         7.85
 46   The Willows at Appleton Square                                                                 3         7.85
 47   Ashley Park Apartments                                                                         3         7.85
 49   Brumby Apartments                                                                              3         7.85
 50   Sun Vista RV Resort                                                                            3         7.85
 51   Sunset Mall                                                                                    6         7.85
 52   Ramada Hotel Valley Ho Resort                                                                  3         17.85
 53   Wynhaven Apartments                                                                            6         15.35
 54   Claridge Court Apartments                                                                      6         7.85
 55   Lake Forest Office                                                                             3         7.85
 56   Acorn Self Storage                                                                             3         7.85
 57   ACORN III SELF STORAGE                                                                         3         7.85
 58   Central Plaza                                                                                  3         7.85
 59   Bend Villa Court                                                                               6         7.85
 60   Danbury Retail Center                                                                          3         7.85
 61   Rose Apartments                                                                                3         7.85
 62   Rose Medical Plaza                                                                             3         7.85
 63   Phoenix Inn - Phoenix                                                                          3         15.35
 64   Mesa Verde                                                                                     4         7.85
 65   Cedar Ridge Apts.                                                                              3         7.85
 110  Mira Mesa Self Storage                                                                         3         7.85
 197  Sorrento Mesa SSF                                                                              3         7.85
 66   Cardinal Crest MHC                                                                             3         7.85
 67   Harbor Lights Mobile Home Community                                                            3         7.85
 68   Meadowview Place MHC                                                                           3         7.85
 69   Skyview Terrace Mobile Home Park                                                               3         7.85
 71   Meadow Park Plaza                                                                              3         7.85
 72   Lincoln Bank Building                                                                          3         15.35
 73   Walnut Ridge Apts                                                                              3         7.85
 74   Allsize Commercial Storage                      12            24           24           12     36        7.85
 76   Elmwood Distribution Center                                                                    3         7.85
 77   Rt. 18 Mobile Home Comm. Portfolio                                                             3         7.85
 78   Berrytree Apartments                                                                           6         7.85
 79   Silver Drive Office/Warehouse Buildings                                                        3         7.85
 80   Fairfield Place Apartments                                                                     3         7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 81    Holly Ravine Shopping Center               5          60                                                57
 82   Reeseville Acres                            4          36                                                81
 83   Spring Brook Village MHP                    4          36                                                81
 84   Bridgeview Gardens MHC                      4          60                                                57
 85   Palm Springs Plaza                          9                                                            120
 86   Plaza on the Boulevard                      6                                                            150
 87   Burtons Landing                             1          120     Yes
 88   Comfort Inn - Madison                       2          48                                                69
 89   605 Market Street                           2          60                                                57
 90   Harford Mobile Village                      4          60                                                57
 91   511 East 80th Street                        6                                                            117
 93   Lakeside Park Mobile Home Park              4          60                                                57
 94   Hampton Inn - Elgin                         2          48                                                69
 95   AAA Chatsworth Self Storage                 2          48                                                126
 96   Triton Valley Estates - Arcade MHC          4          60                                                57
 97   Triton Valley Estates - Derby               4          60                                                57
 98   Stoneridge Apts.                            5          60                                                57
 99   29 Dunham Road                              9                                                                          12
 100  35 Dunham Road                              9                                                                          12
 101  Pacific View Apartments                     5          60                                                54
 102  Sonoma Pointe Apartments                    3          60                                                54
 103  A-1 Self Storage - Anaheim                  2          60                                                57
 104  Holiday Ranch & Happy Landings MHC          16                                                                  117
 105  Pompano Palms Apartments                    9          117
 106  Brewery Apartments                          1          60                                                57
 107  Arbor Woods Mobile Home Community           5                                                            126
 108  Gardens at Negley                           2          60                                                57
 109  Coral Ridge Office Center                   8                                                            114
 111  South Street Office Center                  8                                                            117
 112  Lake of the Pines                           3          72                                                105
 113  Alameda Crossing                            9                                                            114
 114  16 Bleeker Street                           2          36                                                81
 115  Knox Village                                2          60                                                57
 117  Monmouth MHP                                3                                                            117
 118  American Mini Storage                       4          60                                                57
 119  Edison Lock-Up Self Storage                 7                                                                   117
 120  Saf Keep SSF - San Leandro                  11                                                                         12
 121  The Oaks Office Building                    6          36                                                81
 122  Vista Manor Mobile Home Park                7                                                            117
 123  Nova Self-Storage                           4          60                                                57

-----------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                         ADMIN.
 NO.             PROPERTY NAME               4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------
 81    Holly Ravine Shopping Center                                                                3         7.85
 82   Reeseville Acres                                                                             3         7.85
 83   Spring Brook Village MHP                                                                     3         7.85
 84   Bridgeview Gardens MHC                                                                       3         7.85
 85   Palm Springs Plaza                                                                           0         7.85
 86   Plaza on the Boulevard                                                                       6         7.85
 87   Burtons Landing                                                                                        7.85
 88   Comfort Inn - Madison                                                                        3         15.35
 89   605 Market Street                                                                            3         7.85
 90   Harford Mobile Village                                                                       3         7.85
 91   511 East 80th Street                                                                         3         7.85
 93   Lakeside Park Mobile Home Park                                                               3         7.85
 94   Hampton Inn - Elgin                                                                          3         15.35
 95   AAA Chatsworth Self Storage                                                                  6         7.85
 96   Triton Valley Estates - Arcade MHC                                                           3         7.85
 97   Triton Valley Estates - Derby                                                                3         7.85
 98   Stoneridge Apts.                                                                             3         7.85
 99   29 Dunham Road                                12            12           12           69     3         7.85
 100  35 Dunham Road                                12            12           12           69     3         7.85
 101  Pacific View Apartments                                                                      6         7.85
 102  Sonoma Pointe Apartments                                                                     6         7.85
 103  A-1 Self Storage - Anaheim                                                                   3         7.85
 104  Holiday Ranch & Happy Landings MHC                                                           3         7.85
 105  Pompano Palms Apartments                                                                     3         7.85
 106  Brewery Apartments                                                                           3         7.85
 107  Arbor Woods Mobile Home Community                                                            6         7.85
 108  Gardens at Negley                                                                            3         7.85
 109  Coral Ridge Office Center                                                                    6         7.85
 111  South Street Office Center                                                                   3         7.85
 112  Lake of the Pines                                                                            3         7.85
 113  Alameda Crossing                                                                             6         7.85
 114  16 Bleeker Street                                                                            3         16.85
 115  Knox Village                                                                                 3         7.85
 117  Monmouth MHP                                                                                 3         7.85
 118  American Mini Storage                                                                        3         7.85
 119  Edison Lock-Up Self Storage                                                                  3         7.85
 120  Saf Keep SSF - San Leandro                    12            24           24           12     36        7.85
 121  The Oaks Office Building                                                                     3         7.85
 122  Vista Manor Mobile Home Park                                                                 3         7.85
 123  Nova Self-Storage                                                                            3         7.85

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 124  Lantern Estates                             5                                                                          12
 125  Harvard Medical Park                        3          60                                                57
 126  A American Self Storage                     10                                                                  118
 127  Commerce Crossing *                         4           0                                                              36
 128  Woodshire Mobile Home Park                  3          60                                                57
 129  Mariah Park                                 5          60                                                57
 130  Copps Food Market                           2          60                                                56
 131  Harbour East MHC                            5                                                                   117
 132  LAGO VISTA MHP                              7                                                                   117
 133  Stor N' Lok                                 2                                                                   117
 134  A-American Pico                             14                                                                  117
 135  Storage Depot-North SSF                     9                                                                   117
 136  Storage Depot-West SSF                      6                                                                   117
 137  San Luis Obisbo Self Storage                21                                                                  117
 138  West L.A. Self Storage                      8                                                                   117
 139  Willow Creek Apts.                          1          60                                                57
 140  Redhill MHP                                 3          60                                                57
 141  Phoenix Inn - Troutdale                     2          60                                                57
 142  North Valley Self Storage Facility          4          60                                                57
 143  Stone Creek Plaza                           3          120                                               117
 144  Everett Mall Mini Storage                   5                                                                   117
 145  Sheffield Lofts                             7                                                                   116
 146  Paramount Self Storage                      9                                                                   117
 147  Allstate Insurance Building                 3          60                                                57
 148  Mira Mesa Retirement Community              2          60                                                57
 149  City Gables Apts.                           4          60                                                117
 150  Windsorland MHC                             6                                                                   117
 151  Budget Mini Storage - Phoenix               2          90                                                87
 152  ABQ Mini Storage                            2          90                                                87
 153  Safeway Self Storage Facility               5          60                                                57
 154  Southgate Square Apartments                 2          60                                                57
 155  Palm Shadows Apartments                     1          36                                                36
 156  Park Drive Apts.                            2          72
 157  Continental Luxury Apartments               3          84                                                93
 158  Dohr Apartments                             4          60                                                57
 159  Belmont  Self Storage                       4          60                                                117
 160  Westview Plaza Shopping Center *            6          12                                                              24
 161  Hamilton House                              8                                                            117
 162  Linkletter Self Storage Facility            2          60                                                69
 163  Lyndie Office Building                      2          48                                                69

-------------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                           ADMIN.
 NO.             PROPERTY NAME                 4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-------------------------------------------------------------------------------------------------------------------------
 124  Lantern Estates                                 12            24           24           12     36        7.85
 125  Harvard Medical Park                                                                           3         15.35
 126  A American Self Storage                                                                        3         7.85
 127  Commerce Crossing *                       12    12     12     12    12     81                  3         15.85
 128  Woodshire Mobile Home Park                                                                     3         7.85
 129  Mariah Park                                                                                    3         7.85
 130  Copps Food Market                                                                              3         7.85
 131  Harbour East MHC                                                                               3         7.85
 132  LAGO VISTA MHP                                                                                 3         7.85
 133  Stor N' Lok                                                                                    3         7.85
 134  A-American Pico                                                                                3         7.85
 135  Storage Depot-North SSF                                                                        3         7.85
 136  Storage Depot-West SSF                                                                         3         7.85
 137  San Luis Obisbo Self Storage                                                                   3         7.85
 138  West L.A. Self Storage                                                                         3         7.85
 139  Willow Creek Apts.                                                                             3         7.85
 140  Redhill MHP                                                                                    3         7.85
 141  Phoenix Inn - Troutdale                                                                        3         15.35
 142  North Valley Self Storage Facility                                                             3         7.85
 143  Stone Creek Plaza                                                                              3         7.85
 144  Everett Mall Mini Storage                                                                      3         7.85
 145  Sheffield Lofts                                                                                4         7.85
 146  Paramount Self Storage                                                                         3         7.85
 147  Allstate Insurance Building                                                                    3         15.35
 148  Mira Mesa Retirement Community                                                                 3         7.85
 149  City Gables Apts.                                                                              3         7.85
 150  Windsorland MHC                                                                                3         7.85
 151  Budget Mini Storage - Phoenix                                                                  3         7.85
 152  ABQ Mini Storage                                                                               3         7.85
 153  Safeway Self Storage Facility                                                                  3         7.85
 154  Southgate Square Apartments                                                                    3         7.85
 155  Palm Shadows Apartments                                       12           12           21     3         7.85
 156  Park Drive Apts.                                              12           12           18     6         7.85
 157  Continental Luxury Apartments                                                                  3         7.85
 158  Dohr Apartments                                                                                3         7.85
 159  Belmont  Self Storage                                                                          3         7.85
 160  Westview Plaza Shopping Center *                24            24           24           12     0         15.85
 161  Hamilton House                                                                                 3         7.85
 162  Linkletter Self Storage Facility                                                               3         7.85
 163  Lyndie Office Building                                                                         3         7.85

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 164  Juanita Bay Office Building                 4          60                                                57
 165  Fairway Greens Apartments                   3          60                                                57
 166  Rolling Hills                               6                                                                   117
 167  Barnes & Noble                              3          60                                                57
 168  Diamond Grove                               8                                              12     12     93
 169  Yankee Mobile Home Park                     5          60                                                57
 170  Skylark Village I Mobile Home Park          5          60                                                57
 171  Red Hill Estates                            11                                                                  117
 172  Desert Springs Apartments                   5                                                            117
 173  Lake Haven                                  11                                                                  117
 174  Green Hill MHC                              10                                                                  117
 175  Fenton Walgreens                            1          120                                               112
 176  Skylark II Village Mobile Home Park         5          60                                                57
 177  Laboratory Building                         3          60                                                57
 178  Sorrento Valley Self Storage                1          60                                                       57
 179  Westminster Garden                          1          60                                                177
 180  Hillside Courtyard                          5          60                                                57
 181  Village Fair Shopping Center                2          60                                                57
 182  Just For Feet                               3          60                                                57
 183  Airway Trade Center                         2          60                                                58
 184  989-1001 Watertown Street                   1          60
 185  Kimberly Place                              1          60                                                57
 186  Casa Del Sol Apartment                      4          36                                                81
 187  Lake Geneva Apts.                           3          60                                                57
 188  Austin Commons Industrial Building          9                                                            117
 189  Fairway Executive Center                    2          60                                                57
 190  National City Self Storage Facility         4          60                                                57
 191  Kawaihae Harbor Shopping Center             5                                                            114
 192  Greenbriar Business Park                    2          60                                                57
 193  St. Vrain Village MHP                       4          60                                                44     12
 194  2000 E. Irvington Road                      5          60                                                117
 195  Safe Space Self Storage                     7          60                                                57
 196  Arbor Oaks MHC                              5          36                                                78
 198  Windsor Estates                             9                                                            117
 199  A-American Self Storage Facility-Palmdale   1          60                                                54
 200  Maple Tree Plaza                            8                                                            117
 201  17th & State Shops                          8                                                            117
 202  Oxford Corners                              2          60                                                57
 203  Riverwood                                   1          120     Yes
 204  3500 W. Segerstrom                          3          60                                                80

------------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                          ADMIN.
 NO.             PROPERTY NAME                4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
------------------------------------------------------------------------------------------------------------------------
 164  Juanita Bay Office Building                                                                   3         7.85
 165  Fairway Greens Apartments                                                                     3         7.85
 166  Rolling Hills                                                                                 3         7.85
 167  Barnes & Noble                                                                                3         7.85
 168  Diamond Grove                                                                                 3         7.85
 169  Yankee Mobile Home Park                                                                       3         7.85
 170  Skylark Village I Mobile Home Park                                                            3         7.85
 171  Red Hill Estates                                                                              3         7.85
 172  Desert Springs Apartments                                                                     3         7.85
 173  Lake Haven                                                                                    3         7.85
 174  Green Hill MHC                                                                                3         7.85
 175  Fenton Walgreens                                                                              3         7.85
 176  Skylark II Village Mobile Home Park                                                           3         7.85
 177  Laboratory Building                                                                           3         15.35
 178  Sorrento Valley Self Storage                                                                  3         7.85
 179  Westminster Garden                                                                            3         7.85
 180  Hillside Courtyard                                                                            3         14.85
 181  Village Fair Shopping Center                                                                  3         7.85
 182  Just For Feet                                                                                 3         7.85
 183  Airway Trade Center                                                                           3         7.85
 184  989-1001 Watertown Street                                    24           12           17     6         7.85
 185  Kimberly Place                                                                                3         7.85
 186  Casa Del Sol Apartment                                                                        3         7.85
 187  Lake Geneva Apts.                                                                             3         7.85
 188  Austin Commons Industrial Building                                                            3         7.85
 189  Fairway Executive Center                                                                      3         7.85
 190  National City Self Storage Facility                                                           3         7.85
 191  Kawaihae Harbor Shopping Center                                                               6         7.85
 192  Greenbriar Business Park                                                                      3         7.85
 193  St. Vrain Village MHP                                                                         3         7.85
 194  2000 E. Irvington Road                                                                        3         7.85
 195  Safe Space Self Storage                                                                       3         7.85
 196  Arbor Oaks MHC                                                                                6         7.85
 198  Windsor Estates                                                                               3         7.85
 199  A-American Self Storage Facility-Palmdale                                                     6         7.85
 200  Maple Tree Plaza                                                                              3         7.85
 201  17th & State Shops                                                                            3         7.85
 202  Oxford Corners                                                                                3         15.85
 203  Riverwood                                                                                               7.85
 204  3500 W. Segerstrom                                                                            4         7.85

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 205  Oakwood MHP                                 5          60                                                57
 206  Calexico Mobile Home Park                   6          60                                                57
 207  American Harbor Self Storage                5          60
 208  Bennett Avenue Apartments                   5          60                                                57
 209  Friendly Village MHC                        7                                                                   117
 210  Strawberry Hills Apartments                 3          60                                                57
 211  Worthington Business Center                 14                                                                  117
 212  Rancho Del Rio MHP                          7                                                                   116
 213  A-1 Self Storage (2) - El Cajon, CA         2          60                                                57
 214  28308 Industry Drive                        3          60                                                92
 215  Belmont Self Storage II                     3          60                                                117
 217  Sunland Manor                               7          24
 218  Storage Solutions                           9                                                                   117
 219  Craycroft Gardens                           10                                                           117
 220  Fleming Creek Circle Apartments             2          60                                                57
 221  Tyler Mall Mini Storage                     3          60                                                56
 222  Alyson Manor Mobile Estates                 4          60                                                56
 223  Ogden Days Inn                              5                                                            117
 225  25 WALBRIDGE                                2          72
 226  Securgard Self Storage                      20                                                                  118
 227  Shattuck Avenue Self Storage Facility       2                                                                          12
 228  Meadowbrook Village                         7                                                                   117
 229  11959 Canyon Road *                         4          60                                                120
 230  Walgreens -  Monterey *                     5           0
 231  Southshore Point                            3          60                                                54
 232  Petcare Superstore                          3          60                                                57
 233  Memorial Crossing                           3          60                                                57
 234  Bethany Square *                            3          36                                                              36
 235  Royal Highlander                            2          60                                                57
 236  932 N. Rush                                 2          60                                                57
 237  Fineberg Lancaster Apartments               1          72
 238  Fineberg Beacon Apartments                  1          72
 239  Centennial Estates                          7                                                                   116
 240  Armored Self Storage Facility               7                                                            117
 241  Extra Space Self Storage Facility           4          60                                                57
 242  Portgage Green MHP                          6                                                            117
 243  A-American El Cajon                         8                                                            117
 244  7 Mt. Hood Road                             2          72
 245  370 Diablo Road *                           3          60                                                60
 246  Ashe Road Bus. Park                         2          120     Yes

----------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                        ADMIN.
 NO.             PROPERTY NAME              4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
----------------------------------------------------------------------------------------------------------------------
 205  Oakwood MHP                                                                                 3         7.85
 206  Calexico Mobile Home Park                                                                   3         7.85
 207  American Harbor Self Storage                               24           12           12     12        7.85
 208  Bennett Avenue Apartments                                                                   3         7.85
 209  Friendly Village MHC                                                                        3         7.85
 210  Strawberry Hills Apartments                                                                 3         7.85
 211  Worthington Business Center                                                                 3         7.85
 212  Rancho Del Rio MHP                                                                          3         7.85
 213  A-1 Self Storage (2) - El Cajon, CA                                                         3         7.85
 214  28308 Industry Drive                                                                        4         7.85
 215  Belmont Self Storage II                                                                     3         7.85
 217  Sunland Manor                                              12           12            9     3         7.85
 218  Storage Solutions                                                                           3         7.85
 219  Craycroft Gardens                                                                           3         7.85
 220  Fleming Creek Circle Apartments                                                             3         7.85
 221  Tyler Mall Mini Storage                                                                     3         7.85
 222  Alyson Manor Mobile Estates                                                                 3         7.85
 223  Ogden Days Inn                                                                              3         7.85
 225  25 WALBRIDGE                                               12           12           18     6         7.85
 226  Securgard Self Storage                                                                      3         7.85
 227  Shattuck Avenue Self Storage Facility        12            24           24           12     36        7.85
 228  Meadowbrook Village                                                                         3         7.85
 229  11959 Canyon Road *                                                                         0         15.85
 230  Walgreens -  Monterey *                      120          120                               0         15.85
 231  Southshore Point                                                                            6         7.85
 232  Petcare Superstore                                                                          3         15.85
 233  Memorial Crossing                                                                           3         15.35
 234  Bethany Square *                             12            12           12           12     0         15.85
 235  Royal Highlander                                                                            3         7.85
 236  932 N. Rush                                                                                 4         7.85
 237  Fineberg Lancaster Apartments                              12           12           18     6         7.85
 238  Fineberg Beacon Apartments                                 12           12           18     6         7.85
 239  Centennial Estates                                                                          3         7.85
 240  Armored Self Storage Facility                                                               3         7.85
 241  Extra Space Self Storage Facility                                                           3         7.85
 242  Portgage Green MHP                                                                          3         7.85
 243  A-American El Cajon                                                                         3         7.85
 244  7 Mt. Hood Road                                            12           12           18     6         7.85
 245  370 Diablo Road *                                                                           0         15.85
 246  Ashe Road Bus. Park                                                                                   7.85

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 247  Gilbert Self Storage                        7          60                                                117
 248  Lamar Mini Storage                          10                                                                  129
 249  El Dorado Mobile Home Park                  6                                                            117
 250  Boston Market/Kinkos                        8                                                            117
 251  British Square                              2          60                                                57
 252  Valencia Gardens                            7          60                                                117
 253  Providence Hill Office Building             2          60                                                57
 254  A-AMERICAN SELF STORAGE-Valencia            3                                                                   118
 255  Calhoun Shores Apartments                   4          60                                                117
 256  Wyncrossing Apartments                      3           0                                                114
 257  Garcia Apartments                           2          60                                                57
 258  Stor-N-Lock #11                             3                                                                          12
 259  Sycamore Hill Apartments                    4          60                                                57
 260  3400 W. Segerstrom                          3          60                                                80
 261  Larkfield Self Storage                      3                                                                   117
 262  Bellmere Apartments                         4          60                                                57
 263  Armored Mini Storage - 52nd Street          4          60                                                57
 264  CVS - Decatur                               3          60                                                117
 265  Southwest Professional Plaza                8                                                            117
 266  Tanglewood                                  9                                                            117
 267  Rayford Professional Bldg.                  3          36                                                81
 268  Casa del Rey Apartments                     2          60                                                57
 269  A-American SSF - National City              1          60                                                       54
 270  B&R Mini Storage                            3          90                                                87
 271  3630 West Garry Ave.                        4          60                                                80
 272  Twin Oaks Manor                             3          60                                                54
 273  Etiwanda Self Storage                       5                                                                   117
 274  Your Extra Attic - Stockbridge              3          48                                                69
 275  116 Washington Street                       2          72
 276  Eugene Camlu Retirement Center              10                                                                  117
 277  Newgate Apartments                          2          60                                                57
 278  Roosevelt Apartments                        3          84                                                93
 279  Park Place Plaza Shopping Center            3          60                                                57
 280  Quinsigamond Plaza                          6          60                                                57
 281  Hav-A-Storage Self Storage Facility         5          60                                                57
 282  Brackett Air Business Park                  5          36                                                81
 283  Van Buren Self Storage                      8                                                                   117
 284  5 Walbridge Street                          2          72
 285  EZ Storage Center Self Storage Facility     4          60                                                57
 286  Bethel Self Storage                         9                                                                   117

-----------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                         ADMIN.
 NO.             PROPERTY NAME               4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------
 247  Gilbert Self Storage                                                                         3         7.85
 248  Lamar Mini Storage                                                                           3         7.85
 249  El Dorado Mobile Home Park                                                                   3         7.85
 250  Boston Market/Kinkos                                                                         3         7.85
 251  British Square                                                                               3         7.85
 252  Valencia Gardens                                                                             3         7.85
 253  Providence Hill Office Building                                                              3         7.85
 254  A-AMERICAN SELF STORAGE-Valencia                                                             3         7.85
 255  Calhoun Shores Apartments                                                                    3         7.85
 256  Wyncrossing Apartments                                                                       6         15.35
 257  Garcia Apartments                                                                            3         7.85
 258  Stor-N-Lock #11                               12            24           24           12     36        7.85
 259  Sycamore Hill Apartments                                                                     3         7.85
 260  3400 W. Segerstrom                                                                           4         7.85
 261  Larkfield Self Storage                                                                       3         7.85
 262  Bellmere Apartments                                                                          3         7.85
 263  Armored Mini Storage - 52nd Street                                                           3         7.85
 264  CVS - Decatur                                                                                3         7.85
 265  Southwest Professional Plaza                                                                 3         7.85
 266  Tanglewood                                                                                   3         7.85
 267  Rayford Professional Bldg.                                                                   3         7.85
 268  Casa del Rey Apartments                                                                      3         7.85
 269  A-American SSF - National City                                                               6         7.85
 270  B&R Mini Storage                                                                             3         7.85
 271  3630 West Garry Ave.                                                                         4         7.85
 272  Twin Oaks Manor                                                                              6         7.85
 273  Etiwanda Self Storage                                                                        3         7.85
 274  Your Extra Attic - Stockbridge                                                               3         7.85
 275  116 Washington Street                                       12           12           18     6         7.85
 276  Eugene Camlu Retirement Center                                                               3         7.85
 277  Newgate Apartments                                                                           3         7.85
 278  Roosevelt Apartments                                                                         3         7.85
 279  Park Place Plaza Shopping Center                                                             3         7.85
 280  Quinsigamond Plaza                                                                           3         7.85
 281  Hav-A-Storage Self Storage Facility                                                          3         7.85
 282  Brackett Air Business Park                                                                   3         7.85
 283  Van Buren Self Storage                                                                       3         7.85
 284  5 Walbridge Street                                          12           12           18     6         7.85
 285  EZ Storage Center Self Storage Facility                                                      3         7.85
 286  Bethel Self Storage                                                                          3         7.85

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CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
----------------------------------------------------------------------------------------------------------------------------------
 287  Handi Self Storage                          10                                                                  117
 288  Green Valley Storage (Windmill)             2          60                                                58
 289  Woodgate Mobile Home Village                2          60                                                57
 290  Aire Libre Apartments                       6          60                                                57
 291  Shattalon Terrace Apartments                2          60                                                57
 292  Brookhaven MHC                              13                                                                  129
 294  Heritage/Gibson Mobile Home Village         3          60                                                57
 295  River Point Condos                          4          60                                                57
 296  Villa Vallejo                               6          60                                                57
 297  CVS - Austell                               3          60                                                117
 298  Crown Ridge Apartments                      3          60                                                57
 299  1334 Commonwealth Avenue                    2          72
 300  Mini U Novi                                 7                                                            117
 301  Stor-N-Lock #10                             3                                                                          12
 302  2nd Garage Self Storage                     19                                                                  117
 303  Virginia Court Apartments                   5                                                            114
 304  Oakview Manor Apartments                    2          60                                                57
 305  Timberline Forest Apartments                3          48                                                69
 306  The Village Plaza                           5                                                            117
 307  9 Egremont Road                             2          72
 308  Affordable Self Storage                     9                                                                   117
 309  6630 Baltimore National Pike                10                                                                  117
 310  4 Vinal Street                              2          72
 311  Whiskey Bottom Business Center              10                                                                  117
 312  Royal Estates MHP                           2          60                                                57
 313  Pep Boys - Streamwood                       1          113                                               110
 314  Orange Avenue Industrial Park               11                                                                  117
 315  Men's Warehouse                             1          60                                                57
 316  Pier 1 - Saginaw                            3          60                                                57
 317  Boulevard Apartments                        3          84                                                93
 318  Stor-N-Lock #8                              3                                                                          12
 319  Park Plaza Retail Center                    4                                                                   117
 320  Claremont Self Storage                      5                                                                   117
 321  Shamrock MHC                                9                                                                   116
 322  Security Self Storage Facility              7          60                                                57
 323  Lock It Up Self Storage Facility            5          60                                                57
 324  CVS - Bethsaida                             3          60                                                117
 325  Summer Wind                                 10                                                                  117
 326  Victoria Square Apartments                  2          60                                                58
 327  Foxfire Apartments                          5          60                                                57

-----------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                         ADMIN.
 NO.             PROPERTY NAME               4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------
 287  Handi Self Storage                                                                           3         7.85
 288  Green Valley Storage (Windmill)                                                              3         7.85
 289  Woodgate Mobile Home Village                                                                 3         7.85
 290  Aire Libre Apartments                                                                        3         7.85
 291  Shattalon Terrace Apartments                                                                 3         7.85
 292  Brookhaven MHC                                                                               3         7.85
 294  Heritage/Gibson Mobile Home Village                                                          3         7.85
 295  River Point Condos                                                                           3         7.85
 296  Villa Vallejo                                                                                3         7.85
 297  CVS - Austell                                                                                3         7.85
 298  Crown Ridge Apartments                                                                       3         15.35
 299  1334 Commonwealth Avenue                                    12           12           18     6         7.85
 300  Mini U Novi                                                                                  3         7.85
 301  Stor-N-Lock #10                               12            24           24           12     36        7.85
 302  2nd Garage Self Storage                                                                      3         7.85
 303  Virginia Court Apartments                                                                    6         7.85
 304  Oakview Manor Apartments                                                                     3         7.85
 305  Timberline Forest Apartments                                                                 3         7.85
 306  The Village Plaza                                                                            3         7.85
 307  9 Egremont Road                                             12           12           18     6         7.85
 308  Affordable Self Storage                                                                      3         7.85
 309  6630 Baltimore National Pike                                                                 3         7.85
 310  4 Vinal Street                                              12           12           18     6         7.85
 311  Whiskey Bottom Business Center                                                               3         7.85
 312  Royal Estates MHP                                                                            3         7.85
 313  Pep Boys - Streamwood                                                                        3         7.85
 314  Orange Avenue Industrial Park                                                                3         7.85
 315  Men's Warehouse                                                                              3         7.85
 316  Pier 1 - Saginaw                                                                             3         7.85
 317  Boulevard Apartments                                                                         3         7.85
 318  Stor-N-Lock #8                                12            24           24           12     36        7.85
 319  Park Plaza Retail Center                                                                     3         7.85
 320  Claremont Self Storage                                                                       3         7.85
 321  Shamrock MHC                                                                                 3         7.85
 322  Security Self Storage Facility                                                               3         7.85
 323  Lock It Up Self Storage Facility                                                             3         7.85
 324  CVS - Bethsaida                                                                              3         7.85
 325  Summer Wind                                                                                  3         7.85
 326  Victoria Square Apartments                                                                   3         7.85
 327  Foxfire Apartments                                                                           3         7.85

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PREPAYMENT CODE (16)
LOAN                                                         LOCKOUT   DEFEASANCE
 NO.             PROPERTY NAME                SEASONING(15)  PERIOD    PROVISION    YM5L   YM4L  YM3L   YM2L    YM1    YM    5.0%
-----------------------------------------------------------------------------------------------------------------------------------
 328  Glen Arbor Apartments                       10                                                                  116
 329  Pier 1- Lewisville                          4                                                            114
 330  Bozeman K-Mart/Applebees                    3          108                                               102
 331  Emerald Lakes Mobile Home Park              2          60                                                57
 332  Your Extra Attic - Duluth                   3          48                                                69
 333  Pier 1 - Canton                             3          60                                                57
 334  DeSoto Estates MHP                          4                                                                          12
 335  McWhorters - Cupertino *                    8           0
 336  Hide-Away-Hills MHP                         2          60                                                57
 337  AAA Interstate SSF                          6                                                            117
 338  Your Extra Attic - Winters Chapel           3          48                                                69
 339  ABC Mini Storage                            10                                                                  117
 340  Pep Boys- Gardena                           2          81                                                77
 341  Eastwood MHP                                4          60                                                57
 342  Bama Self Storage                           8                                                                   117
 343  Thomas Apartments                           8                                                            117
 345  Missouri Self Storage Facility              2          60                                                20
 346  A-American Self Storage-Bent Avenue         1          60                                                       54
 347  The Pine Garden Apartments                  6          60                                                57
 348  Stor-N-Lock #7                              3                                                                          12
 349  Green Valley Self Storage                   2          60                                                57
 350  130 Englewood Street                        2          72
 351  Radio Shack - Blockbuster Center            2          60                                                57
 352  1375 Commonwealth Avenue                    2          72
 353  Stor-N-Lock #9                              3                                                                          12
 354  Mid Cajon Apartments                        2          60                                                57
 355  Payless Shoe Source                         1          60                                                57
 356  Panama City Mobile Home Estates             3                                                                   117
 357  Your Extra Attic - Norcross                 3          48                                                69
 358  Terrace View Center                         2          60                                                57
 359  Village Corner                              2          60                                                58
 360  1381 Commonwealth Avenue                    2          72
 361  Pinegrove Place                             3          60                                                57

-----------------------------------------------------------------------------------------------------------------------

LOAN                                                                                                         ADMIN.
 NO.             PROPERTY NAME               4.5%  4.0%   3.5%   3.0%  2.5%   2.0%   1.5%  1.0%   OPEN  COST RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------
 328  Glen Arbor Apartments                                                                        3         7.85
 329  Pier 1- Lewisville                                                                           6         7.85
 330  Bozeman K-Mart/Applebees                                                                     3         15.35
 331  Emerald Lakes Mobile Home Park                                                               3         7.85
 332  Your Extra Attic - Duluth                                                                    3         7.85
 333  Pier 1 - Canton                                                                              3         7.85
 334  DeSoto Estates MHP                            12            24           24           12     36        7.85
 335  McWhorters - Cupertino *                      96            96                                         15.85
 336  Hide-Away-Hills MHP                                                                          3         7.85
 337  AAA Interstate SSF                                                                           3         7.85
 338  Your Extra Attic - Winters Chapel                                                            3         7.85
 339  ABC Mini Storage                                                                             3         7.85
 340  Pep Boys- Gardena                                                                            3         7.85
 341  Eastwood MHP                                                                                 3         7.85
 342  Bama Self Storage                                                                            3         7.85
 343  Thomas Apartments                                                                            3         7.85
 345  Missouri Self Storage Facility                                                               3         7.85
 346  A-American Self Storage-Bent Avenue                                                          6         7.85
 347  The Pine Garden Apartments                                                                   3         7.85
 348  Stor-N-Lock #7                                12            24           24           12     36        7.85
 349  Green Valley Self Storage                                                                    3         7.85
 350  130 Englewood Street                                        12           12           18     6         7.85
 351  Radio Shack - Blockbuster Center                                                             3         15.85
 352  1375 Commonwealth Avenue                                    12           12           18     6         7.85
 353  Stor-N-Lock #9                                12            24           24           12     36        7.85
 354  Mid Cajon Apartments                                                                         3         7.85
 355  Payless Shoe Source                                                                          3         7.85
 356  Panama City Mobile Home Estates                                                              3         7.85
 357  Your Extra Attic - Norcross                                                                  3         7.85
 358  Terrace View Center                                                                          3         7.85
 359  Village Corner                                                                               3         7.85
 360  1381 Commonwealth Avenue                                    12           12           18     6         7.85
 361  Pinegrove Place                                                                              3         7.85

     FOOTNOTES TO APPENDIX II

1 "HF", and "MS" denote Heller Financial Capital Funding, Inc., and Morgan Stanley Mortgage Capital Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designates multiple loans that are cross-collateralized and cross-defaulted.

3 Mortgage Loan is secured by liens on multiple properties. Property type, address, and year built indicated are for the largest of such properties. All other property information is aggregated for the multiple properties, which are summarized below:

        (3A) Secured by liens on six self storage facilities.
        (3B) Secured by liens on six retail properties.
        (3C) Secured by liens on three manufactured housing communities.
        (3D) Secured by liens on three manufactured housing communities.
        (3E) Secured by liens on one self storage facility and one industrial facility.
        (3F) Secured by liens on two manufactured housing communities.
        (3G) Secured by liens on two multi-family properties.
        (3H) Secured by liens on one office facility and one self storage facility.
        (3I) Secured by liens on two multi-family properties.

4 Certain ratios including Cut-Off Date Balance Loan/ Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted.

5 Effective Maturity Date is assumed to be the Hyper-Amortization Date. See "Description of the Mortgage Pool".

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 At loan closing, $100,000 of loan proceeds were set aside in an escrow account. The escrow will be released to borrower upon satisfaction of a minimum 1.20x debt service coverage, and a maximum 80% loan to value, as determined by an updated appraisal, so long as such conditions are met within six months of the loan closing date. Any portion of the escrow which the borrower does not qualify for will be applied to partially repay the loan, subject to a yield maintenance penalty. Debt service coverage and loan to value presented reflect full loan amount.

8 At loan closing, $600,000 of loan proceeds were set aside in an escrow account. The escrow will be released to the borrower upon satisfaction of a minimum 1.25x debt service coverage, and a maximum 80% loan to value, as determined by an appraisal, so long as such conditions are met within 18 months of the loan closing date. Any portion of the escrow which the borrower does not qualify for will be applied to partially repay the loan, subject to a yield maintenance penalty. Debt service coverage and loan to value presented reflect full loan amount.

9 Note provides for an additional $5,000 per month of principal amortization in excess of the calculated payment for the first 48 payments.

10   Loan is interest only until 1/1/2000.

11   Loan has stepped monthly principal and interest payments as follows:

                3/98                    $ 9,603.96
                4/98 - 12/01            $ 9,139.25
                1/02 - 12/06            $ 9,870.39
                1/07 - 12/11            $10,660.02
                1/12 - maturity         $11,300.66

  12 Loan has stepped monthly principal and interest payments as follows:

                2/98                    $ 7,705.38
                2/98 - 6/01             $ 9,554.67
                7/01 - 4/04             $10,510.14
                5/04 - maturity         $ 9,497.28

13 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the preceding twelve month period.

14 "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to or in excess of 10%, of the total square footage at the subject property.

15 "Seasoning" represents the approximate number of months elapsed from the date of origination of the Mortgage Loan to the Cut-Off Date.

16 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1" represents the greater of yield maintenance or one percent of the outstanding principal balance at such time. "YM2L", "YM3L", "YM4L", and YM5L" represent the lesser of yield maintenance or 2%, 3%, 4%, or 5%, respectively, of the outstanding principal balance at such time. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies. An asterisk ("*") denotes Mortgage Loans wherein up to 10% of the original loan balance may be prepaid without penalty each year.

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
                                                                                                        STUDIOS
                                                                                                 ----------------------  -
 LOAN                                                                          UTILITIES                    WTD. AVG.
 NO.                 PROPERTY NAME                  CURRENT BALANCE           TENANT PAYS         # UNITS   RENT/MONTH
--------------------------------------------------------------------------------------------------------------------------
  2       Norwood Apartments                               $22,266,787      Electric / HVAC               0         $0.00
  12      Rancho Viejo Apts.                               $15,654,907      Electric / HVAC               0         $0.00
  13      Lincoln on Memorial Apartments                   $15,433,946      Electric / HVAC               0         $0.00
  16      Marymount Manor                                   $8,149,703            None                    0         $0.00
  17      Marymount Tower                                   $5,929,979      Electric / HVAC               2       $330.00
  21      Boylston Apartments                              $12,971,450      Electric / HVAC             153       $650.13
  22      Greenbriar Apartments                            $12,554,680      Electric / HVAC               0         $0.00
  23      College Station                                  $11,929,226      Electric / HVAC               0         $0.00
  25      Rivershire Apartments                            $11,389,944      Electric / HVAC               0         $0.00
  30      Ridgecrest Terrace Apartments                    $10,776,200      Electric / HVAC              20       $647.63
  32      1550 Brickell Apartments                         $10,590,044      Electric / HVAC               0         $0.00
 32a      Lafayette Tower Apartments                       $10,490,985      Electric / HVAC             188       $423.45
  33      Lake Village Apartments                          $10,425,291      Electric / HVAC               0         $0.00
  40      Cypress Lake Apartments                           $9,958,020      Electric / HVAC               0         $0.00
  42      Whispering Lakes Apts.                            $9,778,329      Electric / HVAC               0         $0.00
  46      Willows at Appleton Square Apartments             $8,379,266      Electric / HVAC               0         $0.00
  47      Ashley Park Apartments                            $8,174,151      Electric / HVAC               0         $0.00
  49      Brumby Lofts                                      $8,066,637      Electric / HVAC               6       $534.17
  53      Wynhaven Apartments                               $7,483,529      Electric / HVAC              21       $447.00
  54      Claridge Court Apartments                         $7,276,152      Electric / HVAC               0         $0.00
  61      Rose Apartments                                   $6,858,192      Electric / HVAC               0         $0.00
  64      Mesa Verde Apartments                             $6,494,324      Electric / HVAC               0         $0.00
  65      Cedar Ridge Apts.                                 $6,481,468      Electric / HVAC               0         $0.00
  73      Walnut Ridge Apts                                 $5,905,915      Electric / HVAC               0         $0.00
  78      Berrytree Apartments                              $5,492,879            None                    4       $445.00
  80      Fairfield Place Apartments                        $5,388,509      Electric / HVAC               0         $0.00
  87      Burtons Landing                                   $5,035,665      Electric / HVAC              44       $376.60
  91      511 East 80th Street                              $4,925,169          Electric                  3       $614.00
  98      Stoneridge Apartments                             $4,556,849      Electric / HVAC               0         $0.00
 101      Pacific View Arroyo Apartments                    $4,381,773      Electric / HVAC               1       $700.00
 102      Sonoma Pointe Apts.                               $4,338,233      Electric / HVAC               0         $0.00
 105      Pompano Palms                                     $4,218,764      Electric / HVAC              14       $323.00
 106      The Brewery Apartments                            $4,244,621      Electric / HVAC              11       $645.91
 108      Gardens at Negley                                 $4,227,152            None                    0         $0.00
 115      Knox Village                                      $3,987,737      Electric / HVAC               0         $0.00
 139      Willow Creek Apartments                           $3,508,854      Electric / HVAC               0         $0.00
 145      Sheffield Lofts                                   $3,274,129      Electric / HVAC               0         $0.00
 149      City Gables Apts.                                 $3,140,948      Electric / HVAC               0         $0.00
 154      Southgate Square Apartments                       $2,998,139            HVAC                    0         $0.00
 155      Palm Shadows Apartments                           $2,996,469          Electric                 32       $365.00
 156      Park Drive Apartments                             $2,993,412      Electric / HVAC              33       $625.61

-------------------------------------------------------------------------------------------------------------------------------
                                                         1 BEDROOMS              2 BEDROOMS                  3 BEDROOMS
                                                    ----------------------    ---------------------   -----------------------
 LOAN                                                            WTD. AVG.                 WTD. AVG.                 WTD. AVG.
 NO.                 PROPERTY NAME                   # UNITS    RENT/MONTH     # UNITS   RENT/MONTH    # UNITS     RENT/MONTH
---------------------------------------------------------------------------------------------------------------------------
  2       Norwood Apartments                               59        $830.61      216       $973.86       57     $1,060.65
  12      Rancho Viejo Apts.                               96        $648.71      176       $757.31       40       $923.51
  13      Lincoln on Memorial Apartments                  244        $565.60      108       $804.56        8       $947.50
  16      Marymount Manor                                  62        $955.00       50     $1,274.00        0         $0.00
  17      Marymount Tower                                 101        $854.00        0         $0.00        0         $0.00
  21      Boylston Apartments                             150        $828.47       13       $996.67        0         $0.00
  22      Greenbriar Apartments                           113        $705.75      110       $807.68        1       $920.00
  23      College Station                                 163        $366.00      383       $470.00        8       $558.00
  25      Rivershire Apartments                             0          $0.00      224       $740.32        0         $0.00
  30      Ridgecrest Terrace Apartments                    89        $807.85       82       $926.69        0         $0.00
  32      1550 Brickell Apartments                        104        $948.94       32     $1,332.65        0         $0.00
 32a      Lafayette Tower Apartments                      236        $531.51      148       $712.76       12     $1,003.75
  33      Lake Village Apartments                          88        $688.00      112       $816.00        0         $0.00
  40      Cypress Lake Apartments                         132        $662.50       68       $935.85       16     $1,068.43
  42      Whispering Lakes Apts.                           56        $690.64      128       $784.72        0         $0.00
  46      Willows at Appleton Square Apartments            29        $785.51      111       $981.40        0         $0.00
  47      Ashley Park Apartments                          152        $475.00      132       $612.00        0         $0.00
  49      Brumby Lofts                                     75        $675.05       86       $799.59        0         $0.00
  53      Wynhaven Apartments                              59        $465.00      182       $534.00       34       $657.00
  54      Claridge Court Apartments                       180        $591.60      144       $750.41        0         $0.00
  61      Rose Apartments                                   0          $0.00       28     $1,602.00       20     $2,330.00
  64      Mesa Verde Apartments                            96        $465.16      156       $553.93       24       $741.82
  65      Cedar Ridge Apts.                               108        $668.83       72       $800.67        0         $0.00
  73      Walnut Ridge Apts                               168        $411.16       96       $575.14        0         $0.00
  78      Berrytree Apartments                            105        $488.10      131       $603.13        0         $0.00
  80      Fairfield Place Apartments                        0          $0.00      120       $658.98        0         $0.00
  87      Burtons Landing                                  92        $434.66       64       $517.33        0         $0.00
  91      511 East 80th Street                             55      $1,112.37       62     $1,299.42        5     $1,785.40
  98      Stoneridge Apartments                           100        $405.38      128       $484.18       40       $590.24
 101      Pacific View Arroyo Apartments                   60        $993.83        0         $0.00        0         $0.00
 102      Sonoma Pointe Apts.                              22        $703.86       48       $940.21        0         $0.00
 105      Pompano Palms                                   180        $387.00       74       $470.00        0         $0.00
 106      The Brewery Apartments                           38        $884.61       28     $1,248.49        0         $0.00
 108      Gardens at Negley                                72        $533.39       77       $622.11        0         $0.00
 115      Knox Village                                    123        $566.67      147       $653.74       46       $766.63
 139      Willow Creek Apartments                          23        $532.74       77       $628.80        0         $0.00
 145      Sheffield Lofts                                  27        $812.41       20     $1,004.75        0         $0.00
 149      City Gables Apts.                                32        $700.47       52       $844.13        0         $0.00
 154      Southgate Square Apartments                     156        $466.00        2   Employee          10       $527.00
 155      Palm Shadows Apartments                          88        $411.00       32       $588.28        0         $0.00
 156      Park Drive Apartments                            45        $783.22        2     $1,025.00        0         $0.00

------------------------------------------------------------------------------
                                                             4 BEDROOMS
                                                    --------------------------
 LOAN                                                              WTD. AVG.
 NO.                 PROPERTY NAME                   # UNITS      RENT/MONTH
------------------------------------------------------------------------------
  2       Norwood Apartments                                 0          $0.00
  12      Rancho Viejo Apts.                                 0          $0.00
  13      Lincoln on Memorial Apartments                     0          $0.00
  16      Marymount Manor                                    0          $0.00
  17      Marymount Tower                                    0          $0.00
  21      Boylston Apartments                                0          $0.00
  22      Greenbriar Apartments                              0          $0.00
  23      College Station                                    0          $0.00
  25      Rivershire Apartments                              0          $0.00
  30      Ridgecrest Terrace Apartments                      0          $0.00
  32      1550 Brickell Apartments                           0          $0.00
 32a      Lafayette Tower Apartments                         0          $0.00
  33      Lake Village Apartments                            0          $0.00
  40      Cypress Lake Apartments                            0          $0.00
  42      Whispering Lakes Apts.                             0          $0.00
  46      Willows at Appleton Square Apartments              0          $0.00
  47      Ashley Park Apartments                             0          $0.00
  49      Brumby Lofts                                       0          $0.00
  53      Wynhaven Apartments                                0          $0.00
  54      Claridge Court Apartments                          0          $0.00
  61      Rose Apartments                                    0          $0.00
  64      Mesa Verde Apartments                              0          $0.00
  65      Cedar Ridge Apts.                                  0          $0.00
  73      Walnut Ridge Apts                                  0          $0.00
  78      Berrytree Apartments                               0          $0.00
  80      Fairfield Place Apartments                         0          $0.00
  87      Burtons Landing                                    0          $0.00
  91      511 East 80th Street                               1      $2,324.00
  98      Stoneridge Apartments                              0          $0.00
 101      Pacific View Arroyo Apartments                     0          $0.00
 102      Sonoma Pointe Apts.                                0          $0.00
 105      Pompano Palms                                      0          $0.00
 106      The Brewery Apartments                             0          $0.00
 108      Gardens at Negley                                  0          $0.00
 115      Knox Village                                       0          $0.00
 139      Willow Creek Apartments                            0          $0.00
 145      Sheffield Lofts                                    0          $0.00
 149      City Gables Apts.                                  0          $0.00
 154      Southgate Square Apartments                        0          $0.00
 155      Palm Shadows Apartments                            0          $0.00
 156      Park Drive Apartments                              0          $0.00

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        Studios
                                                                                                 ----------------------
 Loan                                                                          Utilities                      Wtd. Avg.
 No.                 Property Name                  Current Balance           Tenant Pays         # Units     Rent/month
---------------------------------------------------------------------------------------------------------------------------
 157      Continental Luxury Apartments                     $2,988,288      Electric / HVAC               0         $0.00
 158      Dohr Apartments                                   $2,990,480            None                    0         $0.00
 161      Hamilton House                                    $2,973,836      Electric / HVAC              21       $638.63
 165      Fairway Greens Apartments                         $2,817,201      Electric / HVAC               0         $0.00
 172      Desert Springs Apartments                         $2,748,159      Electric / HVAC               0         $0.00
 179      Westminster Gardens                               $2,694,568            None                   16       $400.00
 185      Kimberly Place                                    $2,497,723      Electric / HVAC               0         $0.00
 186      Casa Del Sol Apartments                           $2,491,798      Electric / HVAC               0         $0.00
 187      Lake Geneva Apts.                                 $2,485,203      Electric / HVAC               0         $0.00
 203      Riverwood Apartments                              $2,297,971      Electric / HVAC               0         $0.00
 208      Bennett Avenue Apartments                         $2,286,064          Electric                  2       $366.66
 210      Strawberry Hills Apartments                       $2,278,590      Electric / HVAC               0         $0.00
 217      Sunland Manor                                     $2,169,236      Electric / HVAC               0         $0.00
 219      Craycroft Gardens                                 $2,109,166      Electric / HVAC               0         $0.00
 220      Fleming Creek Circle                              $2,096,270      Electric / HVAC               0         $0.00
 225      25 Walbridge                                      $2,075,953          Electric                 19       $612.89
 231      Southshore Point                                  $2,029,164      Electric / HVAC               0         $0.00
 237      Fineberg Lancaster Apartments                     $1,998,230      Electric / HVAC               0         $0.00
 238      Fineberg Beacon Apartments                        $1,998,230      Electric / HVAC               0         $0.00
 244      7 Mt. Hood Road                                   $1,908,860          Electric                  0         $0.00
 251      British Square                                    $1,846,863      Electric / HVAC               0         $0.00
 252      Valencia Gardens                                  $1,841,805      Electric / HVAC              96       $304.43
 255      Calhoun Shores Apartments                         $1,791,118      Electric / HVAC               0         $0.00
 256      Wyncrossing                                       $1,781,080      Electric / HVAC               0         $0.00
 257      Garcia Apartments                                 $1,759,530          Electric                  3       $337.00
 259      Sycamore Hill                                     $1,744,508      Electric / HVAC               0         $0.00
 262      Bellmere Apartments                               $1,664,647      Electric / HVAC               0         $0.00
 268      Casa del Rey                                      $1,549,161          Electric                  0         $0.00
 272      Twin Oaks Manor                                   $1,540,714          Electric                 12       $376.50
 275      116 Washington Street                             $1,515,713          Electric                 17       $621.47
 277      Newgate Apartments                                $1,500,625      Electric / HVAC               0         $0.00
 278      Roosevelt Apartments                              $1,494,111          Electric                  0         $0.00
 284      5 Walbridge Street                                $1,488,317          Electric                 15       $624.00
 290      Aire Libre Apartments                             $1,443,334      Electric / HVAC               0         $0.00
 291      Shattalon Terrace                                 $1,437,634      Electric / HVAC               0         $0.00
 295      River Point Condos                                $1,395,490      Electric / HVAC               0         $0.00
 296      Villa Vallejo                                     $1,390,364      Electric / HVAC               0         $0.00
 298      Crown Ridge Apartments                            $1,370,746      Electric / HVAC               0         $0.00
 299      1334 Commonwealth Avenue                          $1,350,072          Electric                 14       $658.57
 303      Virginia Court Apartments                         $1,317,072      Electric / HVAC               0         $0.00
 304      Oakview Manor Apartments                          $1,302,487      Electric / HVAC               0         $0.00


---------------------------------------------------------------------------------------------------------------------------
                                                         1 Bedrooms              2 Bedrooms             3 Bedrooms
                                                    ----------------------  ---------------------   --------------------
 Loan                                                          Wtd. Avg.              Wtd. Avg.              Wtd. Avg.
 No.                 Property Name                   # Units  Rent/month     # Units  Rent/month    # Units  Rent/month
---------------------------------------------------------------------------------------------------------------------------
 157      Continental Luxury Apartments                  16        $700.00       40       $856.82       10       $917.86
 158      Dohr Apartments                                43        $505.65       69       $604.72        0         $0.00
 161      Hamilton House                                 59        $764.35       19     $1,041.31        0         $0.00
 165      Fairway Greens Apartments                       8        $466.13       72       $670.51        0         $0.00
 172      Desert Springs Apartments                      96        $430.28       39       $518.61        0         $0.00
 179      Westminster Gardens                            28        $502.22      100       $565.46        0         $0.00
 185      Kimberly Place                                 46        $555.87       36       $641.47        0         $0.00
 186      Casa Del Sol Apartments                        33        $428.03       67       $467.05        0         $0.00
 187      Lake Geneva Apts.                               0          $0.00       96       $506.67        0         $0.00
 203      Riverwood Apartments                            0          $0.00       64       $672.50        0         $0.00
 208      Bennett Avenue Apartments                      25        $532.73       33       $665.00       15       $796.83
 210      Strawberry Hills Apartments                    34        $575.94       30       $662.60        0         $0.00
 217      Sunland Manor                                   0          $0.00       53       $627.84       18       $763.40
 219      Craycroft Gardens                              13        $429.40       41       $526.50       40       $601.60
 220      Fleming Creek Circle                           19        $503.00       79       $620.00        2       $650.00
 225      25 Walbridge                                   37        $750.41        3       $766.67        0         $0.00
 231      Southshore Point                                0          $0.00       48       $664.36        0         $0.00
 237      Fineberg Lancaster Apartments                  23        $792.39       19     $1,032.63        0         $0.00
 238      Fineberg Beacon Apartments                     21        $787.00       16       $987.50        0         $0.00
 244      7 Mt. Hood Road                                 0          $0.00        0         $0.00       25     $1,309.96
 251      British Square                                 16        $381.00       77       $418.00        0         $0.00
 252      Valencia Gardens                               32        $365.34       32       $460.00        0         $0.00
 255      Calhoun Shores Apartments                      14        $673.85       27       $960.83        1     $1,120.00
 256      Wyncrossing                                     0          $0.00       35       $624.00       28       $681.00
 257      Garcia Apartments                              24        $475.00       38       $592.00        0         $0.00
 259      Sycamore Hill                                  28        $574.00       22       $617.00        0         $0.00
 262      Bellmere Apartments                            56        $463.64        4       $705.00        0         $0.00
 268      Casa del Rey                                   82        $408.90        0         $0.00        1       $680.00
 272      Twin Oaks Manor                                36        $472.00       26       $593.60        4       $693.66
 275      116 Washington Street                          13        $724.23       10       $855.00        0         $0.00
 277      Newgate Apartments                              1        $345.00       99       $429.71        0         $0.00
 278      Roosevelt Apartments                           34        $600.73        6       $700.83        0         $0.00
 284      5 Walbridge Street                              1        $740.00        2       $800.00        0         $0.00
 290      Aire Libre Apartments                          20        $405.58       60       $459.77        0         $0.00
 291      Shattalon Terrace                              20        $332.00       60       $381.00        0         $0.00
 295      River Point Condos                             25        $657.29        9       $836.11        0         $0.00
 296      Villa Vallejo                                   1          $0.00       70       $477.00        0         $0.00
 298      Crown Ridge Apartments                          0          $0.00       40       $564.00        0         $0.00
 299      1334 Commonwealth Avenue                       21        $762.38        0         $0.00        0         $0.00
 303      Virginia Court Apartments                      20        $616.50       32       $723.75        0         $0.00
 304      Oakview Manor Apartments                       78        $455.88       1       Employee        0         $0.00


----------------------------------------------------------------------------
                                                            4 Bedrooms
                                                     -----------------------
 Loan                                                           Wtd. Avg.
 No.                 Property Name                   # Units   Rent/month
-------------------------------------------------------------------------
 157      Continental Luxury Apartments                    0          $0.00
 158      Dohr Apartments                                  0          $0.00
 161      Hamilton House                                   0          $0.00
 165      Fairway Greens Apartments                        0          $0.00
 172      Desert Springs Apartments                        0          $0.00
 179      Westminster Gardens                              0          $0.00
 185      Kimberly Place                                   0          $0.00
 186      Casa Del Sol Apartments                          0          $0.00
 187      Lake Geneva Apts.                                0          $0.00
 203      Riverwood Apartments                             0          $0.00
 208      Bennett Avenue Apartments                        0          $0.00
 210      Strawberry Hills Apartments                      0          $0.00
 217      Sunland Manor                                    0          $0.00
 219      Craycroft Gardens                                7        $657.40
 220      Fleming Creek Circle                             0          $0.00
 225      25 Walbridge                                     0          $0.00
 231      Southshore Point                                 0          $0.00
 237      Fineberg Lancaster Apartments                    0          $0.00
 238      Fineberg Beacon Apartments                       0          $0.00
 244      7 Mt. Hood Road                                  0          $0.00
 251      British Square                                   0          $0.00
 252      Valencia Gardens                                 0          $0.00
 255      Calhoun Shores Apartments                        0          $0.00
 256      Wyncrossing                                      0          $0.00
 257      Garcia Apartments                                0          $0.00
 259      Sycamore Hill                                    0          $0.00
 262      Bellmere Apartments                              0          $0.00
 268      Casa del Rey                                     0          $0.00
 272      Twin Oaks Manor                                  0          $0.00
 275      116 Washington Street                            0          $0.00
 277      Newgate Apartments                               0          $0.00
 278      Roosevelt Apartments                             0          $0.00
 284      5 Walbridge Street                               0          $0.00
 290      Aire Libre Apartments                            0          $0.00
 291      Shattalon Terrace                                0          $0.00
 295      River Point Condos                               0          $0.00
 296      Villa Vallejo                                    0          $0.00
 298      Crown Ridge Apartments                           0          $0.00
 299      1334 Commonwealth Avenue                         0          $0.00
 303      Virginia Court Apartments                        0          $0.00
 304      Oakview Manor Apartments                         0          $0.00

APPENDIX III
ADDITIONAL INFORMATION REGARDING THE
MULTI-FAMILY MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        Studios
                                                                                                  -----------------------
 Loan                                                                          Utilities                      Wtd. Avg.
 No.                 Property Name                  Current Balance           Tenant Pays         # Units     Rent/month
---------------------------------------------------------------------------------------------------------------------------
 305      Timberline Forest Apartments                      $1,296,395      Electric / HVAC               0         $0.00
 307      9 Egremont Road                                   $1,292,198          Electric                  0         $0.00
 310      4 Vinal Street                                    $1,265,256      Electric / HVAC               0         $0.00
 317      Boulevard Apartments                              $1,195,288      Electric / HVAC               0         $0.00
 326      Victoria Square Apartments                        $1,146,657      Electric / HVAC               0         $0.00
 327      Foxfire Apartments                                $1,145,354      Electric / HVAC               0         $0.00
 328      Glen Arbor                                        $1,133,572            None                   47       $396.12
 343      Thomas Apartments                                   $962,962      Electric / HVAC              39       $326.29
 347      The Pine Garden Apartments                          $890,463      Electric / HVAC               0         $0.00
 350      130 Englewood Street                                $813,236          Electric                  0         $0.00
 352      1375 Commonwealth Avenue                            $748,377          Electric                  4       $619.00
 354      Mid Cajon Apartments                                $678,023      Electric / HVAC               0         $0.00
 360      1381 Commonwealth Avenue                            $513,886          Electric                  0         $0.00
 361      Pinegrove Place                                     $498,113      Electric / HVAC               2       $485.00

------------------------------------------------------------------------------------------------------------------------
                                                      1 Bedrooms              2 Bedrooms             3 Bedrooms
                                                 ----------------------  ---------------------   --------------------
 Loan                                                        Wtd. Avg.              Wtd. Avg.              Wtd. Avg.
 No.                 Property Name                # Units   Rent/month     # Units  Rent/month    # Units  Rent/month
------------------------------------------------------------------------------------------------------------------------
 305      Timberline Forest Apartments                 0          $0.00       42       $536.92       24       $650.00
 307      9 Egremont Road                              8        $709.13       18     $1,013.68        0         $0.00
 310      4 Vinal Street                               7        $780.00       23       $933.91        0         $0.00
 317      Boulevard Apartments                        16        $622.67       14       $746.15        0         $0.00
 326      Victoria Square Apartments                  16        $391.88       56       $440.19        0         $0.00
 327      Foxfire Apartments                          24        $371.88       28       $475.18        2       $700.00
 328      Glen Arbor                                  30        $450.53        1       $600.00        0         $0.00
 343      Thomas Apartments                            3        $360.00        0         $0.00        0         $0.00
 347      The Pine Garden Apartments                   0          $0.00       55       $482.06        0         $0.00
 350      130 Englewood Street                         0          $0.00        6       $955.00        6     $1,292.00
 352      1375 Commonwealth Avenue                    21        $736.00        0         $0.00        0         $0.00
 354      Mid Cajon Apartments                         6        $450.00       12       $577.00        4       $675.00
 360      1381 Commonwealth Avenue                     7        $683.00        5       $913.00        0         $0.00
 361      Pinegrove Place                              3        $730.00        9       $855.00        0         $0.00

------------------------------------------------------------------------------
                                                           4 Bedrooms
                                                      -------------------------
 Loan                                                             Wtd. Avg.
 No.                 Property Name                    # Units    Rent/month
-------------------------------------------------------------------------
 305      Timberline Forest Apartments                     0          $0.00
 307      9 Egremont Road                                  0          $0.00
 310      4 Vinal Street                                   0          $0.00
 317      Boulevard Apartments                             0          $0.00
 326      Victoria Square Apartments                       0          $0.00
 327      Foxfire Apartments                               0          $0.00
 328      Glen Arbor                                       0          $0.00
 343      Thomas Apartments                                0          $0.00
 347      The Pine Garden Apartments                       0          $0.00
 350      130 Englewood Street                             0          $0.00
 352      1375 Commonwealth Avenue                         0          $0.00
 354      Mid Cajon Apartments                             0          $0.00
 360      1381 Commonwealth Avenue                         0          $0.00
 361      Pinegrove Place                                  0          $0.00

-------------------------------------------------------------------------------
MORGAN STANLEY                       [LOGO]                 March _____, 1998
Real Estate Debt Capital
Markets
Mortgage/Asset Capital
Markets
-------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                                   TERM SHEET
                          ----------------------------

                          PRICING DATE: MARCH __, 1998
                          ----------------------------

                                 $1,143,850,000
                                  (APPROXIMATE)


                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                   HELLER FINANCIAL CAPITAL FUNDING, INC. AND

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-HF1


                          ----------------------------

MORGAN STANLEY DEAN WITTER                                 MERRILL LYNCH & CO.


THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1

----------------------------------------------------------------------------------------------------------------------
            INITIAL                                                                      EXPECTED
           AGGREGATE                            RATING                                     FINAL           INITIAL
          CERTIFICATE        SUBORDINATION      (DCR/        AVERAGE     PRINCIPAL      DISTRIBUTION      PASS-THROUGH
CLASS      BALANCE OR           LEVEL            S&P)         LIFE       WINDOW(3)(4)     DATE(3)          RATE(5)(9)
            NOTIONAL
           AMOUNT(1)
----------------------------------------------------------------------------------------------------------------------
 A-1     $225,000,000           28.25%         AAA/AAA         5.44        1-106         01/15/07          [6.34]%
----------------------------------------------------------------------------------------------------------------------
 A-2     $697,149,000           28.25          AAA/AAA         9.54       106-118        01/15/08          [6.66]
----------------------------------------------------------------------------------------------------------------------
 X       $1,285,225,613(2)        -            AAA/AAAr        --            --          02/15/18       Variable Rate(7)
----------------------------------------------------------------------------------------------------------------------
 B       $67,474,000            23.00           AA/AA          9.80       118-118        01/15/08          [6.76]
----------------------------------------------------------------------------------------------------------------------
 C       $64,261,000            18.00            A/A           9.80       118-118        01/15/08          [6.86]
----------------------------------------------------------------------------------------------------------------------
 D       $64,261,000            13.00          BBB/BBB         9.87       118-119        02/15/08       Variable Rate(8)
----------------------------------------------------------------------------------------------------------------------
 E       $25,705,000            11.00         BBB-/BBB-        9.88       119-119        02/15/08       Variable Rate(8)
----------------------------------------------------------------------------------------------------------------------
 F(6)    $51,409,000             7.00           NR/BB+        10.24       119-141        12/15/09          [7.00]
----------------------------------------------------------------------------------------------------------------------
 G(6)    $19,279,000             5.50           NR/BB         12.71       141-169        04/15/12          [7.00]
----------------------------------------------------------------------------------------------------------------------
 H(6)    $12,852,000             4.50           NR/BB-        14.44       169-175        10/15/12          [6.34]
----------------------------------------------------------------------------------------------------------------------
 J(6)    $25,704,000             2.50            NR/B         14.67       175-177        12/15/12          [6.34]
----------------------------------------------------------------------------------------------------------------------
 K(6)     $9,640,000             1.75           NR/B-         14.77       177-179        02/15/13          [6.34]
----------------------------------------------------------------------------------------------------------------------
 L(6)    $22,491,613              --            NR/NR         16.71       179-239        02/15/18          [6.34]
----------------------------------------------------------------------------------------------------------------------





Notes:   (1)      In the case of each such Class, subject to a permitted
                  variance of plus or minus 5%.

         (2) The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.

         (3)      Based on Maturity Assumptions described in the Prospectus
                  Supplement.

         (4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions.

         (5) Other than the Class X Certificates and the Class D and E Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest as described in the Prospectus Supplement. The Class X, D and E Certificates will accrue interest at a variable rate as described below.

         (6)      To be offered privately.

         (7 The pass-through rate on the Class X Certificates on each Distribution Date will equal, in general, the excess, if any of (i) the weighted average Net Mortgage Rate over (ii) the weighted average of the pass-through rates applicable to the respective balances of principal balance Certificates.

         (8 The pass-through rate on the Class D Certificates equals the weighted average Net Mortgage Rate minus 0.45%. The pass-through rate on the Class E Certificates equals the weighted average Net Mortgage Rate minus 0.11%.

         (9) The pass-through rates shown are only for indicative purposes. The final pass-through rates will be determined at pricing.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1


I.  ISSUE CHARACTERISTICS

    Issue Type:               The Class A-1, A-2, X, B, C, D, and E
                              Certificates are offered pursuant to the Prospectus Supplement and accompanying
                              Prospectus dated March 9, 1998, and the Class F,
                              G, H, J, K, and L Certificates will be offered privately (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement Memorandum, dated March [ ],
                              1998.

    Securities Offered:       $1,143,850,000 monthly pay, multi-class
                              sequential pay commercial mortgage REMIC
                              Pass-Through Certificates, including four fixed-rate principal and interest Classes
                              (Classes A-1, A-2, B and C), two weighted average coupon principal and interest classes
                              (Classes D and E) and one variable rate interest only class (Class X).

    Collateral:               The collateral consists of a $1,285,225,613 pool
                              of fixed-rate commercial and multifamily
                              Mortgage Loans

    Sellers: Heller Financial Capital Funding, Inc. and Morgan Stanley Mortgage Capital Inc.

    Lead Manager:             Morgan Stanley & Co. Incorporated

    Co-Manager:               Merrill Lynch, Pierce, Fenner & Smith Incorporated

    Master Servicer:          AMRESCO Services, L.P.

    Special Servicer:         Lennar Partners, Inc.

    Trustee/Fiscal Agent:     LaSalle National Bank/ABN AMRO Bank N.V.

    Pricing Date:             March [  ], 1998

    Closing Date:             March [  ], 1998

    Distribution Dates:       The 15th of each month, commencing April 15, 1998

    Minimum Denominations:    $5,000 for Class A Certificates; $50,000 for all
                              other Certificates (other than the Class R
                              Certificates)

    Settlement Terms:         DTC, Euroclear and Cedel, same day funds, with
                              accrued interest

    Legal/Regulatory Status:  The Class A-1, A-2, and X Certificates are
                              expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

    Risk Factors:             THE CERTIFICATES INVOLVE A DEGREE OF RISK AND
                              MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                              "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS"
                              SECTION OF THE PROSPECTUS SUPPLEMENT AND THE
                              "RISK FACTORS" SECTION OF THE PROSPECTUS.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1


II. STRUCTURE CHARACTERISTICS

The Certificates (other than the Class X, D, E and Class R Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class D and E Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificate is a variable rate interest only REMIC Pass-Through Certificate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                  [CHART]

Note:  (1)  See Notes (7) and (8) on Page T-1.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1


Interest Distributions:    Each Class of Certificates (other than the Class R
                           Certificates) will be entitled on each Distribution
                           Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional
                           Amount of such Class, as applicable.

Pass-Through Rates:        Class A-1:   [6.34]%
                           Class A-2:   [6.66]
                           Class B:     [6.76]
                           Class C:     [6.86]
                           Class D:     [WAC Rate minus 0.45%] See Note 8 on
                                        Page T-1
                           Class E:     [WAC Rate minus 0.11%] See Note 8 on
                                        Page T-1
                           Class F:     [7.00]
                           Class G:     [7.00]
                           Class H:     [6.34]
                           Class J:     [6.34]
                           Class K:     [6.34]
                           Class L:     [6.34]
                           Class X:     See Note (7) on page T-1

Principal Distributions:   Principal will be distributed on each Distribution
                           Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class L
                           Certificates are reduced to zero or Appraisal
                           Reductions exceed the aggregate Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium         Prepayment Premiums (to the extent received) will be
Allocation:                allocated among the Class X Certificates and the
                           Principal Balance Certificates (other than Classes F,
                           G, H, J, K, and L) entitled to distributions in respect of principal on any Distribution Date, as described in the Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES - Distributions of
                           Prepayment Premiums."

Credit Enhancement:        Each Class of Certificates (other than Classes A-1,
                           A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:                 The Master Servicer, the Trustee, and the Fiscal
                           Agent (in that order) will each be obligated to make
                           P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and        Realized Losses and Expense Losses, if any, will be
Expense Losses:            allocated to the Class L, Class K, Class J, Class H,
                           Class G, Class F, Class E, Class D, Class C and Class
                           B Certificates, in that order, and then to Classes
                           A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1

Prepayment Interest        For any Distribution Date, any Net Aggregate
Shortfalls:                Prepayment Interest Shortfall for such Distribution
                           Date will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:      An appraisal reduction generally will be created in
                           the amount, if any, by which the Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds
                           90% of the appraised value of the related Mortgaged
                           Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificates outstanding.

                           An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.

Operating Adviser:         The Operating Adviser, which may be appointed by the
                           Controlling Class, will have the right to receive notification concerning certain actions of the Special Servicer with respect to Specially Serviced
                           Mortgage Loans and to replace the Special Servicer subject to, among other things, Rating Agency approval of the replacement Special Servicer.

Controlling Class:         The Controlling Class will generally be the most
                           subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates.

   Special Servicer:       In general, the Special Servicer has the right to
                           modify the terms of a Specially Serviced Mortgage
                           Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated
                           Distribution Date, extend the maturity date of a Mortgage Loan which has a below market rate (except in limited circumstances), reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Stated Principal Balance of such Mortgage Loan.

   Optional Termination:   The Depositor, then the Master Servicer, then the
                           Special Servicer, the Controlling Class and then the holder of a majority of the R-1 Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate
                           Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                           Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed
                           Advances.

  Reports to               The Trustee will prepare and deliver monthly
  Certificateholders:      Certificateholder Reports. The Special Servicer will
                           prepare and deliver to the Trustee a monthly Special
                           Servicer Report summarizing the status of each Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A Report containing information regarding the Mortgage Loans will be available electronically.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1


III. SELLERS  Heller Financial Capital Funding, Inc.

              The Mortgage Pool includes 306 Mortgage Loans, representing approximately 84.3% of the Initial Pool Balance to be sold by Heller Financial Capital Funding, Inc. ("Heller") to the Depositor. Heller is a wholly owned subsidiary of Heller Financial, Inc. which was organized to acquire and sell loans secured by mortgages on commercial and multi-family real estate. All of the Mortgage Loans to be sold by Heller to the Depositor for the Mortgage Pool were originated by Heller Financial, Inc. or an affiliate thereof. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, Heller Finanical has securitized over $1 billion of the commercial mortgage loans which it has originated.

              Morgan Stanley Mortgage Capital Inc.

              The Mortgage Pool includes 47 Mortgage Loans, representing approximately 15.7% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1


IV. COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $1,285,225,613 pool of 353 fixed-rate, first lien, mortgage loans secured by liens on commercial and multifamily properties located throughout 36 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average Mortgage Rate of 7.68% and a weighted average remaining term to maturity of 122 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.





                               PROPERTY SUMMARY

                                                                                                    WEIGHTED
                                                                                      WEIGHTED       AVERAGE
                                                         INITIAL POOL   WEIGHTED       AVERAGE        DEBT         WEIGHTED
                                        AGGREGATE         BALANCE AS    AVERAGE    REMAINING TERM     SERVICE      AVERAGE
                          NUMBER OF   BALANCE AS OF       OF CUT-OFF    MORTGAGE      TO STATED      COVERAGE       LOAN TO
 PROPERTY TYPE             LOANS       CUT-OFF DATE         DATE (%)     RATE (%)   MATURITY (MOS)    RATIO         VALUE (%)
 -------------            ---------   -------------      ------------   ---------  ---------------   --------     -----------
Multifamily                   95      $396,677,604          30.86%        7.29%       121 mos           1.36x       73.9%

Retail                        58       272,804,954          21.23         7.80            131           1.37        73.4

Self Storage                  86       201,007,421          15.64         8.05            120           1.66        67.9

Manufactured  Housing         56       145,905,469          11.35         7.88            117           1.48        69.5
   Community

Office                        26       123,295,124           9.59         7.76            116           1.37        70.6

Hospitality                   10        71,696,771           5.58         7.61            132           1.53        69.8

Industrial                    18        59,875,089           4.66         7.92            118           1.38        70.5

Congregate Care                4        13,963,181           1.09         7.77            116           1.50        74.6

TOTAL OR WEIGHTED AVERAGE    353     1,285,225,613         100.00         7.68            122           1.43        71.6

                         $1,143,850,000 (APPROXIMATE)
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-HF1

                           GEOGRAPHIC DISTRIBUTION

                              [MAP OF U.S.]

PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                          Morgan Stanley Capital I Inc.
                                    Depositor

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                  (cover continued on next page)

                              --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

      Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                             ----------------------

                              MORGAN STANLEY & CO.
                                   INCOPORATED

March 9, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUPPLEMENT......................................................  2
AVAILABLE INFORMATION......................................................  3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................  4
SUMMARY OF PROSPECTUS......................................................  5
RISK FACTORS...............................................................  13
DESCRIPTION OF THE TRUST FUNDS.............................................  20
USE OF PROCEEDS............................................................  26
YIELD CONSIDERATIONS.......................................................  26
THE DEPOSITOR..............................................................  30
DESCRIPTION OF THE CERTIFICATES............................................  30
DESCRIPTION OF THE AGREEMENTS..............................................  38
DESCRIPTION OF CREDIT SUPPORT..............................................  54
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES.................  57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  73
STATE TAX CONSIDERATIONS...................................................  98
ERISA CONSIDERATIONS.......................................................  99
LEGAL INVESTMENT........................................................... 101
PLAN OF DISTRIBUTION....................................................... 103
LEGAL MATTERS.............................................................. 103
FINANCIAL INFORMATION...................................................... 104
RATING..................................................................... 104
INDEX OF PRINCIPAL DEFINITIONS............................................. 105

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...............   Mortgage Pass-Through Certificates,
                                       issuable in series (the "Certificates").

Depositor...........................   Morgan Stanley Capital I Inc., a
                                       wholly-owned subsidiary of Morgan Stanley
                                       Group Inc. See "The Depositor."

Master Servicer.....................   The master servicer (the "Master
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named in the
                                       related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Collection and Other
                                       Servicing Procedures."

Special Servicer....................   The special servicer (the "Special
                                       Servicer"), if any, for each series of
                                       Certificates, which may be an affiliate
                                       of the Depositor, will be named, or the
                                       circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                                       Supplement. See "Description of the
                                       Agreements--Special Servicers."

Trustee.............................   The trustee (the "Trustee") for each
                                       series of Certificates will be named in
                                       the related Prospectus Supplement. See
                                       "Description of the Agreements--The
                                       Trustee."

The Trust Assets....................   Each series of Certificates will
                                       represent in the aggregate the entire
                                       beneficial ownership interest in a Trust
                                       Fund consisting primarily of:

(a) Mortgage Assets.................   The Mortgage Assets with respect to each
                                       series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the
                                       "Mortgage Loans") and mortgage
                                       participations, mortgage pass-through
                                       certificates or other mortgage-backed
                                       securities evidencing interests in or
                                       secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage
                                       Loans and MBS. The Mortgage Loans will
                                       not be guaranteed or insured by the
                                       Depositor or any of its affiliates or,
                                       unless otherwise provided in the
                                       Prospectus Supplement, by any
                                       governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                                       "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties").

                                       The term "Mortgaged Properties" shall
                                       refer to Multifamily Properties or
                                       Commercial Properties, or both.

                                       To the extent described in the related
                                       Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                                       The Mortgaged Properties may be located
                                       in any one of the fifty states, the
                                       District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                       Each Mortgage Loan may provide for no
                                       accrual of interest or for accrual of
                                       interest thereon at an interest rate (a
                                       "Mortgage Rate") that is fixed over its
                                       term or that adjusts from time to time,
                                       or that may be converted from an
                                       adjustable to a fixed Mortgage Rate, or
                                       from a fixed to an adjustable Mortgage
                                       Rate, from time to time at the
                                       mortgagor's election, in each case as
                                       described in the related Prospectus
                                       Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(b) Government Securities...........   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include,
                                       in addition to Mortgage Assets, certain
                                       direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively,
                                       "Government Securities").

(c) Collection Accounts.............   Each Trust Fund will include one or more
                                       accounts established and maintained on
                                       behalf of the Certificateholders into
                                       which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                                       Assets and other assets in the Trust
                                       Fund. Such an account may be maintained
                                       as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                       "Description of the
                                       Agreements--Certificate Account and Other
                                       Collection Accounts."

(d) Credit Support..................   If so provided in the related Prospectus
                                       Supplement, partial or full protection
                                       against certain defaults and losses on
                                       the Mortgage Assets in the related Trust
                                       Fund may be provided to one or more
                                       classes of Certificates of the related
                                       series in the form of subordination of
                                       one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered
                                       Certificates, or by one or more other
                                       types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit
                                       Support"). The amount and types of
                                       coverage, the identification of the
                                       entity providing the coverage (if
                                       applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes
                                       MBS will describe any similar forms of
                                       credit support that are provided by or
                                       with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See
                                       "Risk Factors--Credit Support
                                       Limitations" and "Description of Credit
                                       Support."

(e) Cash Flow Agreements............   If so provided in the related Prospectus
                                       Supplement, the Trust Fund may include
                                       guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates.
                                       (Currency exchange agreements might be
                                       included in the Trust Fund if some or all of the

                                       Mortgage Assets (such as Mortgage Loans
                                       secured by Mortgaged Properties located
                                       outside the United States) were
                                       denominated in a non-United States
                                       currency.) The principal terms of any
                                       such guaranteed investment contract or
                                       other agreement (any such agreement, a
                                       "Cash Flow Agreement"), including,
                                       without limitation, provisions relating
                                       to the timing, manner and amount of
                                       payments thereunder and provisions
                                       relating to the termination thereof,
                                       will be described in the Prospectus
                                       Supplement for the related series. In
                                       addition, the related Prospectus
                                       Supplement will provide certain
                                       information with respect to the obligor
                                       under any such Cash Flow Agreement. The
                                       Prospectus Supplement for any series of
                                       Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements."
                                       Description of Certificates.

Distributions on Certificates.......   Each series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage
                                       Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements."
                                       Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped
                                       Interest Certificates, as defined below) will have a stated principal amount (a
                                       "Certificate Balance") and (other than
                                       certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through
                                       Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through
                                       Rate, the method for determining the
                                       Pass-Through Rate.

                                       Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (col-lectively, "Subordinate
                                       Certificates") to one or more other
                                       classes of Certificates in respect of
                                       certain distributions on the
                                       Certificates; (iii) be entitled to
                                       principal distributions, with
                                       disproportionately low, nominal or no
                                       interest distributions (collectively,
                                       "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                       (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                       Principal Certificate component and a
                                       Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to
                                       Certificates with two or more
                                       components, references herein to
                                       Certificate Balance, notional amount and
                                       Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                       The Certificates will not be guaranteed
                                       or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(a) Interest........................   Interest on each class of Offered
                                       Certificates (other than Stripped
                                       Principal Certificates and certain
                                       classes of Stripped Interest
                                       Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest
                                       Certificates may be made on each
                                       Distribution Date on the basis of a
                                       notional amount as described in the
                                       related Prospectus Supplement.
                                       Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk
                                       Factors--Average Life of Certificates;
                                       Prepayments; Yields," "Yield
                                       Considerations" and "Description of the
                                       Certificates--Distributions of Interest
                                       on the Certificates."

(b) Principal.......................   The Certificates of each series initially
                                       will have an aggregate Certificate
                                       Balance no greater than the outstanding
                                       principal balance of the Assets as of,
                                       unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                                       "Cut-off Date"), after application of
                                       scheduled payments due on or before such date, whether or not received. The
                                       Certificate Balance of a Certificate
                                       outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                                       Fund. Unless otherwise provided in the
                                       related Prospectus Supplement,
                                       distributions of principal will be made
                                       on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero.
                                       Unless otherwise specified in the related
                                       Prospectus Supplement, distributions of
                                       principal of any class of Certificates
                                       will be made on
                                       a pro rata basis among all of the
                                       Certificates of such class or by random
                                       selection, as described in the related
                                       Prospectus Supplement or otherwise
                                       established by the related Trustee.
                                       Stripped Interest Certificates with no
                                       Certificate Balance will not receive
                                       distributions in respect of principal.
                                       See "Description of the
                                       Certificates--Distributions of Principal of the Certificates."

Advances............................   Unless otherwise provided in the related
                                       Prospectus Supplement, the Master
                                       Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund.
                                       Neither the Depositor nor any of its
                                       affiliates will have any responsibility
                                       to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus
                                       Supplement for any series, the Master
                                       Servicer will be entitled to receive
                                       interest on its outstanding advances,
                                       payable from amounts in the related Trust
                                       Fund. The Prospectus Supplement for any
                                       series of Certificates evidencing an
                                       interest in a Trust Fund that includes
                                       MBS will describe any corresponding
                                       advancing obligation of any person in
                                       connection with such MBS. See
                                       "Description of the
                                       Certificates--Advances in Respect of
                                       Delinquencies."

Termination.........................   If so specified in the related Prospectus
                                       Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related
                                       Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus
                                       Supplement, the party specified therein
                                       will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related
                                       Prospectus Supplement, certain classes of
                                       Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates........   If so provided in the related Prospectus
                                       Supplement, one or more classes of the
                                       Offered Certificates will initially be
                                       represented by one or more Certificates
                                       registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry
                                       Registration" and "Description of the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates."

Tax Status of the Certificates......   The Certificates of each series will
                                       constitute either (i) "regular interests"
                                       ("REMIC Regular Certificates") and
                                       "residual interests" ("REMIC Residual
                                       Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor
                                       Trust Certificates") in a Trust Fund
                                       treated as a grantor trust under
                                       applicable provisions of the Code.


(a) REMIC...........................   REMIC Regular Certificates generally will
                                       be treated as debt obligations of the
                                       applicable REMIC for federal income tax
                                       purposes. Certain REMIC Regular
                                       Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
                                       Consequences" in the Prospectus
                                       Supplement.

                                       A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual
                                       Certificates, (ii) may be treated as
                                       unrelated business taxable income for
                                       holders of REMIC Residual Certificates
                                       that are subject to tax on unrelated
                                       business taxable income (as defined in
                                       Section 511 of the Code), and (iii) may
                                       be subject to foreign withholding rules.
                                       See "Certain Federal Income Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                       The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and
                                       (ii) "real estate assets" within the
                                       meaning of section 856(c)(4)(A) of the
                                       Code, in each case to the extent
                                       described herein and in the Prospectus.
                                       See "Certain Federal Income Tax
                                       Consequences" herein and in the
                                       Prospectus.

(b) Grantor Trust...................   If no election is made to treat the Trust
                                       Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                       Investors are advised to consult their
                                       tax advisors and to review "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the related Prospectus Supplement.

ERISA Considerations................   A fiduciary of an employee benefit plan
                                       or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section
                                       4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered
                                       Certificates could give rise to a
                                       transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                                       Considerations" herein and in the related

                                       Prospectus Supplement. To the extent
                                       specified in the related Prospectus
                                       Supplement, certain classes of
                                       Certificates may not be transferred
                                       unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment....................   The related Prospectus Supplement will
                                       specify whether any class or classes of
                                       the Offered Certificates will constitute
                                       "mortgage related securities" for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement Act of 1984, as amended.
                                       Investors whose investment authority is
                                       subject to legal restrictions should
                                       consult their own legal advisors to
                                       determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                                       Investment" herein and in the related
                                       Prospectus Supplement.

Rating..............................   At the date of issuance, as to each
                                       series, each class of Offered
                                       Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See
                                       "Rating" herein and in the related
                                       Prospectus Supplement.

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such


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

property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

Obligor Default

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or

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

proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

      Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

        The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the


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

Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if he Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the

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

Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

Certain Federal Income Tax Considerations Regarding REMIC Residual Certificates

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


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

                         DESCRIPTION OF THE TRUST FUNDS

Assets

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

General

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of


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


trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month


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
period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before


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


the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

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


      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an

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

investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions


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

are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

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

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the

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related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

            (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

            (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

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Distributions of Interest on the Certificates

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial

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

aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's)

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

funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

      (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

      (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

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


      (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

      (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

      (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

      (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

      (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

      (xv) the aggregate amount of principal prepayments made during the related Due Period;

      (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

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

      (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

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

Book-Entry Registration and Definitive Certificates

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate

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

Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

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

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

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

Representations and Warranties; Repurchases

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties,

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


as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

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

      (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (vi) any amounts representing Prepayment Premiums;

      (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

      (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

      (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

      (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to the Certificateholders on each Distribution Date;

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

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause
      (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

      (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;


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

      (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
      Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

      (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

      (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

      (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

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

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged

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

Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and

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

      further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the

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

Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements,


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


business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any

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


transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

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

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.


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Events of Default

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make

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any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a


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Trust Fund and the owner of record with respect to any Mortgaged
Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such

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

Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to the Whole Loans

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


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

Insurance Policies and Surety Bonds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


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           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured



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by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

 General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power


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of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

 Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record

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


in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of

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junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 REO Properties

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

 Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to


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redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Anti-Deficiency Legislation

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease

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with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages


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or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements

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of the Mortgagors may provide that the commencement of a case under the
Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard

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insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of


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existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal


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statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of


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the Certificates of a Series or as of another specified date, no related
Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

Due-on-Sale and Due-on-Encumbrance

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior


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equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to



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mortgagors who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a. Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to



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original issue discount or certain other income items for which the
Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust


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Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

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      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


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

b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.


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



      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus

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

Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules

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may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and


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certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited

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

Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC

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or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity.

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REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

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      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.


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      Although unclear at present, the Depositor intends to treat interest on a
REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular

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Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

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     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

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      The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss


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sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i)

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the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.


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      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC


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Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily


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accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that


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is a "noneconomic residual interest" may be subject to different rules. See
"--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      The Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the


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REMIC will not be subject to any Prohibited Transaction Tax, provided that the
REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions


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on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions
on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless


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no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


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                              ERISA CONSIDERATIONS

General

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

  General

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.


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  Availability of Underwriter's Exemption for Certificates

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

  General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also


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consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the


                                      101
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term "numerous obligors," no representation is made as to whether any class of
Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series or classes of Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                      102
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                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.


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

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                         INDEX OF PRINCIPAL DEFINITIONS

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Accrual Certificates....................................................... 31
ADA........................................................................ 71
Applicable Amount.......................................................... 93
ARM Loans.............................................................. 23, 78
Asset Conservation Act..................................................... 67
Asset Seller............................................................... 20
Assets.................................................................. 1, 20
Balloon Mortgage Loans..................................................... 16
Bankruptcy Code............................................................ 63
Book-Entry Certificates.................................................... 30
Cash Flow Agreement........................................................ 26
Cash Flow Agreements........................................................ 1
Cede.................................................................... 3, 36
CERCLA................................................................. 18, 68
Certificate Account........................................................ 41
Certificate Owners......................................................... 37
Certificateholders.......................................................... 3
Closing Date............................................................... 83
Commercial Loans........................................................... 20
Commercial Properties...................................................... 20
Commission.................................................................  3
Contributions Tax.......................................................... 95
Cooperatives............................................................... 20
Covered Trust.......................................................... 17, 54
CPR........................................................................ 28
Credit Support.......................................................... 1, 25
Crime Control Act.......................................................... 72
Deferred Interest.......................................................... 80
Definitive Certificates................................................ 30, 37
Depositor.................................................................. 20
Determination Date......................................................... 30
DTC..................................................................... 3, 37
Due Period................................................................. 31
Environmental Hazard Condition............................................. 68
Equity Participations...................................................... 24
ERISA...................................................................... 99
ERISA Plans................................................................ 99
Exchange Act................................................................ 3
Exemption................................................................. 100
FDIC....................................................................... 41
FHLMC...................................................................... 50
FNMA....................................................................... 68
Government Securities................................................... 1, 20
Indirect Participants...................................................... 37
Insurance Proceeds......................................................... 42
IRS........................................................................ 75
Labor...................................................................... 99


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

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

L/C Bank................................................................... 55
Lease....................................................................... 3
Lease Assignment............................................................ 1
Legislative History........................................................ 83
Lessee...................................................................... 3
Liquidation Proceeds....................................................... 42
Lock-out Date.............................................................. 24
Lock-out Period............................................................ 24
Mark-to-Market Regulations................................................. 93
Master REMIC............................................................... 82
MBS..................................................................... 1, 20
MBS Agreement.............................................................. 24
MBS Issuer................................................................. 24
MBS Servicer............................................................... 24
MBS Trustee................................................................ 24
Morgan Stanley............................................................ 103
Mortgage Loans.......................................................... 1, 20
Mortgage Notes............................................................. 20
Mortgage Rate.............................................................. 24
Mortgages.................................................................. 21
Multifamily Loans.......................................................... 20
Multifamily Properties..................................................... 20
NCUA...................................................................... 102
Nonrecoverable Advance..................................................... 34
Offered Certificates........................................................ 1
OID........................................................................ 75
OID Regulations............................................................ 75
Originator................................................................. 20
Participants............................................................... 37
Pass-Through Rate.......................................................... 32
Payment Lag Certificates................................................... 89
Permitted Investments...................................................... 41
Plans...................................................................... 99
Prepayment Assumption...................................................... 79
Prepayment Premium......................................................... 24
Prohibited Transactions Tax................................................ 95
RCRA....................................................................... 68
Record Date................................................................ 30
Related Proceeds........................................................... 34
Relief Act................................................................. 71
REMIC Certificates......................................................... 82
REMIC Regular Certificateholders........................................... 83
REMIC Regular Certificates................................................. 82
REMIC Regulations.......................................................... 73
REMIC Residual Certificateholder........................................... 90
REMIC Residual Certificates................................................ 82
REO Extension.............................................................. 61
REO Tax.................................................................... 61
Restricted Group.......................................................... 100
RICO....................................................................... 72

                                                              Page(s) on which
                                                               term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Senior Certificates........................................................ 30
Servicing Standard......................................................... 44
SMMEA..................................................................... 101
SMMEA Certificates........................................................ 101
Special Servicer........................................................... 45
Stripped ARM Obligations................................................... 79
Stripped Bond Certificates................................................. 77
Stripped Coupon Certificates............................................... 77
Stripped Interest Certificates............................................. 30
Stripped Principal Certificates............................................ 30
Subordinate Certificates................................................... 30
Sub-Servicer............................................................... 45
Sub-Servicing Agreement.................................................... 45
Subsidiary REMIC........................................................... 82
Super-Premium Certificates................................................. 84
Title V.................................................................... 70
Trust Assets................................................................ 2
Trust Fund.................................................................. 1
UCC........................................................................ 37
Voting Rights.............................................................. 19
Warrantying Party.......................................................... 40


                                      107